PHOTOCOPY

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                 CREDIT, SECURITY, GUARANTY AND PLEDGE AGREEMENT





                          DATED AS OF DECEMBER 18, 1998



                                      AMONG



                       SPYGLASS ENTERTAINMENT GROUP, L.P.

                                   AS BORROWER


                                       AND


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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                        THE GUARANTORS REFERRED TO HEREIN


                                       AND




                         THE LENDERS REFERRED TO HEREIN


                                       AND





                            THE CHASE MANHATTAN BANK,

                                    AS AGENT



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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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                                TABLE OF CONTENTS

INTRODUCTORY STATEMENT.......................................................9

1.   DEFINITIONS............................................................10

2.   THE LOANS..............................................................35
   SECTION 2.1.  LOANS......................................................35
   SECTION 2.2.  NOTES; REPAYMENT...........................................37
   SECTION 2.3.  LETTERS OF CREDIT..........................................37
   SECTION 2.4.  INTEREST...................................................42
   SECTION 2.5.  COMMITMENT FEE AND OTHER FEES..............................43
   SECTION 2.6.  TERMINATION AND/OR REDUCTION OF THE COMMITMENTS............43
   SECTION 2.7.  PREPAYMENTS................................................44
   SECTION 2.8.  DEFAULT INTEREST; ALTERNATE RATE OF INTEREST...............45
   SECTION 2.9.  CONTINUATION AND CONVERSION OF LOANS.......................46
   SECTION 2.10. REIMBURSEMENT OF LENDERS...................................47
   SECTION 2.11. CHANGE IN CIRCUMSTANCES....................................48
   SECTION 2.12. CHANGE IN LEGALITY.........................................50
   SECTION 2.13. UNITED STATES WITHHOLDING..................................50
   SECTION 2.14. INTEREST ADJUSTMENTS.......................................52
   SECTION 2.15. MANNER OF PAYMENT..........................................53
   SECTION 2.16. PROVISIONS RELATING TO THE BORROWING BASE..................53
   SECTION 2.17. SUPPLEMENTAL PAYMENTS......................................54

3.   REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES.......................55
   SECTION 3.1.  EXISTENCE AND POWER........................................55
   SECTION 3.2.  AUTHORITY AND NO VIOLATION.................................56
   SECTION 3.3.  GOVERNMENTAL APPROVAL......................................56
   SECTION 3.4.  BINDING AGREEMENTS.........................................57
   SECTION 3.5.  NO MATERIAL ADVERSE CHARGE.................................57
   SECTION 3.6.  CREDIT PARTIES.............................................58
   SECTION 3.7.  COPYRIGHTS, TRADEMARKS AND OTHER RIGHTS....................58
   SECTION 3.8.  FICTITIOUS NAMES...........................................59
   SECTION 3.9.  TITLE TO PROPERTIES........................................59
   SECTION 3.10. PLACES OF BUSINESS.........................................59
   SECTION 3.11. LITIGATION.................................................59
   SECTION 3.12. FEDERAL RESERVE REGULATIONS................................59
   SECTION 3.13. INVESTMENT COMPANY ACT.....................................59
   SECTION 3.14. TAXES......................................................60
   SECTION 3.15. COMPLIANCE WITH ERISA......................................60
   SECTION 3.16. AGREEMENTS.................................................60
   SECTION 3.17. SECURITY INTEREST; LIFE INSURANCE..........................61
   SECTION 3.18. DISCLOSURE.................................................62
   SECTION 3.19. DISTRIBUTION RIGHTS........................................62
   SECTION 3.20. ENVIRONMENTAL LIABILITIES..................................62


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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   SECTION 3.21. PLEDGED SECURITIES.........................................63
   SECTION 3.22. COMPLIANCE WITH LAWS.......................................65
   SECTION 3.23. PROJECTED FINANCIAL INFORMATION............................65
   SECTION 3.24. REAL PROPERTIES............................................65
   SECTION 3.25. BANK ACCOUNTS..............................................65
   SECTION 3.26. YEAR 2000..................................................65

4.   CONDITIONS OF LENDING..................................................65
   SECTION 4.1.  CONDITIONS PRECEDENT TO INITIAL LOAN OR LETTER OF CREDIT...65
   SECTION 4.2.  CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT.....71

5.   AFFIRMATIVE COVENANTS..................................................71
   SECTION 5.1.  FINANCIAL STATEMENTS AND REPORTS...........................71
   SECTION 5.2.  EXISTENCE..................................................73
   SECTION 5.3.  MAINTENANCE OF PROPERTIES..................................73
   SECTION 5.4.  NOTICE OF MATERIAL EVENTS..................................74
   SECTION 5.5.  INSURANCE..................................................75
   SECTION 5.6.  PRODUCTION.................................................76
   SECTION 5.7.  MUSIC......................................................76
   SECTION 5.8.  COPYRIGHT..................................................76
   SECTION 5.9.  BOOKS AND RECORDS..........................................77
   SECTION 5.10. THIRD PARTY AUDIT RIGHTS...................................77
   SECTION 5.11. OBSERVANCE OF AGREEMENTS...................................78
   SECTION 5.12. LABORATORIES; NO REMOVAL...................................78
   SECTION 5.13. TAXES AND CHARGES; OBLIGATIONS IN ORDINARY COURSE
                   OF BUSINESS..............................................79
   SECTION 5.14. LIENS......................................................79
   SECTION 5.15. FURTHER ASSURANCES; SECURITY INTERESTS.....................79
   SECTION 5.16. ERISA COMPLIANCE AND REPORTS...............................80
   SECTION 5.17. ENVIRONMENTAL LAWS.........................................80
   SECTION 5.18. USE OF PROCEEDS............................................81
   SECTION 5.19. UNCOMPLETED PICTURES.......................................82
   SECTION 5.20. SECURITY AGREEMENTS WITH THE GUILDS........................83
   SECTION 5.21. NEGATIVE COST STATEMENTS...................................83
   SECTION 5.22. SUBSIDIARIES...............................................83
   SECTION 5.23. DISTRIBUTION AGREEMENTS, ACCEPTABLE L/CS. ETC..............84

6.   NEGATIVE COVENANTS.....................................................84
   SECTION 6.1.  LIMITATIONS ON INDEBTEDNESS................................84
   SECTION 6.2.  LIMITATIONS ON LIENS.......................................85
   SECTION 6.3.  LIMITATION ON GUARANTIES...................................87
   SECTION 6.4.  LIMITATIONS ON-INVESTMENTS.................................88
   SECTION 6.5.  RESTRICTED PAYMENTS........................................88
   SECTION 6.6.  LIMITATION ON LEASES.......................................89
   SECTION 6.7.  MERGER, SALE OR PURCHASE OF ASSETS, ETC....................89
   SECTION 6.8.  RECEIVABLES................................................91
   SECTION 6.9.  SALE AND LEASEBACK.........................................91
   SECTION 6.10. PLACES OF BUSINESS; CHANCE OF NAME.........................91


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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   SECTION 6.11. LIMITATIONS ON CAPITAL EXPENDITURES........................91
   SECTION 6.12. TRANSACTIONS WITH AFFILIATES...............................91
   SECTION 6.13. BUSINESS ACTIVITIES........................................91
   SECTION 6.14. LIMITATION ON PRODUCTION EXPOSURE..........................91
   SECTION 6.15. OVERHEAD EXPENSE...........................................91
   SECTION 6.16. DEVELOPMENT COSTS..........................................91
   SECTION 6.17. LIQUIDITY..................................................92
   SECTION 6.18. CONSOLIDATED CAPITAL BASE..................................92
   SECTION 6.19. PRINCIPAL PHOTOGRAPHY......................................92
   SECTION 6.20. JOINT VENTURE OR CO-FINANCING ARRANGEMENTS.................92
   SECTION 6.21. OWNERSHIP OF FILM ASSETS AND PICTURES......................92
   SECTION 6.22. CHANGES TO MATERIAL AGREEMENTS.............................92
   SECTION 6.23. DISTRIBUTION ARRANGEMENTS..................................93
   SECTION 6.24. BANK ACCOUNTS..............................................93
   SECTION 6.25. ERISA COMPLIANCE...........................................93
   SECTION 6.26. HAZARDOUS MATERIALS........................................94
   SECTION 6.27. USE OF PROCEEDS OF LOANS AND REQUESTS FOR
                    LETTERS OF CREDIT.......................................94
   SECTION 6.28. INTEREST RATE PROTECTION AGREEMENTS. ETC...................94

7.   EVENTS OF DEFAULT......................................................94

8.   GRANT OF SECURITY INTEREST; REMEDIES...................................98
   SECTION 8.1.  SECURITY INTERESTS.........................................98
   SECTION 8.2.  USE OF COLLATERAL..........................................98
   SECTION 8.3.  COLLECTION ACCOUNTS........................................98
   SECTION 8.4.  CREDIT PARTIES TO HOLD IN TRUST............................98
   SECTION 8.5.  COLLECTIONS, ETC...........................................99
   SECTION 8.6.  POSSESSION, SALE OF COLLATERAL. ETC........................99
   SECTION 8.7.  APPLICATION OF PROCEEDS ON DEFAULT.........................100
   SECTION 8.8.  POWER OF ATTORNEY..........................................101
   SECTION 8.9.  FINANCING STATEMENTS, DIRECT PAYMENTS......................101
   SECTION 8.10. FURTHER ASSURANCES.........................................102
   SECTION 8.11. TERMINATION AND RELEASE....................................102
   SECTION 8.12. REMEDIES NOT EXCLUSIVE.....................................102
   SECTION 8.13. QUIET ENJOYMENT............................................102
   SECTION 8.14. CONTINUATION AND REINSTATEMENT.............................103

9.   Guaranty...............................................................103
   SECTION 9.1.  Guaranty...................................................103
   SECTION 9.2.  No Impairment of Guaranty, etc.............................105
   SECTION 9.3.  Continuation and Reinstatement. etc........................105
   SECTION 9.4.  Limitation on Guaranteed Amount etc........................107

10.  PLEDGE.................................................................107
   SECTION 10.1. Pledge.....................................................107
   SECTION 10.2. Covenant...................................................107
   SECTION 10.3. Registration in Nominee Name: Denominations................107


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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   SECTION 10.4. Voting Rights;  DIVIDENDS; ETC.............................107
   SECTION 10.5. REMEDIES UPON DEFAULT......................................108
   SECTION 10.6. APPLICATION OF PROCEEDS OF SALE AND CASH...................109
   SECTION 10.7. SECURITIES ACT, ETC........................................110
   SECTION 10.8. CONTINUATION AND REINSTATEMENT.............................110
   SECTION 10.9. TERMINATION................................................110

11.  CASH COLLATERAL........................................................111
   SECTION 11.1. CASH COLLATERAL ACCOUNTS...................................111
   SECTION 11.2. INVESTMENT OF FUNDS........................................111
   SECTION 11.3. GRANT OF SECURITY INTEREST.................................111
   SECTION 11.4. REMEDIES...................................................112

12.  THE AGENT AND THE ISSUING BANK.........................................112
   SECTION 12.1.  ADMINISTRATION BY THE AGENT...............................112
   SECTION 12.2.  ADVANCES AND PAYMENTS.....................................113
   SECTION 12.3.  SHARING OF SETOFFS AND CASH COLLATERAL....................115
   SECTION 12.4.  NOTICE TO THE LENDERS.....................................115
   SECTION 12.5.  LIABILITY OF THE AGENT AND ISSUING BANK...................115
   SECTION 12.6.  REIMBURSEMENT AND INDEMNIFICATION.........................116
   SECTION 12.7.  RIGHTS OF AGENT...........................................117
   SECTION 12.8.  INDEPENDENT INVESTIGATION BY LENDERS......................117
   SECTION 12.9.  AGREEMENT OF REQUIRED LENDERS.............................117
   SECTION 12.10. NOTICE OF TRANSFER........................................117
   SECTION 12.11. SUCCESSOR AGENT...........................................117

13.  MISCELLANEOUS..........................................................118
   SECTION 13.1.  NOTICES...................................................118
   SECTION 13.2.  SURVIVAL OF AGREEMENT, REPRESENTATIONS AND
                    WARRANTIES, ETC.........................................118
   SECTION 13.3.  SUCCESSORS AND ASSIGNS; SYNDICATIONS;
                    LOAN SALES; PARTICIPATIONS..............................119
   SECTION 13.4.  EXPENSES; DOCUMENTARY TAXES...............................122
   SECTION 13.5.  INDEMNITY.................................................122
   SECTION 13.6.  CHOICE OF LAW.............................................123
   SECTION 13.7.  WAIVER OF JURY TRIAL......................................124
   SECTION 13.8.  WAIVER WITH RESPECT TO DAMAGES............................124
   SECTION 13.9.  NO WAIVER.................................................125
   SECTION 13.10. EXTENSION OF PAYMENT DATE.................................125
   SECTION 13.11. AMENDMENTS. ETC...........................................125
   SECTION 13.12. SEVERABILITY..............................................126
   SECTION 13.13. SERVICE OF PROCESS........................................126
   SECTION 13.14. HEADINGS..................................................127
   SECTION 13.15. EXECUTION IN COUNTERPARTS.................................127
   SECTION 13.16. SUBORDINATION OF INTERCOMPANY INDEBTEDNESS,
                    RECEIVABLES AND ADVANCES................................127
   SECTION 13.17. CONFIDENTIALITY...........................................127
   SECTION 13.18. ENTIRE AGREEMENT..........................................127


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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                                    SCHEDULES


1               Schedule of Commitments
2               Approved Account Debtors
3               Approved PFD Parties
4               Guarantors
3.1 (a)         List of jurisdictions where the Borrower is qualified
3.1 (b)         List of jurisdictions where the General Partner is qualified
3.1 (c)         List of jurisdictions where the Credit Parties (other than the
                Borrower) are qualified
3.6             Credit Parties
3.7(a)          Pictures and Film Assets
3.7(b)          Trademarks
3 8             Fictitious Names
10              Chief Executive Office, Location of Collateral and Records
16              Agreements
1 17            Filing Offices for UCC-1 Financing Statements
3.21            Pledged Securities
3 24            Re, Properties
3.25            Existing Bank, Accounts
6.2             Existing Liens


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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                                    EXHIBITS

A               Form of Note
B               [Intentionally Omitted]
C-1             Form of Copyright Security Agreement
C-2             Form of Copyright Security Agreement Supplement
D               Form of Laboratory Access Letter
E-1             Form of Pledgeholder Agreement (Uncompleted Picture)
E-2             Form of Pledgeholder Agreement (Completed Picture)
F               [Intentionally Omitted]
G               Form of Trademark Security Agreement
H               Form of Partner Security Agreement
I               Form of Contribution Agreement
J               Form of Borrowing Certificate
K               Form of Borrowing Base Certificate
L               Form of Assignment and Acceptance
M               Form of Notice of Assignment and Irrevocable Instructions
N               Form of Instrument of Assumption and Joinder
0               Form of Confidentiality Letter



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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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                                    CREDIT, SECURITY, GUARANTY AND PLEDGE
                                    AGREEMENT, dated as of December 18, 1998 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), among (i) SPYGLASS ENTERTAINMENT GROUP, L.P. a Delaware limited partnership (the "Borrower"); (ii) the Guarantors referred to herein; (iii) the Lenders referred to herein; and (iv) THE CHASE MANHATTAN BANK, a New York banking corporation, as agent for the Lenders.


                             INTRODUCTORY STATEMENT

        All terms not otherwise defined above or in this Introductory Statement are as defined in Article 1 hereof or as defined elsewhere herein.

        The Borrower has requested that the Lenders make available a credit facility in the amount of $200,000,000 which shall consist of a $200,000,000 production subfacility (the "Production Subfacility") and a $10,000,000 working capital subfacility (the "Working Capital Subfacility").

        The Borrower has represented to the Lenders that the proceeds of Loans made, and the Letters of Credit issued, pursuant to (i) the Production Subfacility shall be used by the Borrower solely to finance the production or acquisition of a series of feature length theatrical motion pictures (including the repayment of Working Capital Loans used to finance items subsequently included in the Cash Budget for a Picture) and (ii) the Working Capital Subfacility shall be used by the Borrower to finance the acquisition and development costs of motion picture projects and for other general business purposes.

        To provide assurance for the repayment of the Loans and the other Obligations of the Borrower hereunder, the Borrower will, among other things, provide or cause to be provided to the Agent, for the benefit of itself, the Issuing Bank and the Lenders, the following (each as more fully described herein):

        (i) a guaranty of the Obligations by each of the Guarantors pursuant to Article 9 hereof;

        (ii) a security interest in the Collateral from each of the Credit Parties pursuant to Article 8 hereof;

        (iii) a pledge by each of the Pledgors of the Pledged Securities owned by it pursuant to Article 10 hereof; and

        (iv)    the Partner Security Agreement.

        Subject to the terms and conditions set forth herein, the Agent is willing to act as agent for the Lenders and as the issuing bank for Letters of Credit, and each Lender is willing to make


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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Loans to the Borrower and to participate in the Letters of Credit as provided herein. in an aggregate amount at any one time outstanding not in excess of its Commitment hereunder.

        Accordingly, the parties hereto hereby agree as follows:

1.      DEFINITIONS

        For the purposes hereof unless the context otherwise requires, all Section references herein shall be deemed to correspond with Sections herein, the following terms shall have the meanings indicated, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the UCC and not otherwise defined herein shall have the respective meanings accorded to them therein. Unless the context otherwise requires, any of the following terms may be used in the singular or the plural, depending on the reference:

        "ACCEPTABLE L/C" shall mean an irrevocable letter of credit which (i) is inform and on terms acceptable to the Agent, (ii) is payable in Dollars at an office of the issuing or confirming bank in New York City, (iii) is payable to the Collection Account for the applicable Picture to Which the letter of credit relates, (iv) is issued or confirmed by (a) any Person that on the date of issuance or confirmation of the letter of credit, is a Lender; (b) any commercial bank that has (or which is the principal operating subsidiary of a holding company which has) as of the time such letter of credit is issued, public debt outstanding with a rating of at least "A" (or the equivalent of an "A") from one of the nationally recognized debt rating agencies; or (c) by any other bank which the Required Lenders may in their sole discretion determine to be of acceptable credit quality and (v) has an expiration date no earlier than one month after the "Outside Delivery Date" for the applicable Picture (as set forth in the Completion Bond for such Picture) to which the letter of credit relates.

        "ADDITIONAL CASH COLLATERAL" shall mean Cash Equivalents held as collateral by the Agent for the benefit of itself, the Issuing Bank and the Lenders, in the General Cash Collateral Account.

        "AFFILIATE" shall mean with respect to any Person (including a Credit Party), any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such latter Person possesses, directly or indirectly, the power controlled either to direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise.

        "AFFILIATED GROUP" shall mean a group of Persons, each of which is an Affiliate of some other Person in the group.

        "AGENT" shall mean The Chase Manhattan Bank, in its capacity as agent for the Lenders hereunder or such successor Agent as may be appointed pursuant to Section 12.11 hereof.

        "ALLOWABLE AMOUNT" shall mean, with respect to any Approved Account Debtor or Approved PFD Party, such amount as may be specified on Schedule 2 or
Schedule 3 hereto (as


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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applicable) as the maximum aggregate exposure for such Approved Account Debtor or Approved PFD Party (as modified from time to time in accordance with Section
2.16 hereof).

        "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day. (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%. For purposes hereof, "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City. "BASE CD RATE" shall mean the sum mean of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Agent is subject for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof. the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

        "ALTERNATE BASE RATE LOAN" shall mean a Loan based on the Alternate Base Rate in accordance with the provisions of Article 2 hereof.


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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        "APPLICABLE LAW" shall mean all provisions of statutes, rules, regulations and orders of the United States, any state thereof or municipality therein or of any foreign governmental body or of any regulatory agency applicable to the Person in question and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

        "APPLICABLE MARGIN" shall mean (i) in the case of Alternate Base Rate Loans, 1/2 of 1% per annum and (ii) in the case of Eurodollar Loans, 1-1/2% per annum.

        "APPROVED ACCOUNT DEBTOR" shall mean any Person or Affiliated Group listed on Schedule 2 hereto (as modified from time to time in accordance with Section 2.16 hereof).

        "APPROVED COMPLETION GUARANTOR" shall mean a financially sound and reputable completion guarantor approved by the Required Lenders. The Required Lenders hereby pre-approve as a completion guarantor (i) Fireman's Fund Insurance Company, acting through its agent, International Film Guarantors, L.P. (the general partner of which is International Film Guarantors Inc.), (ii) Cinema Completions International Inc./Continental Casualty Company and (iii) BVD; PROVIDED, HOWEVER, that any such pre-approval may be revoked by the Agent if deemed appropriate in its sole discretion or if so instructed by the Required Lenders, at any time upon 30 days prior written notice to the Borrower; but further, PROVIDED, that such pre-approval may not be revoked with regard to a Picture if a Completion Bond has already been issued for such Picture.

        "APPROVED PFD PARTY" shall mean any Person or Affiliated Group listed on
Schedule 3 hereto (as modified from time to time in accordance with Section 2.16 hereof).

        "ASSESSMENT RATE" shall mean, for any date, the annual rate (rounded upwards, if necessary, to the next 1/ 100 of 1%) most recently estimated by the Agent as the current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in Dollars at the Agent's domestic offices.

        "ASSIGNMENT AND ACCEPTANCE" shall mean an agreement substantially in the form of Exhibit L hereto, executed by the assignor, assignee and other parties as contemplated thereby.

        "AUTHORIZED OFFICE" shall mean the Borrower's Co-Chairmen and Chief Executive Officers, Chief Financial Officer, Treasurer or Controller.

        "BANKRUPTCY CODE" shall mean the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, as codified at 11 U.S.C. ss. 101 ET SEQ.

        "BARBER EMPLOYMENT AGREEMENT" shall mean that certain Employment Agreement entered into and made effective the 20th day of October 1998, by and between the Borrower and Gary Barber, as amended, supplemented or otherwise modified, renewed or replaced from time to time.

        "BARBER GROUP" shall mean Gary Barber, his immediate family and/or his heirs and any trust created for estate planning purposes which is controlled by any such Person.


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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        "BIRNBAUM EMPLOYMENT AGREEMENT" shall mean that certain Employment
Agreement entered into and made effective the 20th day of October 1998, by and between the Borrower and Roger Birnbaum, as amended, supplemented or otherwise modified, renewed or replaced from time to time.

        "BIRNBAUM GROUP" shall mean Roger Birnbaum, his immediate family and/or his heirs and any trust created for estate planning purposes which is controlled by any such Person.

        "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

        "Borrowing" shall mean a group of Loans of a single Interest Rate Type and as to which a single Interest Period is in effect on a single day.

        "BORROWING BASE" shall mean, at any date for which the amount thereof is to be determined, an amount equal to the aggregate (without double counting any amount contained therein or deducted therefrom) of the following:

        (i) ***% of the amount of cash held in the Collection Accounts, PLUS

        (ii) ***% of Additional Cash Collateral held in the General Cash Collateral Account, PLUS

        (iii) ***% of the Eligible Receivables from BVD or from any Approved PFD Party, PLUS

        (iv) ***% of Eligible Receivables from Specified Approved Account Debtors, PROVIDED that any such Eligible Receivable is payable on or prior to the later of (a) delivery of the applicable Picture to which such Eligible Receivable relates and (b) the date on which such applicable Picture is theatrically released in the United States (provided that such theatrical release occurs no later than six months after Completion of the applicable Picture), PLUS

        (v) ***% of Eligible Receivables from other Approved Account Debtors located within the United States, PLUS

        (vi) ***% of Eligible Receivables from other Approved Account Debtors located outside the United States, PLUS

        (vii) ***% of Other Receivables which are supported by an Acceptable L/C, PLUS

        (viii) ***% of Other Receivables; PROVIDED, that the amount included in the Borrowing Base at any time pursuant to this clause (viii) shall not exceed $*** in the aggregate or $*** for any one obligor, PLUS

        (ix) the Unsold Rights Credit for each Picture; PROVIDED, HOWEVER, that at no Unsold Rights Credit for a Picture may be included in the Borrowing Base after the date which is 18 months after the date on which such Picture is theatrically released in the United States and


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

PROVIDED, FURTHER, HOWEVER, that the Unsold Rights Credit for a Picture shall be reduced to zero if such Picture has not been theatrically released in the United States within six months after Completion of such Picture), MINUS

        (x) to the extent not already deducted in computing the foregoing, without duplication, the sum of (a) the aggregate amount of all accrued but unpaid residuals with respect to a Picture owed by any Credit Party, if the obligation of any Credit Party to pay such residuals is secured by a first priority Lien on Eligible Receivables for such Picture, in favor of the applicable guild and (b) all amounts payable by the Credit Parties to third parties from or with regard to the amounts otherwise included in the Borrowing Base pursuant to clause (iii), (iv), (v), (vi), (vii), (viii) or (ix) above, including without limitation set offs, profit participations, deferments, residuals, commissions and royalties.

        PROVIDED, HOWEVER, that

        (w) the aggregate amount included in the Borrowing Base on account of an Uncompleted Picture may not exceed the sum of the outstanding principal amount of all Production Loans for such Picture, PLUS the L/C Exposure with respect to Letters of Credit related to such Picture, PLUS the Completion Reserve for such Picture (without any double counting);

        (x) no credit will be given for any Picture (whether Completed or Uncompleted) in the Borrowing Base unless and until, with respect to such Picture, the Credit Parties are in full compliance with the requirements set forth in Section 5.19 hereof;

        (y) the Unsold Rights Credit for a Picture (whether Completed or Uncompleted) shall be included in the Borrowing Base solely to the extent necessary to support the outstanding principal amount of Production Loans for such Picture, PLUS the L/C Exposure with respect to Letters of Credit related to such Picture, PLUS the Completion Reserve for such Picture; and

        (z) if an Eligible Receivable is supported by an Acceptable L/C, the advance rate for such Eligible Receivable shall be increased to ***%.

        "BORROWING BASE CERTIFICATE" shall have the meaning given to such term in Section 5.1(e) hereof

        "BORROWING CERTIFICATE" shall mean a borrowing certificate, substantially in the form of Exhibit J hereto, to be delivered by the Borrower to the Agent in connection each Borrowing.

        "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which banks are required or permitted to close in the State of New York; PROVIDED, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London Interbank Market.

        "BVD" shall mean Buena Vista Pictures Distribution, a division of ABC Inc., a New York corporation.


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        "BVD AGREEMENTS" shall mean collectively, the BVD Distribution Agreement, the BVD Loan Agreement and the BVD Participating Rights Agreement.

        "BVD DISTRIBUTION AGREEMENT" shall mean that certain Production Finance/Distribution Agreement dated as of December 11, 1998, to be entered into by the Borrower and BVD, provided that such agreement is substantially in the form of the draft thereof dated November 25, 1998, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

        "BVD LOAN AGREEMENT" shall mean the loan agreement to be entered into by the Borrower and BVD, pursuant to which BVD has agreed (subject to the terms and conditions stated therein) to make loans to the Borrower in an aggregate principal amount of at least $*** which loans are to be recouped from overages (as such term is defined in the BVD Distribution Agreement).

        "BVD MINIMUM GUARANTEE" shall mean, with respect to any Picture, the aggregate amount payable to the Borrower by BVD for such Picture pursuant to
Section 4.4 of the BVD Distribution Agreement.

        "BVD PARTICIPATING RIGHTS AGREEMENT" shall mean that certain Participating Rights Agreement to be entered into by Montrose Corporation, a Delaware corporation and an Affiliate of BVD, and the Borrower, provided that such agreement is substantially in the form of the draft thereof dated December 18, 1998, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

        "CAPITAL EXPENDITURES" shall mean, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period which, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items (other than additions to film costs") reflected in the statement of cash flows of such Person and (ii) to the extent not covered by clause (i) hereof, the aggregate of all expenditures properly capitalized in accordance with GAAP by such Person to acquire, by purchase or otherwise, the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any other Person (other than the portion of such expenditures allocable in accordance with GAAP to Pictures or other current assets); PROVIDED, HOWEVER, that Capital Expenditures shall not include any expenditure which is included in the Cash Budget for a Picture.

        "CAPITAL LEASE", as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

        "CASH BUDGET" shall mean, with respect to any Picture, the amount of the cash budget (stated in Dollars) for such Picture including, without limitation, all costs customarily included in connection, with the acquisition of all underlying literary, musical and other rights with respect to such Picture and in connection with the preparation, production and completion of such Picture including, without limitation, costs of materials, equipment, physical properties, personnel and services utilized in connection with such Picture, both "above-the-line" and


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

"below-the-line", any completion bond fee, a contingency of 10% (or such other amount as is required under the Completion Bond for such Picture), finance charges, interest expense and all other items customarily included in negative cost, but excluding overhead charges payable to any Credit Party and amounts payable to Persons other than a Credit Party, the payment of which the payee thereof has agreed to defer on terms satisfactory to the Agent in its sole discretion.

        "CASH COLLATERAL ACCOUNT" shall have the meaning given to such term in
Section 11.1 hereof.

        "CASH EQUIVALENTS" shall mean (i) marketable securities issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) time deposits, demand deposits, certificates of deposit, acceptances or prime commercial paper issued by, or repurchase obligations for underlying securities of the types described in clause (i) entered into with, any Lender or any commercial bank having a short-term deposit rating of at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc., (iii) commercial paper with a rating of A-I or A-2 or the equivalent thereof by Standard & Poor's Corporation or P-1 or P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within twelve months after the date of acquisition or (iv) any mutual fund or other pooled investment vehicle which invests principally in the foregoing obligations.

        "CHAIN OF TITLE" shall have the meaning given to such term in Section
5.9 hereof.

        "CHANGE IN CONTROL" shall mean (i) the General Partner ceasing to be the sole general partner of the Borrower, (ii) the Barber Group and the Birnbaum Group ceasing to, directly or indirectly, own and control collectively 80% of the limited liability interests (both voting and economic) in the General Partner or (ii) any Person or group (such term being used herein as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as amended) other than the Barber Group or the Birnbaum Group, acquiring ownership or control of more limited liability company interests (both voting and economic) in the General Partner than are owned or controlled by either the Barber Group or the Birnbaum Group.

        "CHANGE IN MANAGEMENT" shall mean (i) either Gary Barber or Roger Birnbaum shall cease for any reason, including, without limitation, termination of employment, death or disability (the term "disability" or "disabled" as used herein meaning an inability continuing for one hundred and eighty (180) consecutive days (the "Disability Period") to perform the functions and services currently being performed by such Person), to perform the functions and services currently being performed by such Person and (ii) the Borrower shall fail, for a period of ninety (90) consecutive days following the last day of the Disability Period in which Gary Barber or Roger Birnbaum (as applicable) may be considered disabled or the day on which Gary Barber or Roger Birnbaum (as applicable) shall have otherwise ceased to perform his executive functions with the Borrower as aforesaid, to propose a replacement for Gary Barber or Roger Birnbaum, as the case may be, acceptable to the Required Lenders in their sole discretion. Any replacement for either Gary Barber or Roger Birnbaum shall be deemed acceptable to the Required Lenders unless the Agent notifies the Borrower in writing that the Required Lenders object to such


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

replacement within 30 days after receiving a written notice from the Borrower containing the name of the proposed replacement.

        "CHASE CLEARING ACCOUNT" shall mean the account of the Agent (for the benefit of itself, the Issuing Bank and the Lenders) maintained at the office of The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081. Attention: Gloria Javier, designated as the "Spyglass Agent Bank Clearing Account", Account No. ***.

        "CLOSING DATE" shall mean the date on which the conditions precedent set forth in Section 4.1 hereof have been satisfied or waived.

        "CODE" shall mean the Internal Revenue Code of 1986 and the rules and regulations issued thereunder, as now and hereafter in effect, as codified at 26 U.S.C. Sections 1 ET SEQ. or any successor provision thereto.

        "COLLATERAL" shall mean with respect to each Credit Party, all of such Credit Party's right, title and interest in and to all personal property, tangible and intangible, wherever located or situated and whether now owned, presently existing or hereafter acquired or created, including but not limited to, all goods, accounts, instruments, intercompany obligations, contract rights, partnership and joint venture interests, documents, chattel paper, general intangibles, goodwill, equipment, machinery, inventory, investment property, copyrights, trademarks, trade names, insurance proceeds, cash, deposit accounts and the Pledged Securities, and any proceeds thereof, products thereof or income therefrom, further including but not limited to, all of such Credit Party's right, title and interest in and to each and every Picture and/or Film Asset, the scenario, screenplay or script upon which a Picture and/or Film Asset is based, all of the properties thereof, tangible and intangible, and all domestic and foreign copyrights and all other rights therein and thereto, of every kind and character, whether now in existence or hereafter to be made or produced, and whether or not in possession of such Credit Party, including with respect to each and every Picture and/or Film Asset and without limiting the foregoing language, each and all of the following particular rights and properties (to the extent they are now owned or hereafter created or acquired by such Credit Party):

        (i) all scenarios, screenplays and/or scripts at every stage thereof;

        (ii) all common law and/or statutory copyright and other rights in all literary and other properties (hereinafter called "SAID LITERARY PROPERTIES") which form the basis of such Picture and/or Film Asset and/or which are or will be incorporated into such Picture and/or Film Asset, all component parts of such Picture and/or Film Asset consisting of said literary and other properties, all motion picture rights in and to the story, all treatments of said story and other literary material, together with all preliminary and final screenplays used and to be used in connection with such Picture and/or Film Asset, and all other literary material upon which such Picture and/or Film Asset is based or from which it is adapted;

        (iii) all motion picture rights in and to all music and musical compositions used and to be used in such Picture and/or Film Asset, if any, including, but without being limited to,


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

all rights, if any, to record, rerecord, produce, reproduce or synchronize all of said music and musical compositions in and in connection with motion pictures;

        (iv) all tangible personal property relating to such Picture and/or Film Asset, including, without limitation, all exposed film, developed film, positives, negatives, prints, positive prints, answer prints, special effects, preparing materials (including interpositives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, and all other forms of pre-print elements), sound tracks, cutouts, trims and any and all other physical properties of every kind and nature relating to such Picture and/or Film Asset, whether in completed form or in some state of completion, and all masters, duplicates, drafts, versions, variations and copies of each thereof, in all formats whether on film, videotape, disk or otherwise and all music sheets and promotional materials relating to such Picture and/or Film Asset (collectively, the "PHYSICAL Materials");

        (v) all collateral, allied, subsidiary and merchandising rights appurtenant or related to such Picture and/or Film Asset including, without limitation, the following rights: all rights to produce remakes, sequels or prequels to such Picture and/or Film Asset, based upon such Picture and/or Film Asset, said literary properties or the theme of such Picture and/or Film Asset and/or the text or any part of said literary properties; all rights throughout the world to broadcast, transmit and/or reproduce by means of television (including commercially sponsored, sustaining and subscription or "pay" television) or by any process analogous thereto, now known or hereafter devised, such Picture and/or Film Asset or any remake, sequel or prequel to such Picture and/or Film Asset; all rights to produce primarily for television or similar use, a motion picture or series of motion pictures, by use of film or any other recording device or medium now known or hereafter devised, based upon such Picture and/or Film Asset, said literary properties or any part thereof, including, without limitation, based upon any script, scenario or the like used in such Picture and/or Film Asset; all merchandising rights including, without limitation, all rights to use, exploit and license others to use and exploit any and all commercial tie-ups of any kind arising out of or connected with said literary properties, such Picture and/or Film Asset, the title or titles of such Picture and/or Film Asset, the characters of such Picture and/or Film Asset and/or said literary properties and/or the names or characteristics of said characters and including further, without limitation, any and all commercial exploitation in connection with or related to such Picture and/or Film Asset, any remake, sequel or prequel thereof and/or said literary properties;

        (vi) all statutory copyrights, domestic and foreign, obtained or to be obtained on such Picture and/or Film Asset, together with any and all copyrights obtained or to be obtained in connection with such Picture and/or Film Asset or any underlying or component elements of such Picture and/or Film Asset, including, but without being limited to, all copyrights on the property described in subparagraphs (i) through (v) inclusive, of this definition, together with the right to copyright (and all rights to renew or extend such copyrights) and the right to sue in the name of any of the Credit Parties for past, present and future infringements of copyright;

        (vii) all insurance policies and completion bonds connected with such Picture and/or Film Asset and all proceeds which may be derived therefrom;


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        (viii) all right to distribute sell, rent, license the exhibition of and otherwise exploit and turn to account such Picture and/or Film Asset, the Physical Materials, the motion picture rights in and to the story and/or other literary material upon which such Picture and/or Film Asset is based or from which it is adapted, and the music and musical compositions used or to be used in such Picture and/or Film Asset;

        (ix) any and all sums, proceeds, money, products, profits or increases, including money profits or increases (as those terms are used in the UCC or otherwise) or other property obtained or to be obtained from the distribution, exhibition, sale or other uses or dispositions of such Picture and/or Film Asset or any part of such Picture and/or Film Asset, including, without limitation, all sums, proceeds, profits, products and increases, whether in money or otherwise, from the sale, rental or licensing of such Picture and/or Film Asset and/or any of the elements of such Picture and/or Film Asset including, without limitation, from collateral, allied, subsidiary and merchandising rights, and further including, without limitation, all monies held in any of the Collection Accounts;

        (x) the dramatic, nondramatic, stage, television, radio and publishing rights in and to such Picture and/or Film Asset, and the right to obtain copyrights and renewals of copyrights therein;

        (xi) the name or title of such Picture and/or Film Asset and all rights of such Credit Party to the use thereof, including, without limitation, rights protected pursuant to trademark, service mark, unfair competition and/or any other applicable statutes, common law, or other rule or principle of law;

        (xii) any and all contract rights and/or chattel paper which may arise in connection with such Picture and/or Film Asset;

        (xiii) all accounts and/or other rights to payment which such Credit Party presently owns or which may arise in favor of such Credit Party in the future, including, without limitation, any refund or rebate in connection with a completion bond or otherwise, all accounts and/or rights to payment due from Persons in connection with the distribution of such Picture and/or Film Asset, or from the exploitation of any and all of the collateral, allied, subsidiary, merchandising and other rights in connection with such Picture and/or Film Asset;

        (xiv) any and all "general intangibles" (as that term is defined the UCC) not elsewhere included in this definition, including, without limitation, any and all general intangibles consisting of any right to payment which may arise in connection with the distribution or exploitation of any of the rights set out herein, and any and all general intangible rights in favor of such Credit Party services or other performances by any third parties, including actors, writers, directors, individual producers and/or any and all other performing or nonperforming artists in any way connected with such Picture and/or Film Asset, any and all general intangible rights in favor of such Credit Party relating to licenses of sound or other equipment, or licenses for any photograph or photographic or other processes, and any and all general intangibles related to the distribution or exploitation of such Picture and/or Film Asset including general intangibles related to or which grow out of the exhibition of such Picture


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

and/or Film Asset and the exploitation of any and all other rights in such Picture and/or Film Asset set out in this definition;

        (xv) any and all goods including, without limitation, inventory (as that term is defined in the UCC) which may arise in connection with the creation, production or delivery of such Picture and/or Film Asset and which goods pursuant to any production or distribution agreement or otherwise are owned by such Credit Party;

        (xvi) all and each of the rights, regardless of denomination, which arise in connection with the acquisition, creation, production, completion of production, delivery, distribution, or other exploitation of such Picture and/or Film Asset, including, without limitation, any and all rights in favor of such Credit Party, the ownership or control of which are or may become necessary or desirable, in the opinion of the Agent, in order to complete production of such Picture and/or Film Asset in the event that the Agent exercises any rights it may have to take over and complete production of such Picture and/or Film Asset;

        (xvii) any and all documents issued by any pledgeholder or bailee with respect to such Picture and/or Film Asset, or any Physical Materials (whether or not in completed form) with respect thereto;

        (xviii) the Collection Accounts, any and all Production Accounts or other bank accounts established by such Credit Party with respect to such Picture and/or Film Asset;

        (xix) any and all rights of such Credit Party under the PFD Agreements and all other Distribution Agreements relating to such Picture and/or Film Asset; and

        (xx) any and all rights of such Credit Party under contracts relating to the production or acquisition of such Picture and/or Film Asset, including but not limited to, all contracts which have been delivered to the Agent pursuant to this Credit Agreement.

        "COLLECTION ACCOUNT" shall have the meaning given to such term in
Section 8.3(a) hereof.

        "COMMITMENT" shall mean the commitment of each Lender to make Loans to the Borrower and participate in Letters of Credit from the Initial Date applicable to such Lender through the Commitment Termination Date up to an aggregate amount, at any one time, not in excess of the amount set forth (i) opposite its name in the Schedule of Commitments appearing in Schedule 1 hereto, or (ii) in any applicable Assignment and Acceptance(s) to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

        "COMMITMENT FEE" shall have the meaning given to such term in Section 2.5(a) hereof.

        "COMMITMENT TERMINATION DATE" shall mean (i) December 18, 2003 or (ii) such earlier date on which the Commitments shall terminate in accordance with
Section 2.6 or Article 7 hereof.

        "COMPLETE" or "COMPLETED" or "COMPLETION" shall mean (i) with respect to any Picture that is being produced by a Credit Party, that (X) the Picture has been completed and delivered to


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

BVD, Taurus and Pony Canyon in accordance with the BVD Distribution Agreement, the Taurus Distribution Agreement and the Pony Canyon Agreement, respectively, and (Y) if such Picture is to be one of the first five (5) Pictures included under the Svensk Agreement, that the Picture has been completed and delivered to Svensk in accordance with the Svensk Agreement and (ii) with respect to any Picture that is being acquired by a Credit Party, that (A) such Credit Party has received all the items necessary to exploit the distribution rights being acquired by it pursuant to and as contemplated by the transaction, (B) the entire acquisition price or minimum advance to be paid to a third party by such Credit Party shall have been paid to the extent then due, and (C) there is no condition or event (other than the payment of money which is not yet due and payable (and for which a Completion Reserve has been established) or any other condition or event within the direct control of a Credit Party) the occurrence of which might result in such Credit Party losing any of its distribution rights in such Picture.

        "COMPLETION BOND" shall mean with respect to any Picture, a completion bond, in form and substance satisfactory to the Agent, issued by an Approved Completion Guarantor, which bond (i) names the Agent (for the benefit of the Agent, the Issuing Bank and the Lenders) as a beneficiary thereof to the extent of the applicable Credit Party's financial interest in such Picture and (ii) guarantees, subject to standard terms and conditions, due and timely delivery of such Picture no later than the Maturity Date, or else payment to the Agent (on behalf of the Agent, the Issuing Bank and the Lenders) of an amount at least equal to the aggregate outstanding principal amount of Production Loans for such Picture PLUS reasonably estimated interest on, and other bank charges with respect to, such Production Loans.

        "COMPLETION RESERVE" shall mean, (i) with respect to any Picture being produced by a Credit Party, an amount equal to the sum of the cost-to-complete of such Picture (including interest and net of (A) any funds on deposit in the Production Account(s) for such Picture and (B) amounts committed to be funded, but not yet funded, in connection with such Picture on a cash-flow basis (and which therefore are not included in the Borrowing Base as an Eligible Receivable) by Persons who have been approved in writing by the Required Lenders), plus the unexpended contingency for such Picture (but excluding any over-budget amounts that are or will be the responsibility of the Approved Completion Guarantor for such Picture) and (ii) with respect to any Picture which is to be acquired by a Credit Party from a third party, the remaining fixed amount which a Credit Party is required to pay in connection with such transaction. The Completion Reserve for a Picture being produced by a Credit Party shall be eliminated (i.e. reduced to $0) upon receipt by the Agent of a final negative cost statement for such Picture together with satisfactory evidence that all costs set forth therein have been paid in full or covered by amounts on deposit in the Production Account(s) for such Picture.

        "CONSOLIDATED CAPITAL BASE" shall mean the sum of (i) the consolidated capital, surplus and retained earnings of the Borrower and its Consolidated Subsidiaries all as determined in accordance with GAAP and (ii) to the extent not included under clause (i) above, all other contributions and loans (other than PFD Minimum Guarantees) made or to be made to the Borrower pursuant to the PFD Agreements; PROVIDED, HOWEVER, that contributions and/or loans to be made pursuant to any PFD Agreement shall be excluded from the calculation of Consolidated Capital Base if (but only so long as) any contribution to be made thereunder is overdue or any loan to be made thereunder has not been made when required by the applicable PFD Agreement.


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        "CONSOLIDATED SUBSIDIARIES" shall mean all Subsidiaries of a Person which are required or permitted to be consolidated with such Person for financial reporting purposes in accordance with GAAP.

        "CONTRIBUTION AGREEMENT" shall mean the contribution agreement substantially in the form of Exhibit I hereto, as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

        "CONTROLLED FOREIGN CORPORATION" shall mean a subsidiary of the Borrower which subsidiary is a "controlled foreign corporation" as defined in Section 957(a) of the Code or any successor provision thereto.

        "COPYRIGHT SECURITY AGREEMENT" shall mean a Copyright Security Agreement, substantially in the form of Exhibit C-1 hereto, as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time by delivery of a Copyright Security Agreement Supplement or otherwise.

        "COPYRIGHT SECURITY AGREEMENT SUPPLEMENT" shall mean a Copyright Security Agreement Supplement substantially in the form of Exhibit C-2 hereto.

        "CREDIT EXPOSURE" shall mean an amount equal to the sum of the aggregate principal amount of all outstanding Loans hereunder PLUS, the current L/C Exposure PLUS, the aggregate amount of Completion Reserves for all Pictures.

        "CREDIT PARTY" shall mean the Borrower and each of the Guarantors.

        "CURRENCY AGREEMENT" shall mean any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement designed to protect a Credit Party against fluctuations in currency values.

        "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

        "DISTRIBUTABLE CASH" shall mean, with respect to any period, the excess of (a) the gross cash receipts of the Borrower received during such period from any source but excluding any capital contributions and loan proceeds plus any Distributable Cash balance remaining from a prior period over (b) the sum of (i) all cash expenditures made by the Borrower during such period, (ii) all debt service, including principal, interest and other amounts paid, deposited or payable during such period on all indebtedness of the Borrower, (iii) an amount necessary to meet all obligations of the Borrower projected to come due during the succeeding calendar quarter, (iv) an amount equal to the projected operating costs and capital requirements of the Borrower for the immediately succeeding quarter, (v) any tax distribution made to the General Partner and the limited partners of the Borrower with respect to such period and (vi) any Reserves (as hereinafter defined). For purposes of this definition, "Reserves" shall mean amounts set aside as reserves for the future payment of debts, liabilities and obligations of the Borrower (including, but not limited to, operating expenses, repairs, replacements, capital improvements, restoration and renovation and amortization of principal and interest or indebtedness) in amounts approved by the General Partner.


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        "DISTRIBUTION AGREEMENTS" shall mean (i) any and all agreements entered into by a Credit Party, pursuant to which such Credit Party has sold, leased, licensed or assigned distribution rights or other exploitation rights to a Picture to an un-Affiliated Person (including, without limitation, the BVD Distribution Agreement, the Taurus Agreement, the Pony Canyon Agreement and the Svensk Agreement); and (ii) any and all agreements hereafter entered into by a Credit Party pursuant to which such Credit Party sells, leases, licenses or assigns distribution rights or other exploitation rights to a Picture to an un-Affiliated Person.

        "DOLLARS" and "$" shall mean lawful money of the United States of America.

        "ELIGIBLE RECEIVABLES" shall mean, at any date at which the amount thereof is to be determined, an amount equal to the sum of the present values (discounted, in the case of amounts which are not due and payable within 12 months following the date of determination, on a quarterly basis by a rate of interest equal to the greater of (x) such interest rate as is in effect on the date of determination for Alternate Base Rate Loans and (y) 8% per annum) of (a) the minimum specified non-refundable amounts, which relate to a Picture and which are contractually obligated to be paid to the Borrower on payment dates certain or mutually agreed upon estimated dates of payment, either unconditionally or subject only to customary delivery requirements and other ministerial conditions solely within the Borrower's Party's control or otherwise bonded (including, without limitation, the PFD Minimum Guarantees) and which are reasonably expected by the Borrower to be payable and collected (including, without limitation, amounts that a distributor has reported to the Borrower in writing (and which written report has been forwarded to the Agent) will be paid to the Borrower following receipt by such distributor of identifiable, non-refundable amounts contractually obligated to be paid to such distributor from third parties), MINUS (b) the sum of (1) the following items (based on the Borrower's then best estimates): taxes (including foreign withholding, remittance and similar taxes) chargeable in respect of such accounts receivable, all deferments, royalties, residuals, commissions, participations, royalties and other payments to third parties, collection/distribution expenses, commissions, releasing costs and all other projected expenses anticipated to be incurred and deductions anticipated to be taken in connection with such amounts and (2) the outstanding amount of unrecouped expenses or advances made by a distributor to the extent subject to repayment or adjustment, or reducing amounts otherwise payable, pursuant to a Distribution Agreement, but Eligible Receivables shall not include amounts which:

        (i) are more than 90 days past due;

        (ii) are from any obligor which has 10% or more of the total receivable amount owing by such obligor more than 90 days past due;

        (iii) are not payable in full within the earlier of (a) eighteen (18) months from the date such receivable is sought to be included in the Borrowing Base and (b) the Maturity Date; PROVIDED, HOWEVER, that only that portion of any such receivable which is payable after such cut-off date, shall be excluded from Eligible Receivables;

        (iv) relate to a Picture being produced by a Credit Party and are payable pursuant to a Distribution Agreement which requires, as a condition to the payment of such


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

receivable, the delivery of any item which is not guaranteed to be delivered under the Completion Bond for the applicable Picture;

        (v) for which there is a request for a material credit, adjustment, compromise, offset, counterclaim or dispute; PROVIDED, HOWEVER, that only the amount in question shall be excluded from Eligible Receivables;

        (vi) arise from a multi-Picture Distribution Agreement which allows the obligor thereof to exercise a right of offset or recoupment for any amount payable to or advanced by such obligor under such Distribution Agreement, against any amount payable with respect to such receivable; PROVIDED, HOWEVER, that only the maximum amount which such obligor may offset or recoup shall be excluded from Eligible Receivables;

        (vii) are refundable or subject to reduction or repayment for reason other than failure to deliver the applicable Picture to the obligor with respect to such receivable;

        (viii) are attributable to a Picture for which the Borrower cannot warrant sufficient title to the underlying rights to justify such receivable;

        (ix) are not subject to a first priority perfected security interest in favor of the Agent (for the benefit of itself, the Issuing Bank and the Lenders);

        (x) are subject, in the sole and absolute judgement of the Agent, to a material condition precedent to payment which is neither within a Credit Party's absolute control within the ordinary course of business nor otherwise bonded (including, without limitation, a material performance obligation or material executory aspect on the part of the Borrower, another Credit Party or any other party or obligations contingent upon future events not within the Borrower's or a Credit Party's absolute control);

        (xi) are subject to any minimum print and advertising expenditure requirement or similar condition;

        (xii) are not payable in Dollars, unless the full amount sought to be included in the Borrowing Base is hedged by a Currency Agreement which provides for Dollar payments to be made directly or to the appropriate Collection Account and which is otherwise acceptable to the Agent;

        (xiii) in the aggregate due from an Approved Account Debtor, are in excess of the Allowable Amount with respect to such Approved Account Debtor, unless such excess amount is fully supported by an Acceptable L/C;

        (xiv) to the extent included in the Borrower's estimated bad debts; or

        (xv) are determined by the Agent, acting in a reasonable business manner and in good faith, to be unacceptable (it being understood that certain unacceptable receivables may be made acceptable and may be included in the Borrowing Base if secured by an Acceptable L/C).


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        In addition to the foregoing, no item shall constitute an Eligible Receivable unless the Borrower shall have delivered to the Agent executed copies of the Distribution Agreement and the Notice of Assignment and Irrevocable Instructions relating thereto.

        "EMPLOYMENT AGREEMENTS" shall mean the Barber Employment Agreement and the Birnbaum Employment Agreement.

        "ENVIRONMENTAL LAWS" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material or environmental protection or health and safety, as now or at any time hereafter in effect, including without limitation, the Clean Water Act also own as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. Section 1251 ET SEQ., the Clean Air Act ("CAA"), 42 U.S.C. Section 7401 ET SEQ., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. Section 136 ET SEQ., the Surface Mining Control and Reclamation Act ("SMCR-A"), 30 U.S.C.
Section 1201 ET SEQ., the Comprehensive Environmental Re I Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 ET SEQ., the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act ("ECPCRKA"), 42 U.S.C. 11001 ET SEQ., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 ET. SEQ., the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C. Section 655 and Section 657, together, in each case, with any amendments thereto, and the regulations adopted and the publications promulgated thereunder and all substitutions thereof.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as heretofore and hereafter amended, as codified at 29 U.S.C. Section 1001 ET SEQ. and the regulations promulgated thereunder.

        "ERISA AFFILIATE" shall mean each Person (as defined in Section 3(9) of ERISA) which is treated as a single employer with any Credit Party under Section 414(b), (c), (m) or (o) of the Code.

        "EURODOLLAR LOAN" shall mean a Loan based on the LIBO Rate in accordance with the provisions of Article 2 hereof.

        "EVENT OF DEFAULT" shall have the meaning given to such term in Article 7 hereof.

        "FEE LETTER" shall mean that certain letter agreement dated as of October 26, 1998 between the Borrower on the one hand, and the Agent and Chase Securities Inc. on the other hand, relating to the payment of certain fees by the Borrower.

        "FILM ASSET" shall mean any screenplay, novel, treatment, outline or other literary property upon which a Picture is to be based, including any copyright related thereto.

        "FUNDAMENTAL DOCUMENTS" shall mean, this Credit Agreement, the Notes, the Pledgeholder Agreements, the Laboratory Access Letters, the Copyright Security Agreement, the Copyright Security Agreement Supplements, the Trademark Security Agreement, the Notices of Assignment and Irrevocable Instruction, the Life Insurance Assignment, the Contribution


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

Agreement, the Intercreditor Agreements, any Instrument of Assumption and Joinder, the Partner Security Agreement, UCC financing statements and any other ancillary documentation which is required to be or is otherwise executed by any Credit Party or the General Partner and delivered to the Agent in connection with this Credit Agreement or any of the documents listed above.

        "GAAP" shall mean generally accepted accounting principles in the United States of America consistently applied (except for accounting changes in response to FASB releases, or other authoritative pronouncements).

        "GENERAL CASH COLLATERAL ACCOUNT" shall be as defined in Section 11.1 hereof.

        "GENERAL PARTNER" shall mean Astra Entertainment Group, LLC, a Delaware limited liability company.

        "GOVERNMENTAL AUTHORITY" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or any foreign jurisdiction.

        "GUARANTORS" shall mean those entities listed on Schedule 4 hereto and any other direct or indirect Subsidiary of a Credit Party acquired or created after the date hereof, which Subsidiary becomes a signatory to this Credit Agreement as a Guarantor as required by Section 5.22 hereof.

        "GUARANTY" shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intending to guarantee any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, by contract, as a general partner or otherwise, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services from the primary obligor or other Person, in each case, primarily for the purpose of assuring the performance of the primary obligor of any such primary obligation or assuring the owner of any such primary obligation of the repayment of such primary obligation. The amount of any Guaranty shall be deemed to be an amount equal to (x) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made (or, if the amount of such primary obligation is not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder)) or (y) the stated maximum liability under such Guaranty, whichever is less.

        "HAZARDOUS MATERIALS" shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined in any Environmental Law.

        "INDEBTEDNESS" shall mean (without double counting), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables arising in the ordinary course of business and


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

payable in accordance with customary trading terms in the ordinary course of business); (ii) indebtedness of others which such Person has directly or indirectly assumed or guaranteed or otherwise provided credit support therefor;
(iii) indebtedness of others secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness (provided, that if such Person has not assumed such indebtedness of another Person then the amount of indebtedness of such Person pursuant to this clause (iii) for purposes of this Credit Agreement shall be equal to the lesser of the amount of the indebtedness of the other Person or the fair market value of the assets of such Person which secures such other indebtedness); (iv) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (v) any Guaranty by such Person; (vi) obligations of such Person under Capital Leases; and (vii) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation.

        "INITIAL DATE" shall mean (i) in the case of the Agent and the Issuing Bank the date hereof, (ii) in the case of each Lender which is an original party to this Credit Agreement, the date hereof and (iii) in the case of any other Lender, the effective date of the Assignment and Acceptance pursuant to which it became a Lender.

        "INSTRUMENT OF ASSUMPTION AND JOINDER" shall mean an Assumption and Joinder Agreement substantially in the form of Exhibit N hereto.

        "INTEREST DEFICIT" shall have the meaning given to such term in Section
2.14 hereof.

        "INTEREST PAYMENT DATE" shall mean (i) as to any Eurodollar Loan having an Interest Period of one, two or three months, the last day of such Interest Period, (ii) as to any Eurodollar Loan having an Interest Period of more than three months, the last day of such Interest Period and, in addition, each date during such Interest Period that would be the last day of an Interest Period commencing on the same day as the first day of such Interest Period but having a duration of three months or an integral multiple thereof and (iii) with respect to Alternate Base Rate Loans, the last Business Day of each March, June, September and December (commencing the last Business Day of March, 1999).

        "INTEREST PERIOD" shall mean as to any Eurodollar Loan, the period commencing on the date such Loan is made, continued or converted or the last day of the preceding Interest Period and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three, six, nine or twelve months thereafter as the Borrower may elect; PROVIDED, HOWEVER, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period may be selected which would end later than the Maturity Date, (iii) interest shall accrue from and including the first day of such Interest Period to but excluding the last date of such Interest Period and (iv) no Interest Period of nine or twelve months may be selected unless such Interest Period is generally available in the market (as determined by the Agent at the time of each request) and is consented to by all the Lenders.


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        "INTEREST RATE PROTECTION AGREEMENT" shall mean any interest rate swap agreement, interest rate cap agreement, synthetic cap, collar or floor or other financial agreement or arrangement designed to protect a Credit Party against fluctuations in interest rates.

        "INTEREST RATE TYPE" shall have the meaning given to such term in
Section 2.1 (e) hereof.

        "INVESTMENT" shall mean any stock, evidence of indebtedness or other security of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor (including, without limitation, the Guaranty of loans made to others, but excluding current trade and customer accounts receivable arising in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business), any purchase of (i) any security of another Person or (ii) any business or undertaking of any Person or any commitment to make any such purchase, or any other investment.

        "ISSUING BANK" shall mean The Chase Manhattan Bank, a New York banking corporation.

        "LABORATORY" shall mean any laboratory which (i) is located in the United States, Canada, the United Kingdom or other location acceptable to the Agent, (ii) is reasonably acceptable to the Agent and (iii) is a party to a Pledgeholder Agreement or a Laboratory Access Letter.

        "LABORATORY ACCESS LETTER" shall mean a letter agreement among (i) a Laboratory holding any elements of any Picture to which any Credit Party has the right of access, (ii) such Credit Party, and (iii) the Agent, substantially in the form of Exhibit D hereto or a form otherwise acceptable to the Agent.

        "L/C EXPOSURE" shall mean, at any time, the amount expressed in Dollars of the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding PLUS (without duplication), the face amount of all drafts which have been presented or accepted under all Letters of Credit but have not yet been paid or have been paid but not reimbursed, whether directly or from the proceeds of Loan hereunder.

        "LENDER" and "LENDERS" shall mean the financial institutions whose names appear at the foot hereof and any assignee of a Lender pursuant to Section 13.3 hereof, and their respective successors.

        "LENDING OFFICE" shall mean, with respect to any of the Lenders, the branch or branches (or affiliate or affiliates) from which such Lender's Eurodollar Loans or Alternate Base Rate Loans, as the case may be, are made or maintained and for the account of which all payments of principal of, and interest on, such Lender's Eurodollar Loans or Alternate Base Rate Loans are made, as notified to the Agent from time to time.

        "LETTER OF CREDIT" shall mean a letter of credit issued by the Issuing Bank pursuant to Section 2.3 hereof.

        "LIBO RATE" shall mean, with respect to the Interest Period for a Eurodollar Loan, an interest rate per annum equal to the quotient (rounded upwards to the next 1/ 100 of 1%) of (A)


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

the average of the rates at which Dollar deposits approximately equal in principal amount to the Agent's portion of such Eurodollar Loan and for a maturity equal to the applicable Interest Period are offered to the Lending Office of the Agent in immediately available funds in the London Interbank Market for Eurodollars at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period divided by (B) one minus the applicable statutory reserve requirements of the Agent, expressed as a decimal (including without duplication or limitation, basic, supplemental, marginal and emergency reserves), from time to time in effect under Regulation D or similar regulations of the Board. It is agreed that for purposes of this definition, Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D.

        "LIEN" shall mean any mortgage, copyright mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including, without limitation, any conditional sale or other title retention agreement, any agreement to grant a security interest at a future date, any lease in the nature of security, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

        "LIFE INSURANCE AGREEMENT" shall mean the assignment (in the form and substance satisfactory to the Agent) of the Life Insurance Policy, which assignment has been duly executed by the Borrower in favor of the Agent for the benefit of itself, the Issuing Bank and the Lenders, as such assignment may be supplemented or amended from time to time.

        "LIFE INSURANCE POLICY" shall mean the key man life insurance policy issued by Lincoln Benefit Life Company to the Borrower on the life of Gary Barber in the face amount of $***, and any supplemental or replacement policies relating thereto.

        "LOAN" or "LOANS" shall have the meaning given to such term in Section 2.1(a) hereof.

        "MARGIN STOCK" shall be as defined in Regulation U of the Board.

               "MATERIAL ADVERSE EFFECT" shall mean any event or condition that
(a) has material adverse effect on the business, assets, properties, performance, operations, condition (financial or otherwise) or prospects of the Credit Parties taken as a whole or the General Partner, (b) materially impairs the ability of the Borrower, the General Partner or all the Credit Parties taken as a whole to perform their respective obligations under any Fundamental Document to which it is or will be a party or any of the Distribution Agreements to which it is a party or (c) materially and adversely affects the Lien granted to the Agent (for the benefit of itself, the Issuing Bank and the Lenders) under any Fundamental Document or materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to the Lenders under, any Fundamental Document; PROVIDED, HOWEVER, that in any event or condition will be deemed to have a "Material Adverse Effect" if such event or condition when taken together with all other events and conditions occurring or in existence at such time (including all other events and "conditions which, but for the fact that a representation, warranty or covenant is subject to a Material Adverse Effect" exception, would cause such representation or warranty contained herein to be untrue or such covenant to be breached) would result in a "Material Adverse Effect", even though, individually, such event or condition would not do so and PROVIDED, FURTHER,


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

however, that an event or condition shall not cause a "Material Adverse Effect" under clause (c) above, if such event or condition was caused solely by the Agent, the Issuing Bank or any of the Lenders.

        "MATURITY DATE" shall mean June 18, 2004.

        "MULTIEMPLOYER PLAN" shall mean a plan described in Section 4001 (a)(3) of ERISA to which any Credit Party or ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the five preceding Plan years made or accrued an obligation to make contributions.

        "NEGATIVE PICKUP OBLIGATION" shall mean, with respect to any Picture produced by a third party (which is not a Subsidiary or Affiliate of a Credit Party), a commitment to pay a certain sum of money, or any other Investment, made by a Credit Party or a Subsidiary of a Credit Party in order to obtain ownership of, or distribution rights in, such Picture, provided that such commitment or other Investment does not require any payment unless and until the requirements of clauses (ii)(A) and (ii)(C) of the definition of Completion have been satisfied.

        "NOTE" or "NOTES" shall have the meaning given to such term in Section
2.2 hereof.

        "NOTICE OF ASSIGNMENT AND IRREVOCABLE INSTRUCTIONS" shall mean the Notice of Assignment and Irrevocable Instructions substantially in the form of Exhibit M hereto or in such other form as shall be acceptable to the Agent, including, without limitation, the inclusion of such notice and instructions in a Distribution Agreement.

        "OBLIGATIONS" shall mean the obligation of the Borrower to make due and punctual payment of (i) principal of and interest on the Loans, the Commitment Fees, any reimbursement obligations in respect of Letters of Credit, costs and attorneys' fees and all other monetary obligations of the Borrower to the Agent, the Issuing Bank or any Lender under this Credit Agreement, the Notes, any other Fundamental Document or the Fee Letter, (ii) all amounts payable by the Borrower to any Lender under any Currency Agreement or Interest Rate Protection Agreement, provided that the Agent shall have received written notice thereof within ten (10) Business Days after execution of such Currency Agreement or Interest Rate Protection Agreement and (iii) amounts payable to The Chase Manhattan Bank in connection with any bank account maintained by the Borrower or any other Credit Party at The Chase Manhattan Bank or any other banking services provided to the Borrower or any other Credit Party by The Chase Manhattan Bank.

        "OTHER RECEIVABLES" shall mean those receivables that meet all of the requirements of an "Eligible Receivable" but the obligor is not an Approved Account Debtor.

        "PARTNER SECURITY AGREEMENT" shall mean the Security Agreement substantially in the form of Exhibit H hereto, among the General Partner, Gary Barber, Roger Birnbaum and the Agent, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        "PERCENTAGE" shall mean with respect to any Lender, the percentage of the Total Commitment represented by such Lender's Commitment.

        "PERMITTED ENCUMBRANCES" shall mean Liens permitted under Section 6.2 hereof.

        "PERSON" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

        "PFD AGREEMENTS" shall mean the BVD Agreements. the Taurus Agreements, the Pony Canyon Agreement and the Svensk Agreement.

        "PFD MINIMUM GUARANTEES" shall mean, with respect to any Picture, the BVD Minimum Guarantee, the Taurus Minimum Guarantee and the Pony Canyon Minimum Guarantee, in each case, for such Picture.

        "PHYSICAL MATERIALS" shall have the meaning given to such term in paragraph (iv) of the definition of "Collateral" herein.

        "PICTURE" shall mean any feature length motion picture, film or video tape produced for initial release in the theatrical market, in each case whether recorded on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device whether now known or hereafter developed, with respect to which the Borrower and/or any other Credit Party (i) is an initial copyright owner or subsequently becomes the copyright owner, (ii) acquires an equity interest or distribution or other exploitation rights or (iii) has entered into a transaction to acquire distribution or other exploitation rights. The term "Picture" shall include, without limitation, the scenario, screenplay or script upon which a Picture is based, all of the properties thereof, tangible and intangible, and whether now in existence or hereafter to be made or produced, whether or not in possession of a Credit Party, and all rights therein and hereto, of every kind and character.

        "PLAN" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA, other than a Multiemployer Plan, maintained or contributed to by any Credit Party, or any ERISA Affiliate, or otherwise pursuant to which any Credit Party could have liability.

        "PLEDGED COLLATERAL" shall mean the Pledged Securities and any proceeds (as defined in Section 9-306(l) of the UCC) of the Pledged Securities.

        "PLEDGED SECURITIES" shall mean (a) all of the issued and outstanding capital stock or other equity interests of any Subsidiary (other than a Controlled Foreign Corporation with respect to which the Borrower has been permitted to pledge only ***% of the stock or other equity interests of such Controlled Foreign Corporation in accordance with Section 5.22 hereof) directly or indirectly owned or controlled by the Borrower, (b) ***% of the issued and outstanding capital stock or other equity interests of any Controlled Foreign Corporation with respect to which the Borrower has been permitted to pledge only ***% of the stock or other equity interests thereof in accordance with Section
5.22 hereof and (c) all other equity securities or interests now or hereafter owned by a Credit Party, all as initially listed on Schedule 3.21 hereto.


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        "PLEDGEHOLDER AGREEMENT" shall mean a laboratory pledgeholder agreement among a Credit Party (or Credit Parties), the Agent, certain distributors (as applicable), the Approved Completion Guarantor for such Picture (if there is one), and one or more Laboratories, substantially in the form of Exhibit E-1 or Exhibit E-2 hereto, or in such other form and with such additional parties as shall be acceptable to the Agent.

        "PLEDGOR" shall mean those Credit Parties that own any of the Pledged Securities.

        "PONY CANYON" shall mean Pony Canyon Inc.

        "PONY CANYON AGREEMENT" shall mean that certain Memorandum Agreement entered into as of the ____ day of December, 1998, between the Borrower and Pony Canyon, as such agreement may be amended, supplemented or otherwise modified, renewed or re aced from time to time.

        "PONY CANYON MINIMUM GUARANTEE" shall mean, with respect to any Picture, the aggregate amount payable to the Borrower by Pony Canyon for such Picture pursuant to paragraph 10 of the Pony Canyon Agreement.

        "PREPAYMENT DATE" shall be as defined in Section 2.7(g) hereof.

        "PRODUCTION ACCOUNT(S)" shall mean individually or collectively, as the context so requires, each demand deposit account established by a Credit Party at a commercial bank located in the United States or otherwise acceptable to the Agent, for the sole purpose of paying the production costs of a particular Picture and as to which the Approved Completion Guarantor for such Picture has agreed in writing that amounts deposited in such account shall be deemed available for production of such Picture for purposes of the Completion Bond for such Picture.

        "PRODUCTION EXPOSURE" shall mean (i) for a Picture produced or being produced by a Credit Party. the amount of the Cash Budget for such Picture and
(ii) for a Picture acquired or being acquired by a Credit Party, the acquisition price paid or to be paid by a Credit Party.

        "PRODUCTION SUBFACILITY" shall have the meaning given to such term in the Introductory Statement hereof.

        "PRODUCTION LOAN(S)" shall have the meaning given to such term in
Section 2. 1(k) hereof.

        "PRO RATA SHARE" shall mean with respect to any Obligation or other amount, each Lender's pro rata share of such Obligation or other amount determined in accordance with such Lender's Percentage.

        "QUIET ENJOYMENT" shall be as defined in Section 8.13 hereof.

        "REGULATION D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

        "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

        "REPORTABLE EVENT" shall mean any reportable event as defined in Section 4043(c) of ERISA.

        "REQUIRED LENDERS" shall mean (i) Lenders holding at least 51 % of the unpaid principal amount of the Loans and L/C Exposure then outstanding or (ii) if no Loans and no Letters of Credit are then outstanding, Lenders holding at least 51 % of the Total Commitment.

        "RESTRICTED PAYMENT" shall mean (i) any distribution, dividend or other direct or indirect payment on account of shares of any class of stock of, partnership interest in, or any other equity interest of, a Credit Party, (ii) any redemption or other acquisition, re-acquisition or retirement by a Credit Party of any shares of any class of its own stock or other equity interest(s) or equity interest(s) of another Credit Party or an Affiliate, now or hereafter outstanding, (iii) any payment made to retire, or obtain the surrender of, any outstanding warrants, puts or options or other rights to purchase or otherwise acquire shares of any class of stock of, or any equity interest in, a Credit Party or an Affiliate, now or hereafter outstanding, (iv) any payment by a Credit Party of principal of, premium, if any, or interest on, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to any indebtedness now or hereafter outstanding which indebtedness is subordinated to any of the Obligations and (v) any compensation to employees of a Credit Party.

        "SPECIFIED APPROVED ACCOUNT DEBTORS" shall mean those Approved Account Debtors that are marked with an asterisk on Schedule 2 hereto.

        "SUBSIDIARY" shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

        "SVENSK" shall mean AB Svensk Filmindustri.

        "SVENSK AGREEMENT" shall mean that certain Memorandum of Agreement entered into as of the 10th day of November, 1998 between the Borrower and Svensk, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

        "TAURUS" shall mean Taurus Film GmbH and Co. KG.

        "TAURUS AGREEMENTS" shall mean collectively, the Taurus Distribution Agreement and the Taurus Loan Documents.

        "TAURUS DISTRIBUTION AGREEMENT" shall mean either (i) the Output Agreement Term Sheet executed by the Borrower and Taurus or (ii) any long form agreement executed by the Borrower and Taurus which agreement replaces the Output Agreement Term Sheet without varying any of


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

the material terms thereof, in each case as such documents may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

        "TAURUS LOAN DOCUMENTS" shall mean the loan documents executed by the Borrower in connection with the transactions contemplated by the Loan Term Sheet executed by the Borrower and Taurus, as such documents may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

        "TAURUS LOANS" shall mean the loans made to the Borrower by Taurus pursuant to the Taurus Loan Documents.

        "TAURUS MINIMUM GUARANTEE" shall mean, with respect to any Picture, the License Fee Minimum Guarantee payable to the Borrower by Taurus for such Picture pursuant to the Taurus Distribution Agreement.

        "TOTAL COMMITMENT" shall mean the aggregate amount of the Commitments then in effect of all of the Lenders, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

        "TRADEMARK SECURITY AGREEMENT" shall mean the Trademark Security Agreement substantially in the form of Exhibit G hereto to be executed by the Borrower, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

        "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

        "UNCOMPLETED" shall mean not Completed.

        "UNSOLD RIGHTS CREDIT" shall mean with respect to a Picture at any date of determination. an amount equal to the lesser of (i) ***% of the Cash Budget for such Picture minus ***% of the amount of any sale of, or any collection relating to, rights in such Picture for any media in any foreign territory (other than amounts paid or collected pursuant to the BVD Distribution Agreement, the Taurus Distribution Agreement, the Pony Canyon Agreement or any Distribution Agreement with respect to France and French speaking Belgium) and
(ii) ***% of the Borrower's written estimate (made in good faith and based on assumptions believed be reasonable at the time made) of the revenues to be generated in the first cycle of exploitation of the unsold rights to such Picture for any media in any foreign territory.

        "WORKING CAPITAL LOAN(S)" shall have the meaning given to such terms in
Section 2. 1 (k) hereof

        "WORKING CAPITAL SUBFACILITY" shall have the meaning given to such term in the Introductory Statement hereof


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

2.      THE LOANS

        SECTION 2.1. LOANS.

        (a) Each Lender, severally and not jointly, agrees, upon the terms and subject to the conditions hereinafter set forth, to make loans (the "LOANS") to the Borrower on any Business Day and from time to time from the Closing Date to but excluding the Commitment Termination Date. each in a principal amount which when added to the aggregate principal amount of all Loans then outstanding to the Borrower from such Lender, PLUS such Lender's Pro Rata Share of the then current L/C Exposure does not exceed such Lender's Commitment (after giving effect to all Loans repaid and all reimbursements of Letters of Credit made concurrently with the making of any Loans).

        (b) Notwithstanding anything to the contrary above, a Lender shall not be obligated to make any Loan or to incur any incremental L/C Exposure if, as a result thereof, the sum of the aggregate principal amount of all Loans then outstanding PLUS the then current L/C Exposure PLUS the aggregate amount of Completion Reserves for all Pictures would exceed (i) the Total Commitment then in effect or (ii) the Borrowing Base.

        (c) In addition, notwithstanding anything to the contrary above, a Lender shall not be obligated to make a Working Capital Loan or to incur any incremental L/C Exposure on account of a Letter of Credit issued under the Working Capital Subfacility if, as a result thereof, the sum of the aggregate principal amount of all Working Capital Loans then outstanding PLUS the then current L/C Exposure with respect to Letters of Credit issued under the Working Capital Subfacility would exceed $10,000,000.

        (d) Subject to the terms and conditions of this Credit Agreement, at a time prior to the Commitment Termination Date, the Borrower may borrow, repay and re-borrow amounts constituting the Commitments.

        (e) Each Loan shall be either an Alternate Base Rate Loan or Eurodollar Loan (each such type of Loan, an "INTEREST RATE TYPE") as the Borrower may request. Subject to Section 2.11(d), each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing a foreign branch or affiliate to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms hereof and of the relevant Note. Subject to the other provisions of this Section, Section 2.8(b) and Section 2.12, Loans of more than one Interest Rate Type may be outstanding at the same time.

        (f) Each Loan requested hereunder on any date shall be made by each Lender in accordance with its respective Percentage.

        (g) The Borrower shall give the Agent prior written, telecopier or telephonic (promptly confirmed in writing) notice of each Borrowing hereunder; such notice shall be irrevocable and to be effective, must be received by the Agent not later than 2:00 p.m., New York City time, (i) in the case of Alternate Base Rate Loans, on the Business Day preceding the date on which such Loan is to be made and (ii) in the case of Eurodollar Loans, on the third Business Day preceding the date on which such Loan is to be made. Such notice shall specify


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

(A) the amount of the proposed Borrowing, (B) the date thereof (which shall be a Business Day), (C) whether the Loan then being requested is to be (or what portion or portions thereof are to be) a Production Loan or a Working Capital Loan and (D) whether the Loan then being requested is to be (or what portion or portions thereof are to be) an Alternate Base Rate Loan or a Eurodollar Loan and the Interest Period or Interest Periods with respect thereto in the case of Eurodollar Loans. In the case of a Eurodollar Loan, if no election of an Interest Period is specified in such notice, such notice shall be deemed a request for an Interest Period of one month. If no election is made as to the Interest Rate Type of any Loan, such notice shall be deemed a request for an Alternate Base Rate Loan. The Lenders shall not be required to make Loans hereunder more often than two times each calendar week.

        (h) The Agent shall promptly notify each Lender of its proportionate share of each Borrowing the date of such Borrowing, the Interest Rate Type of each Loan being requested and the Interest Periods applicable thereto. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081,
Attention: Gloria Javier for credit to the Chase Clearing Account and in each case, no later than 12:00 noon New York City time, in Federal or other immediately available funds; PROVIDED, HOWEVER, that there shall be no such requirement with respect to that portion of any Production Loan made by a Lender which is borrowed for the purpose of repaying Working Capital Loans owing to such Lender or paying interest on Production Loans owing to such Lender hereunder, in which case each such Lender upon notice from the Agent shall directly credit the amount of such Production Loan against the amount of such Working Capital Loan being repaid or the amount of interest being paid (as applicable).

        (i) Notwithstanding any provision to the contrary in this Credit Agreement the Borrower shall not, in any notice of borrowing under this Section
2.1 request any Eurodollar Loan which, if made, would result in an aggregate of more than eight (8) separate Eurodollar Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Eurodollar Loans having Interest Periods commencing or ending on different days shall be considered separate Eurodollar Loans.

        (j) The aggregate amount of any Borrowing consisting of Eurodollar Loans shall be in a minimum aggregate principal amount of $1,000,000 or such greater amount which is an integral multiple of $100,000, and the aggregate amount of any Borrowing consisting of Alternate Base Rate Loans shall be in a minimum aggregate principal amount of $500,000 or such greater amount which is an integral multiple of $100,000 (or such lesser amount as shall equal (i) the available but unused portion of the Total Commitment then in effect or (ii) the amount of any Borrowing to fund drawings under Letters of Credit).

        (k) Each Loan requested by the Borrower shall be either a loan (i) to be used for the acquisition and development of motion picture projects and for other general business purposes (a "WORKING CAPITAL LOAN") or (ii) to be used to finance the production or acquisition of a Picture (a "PRODUCTION LOAN") as specified in the Borrowing Certificate delivered by the Borrower to the Agent in connection with such Loan. The Agent shall disburse the proceeds of Production Loans by depositing them directly to a Production Account for the relevant Picture except that (x) proceeds of any Production Loan which are used to acquire a Picture shall be


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

immediately applied to the payment of the acquisition cost of such Picture in such manner as the Borrower and the Agent may agree, (y) any portion of the proceeds of a Production Loan which are used to reimburse the Borrower for its own cash that has been invested into such Picture shall be deposited in an account of the Borrower, as the Borrower may specify to the Agent in writing and
(z) proceeds of Production Loans used to repay Working Capital Loans or to pay interest on Production Loans shall be applied directly to such purpose by each Lender as evidenced appropriate entries on the records of the Agent and the Lenders and without actually transferring any funds through the Agent. The Agent shall disburse the proceeds of Working Capital Loans by depositing them in an account of the Borrower maintained with the Agent as the Borrower may specify to the Agent in writing.

        (l) Notwithstanding the provisions of paragraph (g) above and/or the absence of a request from the Borrower that the Lenders make a Loan, if the Approved Completion Guarantor for a Picture shall have taken over production of such Picture pursuant to the Completion Bond or any other agreements with respect to such Picture between such Approved Completion Guarantor and the Borrower and/or any other Credit Party, then the Lenders may make Loans with respect to the production of such Picture and pay the proceeds thereof directly to the Approved Completion Guarantor to be used to finance the production, completion and delivery of such Picture pursuant to the terms of the Completion Bond.

        SECTION 2.2. NOTES; REPAYMENT.

        (a) The Loans made by each Lender hereunder shall be evidenced by a promissory note substantially in the form of Exhibit A hereto (each a "NOTE" and collectively, the "NOTES") in the face amount of such Lender's Commitment, payable to the order of such Lender, duly executed on behalf of the Borrower and dated as of the date hereof. The outstanding principal balance of each Loan as evidenced by a Note shall be payable in full on the Maturity Date, subject to mandatory prepayment as provided in Section 2.7 hereof and acceleration as provided in Article 7 hereof.

        (b) Each of the Notes shall bear interest on the outstanding principal balance thereof as set forth in Section 2.4 hereof. Each Lender and the Agent on its behalf is hereby authorized by the Borrower, but not obligated, to enter on the reverse of, or on an attachment to, the appropriate Note the amount of each Loan, the amount of each payment or prepayment of principal or interest and the other information provided for therein, in the appropriate spaces; PROVIDED, HOWEVER, that the failure of any Lender or the Agent to enter the amount of such Loans, payments or prepayments or other information, or any error with respect thereto, shall not in any manner affect the obligation of the Borrower to repay the Loans.

        (c) All amounts received by the Agent from or on behalf of the Borrower as a payment or prepayment of, or interest on, the Notes shall be applied among the Notes of the Lenders on a pro rata basis in accordance with the outstanding Loans owed to each Lender.

        SECTION 2.3. LETTERS OF CREDIT.

        (a) (i) Upon the terms and subject to the conditions hereof and of Applicable Law, the Issuing Bank agrees, upon the request of the Borrower, to issue Letters of Credit (and to


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

extend Letters of Credit previously issued hereunder) payable in Dollars from time to time after the Closing Date and prior to the Commitment Termination Date, PROVIDED, HOWEVER, that (A) the Borrower shall not request, and the Issuing Bank shall not issue, any Letter of Credit if, after giving effect thereto, the sum of the then current L/C Exposure, PLUS the aggregate principal amount of all Loans then outstanding, PLUS the aggregate amount of Completion Reserves for all Pictures would exceed the then current amount of the Borrowing Base or the Total Commitment then in effect, (B) the Borrower shall not request, and the Issuing Bank shall not issue, any Letter of Credit having an expiration date (x) later than the tenth day prior to the Commitment Termination Date or
(y) more than one year after its date of issuance or extension, (C) the Borrower shall not request, and the Issuing Bank shall not issue any Letter of Credit under the Working Capital Subfacility if, after giving effect thereto, the sum of the then current L/C Exposure with respect to Letters of Credit issued under the Working Capital Subfacility PLUS the aggregate principal amount of all Working Capital Loans then outstanding would exceed $10,000,000.

        (ii) Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Bank a participation in such Letter of Credit in accordance with such Lender's Percentage.

        (iii) Each Letter of Credit may, at the option of the Issuing Bank, provided that the Issuing Bank may (but shall not be required to) pay all or any part of the maximum amount which, may at any time be available for drawing thereunder to the beneficiary thereof upon the occurrence or continuation of an Event of Default and the acceleration of the maturity of the Loans, provided that, if payment is not then due to the beneficiary, the Issuing Bank shall deposit the funds in question in a segregated account with the Issuing Bank to secure payment to the beneficiary and any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Issuing Bank for distribution to the Lenders (or, if all Obligations shall have been paid in full in cash, to the Borrower) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by the Issuing Bank as provided in this paragraph shall be treated for all purposes of this Credit Agreement as a drawing duly honored by such Issuing Bank under the related Letter of Credit.

        (b) Whenever the Borrower desires the issuance of a Letter of Credit, it shall deliver to the Agent and the Issuing Bank a written notice no later than 2:00 p.m. (New York City time) at least three (3) Business Days prior to the proposed date of issuance. That notice shall specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the face amount of the Letter of Credit, (iii) whether the Letter of Credit is to be issued under the Working Capital Subfacility or the Production Subfacility (in which case, it shall also specify the Picture to which it relates), (iv) the expiration date of the Letter of Credit and (v) the name and address of the beneficiary. Such notice shall be accompanied by a brief description of the underlying transaction and upon request of the Issuing Bank or the Agent, the Borrow shall provide additional details regarding the underlying transaction. Concurrently with the giving of written notice of a request for the issuance of a Letter of Credit, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank, to make payment under


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

the Letter of Credit: PROVIDED, HOWEVER, that the Issuing Bank, in its reasonable discretion, may require customary changes in any such documents and certificates to be presented by the beneficiary. Any Letter of Credit issued under the Working Capital Subfacility shall be issued in connection with the acquisition and development of motion picture projects or for general business purposes; and any Letter of Credit issued under the Production Subfacility shall be issued in connection with the production or acquisition of a Picture. Upon issuance of each Letter of Credit, the Issuing Bank shall notify the Agent of the issuance of such Letter of Credit. Promptly after receipt of such notice, the Agent shall notify each Lender of the issuance and the amount of such Lender's respective participation in the applicable Letter of Credit.

        (c) The acceptance and payment of drafts under any Letter of Credit shall be made in accordance with the terms of such Letter of Credit and the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500, as adopted or amended from time to time. The Issuing Bank shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by the Issuing Bank in good faith to be genuine. The Issuing Bank shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to be determine in accordance with customary commercial practices that the documents which are required to be presented before payment or acceptance of a draft under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

        (d) If the Issuing Bank shall make payment on any draft presented under a Letter of Credit (regardless of whether a Default, Event of Default or acceleration has occurred), the Issuing Bank shall give notice of such payment to the Agent and the Lenders and each Lender hereby authorizes and requests the Issuing Bank to advance for its account, pursuant to the terms hereof, its share of such payment based upon its participation in the Letter of Credit and agrees promptly to reimburse the Issuing Bank in immediately available funds for the Dollar equivalent of the amount so advanced on its behalf by the Issuing Bank. If any such reimbursement is not made by any Lender in immediately available funds on the same day on which the Issuing Bank shall have made payment on any such draft, such Lender shall pay interest thereon to the Issuing Bank at a rate per annum equal to the Issuing Bank's cost of obtaining overnight funds in the New York Federal Funds Market for the first three days following the time when such Lender fails to make the required reimbursement, and thereafter at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans.

        (e) The Borrower is absolutely, unconditionally and irrevocably obligated to reimburse al I amounts drawn under each Letter of Credit. If any draft is presented under a Letter of Credit. the payment of which is required to be made at any time on or before the Commitment Termination Date, then payment by the Issuing Bank of such draft shall constitute an Alternate Base Rate Loan hereunder and interest shall accrue from the date the Issuing Bank, makes payment on such draft under such Letter of Credit. If any draft is presented under a Letter of Credit, the payment of which is required to be made after the Commitment Termination Date or at the time when an Event of Default or Default shall have occurred and then be continuing, then the Borrower shall immediately pay to the Issuing Bank, in immediately available funds, the


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

full amount of such draft together with interest thereon at a rate per annum of 2% in excess of the rate then in effect for Alternate Base Rate Loans from the date on which the Issuing Bank makes such payment of such draft until the date it receives full reimbursement for such payment from the Borrower. The Borrower further agrees that the Issuing Bank may reimburse itself for such drawing from the balance in the Chase Clearing Account or from the balance in any other account of the Borrower maintained with the Issuing Bank.

        (f) (i) The Borrower agrees to pay the following amounts to the Issuing Bank with respect to Letters of Credit issued by it hereunder:

        (A) with respect to the issuance, amendment, transfer or other transaction related to a Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer, drawing or other transaction, as the case may be; and

        (B) a fronting fee payable to the Issuing Bank for the period from and including the Closing Date to, but excluding, the Maturity Date. computed at a rate equal to ***% per annum of the daily average L/C Exposure (calculated in the same manner as interest on a Eurodollar Loan), such fee to be due and payable in arrears on and through the last Business Day of each March, June, September and December in each year (commencing on the last Business Day of March, 1999) prior to the Maturity Date or the expiration of the last outstanding Letter of Credit (whichever is later) and on the later of the Maturity Date and the expiration of the last outstanding Letter of Credit.

        (ii) The Borrower agrees to pay to the Agent for distribution to each Lender in respect of its L/C Exposure, such Lender's Pro Rata Share of a commission equal to (A) a per annum percentage rate equal to the Applicable Margin for Eurodollar Loans multiplied by (B) the average daily amount of the L/C Exposure. Such commission shall be calculated in the same manner as interest on a Eurodollar Loan and shall be due and payable in arrears on and through the last Business Day of each March, June, September and December (commencing the last Business Day of March, 1999) prior to the Maturity Date or the expiration of the last outstanding Letter of Credit (whichever is later) and on the later of the Maturity Date and the expiration of the last outstanding Letter of Credit; and

        (iii) Promptly upon receipt by the Issuing Bank or the Agent of any amount described in clause (ii) of this Section 2.3(f), or any amount described in Section 2.3 (e) previously reimbursed to the Issuing Bank by the Lenders, the Issuing Bank or the Agent (as applicable) shall distribute to each Lender its pro rata share of such amount based on its participation in, or amount paid by such Lender with respect to, the applicable Letter(s) of Credit. Amounts payable under clauses (i)(A) and (i)(B) of this Section 2.3(f) shall be paid directly to the Issuing Bank and shall be for its exclusive use.

        (g) If by reason of (i) any change in Applicable Law after the Initial Date, or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof, or (ii) compliance by the Issuing Bank or any Lender


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

with any direction, request or requirement (whether or not having the force of law) issued after the Initial Date by any Governmental Authority or monetary authority, including, without limitation, any change whether or not proposed or published prior to the Initial Date and any modifications to Regulation D occurring after the Initial Date:

        (A) the Issuing Bank or any Lender shall be subject to any tax, levy, impost, duty, fee, charge, deduction or withholding of any nature with respect to any Letter of Credit (other than withholding tax imposed by the United States of America or any other tax, levy, impost, duty, fee, charge, deduction or withholding (1) that is measured with respect to the overall net income of the Issuing Bank or such Lender or of a Lending Office of the Issuing Bank or such Lender, and that is imposed by the United States of America, or by the jurisdiction in which the Issuing Bank or such Lender is incorporated, or in which such Lending Office is located, managed or controlled or in which the Issuing Bank or such Lender has its principal office or a presence which is not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein) or (2) that is imposed solely by reason of the Issuing Bank or such Lender failing to make a declaration of, or otherwise to establish, nonresidence or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where the Issuing Bank or such Lender may properly make the declaration or claim or so establish nonresidence or otherwise comply), or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this
Section 2.3, whether directly or by such being imposed on or suffered by the Issuing Bank or any Lender;

        (B) the basis of taxation of any fee or amount payable hereunder with respect to any Letter of Credit or any participation therein shall be changed;

        (C) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by the Issuing Bank or participations therein purchased by any Lender; or

        (D) there shall be imposed on the Issuing Bank or any Lender any other condition regarding this Section 2.3, any Letter of Credit or any participation therein:

and the result of the foregoing is to directly or indirectly increase from the conditions that exist on the Initial Date the cost to the Issuing Bank or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by the Issuing Bank or any Lender, then and in any such case the Issuing Bank or such Lender may, at any time, notify the Borrower, and the Borrower shall pay on demand such amounts as the Issuing Bank or such Lender may specify to be necessary to compensate the Issuing Bank or such Lender for such additional cost or reduced receipt. Sections 2.11 (b), (c) and (d) shall in all instances apply to the Issuing Bank and any Lender with respect to the Letters of Credit issued hereunder. The determination by the Issuing Bank or any Lender, as the case may be, of any amount due pursuant to this Section 2.3 as set forth in a certificate setting forth the calculation thereof in reasonable detail shall, in the absence of manifest error, be final, conclusive and binding on all of the parties hereto.


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        (h) If at any time when an Event of Default shall have occurred and be continuing, any Letters of Credit shall remain outstanding, then the Agent may, and if directed by the Required Lenders shall, require the Borrower to deliver to the Agent Cash Equivalents in an amount equal to the full amount of the L/C Exposure or to furnish other security acceptable to the Required Lenders. Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the Issuing Bank for the amount of any drawings honored under Letters of Credit; PROVIDED, HOWEVER, that if prior to the Maturity Date, (i) no Default or Event of Default is then continuing, then the Agent shall return all of such collateral relating to such deposit to the Borrower if requested by it or (ii) Letters of Credit shall expire or be returned by the beneficiary so that the amount of the Cash Equivalents delivered to the Agent hereunder shall exceed the then current L/C Exposure, then such excess shall first be applied to pay any Obligations then due under this Credit Agreement and the remainder shall be returned to the Borrower.

        (i) Notwithstanding the termination of the Commitments and the payment of the Loans, the obligations of the Borrower under this Section 2.3 shall remain in full for and effect until the Agent, the Issuing Bank and the Lenders shall have been irrevocably released from their obligations with regard to any and all Letters of Credit.

        SECTION 2.4. INTEREST.

        (a) In the case of an Alternate Base Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365/366 days, as the case may be, during such times as the Alternate Base Rate is based upon the Prime Rate, and over a year of 360 days at all other times) equal to the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans. Interest shall be payable in arrears on each Alternate Base Rate Loan on each applicable Interest Payment Date and on the Maturity Date.

        (b) In the case of a Eurodollar Loan, interest shall be payable at a ratio per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate plus the Applicable Margin for Eurodollar Loans. Interest shall be payable on each Eurodollar Loan on each applicable Interest Payment Date, on the Maturity Date and on the date of a conversion of such Eurodollar Loan to an Alternate Base Rate Loan. The Agent shall determine the applicable LIBO Rate for each Interest Period as soon as practicable on the date when such determination is to be made in respect of such Interest Period and shall promptly notify the Borrower and the Lenders of the applicable interest rate so determined. Such determination shall be conclusive absent manifest error.

        (c) Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid or, if applicable, converted to a Loan of a different Interest Rate Type.

        (d) Anything in this Credit Agreement or the Notes to the contrary notwithstanding, the interest rate on the Loans or with respect to any drawing under Letter of Credit shall in no event be in excess of the maximum rate permitted by Applicable Law.


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        SECTION 2.5. COMMITMENT FEE AND OTHER FEES.

        (a) The Borrower agrees to pay to the Agent for the account of each Lender on the last Business Day of each March, June, September and December in each year (commencing on the last Business Day of March, 1999) prior to the Commitment Termination Date, on the date of any termination or reduction of the Total Commitment, and on the Commitment Termination Date, a fee (the "COMMITMENT FEE" and collectively, for all the Lenders, the "COMMITMENT Fees") of ***% per annum (computed on the basis of the actual number of days elapsed during the preceding period or quarter over a year of 360 days) on the average daily amount during the preceding period or quarter by which such Lender's Commitment (as such Commitment may be reduced in accordance with the provisions of this Credit Agreement) exceeded the sum of such Lender's Percentage of the L/C Exposure PLUS the aggregate principal amount of such Lender's outstanding Loans.

        (b) The Commitment Fees shall commence to accrue on the date this Credit Agreement is executed by all the parties hereto.

        (c) In addition, the Borrower agrees to pay to the Agent, on the date this Credit Agreement is executed by all the parties hereto, any and all fees that are then due and payable pursuant to the Fee Letter.

        SECTION 2.6. TERMINATION AND/OR REDUCTION OF THE COMMITMENTS.

        (a) Upon at least three (3) Business Days' prior written, telecopier or telephonic notice (provided that such telephonic notice is immediately followed by written confirmation) to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment. In the case of a partial reduction, each such reduction of the Total Commitment shall be in a minimum aggregate principal amount of $*** or an integral multiple thereof; PROVIDED, HOWEVER, that the Total Commitment may not be reduced to an amount less than the sum of the aggregate principal amount of all Loans then outstanding, PLUS the then current L/C Exposure PLUS the aggregate amount of Completion Reserves for all Pictures. Any partial reduction of the Total Commitment shall be made among the Lenders ratably in accordance with their respective Percentages.

        (b) The Total Commitment shall be permanently reduced by an amount equal to 100% of any proceeds received by the Agent (for the benefit of itself, the Issuing Bank and the Lenders) or any Credit Party from the Life Insurance Policy or any claim thereunder. Such reduction in the Total Commitment pursuant to this
Section 2.6(b) shall occur simultaneously with the receipt by the Agent or such Credit Party of such insurance proceeds.

        (c) Simultaneously with each such termination or reduction of the Total Commitment, the Borrower shall pay to the Agent for the benefit of the Lenders all accrued and unpaid Commitment Fees on the amount of the Commitment so terminated or reduced through the date of such termination or reduction.


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        SECTION 2.7. PREPAYMENTS.

        (a) Subject to the provisions of paragraph (g) below, on any Business Day on which the balance in the Collection Account for a Picture exceeds
$*** such balance shall be applied to repay outstanding Loans in accordance with the provisions of Section 2.7(f)(i) below.

        (b) The Borrower shall prepay the Loans (i) in an amount equal to balance in any Production Account for a Picture remaining after all expenditures relating to the production (including post-production) and Completion of such Picture shall have been paid or after the abandonment of the production of such Picture, (ii) as provided in Section 5.5 (f) hereof with respect to any proceeds of the Life Insurance Policy or any claim thereunder and (iii) in an amount equal to any insurance proceeds received, except as otherwise provided in
Section 5.5(e) hereof.

        (c) If at any time the sum of the aggregate principal amount of all Loans outstanding, PLUS the then current L/C Exposure, PLUS the aggregate amount of Completion Reserves for all Pictures shall ever exceed the Total Commitment hereunder, the Borrower will immediately prepay Loans to the extent necessary to eliminate such excess.

        (d) If at any time the sum of the Loans outstanding, PLUS the then current L/C Exposure, PLUS the aggregate amount of Completion Reserves for all Pictures shall exceed the Borrowing Base as set forth on the most recent Borrowing Base Certificate, the Borrower shall immediately prepay Loans or deposit Cash Equivalents in the General Cash Collateral Account to the extent necessary to eliminate such excess.

        (e) Subject to the terms of Section 2.10, the Borrower shall have the right at its option at any time and from time to time to prepay (i) any Alternate Base Rate Loan, in whole or in part, upon at least one (1) Business Day's prior written, telecopier, or telephonic (promptly confirmed in writing) notice to the Agent, in the principal amount of $*** or such greater amount which is an integral multiple of $*** if prepaid in part, and (ii) any Eurodollar Loan, in whole or in part, upon at least three (3) Business Days' prior written, telecopier, or telephonic (promptly confirmed in writing) notice, in the principal amount of $*** or such greater amount which is an integral multiple of $*** if prepaid in part. Each notice of prepayment shall specify the prepayment date, each Loan to be prepaid and the principal amount thereof, shall be irrevocable and shall commit the Borrower to prepay each such Loan in the amount and on the date stated therein. All prepayments of Eurodollar Loans under this Section 2.7 (e) shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment.

        (f) All prepayments of Loans under this Section 2.7 shall, as regards Interest Rate Type, be applied first to Alternate Base Rate Loans, and subject to Section 2.7(g) hereof, then to Eurodollar Loans in the order of the scheduled expiry of Interest Periods with respect thereto (i.e., those Eurodollar Loans with Interest Periods which end sooner would be paid before those with Interest Periods which end later). In addition, all prepayments under this Section 2.7 shall, as regards the origin of such Loans, be applied as follows:


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        (i) if the source of the prepayment relates to a Picture, then such prepayment shall be applied first to repay outstanding Production Loans for such Picture. if any. and then at the Borrower's option, shall either be applied to repay other Production Loans or Working Capital Loans (as the Borrower may elect) or be transferred to the General Cash Collateral Account (any release of funds from the General Cash Collateral Account shall be made in accordance with the provisions of Section 2.16(d) hereof); and

        (ii) if the source of the prepayment does not relate to a Picture then in such manner as the Borrower may elect.

        (g) If on any day on which Loans would otherwise be required to be prepaid or repaid in accordance with paragraph (a) of this Section 2.7, but for the operation of this Section 2.7(g) (each a "PREPAYMENT DATE"), the amount of such required prepayment exceeds the aggregate principal amount of the then outstanding Alternate Base Rate Loans required to be prepaid, and no Default or Event of Default is then continuing, then on such Prepayment Date, (i) the Agent shall transfer Dollars from the Collection Account maintained with the Agent with respect to the applicable Picture to the Cash Collateral Account established for such Picture in an aggregate amount equal to such excess, (ii) only the outstanding Alternate Base Loans shall be required to be prepaid on such Prepayment Date and (iii) on the last day of each Interest Period in effect with respect to a Eurodollar Loan after such Prepayment Date, the Agent is irrevocably authorized and directed to apply funds from such Cash Collateral Account (and liquidate investments held in such Cash Collateral Account as necessary) to prepay Eurodollar Loans for which the Interest Period is then ending to the extent funds are available in such Cash Collateral Account.

        SECTION 2.8. DEFAULT INTEREST; ALTERNATE RATE OF INTEREST.

        (a) If the Borrower shall default in the payment of the principal of, or interest on, any Loan due hereunder, whether at stated maturity, by acceleration or otherwise, or the payment of any other amount due hereunder, the Borrower shall on demand from time to time pay interest, to the extent permitted by Applicable Law, on all Loans and overdue amounts outstanding up to (but not including) the date of actual payment of such defaulted amount (after as well as before judgment) (i) for the remainder of the then current Interest Period for each Eurodollar Loan, at ***% in excess of the rate then in effect for each such Eurodollar Loan and (ii) for all periods subsequent to the then current Interest Period for each Eurodollar Loan, for all Alternate Base Rate Loans and for all other overdue amounts hereunder, at ***% in excess of the rate then in effect for Alternate Base Rate Loans.

        (b) In the event, and on each occasion, that on or before the day on which the LIBO Rate for a Eurodollar Loan is to be determined as set forth herein, (i) the Agent hall have received notice from any Lender of such Lender's determination (which determination absent manifest error, shall be conclusive) that Dollar deposits in an amount equal to the principal amount of such Lender's Eurodollar Loan are not generally available in the London Interbank Market or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining the principal amount of such Lender's Eurodollar Loan during the applicable Interest Period or (ii) the Agent shall have determined that reasonable means do not exist for ascertaining the applicable LIBO Rate, the


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

Agent shall, as soon as practicable thereafter, give written or telecopier notice of such determination by such Lender or the Agent to the Borrower and the Lenders and any request by the Borrower for a Eurodollar Loan pursuant to
Section 2.1 or conversion to or continuation as a Eurodollar Loan pursuant to
Section 2.9, made after receipt of such notice and until circumstances giving rise to such notice no longer exist, shall be deemed to be a request for an Alternate Base Rate Loan; PROVIDED, HOWEVER, that in the circumstances described in clause (i) above, such deemed request shall only apply to the affected Lender's portion thereof.

        SECTION 2.9. CONTINUATION AND CONVERSION OF LOANS.

        The Borrower shall have the right, at any time, (i) to convert any Eurodollar Loan or portion thereof to an Alternate Base Rate Loan or to continue any Eurodollar Loan for a successive Interest Period, or (ii) to convert any Alternate Base Rate Loan or portion thereof to a Eurodollar Loan, subject to the following:

        (a) The Borrower shall give the Agent prior written, telecopier or telephonic (promptly confirmed in writing) notice of each continuation or conversion hereunder, of at least three (3) Business Days for any continuation as or conversion to a Eurodollar Loan: such notice shall be irrevocable and to be effective, must be received by the Agent on the day required not later than 2:00 p.m. New York City time;

        (b) unless the Required Lenders otherwise consent, no Event of Default or Default shall have occurred and be continuing at the time of any conversion to a Eurodollar Loan or continuation of a Eurodollar Loan into a subsequent Interest Period;

        (c) the aggregate principal amount of Loans continued as, or converted to, Eurodollar Loans as part of the same continuation or conversion, shall be in a minimum amount of $*** or in such greater amount which is an integral multiple of $***;

        (d) if fewer than all Loans at the time outstanding shall be continued or converted, such continuation or conversion shall be made pro rata among the Lenders in accordance with the respective principal amount of such Loans held by the Lenders immediately prior to such continuation or conversion;

        (e) no Alternate Base Rate Loan (or portion thereof) may be converted to a Eurodollar Loan and no Eurodollar Loan may be continued as a Eurodollar Loan if, after such conversion or continuation, and after giving effect to any concurrent prepayment of Loans, an aggregate of more than eight (8) separate Eurodollar Loans would be outstanding hereunder with respect to a Lender (for purposes of determining the number of such Loans outstanding, Loans with different Interest Periods shall be counted as different Eurodollar Loans even if made on the same date);

        (f) the Interest Period with respect to a new Eurodollar Loan effect by a continuation or conversion shall commence on the date of such continuation or conversion;

        (g) if a Eurodollar Loan is converted to an Alternate Base Rate Loan other than on the last day of the Interest Period with respect thereto, the amounts required by Section 2.10 shall be paid upon such conversion;


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        (h) accrued interest on a Eurodollar Loan (or portion thereof) being converted to an Alternate Base Rate Loan shall be paid by the Borrower at the time of conversion; and

        (i) each request for a continuation as, or conversion to, a Eurodollar Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

Subject to the foregoing, in the event that the Borrower shall not give notice to continue or convert any Eurodollar Loan as provided above, such Loan (unless repaid) shall automatically be converted to an Alternate Base Rate Loan at the expiration of the then current Interest Period. The Agent shall, after it receives notice from the Borrower, promptly give the Lenders notice of any continuation or conversion.

        SECTION 2.10. REIMBURSEMENT OF LENDERS.

        (a) The Borrower shall reimburse each Lender on demand for any loss incurred or to be incurred by such Lender in the re-employment of the funds released (i) by any prepayment or conversion (for any reason whatsoever) of a Eurodollar Loan if such Loan is prepaid or converted prior to the last day of the Interest Period for such Loan or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.1 or notice of continuation or conversion under Section 2.9 in respect of a Eurodollar Loan, such Loan is not made, continued or converted on the first day the Interest Period specified in the applicable notice for any reason other than (I) a suspension or limitation under Section 2.8(b) of the right of the Borrower to select a Eurodollar Loan or
(II) a breach by such Lender of its obligation to fund such Borrowing when it was otherwise required to do so hereunder. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed, continued or converted at a rate of interest equal to the interest rate applicable to such Loan pursuant to Section 2.4 hereof, for the period from the date of such payment or failure to borrow, continue or convert to the last day (x) in the case of a payment prior to the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of a failure to borrow, continue or convert, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, continue or convert, over (B) the amount realized by such Lender in re-employing the funds not advanced or the funds received in prepayment or realized from the Loan not so continued or converted during the period referred to above. Each Lender shall deliver to the Borrower and to the Agent from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. The Borrower shall pay such Lender the amounts shown on such certificate within ten (10) days of the Borrower's receipt of such certificate.

        (b) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.7(e), the Borrower on demand by any Lender, shall pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any actual loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill obligations incurred in


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

anticipation of such prepayment. Each Lender shall deliver to the Borrower and to the Agent from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. The Borrower shall pay the Agent for the account of such Lender the amounts shown on such certificate within ten (10) days of the Borrower's receipt of such certificate.

        SECTION 2.11. CHANGE IN CIRCUMSTANCES.

        (a) In the event that after the Initial Date, any change in Applicable Law or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof or, with respect to clauses (ii), (iii) or (iv) below any changes in conditions, shall occur which shall:

        (i) subject any Lender to, or increase the net amount of. any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to an Eurodollar Loan (other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or therein or any other tax, levy, impost, duty, charge, fee, deduction or withholding (x) that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office or a presence not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein), or (y) that is imposed solely by reason of any Lender failing make a declaration of, or otherwise to establish, nonresidence, or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where a Lender may properly make such declaration or claim or so establish nonresidence or otherwise comply); or

        (ii) change the basis of taxation of any payment to any Lender of principal of or interest on any Eurodollar Loan or other fees and amounts payable to any Lender hereunder, or any combination of the foregoing, other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or therein or any other tax, levy, impost, duty, charge, fee, deduction or withholding that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office or a presence not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein); or

        (iii) impose, modify or deem applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of, or loans or commitments by, an office of such Lender with respect to any Eurodollar Loan; or


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        (iv) impose upon such Lender or the London Interbank Market any other condition with respect to the Eurodollar Loans or this Credit Agreement;

and the result of any of the foregoing shall be to increase the actual cost to such Lender of making or maintaining any Eurodollar Loan hereunder or to reduce the amount of any payment (whether of principal. interest or otherwise) received or receivable by such Lender in connection with any Eurodollar Loan hereunder, or to require such Lender to make any payment in connection with any Eurodollar Loan hereunder, in each case by or in an amount which such Lender in its sole judgment shall deem material, then and in each case, the Borrower agrees to pay to the Agent for the account of such Lender, as provided in paragraph (c) below, such amounts as shall be necessary to compensate such Lender for such cost, reduction or payment.

        (b) If at any time and from time to time after the Initial Date, any Lender shall have determined that the applicability of any law, rule, regulation or guideline regarding capital adequacy which is adopted after the Initial Date, or any change in any law, rule, regulation or guideline regarding capital adequacy or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender (or any Lending Office of such Lender) or any Lender's holding company with any request or directive issued after the Initial Date regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Credit Agreement or the Loans made or Letters of Credit issued or participated in by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower agrees to pay to the Agent for the account of such Lender, as provided in paragraph (c) below, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered to the extent attributable to this Credit Agreement or the Loans made or Letters of Credit issued or participated in pursuant hereto.

        (c) Each Lender shall deliver to the Borrower and to the Agent from time to time one or more certificates setting forth the amounts due to such Lender under paragraphs (a) or (b) above, the changes as a result of which such amounts are due and the manner of computing such amounts. Each such certificate shall be conclusive in the absence of manifest error. The Borrower shall pay to the Agent for the account of each such Lender the amounts shown as due on any such certificate within ten (10) days after the Borrower's receipt of the same. No failure on the part of any Lender to demand compensation under paragraph (a) or
(b) above on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion. The protection of this Section 2.11 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation hereunder.

        (d) Each Lender agrees that after it becomes aware of the occurrence of an event or the existence of a condition that (i) would cause it to incur any increased cost hereunder


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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or render it unable to perform its agreements hereunder for the reasons specifically set forth in Section 2.3(g), Section 2.8(b), this Section 2.11 or
Section 2.12 or (ii) would require the Borrower to pay an increased amount under
Section 2.3(g), Section 2.8(b), this Section 2.11 or Section 2.12, it will use reasonable efforts to notify the Borrower in writing of such event or condition and, to the extent not inconsistent with such Lender's internal policies, will use its reasonable efforts to make, fund or maintain the affected Loans of such Lender, or, if applicable, to participate in Letters of Credit as required by
Section 2.3 through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid or the reduction of amounts receivable by such Lender thereunder in respect of such Loans, Letters of Credit or participations therein would be materially reduced, or such inability to perform would cease to exist, or the increased costs which would otherwise be required to be paid in respect of such Loans, Letters of Credit or participations therein pursuant to Section 2.3(g), Section 2.8(b), this Section 2.11 or Section 2.12 would be materially reduced or the taxes or other amounts otherwise payable under Section 2.3(g), Section 2.8(b), this
Section 2.11 or Section 2.12 would be materially reduced, and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Loans, Letters of Credit or participations therein through such other Lending Office would not otherwise materially adversely affect such Loans, Letters of Credit or participations therein or such Lender.

        SECTION 2.12. CHANGE IN LEGALITY.

        (a) Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement, if any change after the date hereof in Applicable Law, guideline or order, or in the interpretation thereof by any Governmental Authority charged with the administration thereof, shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Borrower and the Agent, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender here under and/or
(ii) require that, subject to Section 2.10, all outstanding Eurodollar Loans made by it be converted to Alternate Base Rate Loans, whereupon all of such Eurodollar Loans shall automatically be converted to Alternate Base Rate Loans, as of the effective date of such notice as provided in paragraph (b) below. Such Lender's pro rata portion of any subsequent Eurodollar Loan shall, instead, be an Alternate Base Rate Loan unless such declaration is subsequently withdrawn.

        (b) A notice to the Borrower by any Lender pursuant to paragraph (a) above shall be effective for purposes of clause (ii) thereof, if lawful, on the last day of the current Interest Period for each outstanding Eurodollar Loan; and in all other cases, on the date of receipt of such notice by the Borrower.

        SECTION 2.13. UNITED STATES WITHHOLDING.

        (a) Prior to the date of the initial Loans hereunder, and prior to the effective date set forth in the Assignment and Acceptance with respect to any Lender becoming a Lender after the date hereof, and from time to time thereafter if requested by the Borrower or the Agent or required because, as a result of a change in law or a change in circumstances or otherwise, a previously delivered form or statement becomes incomplete or incorrect in any material respect, each Lender organized under the laws of a jurisdiction outside the United States shall provide, if


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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applicable, the Agent and the Borrower with complete, accurate and duly executed forms or other statements prescribed by the Internal Revenue Service of the United States certifying such Lender's exemption from, or entitlement to a reduced rate of, United States withholding taxes (including backup withholding taxes) with respect to all payments to be made to such Lender hereunder and under any other Fundamental Document.

        (b) The Borrower or Agent shall be entitled to deduct and withhold any and all present or future taxes or withholdings, and all liabilities with respect thereto, from payments to a Lender hereunder or under any other Fundamental Document, if and to the extent that the Borrower or the Agent in good faith determines that such deduction or withholding is required by the law of the United States, including, without limitation, any applicable treaty of the United States. In the event the Borrower or the Agent shall so determine that deduction or withholding of taxes is required, it shall advise the affected Lender as to the basis of such determination prior to actually deducting and withholding such taxes. In the event the Borrower or the Agent shall so deduct or withhold taxes from amounts payable hereunder, it (i) shall pay to, or deposit with, the appropriate taxing authority in a timely manner the full amount of taxes it has deducted or withheld; (ii) shall provide to each Lender from whom taxes were deducted or withheld, evidence of payment of such taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of taxes deducted or withheld, the applicable rate and any other information or documentation reasonably requested by such Lender; and
(iii) shall forward to each such Lender any official tax receipts or other documentation with respect to the payment or deposit of the deducted or withheld taxes as may be issued from time to time by the appropriate taxing authority. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax or are subject to such tax at a rate reduced by applicable tax treaty, the Borrower or the Agent may withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

        (c) Each Lender agrees (i) that as between it and the Borrower or the Agent, such Lender shall be the Person to deduct and withhold taxes, and to the extent required by law, it shall deduct and withhold taxes on amounts that such Lender may remit to any other Person(s) by reason of any undisclosed transfer or assignment of an interest in this Credit Agreement to such other Person(s) pursuant to Section 13.3; and (ii) to indemnify the Borrower and the Agent and any officers, directors, agents, employees or representatives of the Borrower or the Agent against, and to hold them harmless from, any tax, interest, additions to tax, penalties, reasonable counsel and accountants' fees, disbursements or payments arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold taxes as required by law with respect to amounts described in clause (i) of this paragraph (c) or arising from the reliance by the Borrower or the Agent on any form or other document furnished by such Lender and purporting to establish a basis for not withholding, or for withholding at a reduced rate, taxes with respect to payments hereunder or under any other Fundamental Document.

        (d) Each assignee of a Lender's interest in this Credit Agreement in conformity with Section 13.3 shall be bound by this Section 2.13, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this Section 2.13.


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        (e) Notwithstanding the foregoing, in the event that any withholding taxes or additional withholding taxes shall become payable solely as a result of any change in any statute, treaty, ruling, determination or regulation occurring after the Initial Date in respect of any sum payable hereunder or under any other Fundamental Document to any Lender or the Agent (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law and (iv) the Borrower shall forward to such Lender or the Agent (as the case may be) the official tax receipts or other documentation pursuant to Section 2.13(b). In addition, the Borrower shall indemnify each Lender and the Agent for any additional withholding taxes paid by such Lender or the Agent, as the case may be, or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such additional withholding taxes were correctly asserted.

        (f) In the event that a Lender receives a refund of or credit for taxes withheld or paid pursuant to clause (e) of this Section, which credit or refund is identifiable by such Lender as being a result of taxes withheld or paid in connection with sums payable hereunder or under any other Fundamental Document, such Lender shall promptly notify the Agent and the Borrower and shall remit to the Borrower the amount of such refund or credit allocable to payments made hereunder or under any other Fundamental Document.

        (g) Each Lender agrees that after it becomes aware of the occurrence of an event that would cause the Borrower to pay any amount pursuant to clause (e) of this Section 2.13, it will use reasonable efforts to notify the Borrower of such event and, to the extent not inconsistent with such Lender's internal policies, will use its reasonable efforts to make, fund or maintain the affected Loans of such Lender through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid by reason of Section 2.13(e) in respect of such Loans would be materially reduced, and if, as determined by such Lender, in its discretion, the making, funding or maintaining of such Loans through such other Lending Office would not otherwise materially adversely affect such Loans or such Lender.

        SECTION 2.14. INTEREST ADJUSTMENTS.

        If the provisions of this Credit Agreement or any Note would at any time require payment by the Borrower to a Lender of any amount of interest in excess of the maximum amount then permitted by the law applicable to any Loan, the interest payments to that Lender shall be reduced to the extent and in such a manner as is necessary in order that such Lender shall not receive interest in excess of such maximum amount. If, as a result of the foregoing, a Lender shall receive interest payments hereunder or under a Note in an amount less than the amount otherwise provided hereunder, such deficit (hereinafter called the "INTEREST DEFICIT") will, to the fullest extent permitted by Applicable Law, cumulate and will be carried forward (without interest) until the termination of this Credit Agreement. Interest otherwise payable to a Lender hereunder and under a Note for any subsequent period shall be increased by the maximum


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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amount of the Interest Deficit that may be so added without causing such Lender to receive interest in excess of the maximum amount then permitted by the law applicable to the Loans.

        The amount of any Interest Deficit relating to a Loan and a Note shall be treated as a prepayment penalty and shall, to the fullest extent permitted by Applicable Law, be paid in full at the time of any optional prepayment by the Borrower to the Lenders of all the Loans at that time outstanding pursuant to
Section 2.7(e) hereof. The amount of any Interest Deficit relating to a particular Loan and Note at the time of any complete payments of the Loans at that time outstanding (other than an optional prepayment thereof pursuant to Section 2.7(e) hereof) shall be canceled and not paid.

        SECTION 2.15. MANNER OF PAYMENT.

        All payments of principal and interest by the Borrower in respect of any Loans shall be pro rata among the Lenders holding such Loans in accordance with the then outstanding principal amounts of such Loans held by them. All payments by the Borrower hereunder and under the Notes shall be made without offset or counterclaim in Dollars, in Federal or other immediately available funds, at the office of The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention: Gloria Javier, for credit to the Chase Clearing Account, no later than 12:00 noon, New York City time, on the date on which such payment shall be due. Any payment received at such office after such time shall be deemed received on the following Business Day.

        SECTION 2.16. PROVISIONS RELATING TO THE BORROWING BASE.

        (a) The Agent or the Required Lenders may from time to time by written notice to the Borrower (i) delete any Person or Affiliated Group from the Schedule of Approved Account Debtors or the Schedule of Approved PFD Parties,
(ii) declare that any Person or Affiliated Group shall no longer be a Specified Approved Account Debtor or (iii) decrease the Allowable Amount for any Approved Account Debtor or any Approved PFD Party, in each case, as the Agent or the Required Lenders, as the case may be, acting in good faith may deem appropriate as a result of a change in the circumstances of such Person or Affiliated Group. Any such notice shall be prospective only, i.e., an Eligible Receivable included on the most recent Borrowing Base Certificate received by the Agent prior to any such deletion, declaration or decrease may (i) if such receivable relates to an Uncompleted Picture, continue to be included in the Borrowing Base (at the same advance rate) solely to support Credit Exposure relating to such Picture, but may not be used (once the Picture is Completed, to support Credit Exposure relating to other Pictures or Credit Exposure under the Working Capital Facility and (ii) if such receivable relates to a Completed Picture, continue to be included in the Borrowing Base solely to the extent necessary to prevent a mandatory prepayment in accordance with the provisions of Section 2.7(d) hereof.

        (b) The Required Lenders may (either independently or after a request has been received from the Borrower) from time to time by written notice to the Borrower add or reinstate a Person or Affiliated Group to the Schedule of Approved Account Debtors or the Schedule of Approved PFD Parties, reinstate a Person or Affiliated Group as a Specified


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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Approved Account Debtor or increase the Allowable Amount for any Approved
Account Debtor or Approved PFD Party, as they may in their discretion deem appropriate.

        (c) In the event the Agent or the Required Lenders notifies the Borrower that a Person or Affiliated Group is to be deleted as an Approved Account Debtor or an Approved PFD Party in accordance with Section 2.16(a), no additional receivables from such Person or Affiliated Group may be included in the Borrowing Base subsequent to such notice unless the Required Lenders thereafter notify the Borrower that such Person or Affiliated Group is reinstated as an Approved Account Debtor or Approved PFD Party (as applicable) in accordance with
Section 2.16(b). In the event the Agent or the Required Lenders notifies the Borrower that a Person or Affiliated Group is to be deleted as a Specified Approved Account Debtor in accordance with Section 2.16(a), the advance rate for receivables from such Person or Affiliated Group for purposes of calculating the Borrowing Base shall be reduced to the applicable rate for such Person or Affiliated Group determined in accordance with the definition of Borrowing Base herein subsequent to such notice unless the Required Lenders thereafter notify the Borrower that such Person or Affiliated Group is reinstated as a Specified Approved Account Debt in accordance with Section 2.16(b). In the event the Agent or the Required Lenders notifies the Borrower that the Allowable Amount with respect to an Approved Account Debtor or an Approved PFD Party is to be reduced in accordance with Section 2.16(a), no additional receivables from such Approved Account Debtor or Approved PFD Party (as applicable) may be included in the Borrowing Base subsequent to such notice if such inclusion would result in the aggregate amount of Eligible Receivables from such Approved Account Debtor or Approved PFD Party being in excess of the Allowable Amount for such Approved Account Debtor or Approved PFD Party (as applicable) after giving effect to such reduction unless the Required Lenders thereafter notify the Borrower that the Allowable Amount for such Approved Account Debtor or Approved PFD Party is increased in accordance with Section 2.16(b); PROVIDED, HOWEVER, that the Allowable Amount for such Approved Account Debtor or Approved PFD Party shall automatically be restored to its former amount upon request of the Borrower if the Agent is satisfied in good faith that the circumstances which caused the Agent or the Require Lenders, as the case may be, to reduce such Allowable Amount are no longer continuing.

        (d) Upon written request to the Agent by the Borrower (accompanied by a current Borrowing Base Certificate) at a time when no Default or Event of Default shall have occurred and be continuing, the Agent shall release and remit to the Borrower Additional Cash Collateral held in the General Cash Collateral Account provided that after giving effect to such release the sum of the aggregate principal amount of all Loans then outstanding plus the then current L/C Exposure, plus the aggregate amount of Completion Reserves for all Pictures remains less than the Borrowing Base (adjusted to give effect to such release of Additional Cash Collateral).

        SECTION 2.17. SUPPLEMENTAL PAYMENTS. The Borrower agrees to pay to the Agent quarterly in arrears on the last Business Day of each March, June, September and December in each year (commencing on the last Business Day of March, 1999), for the account of each Lender in accordance with the aggregate amount of outstanding Loans owed to such Lender, supplemental payments at a rate per annum (computed in the same manner as interest on the basis of the actual number of days elapsed over a year of 360 days) equal to ***% of the


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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average dally amount of the aggregate Credit Exposure that is supported by any
Unsold Rights Credit attributable to a Completed Picture.

3.      REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES

        In order to induce the Agent, the Issuing Bank and the Lenders to enter into this Credit Agreement and to make the Loans and issue or purchase participations in the Letters of Credit provided for herein, the Credit Parties, jointly and severally, make the following representations and warranties to, and agreements with, the Agent, the Issuing Bank and the Lenders, all of which shall survive the execution and delivery of this Credit Agreement, the issuance of the Notes, the making of the Loans and the issuance of the Letters of Credit:

        SECTION 3.1. EXISTENCE AND POWER.

        (a) The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business and is in good standing in all jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be in good standing would render any Eligible Receivable unenforceable or would give rise to a material liability of the Borrower (a list of such jurisdictions as of the date hereof is attached hereto as Schedule 3.1(a)). The General Partner is the only general partner of the Borrower.

        (b) The General Partner is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business and is in good standing in all jurisdictions where both
(i) the nature of its properties or business so requires and (ii) the failure to be in good standing would render any Eligible Receivable unenforceable or would give rise to a material liability of the General Partner (a list of such jurisdictions as of the date hereof is attached hereto as Schedule 3.1(b)).

        (c) Each of the Credit Parties (other than the Borrower) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is qualified to do business and is in good standing in all jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be in good standing would render any Eligible Receivable unenforceable or would give rise to a material liability of a Credit Party (a list of such jurisdictions as of the date hereof is attached hereto as Schedule 3.1(c)).

        (d) Each of the Credit Parties has the partnership, company or corporate, as the case may be, power and authority (i) to own its respective properties and carry on its respective business as now being, or as now intended to be, conducted, (ii) to execute, deliver and perform, as applicable, its obligations under the Fundamental Documents and any other documents contemplated thereby to which it is or will be a party, and (iii) to grant to the Agent, for the benefit of the Agent, the Issuing Bank and the Lenders, a security interest in the Collateral as contemplated by this Credit Agreement and the other Fundamental Documents to which it is or will be a party; and in the case of the Pledgors, to pledge to the Agent for the benefit of the Agent, the Issuing Bank and the Lenders, the Pledged Securities as contemplated by Article 10 hereof; and in the case of the Borrower, to execute, deliver and perform its


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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obligations under this Credit Agreement and the Notes and to borrow hereunder;
and in the case of the Guarantors, to guaranty the Obligations as contemplated by Article 9 hereof.

        (e) The General Partner has the company power and authority (i) to own its properties and to carry on its business as now being, and as now intended to be, conducted and (ii) on behalf of the Borrower, to execute, deliver and perform the obligations under the Fundamental Documents (including, without limitation, this Credit Agreement and the Notes) and any other documents contemplated thereby to which the Borrower is or will be party, to grant to the Agent, for the benefit of the Agent, the Issuing Bank and the Lenders, a security interest in the Collateral as contemplated by this Credit Agreement and the other Fundamental Documents to which the Borrower is or will be a party, to pledge to the Agent for the benefit of the Agent, the Issuing Bank and the Lenders, the Pledged Securities as contemplated by Article 10 hereof and to borrow hereunder.

        SECTION 3.2. AUTHORITY AND NO VIOLATION. The execution, delivery and performance of this Credit Agreement and the other Fundamental Documents to which it is a party, by each Credit Party and by the General Partner (on behalf of the Borrower), the grant to the Agent for the benefit of the Agent, the Issuing Bank and the Lenders of the security interest in the Collateral as contemplated by this Credit Agreement and the other Fundamental Documents to which it is or will be a party, by each Credit Party and by the General Partner (on behalf of the Borrower), and the pledge to the Agent for the benefit of the Agent, the Issuing Bank, and the Lenders of the Pledged Securities as contemplated by Article 10 hereof by each Pledgor and, in the case of the Borrower, the Borrowings hereunder and the execution, delivery and performance of the Notes and, in the case of each Guarantor, the guaranty of the Obligations as contemplated in Article 9 hereof, (i) have been duly authorized by all necessary company, partnership or corporate (as applicable) action on the part of each such Credit Party and the General Partner, (ii) will not constitute a violation of any provision of Applicable Law in any material respect or any order of any Governmental Authority applicable to such Credit Party, the General Partner or any of their respective properties or assets, (iii) will not violate any provision of the Certificate of Incorporation, By-Laws, partnership agreement, limited liability company agreement or any other organizational document of any Credit Party or the General Partner, or any provision of any Distribution Agreement, indenture, agreement, bond, note or other similar instrument to which such Credit Party or the General Partner is a party or by which such Credit Party or the General Partner or any of their respective properties or assets are bound, (iv) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate, any such Distribution Agreement, indenture, agreement, bond, note or other instrument, and (v) will not result in the creation or in position of any Lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any of the Credit Parties or the General Partner other than pursuant to this Credit Agreement or the other Fundamental Documents.

        SECTION 3.3. GOVERNMENTAL APPROVAL. All authorizations, approvals, registrations or filings from or with any Governmental Authority (other than UCC financing statements, the Copyright Security Agreement and the Trademark Security Agreement which will be delivered to the Agent on or prior to the Closing Date, in form suitable for recording or filing with the appropriate filing office) required for the execution, delivery and performance by any Credit Party or the General Partner (on behalf of the Borrower) of this Credit Agreement and the other


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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Fundamental Documents to which it is a party, and the execution and delivery by the Borrower of the Notes, have been duly obtained or made, and are in full force and effect, and if any further authorizations, approvals, registrations or filings should hereafter become necessary, the Credit Parties shall obtain or make all such authorizations, approvals, registrations or filings.

        SECTION 3.4. BINDING AGREEMENTS. This Credit Agreement and the other Fundamental Documents when executed, will constitute the legal, valid and binding obligations of each Credit Party that is a party thereto, enforceable against such Credit Party in accordance with their respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

        SECTION 3.5. NO MATERIAL ADVERSE CHARGE.

        (a) The Borrower was formed on October 22, 1998 and since such date, there has been no material adverse change with respect to the business, operations, performance, assets, properties, condition (financial or otherwise) or prospects of the Credit Parties taken as a whole.

        (b) No Credit Party has entered or is entering into the arrangements contemplated hereby and by the other Fundamental Documents, or intends to make any transfer or incur any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date, on a pro forma basis after giving effect to all Indebtedness (including the Loans) expected to be borrowed or repaid on the Closing Date (i) each Credit Party expects the cash available to such Credit Party, after taking into account all other anticipated uses of the cash of such Credit Party (including the payments on or in respect of debt referred to in clause (iii) of this Section 3.5(b)), will be sufficient to satisfy all final judgments for money damages which have been docketed against such Credit Party or which may be rendered against such Credit Party in any action in which Credit Party is a defendant (taking into account the reasonably anticipated maximum of any such judgment and the earliest time at which such judgment might be entered); (ii) the sum of the present fair saleable value of the assets of each Credit Party will exceed the probable liability of such Credit Party on its debts (including its Guaranties); (iii) no Credit Party will have incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Credit Party from any source, and of amounts to be payable on or in respect of debts of such Credit Party and the amounts referred to in clause (i)); and (iv) each Credit Party believes it will have sufficient capital with which to conduct its present and proposed business and the property of such Credit Party does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this Section 3.5, "DEBT" means any liability or a claim, and "CLAIM" means (y) right to payment whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (z) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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        SECTION 3.6. CREDIT PARTIES.

        (a) Annexed hereto as Schedule 3.6 is a correct and complete list as of the date hereof, of each Credit Party showing, as to each, (i) its name, (ii) the jurisdiction in which it was incorporated or otherwise organized, (iii) in the case of a Credit Party which is a corporation, its authorized capitalization, the number of shares of its capital stock outstanding and the ownership of its capital stock, (iv) in the case of a Credit Party which is a limited partnership, the general partners of such Credit Party and the ownership of its partnership interests and (v) in the case of a Credit Party which is a limited liability company, the members of such Credit Party and the ownership of its limited liability company interests. (b) No Credit Party owns any voting stock or other beneficial interest, either directly or indirectly, in any Person other than another Credit Party.

        (c) As of the date hereof, no Credit Party is a limited or general partner in any joint venture or partnership.

        SECTION 3.7. COPYRIGHTS, TRADEMARKS AND OTHER RIGHTS.

        (a) On the date hereof, the Pictures and Film Assets listed on Schedule 37(a) hereto comprise all of the Pictures and Film Assets in which any Credit Party has any right, title or interest (either directly, through a joint venture or partnership or otherwise). For each of the Pictures and Film Assets listed on
Schedule 3.7(a), the copyright registration number, the character of the interests held by a Credit Party and the name of the Credit Parties that hold such interests are set forth across from the description of such Picture or Film Asset and as to each interest in a Picture or Film Asset, the Credit Party holding such interest has duly recorded its interests in the United States Copyright Office and has delivered copies of all such recordations to the Agent.
Schedule 3.7(a) also identifies the location of the best available Physical Materials related to each Picture owned by a Credit Party or to which a Credit Party has a right of access. To the best of each Credit Party's knowledge, all Pictures and Film Assets in which a Credit Party has an interest do not violate or infringe upon any copyright, right of privacy, trademark, patent, trade name, performing right or any literary, dramatic, musical, artistic, personal, private, several, care, contract, property or copyright right or any other right of any Person or contain any libelous or slanderous material other than to an extent which is either not material or for which coverage is provided in existing insurance policies. There is no claim, suit, action or proceeding pending or, to the best of each Credit Party's knowledge, threatened against any Credit Party that involves a claim of infringement of any copyright with respect to any Picture or Film Asset and no Credit Party has any knowledge of any existing infringement by any other Person of any copyright held by any Credit Party with respect to any Picture or Film Asset.

        (b) Schedule 3.7(b) hereto (i) lists all the trademarks registered by any Credit Party on the date hereof and identifies the Credit Party which registered each such trademark and (ii) specifies as to each, the jurisdictions in which such trademark has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective registration or application numbers and applicable dates of registration or application and (iii) specifies as to each, as applicable, material licenses, sublicenses and other material agreements as of the date hereof (other than any agreements which relate to the


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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exploitation of a Picture), to which any Credit Party is a party and pursuant to which any Person is authorized to use such trademark. Each trademark set forth on Schedule 3.7(b) will be included on Schedule A to the Trademark Security Agreement to be delivered to the Agent on or prior to the Closing Date pursuant to Section 4.1(h).

        SECTION 3.8. FICTITIOUS NAMES. Except as disclosed on Schedule 3.8, none of the Credit Parties has done business, is doing business or intends to do business other than under its full corporate, partnership or company name (as applicable), including, without limitation, under any trade name or other doing business name.

        SECTION 3.9. TITLE TO PROPERTIES. The Credit Parties have good title to each of the properties and assets reflected on the most recent financial statements delivered pursuant to Section 5.1(a) hereof (other than such properties or assets disposed of in the ordinary course of business since the date of such financial statements) and all such properties and asstes are free and clear of Liens, except Permitted Encumbrances.

        SECTION 3.10. PLACES OF BUSINESS. The chief executive officer of each Credit Party is, on the date hereof, as set forth on Schedule 3.10 hereto. All of the places where each Credit Party keeps the records concerning the Collateral on the date hereof or regularly keeps any goods included in the Collateral on the date hereof are also listed on Schedule 3.10 hereto.

        SECTION 3.11. LITIGATION. There are no actions, suits or other proceedings at law or in equity by or before any arbitrator or arbitration panel, or any Governmental Authority (including, but not limited to, matters relating to environmental liability) or any investigation by any Governmental Authority of the affairs of, or to the best of each Credit Party's knowledge, threatened action, suit or other proceeding against or affecting, any Credit Party or of any of their respective properties or rights which either (A) if adversely determined, could reasonably be expected to have a Material Adverse Effect, or (B) relate to this Credit Agreement or any of the transactions contemplated hereby. No Credit Party is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority binding upon such Person, which default could reasonably be expected to have a Material Adverse Effect.

        SECTION 3.12. FEDERAL RESERVE REGULATIONS. No Credit Party is engaged principally or as one of its important activities, in the business of extending credit the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, whether immediately, incidentally or ultimately (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or (ii) for any other purpose, in each case, violative of or inconsistent with any of the provisions of any regulation of the Board, including, without limitation, Regulations T, U and X thereto.

        SECTION 3.13. INVESTMENT COMPANY ACT. No Credit Party is, or will during the term of this Credit Agreement be, (i) an "INVESTMENT COMPANY", within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal or local statute or any other Applicable Law of the United States of America or any other jurisdiction, in


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Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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each case limiting its ability to incur indebtedness for money borrowed as contemplated hereby or by any other Fundamental Document.

        SECTION 3.14. TAXES. Each Credit Party has filed or caused to be filed all federal, state and local and foreign tax returns which are required to be filed with any Governmental Authority after giving effect to applicable extensions, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them in writing, to the extent that such taxes have become due, except as permitted by Section 5.13 hereof. No Credit Party knows of an material additional assessments or any basis therefor.

        SECTION 3.15. COMPLIANCE WITH ERISA.

        (a) Each Plan has maintained and operated in all material respects in accordance with all applicable laws, including ERISA and the Code, and each Plan intended to qualify under section 401(a) of the Code so qualifies. No Reportable Event has occurred in the last five years as to any Plan, and the present value of all benefits under all Plans subject to Title IV of ERISA (based on those assumptions used to fund such Plans) did not, in the aggregate, as of the last annual valuation date applicable thereto, exceed the actuarial value of the assets of such Plans allocable to such benefits. No material liability has been, and no circumstances exist pursuant to which any material liability could be, imposed upon any Credit Party or ERISA Affiliate (i) under sections 4971 through 4980B of the Code, sections 502(i) or 502(l) of ERISA, or under Title IV of ERISA with respect to any Plan or Multiemployer Plan, or with respect to any plan heretofore maintained by any Credit Party or ERISA Affiliate, or any entity that heretofore was an ERISA Affiliate, (ii) for the failure to fulfill any obligation to contribute to any Multiemployer Plan, or (iii) with respect to any Plan that provides post-retirement welfare coverage (other than as required pursuant to Section 4980B of the Code). Neither any Credit Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated.

        (b) The execution, delivery and performance of the Fundamental Documents and the consummation of the transactions contemplated hereby and thereby will not involve any "prohibited transaction" within the meaning of ERISA or the Code.

        SECTION 3.16. AGREEMENTS.

        (a) No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument (including, without limitation, the PFD Agreements and any Distribution Agreement) to which it is a party which would reasonably be expected to result in a Material Adverse Effect or a material adverse change in the Collateral.

        (b) Schedule 3.16 is a true and complete listing as of the date hereof of (i) all credit agreements, indentures, and other agreements related to any Indebtedness for borrowed money of any Credit Party, other than the Fundamental Documents, (ii) all joint venture agreements to which any Credit Party is a party, (iii) all Distribution Agreements, (iv) all agreements or other arrangements pursuant to which a Credit Party has granted a Lien to any


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Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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Person and (v) all other contractual arrangements entered into by a Credit Party or by which any Credit Party is bound which arrangements are material to any Credit Party, including but not limited to, Guaranties and employment agreements. The Credit Parties have delivered or made available to the Agent a true and complete copy of each agreement described on Schedule 3.16, including all exhibits and schedules. For purposes of this Section 3.16, a Distribution Agreement or other contract or agreement shall be deemed "MATERIAL" if the Credit Parties reasonably expect that any Credit Party would, pursuant to the terms thereof, (A) recognize future revenues in excess of $***, (B) incur liabilities or obligations in excess of $*** or (C) likely suffer damages or losses in excess of $*** by reason of the breach or termination thereof.

        SECTION 3.17. SECURITY INTEREST; LIFE INSURANCE.

        (a) This Credit Agreement and the other Fundamental Documents, when executed and delivered and, upon the making of the initial Loan hereunder, will create and grant to the Agent for the benefit of the Agent, the Issuing Bank and the Lenders (upon (i) the filing of the appropriate UCC-1 financing statements with the filing offices listed on Schedule 3.17, (ii) the filing of the Copyright Security Agreement with the U.S. Copyright Office, (iii) the filing of the Trademark Security Agreement with the U.S. Patent and Trademark Office, (iv) the delivery of the Pledged Securities with appropriate stock powers to the Agent and (v) the delivery to the Agent of the Life Insurance Assignment) valid and first priority perfected security interests in the Collateral, (subject only to Permitted Encumbrances) and in the Pledged Securities.

        (b) The Life Insurance Policy is in full force and effect, all premiums relating to the Life Insurance Policy (to the extent such premiums have become due) have been paid and no Credit Party knows of any defense or offset to the full and timely payment on the Life Insurance Policy which could be asserted by the insurer issuing such policy if a bona fide claim were to be made.

        (c) The Life Insurance Assignment, when executed and delivered, constitutes a valid and effective transfer to the Agent (for the benefit of the Agent, the Issuing Bank and the Lenders) of all right, title and interest of the Borrower in and to the Life Insurance Policy.


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        SECTION 3.18. DISCLOSURE. Neither this Credit Agreement nor any other
Fundamental Document nor any agreement, document, certificate or statement furnished to the Agent for the benefit of the Agent, the Issuing Bank and the Lenders by any Credit Party in connection with the transactions contemplated hereby, at the time it was furnished or delivered, contained any untrue statement of a material fact regarding the Credit Parties or, when taken together with all such other agreements, documents, certificates and statements, omitted to state a material fact necessary under the circumstances under which it was made in order to make the statements contained herein or therein not misleading. There is no fact known to an Credit Party (other than general industry conditions or facts which have been disclosed to the Lenders in writing) which materially and adversely affects, or would reasonably be expected in the future to materially and adversely affect, the business, assets, condition (financial or otherwise), operations or prospects of the Credit Parties, taken as a whole or the Collateral.

        SECTION 3.19. DISTRIBUTION RIGHTS.

        (a) The Borrower has sufficient right, title and interest in the Pictures and Film Assets listed in Schedule 3.7(a) to produce (or acquire) and deliver such Pictures and any Picture based on such Film Assets; and the Borrower will have sufficient right, title and interest in any Film Asset hereafter acquired or created, to produce (or acquire) and deliver any Picture based on such Film Asset.

        (b) The Borrower has, and/or will have, sufficient right, title and interest in each Picture to enable it (i) to enter into and perform all agreements generating Eligible Receivables and accounts receivable and to justify the Unsold Rights Credits, in each case reflected on the most recent Borrowing Base Certificate delivered to the Lenders pursuant hereto and (ii) to charge, earn, realize and retain all fees and profits to which the Borrower is entitled in connection therewith, and is not in breach of any of its material obligations under such agreements, nor does any Credit Party have any knowledge of any such breach or anticipated breach by any other parties thereto.

        SECTION 3.20. ENVIRONMENTAL LIABILITIES.

        (a) No Credit Party has used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials on, under, at, from or in any way affecting, any of its properties or assets owned or leased by a Credit Party, or otherwise, in any manner which at the time of the action in question materially violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials and to the best of each Credit Party's knowledge, no prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on or affecting such property or asset, or otherwise, in any manner which at the time of the action in question materially violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

        (b) To the best of each Credit Party's knowledge (i) no Credit Party has any obligations or liabilities, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, which would reasonably be expected to have a Material Adverse Effect


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Request filed with the Securities and Exchange Commission ("SEC") and have been
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and (ii) no claims have been made against any of the Credit Parties in the past and no presently outstanding citations or notices have been issued against any of the Credit Parties, which could reasonably be expected to have a Material Adverse Effect which in either case have been or are imposed by reason of or based upon any provision of any Environmental Law, including, without limitation, any such obligations or liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any Hazardous Materials by any Credit Party, or any of its employees, agents, representatives or predecessors in interest in connection with or in any way arising from or relating to any of the Credit Parties or any of their respective owned or leased properties, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any such substance, by any other Person at or on or under any of the real properties owned or used by any of the Credit Parties or any other location where such could have an adverse effect on the business or condition (financial or otherwise) of the Credit Parties or the Collateral.

        SECTION 3.21. PLEDGED SECURITIES.

        (a) Annexed hereto as Schedule 3.21 is a correct and complete list as of the date hereof, of all the Pledged Securities hereunder showing, as to each, the entity whose stock or other equity interests are being pledged, the Pledgor of such stock or other equity interests, the stock certificate number (as applicable) and the number of shares or amount of the capital stock or other equity interests being pledged hereunder. Each Pledgor (i) is the legal and beneficial owner of, and has sole right, title and interest to, the Pledged Securities owned by such Pledgor, free and clear of all Liens, security interests or other encumbrances whatsoever, except the security interests created by this Credit Agreement and the other Fundamental Documents and (ii) has sole right and power to pledge, and grant the security interest in, and Lien upon, such Pledged Securities pursuant to this Credit Agreement without the consent of any Person or Governmental Authority whatsoever except such consents as have been obtained pursuant to interparty or other agreements to which the Agent is a party.

        (b) All of the Pledged Securities are duly authorized, validly issued, fully paid and non-assessable.

        (c) There are no restrictions on the transfer of any of the Pledged Securities which limit the ability of a Pledgor to pledge such securities or interests (as applicable) to the Agent (for the benefit of itself, the Issuing Bank and the Lenders). Except for restrictions created herein or under applicable securities laws and the regulations promulgated thereunder, there are no restrictions on the transfer of any of the Pledged Securities by the Agent upon the occurrence of an Event of Default.

        (d) There are no warrants, options, conversion or similar rights currently outstanding with respect to, and no agreements to purchase or otherwise acquire, any shares of the capital stock or other equity interests of any issuer of any of the Pledged Securities; and there are no securities or obligations of any kind convertible into any shares of the capital stock or other equity interests of any issuer of any of the Pledged Securities.


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been
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        (e) Article 10 of this Credit Agreement creates in favor of the Agent
(on behalf of the Agent, the Issuing Bank and the Lenders) a valid, binding and enforceable security interest in, and Lien upon, all right, title and interest of the Pledgors in the Pledged Securities and constitutes a fully perfected first and prior security interest and Lien upon all right, title and interest of the Pledgors in such Pledged Securities.


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been
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        SECTION 3.22. COMPLIANCE WITH LAWS. No Credit Party is in violation of any Applicable Law except for such violations in the aggregate which would not have a Material Adverse Effect. The Borrowings hereunder, the intended use of the proceeds of the Loans as described in the preamble hereto and as contemplated by Section 5.18 hereof and any other transactions contemplated hereby will not violate any Applicable Law.

        SECTION 3.23. PROJECTED FINANCIAL INFORMATION. The Borrower has delivered to the Agent certain projections (copies of which were included in the Confidential Information Memorandum dated October 1998 previously circulated to the Lenders) relating to the Borrower consisting of balance sheets, income statements and cash flows, together with a statement of the underlying assumptions. Such projected statements cover a period commencing at inception and ending on December 31, 2003 and are based on good faith estimates and assumptions believed to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

        SECTION 3.24. REAL PROPERTIES. Listed on Schedule 3.24 are all material real properties owned or occupied as of the date hereof by a Credit Party and a designation of each such property as being owned or leased by such Person and a description of the relevant terms of any material leases.

        SECTION 3.25. BANK ACCOUNTS. Listed on Schedule 3.25 are all bank accounts maintained as of the date hereof by a Credit Party.

        SECTION 3.26. YEAR 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Credit Parties' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Credit Parties' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by January 1, 1999. The cost to the Credit Parties or such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Credit Parties (including, without limitation, reprogramming errors and the failure of others systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may necessary, the computer and management information systems of the Credit Parties are and. with ordinary course upgrading and maintenance, will continue for the term of this Credit Agreement to be, sufficient to permit the Credit Parties to conduct their respective businesses without Material Adverse Effect.

4.      CONDITIONS OF LENDING

        SECTION 4.1. CONDITIONS PRECEDENT TO INITIAL LOAN OR LETTER OF CREDIT. The obligation of the Issuing Bank to issue the initial Letter of Credit, and of each Lender to make its initial Loan or participate in the initial Letter of Credit, is subject to the satisfaction in full of the following conditions precedent:

        (a) SUPPORTING DOCUMENTS OF THE BORROWER AND THE GENERAL PARTNER. The Agent shall have received, with copies for each of the Lenders:


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Request filed with the Securities and Exchange Commission ("SEC") and have been
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        (i) a copy of the Certificate of Limited Partnership of the Borrower,
certified as of a recent date by the Secretary of State (or other appropriate governmental official) of Delaware;

        (ii) a certificate of the Secretary of State (or other governmental official) of Delaware, dated as of a recent date as to the good standing of, and payment of taxes by, the Borrower which certificate lists the documents on file in the office of such Secretary of State (or other governmental official) with respect to the Borrower;

        (iii) a certificate dated as of a recent date as to the good standing and/or authority to do business of the Borrower issued by the Secretary of State or other appropriate governmental official of each jurisdiction listed in
Schedule 3.1(a) hereto;

        (iv) a copy of the Certificate of Formation of the General Partner, certified as of a recent date by the Secretary of State (or other appropriate governmental official) of Delaware;

        (v) a certificate of the Secretary of State (or other governmental official) of Delaware, dated as of a recent date as to the good standing of, and payment of taxes by, the General Partner, which certificate lists the documents on file in the office of such Secretary of State (or other governmental official) with respect to the General Partner;

        (vi) a certificate dated as of a recent date as to the good standing and/or authority to do business of the General Partner issued by the Secretary of State or other appropriate governmental official of each jurisdiction listed in Schedule 3.1(b) hereto;

        (vii) a certificate of the Secretary of the General Partner, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the agreement of limited partnership of the Borrower as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of the limited liability company agreement of the General Partner as in effect on the date of such certification; (C) that the respective organizational documents of the Borrower and the General Partner have not been amended since the date of the last amendment thereto indicated on the certificates of the Secretary of State (or other governmental official) furnished pursuant to clauses (i) and (iv) above, except to the extent specified in such Secretary's Certificate; (D) that attached thereto is a true and complete copy of resolutions (if any are required pursuant to the agreement of limited partnership of the Borrower, the limited liability company agreement of the General Partner or otherwise) authorizing the Borrowings by the Borrower, the grant by the Borrower of the security interests contemplated by the Fundamental Documents and the execution, delivery and performance by the Borrower in accordance with its respective terms of this Credit Agreement, the Notes, the other Fundamental Documents and any other documents required or contemplated hereunder or thereunder and that such resolutions have not been amended, rescinded or supplemented and are currently in effect, and (E) as to the incumbency and specimen signature of each officer of the General Partner executing this Credit Agreement, the Notes, the other Fundamental Documents or any other document delivered in connection herewith or therewith on behalf of the General Partner (on behalf of the Borrower) (such certificate to contain a certification by another officer of the


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Request filed with the Securities and Exchange Commission ("SEC") and have been
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General Partner as to the incumbency and signature of the officer signing the certificate referred to in this clause (vii)); and

        (viii) such additional supporting documents relating to the Borrower or the General Partner as the Agent or its counsel or any Lender may reasonably request.

        (b) SUPPORTING DOCUMENTS OF THE GUARANTORS. The Agent shall have received, with copies for each of the Lenders:

        (i) a copy of the articles or certificate of incorporation or other organizational document of each Guarantor, certified as of a recent date by the Secretary of State (or other appropriate governmental official) of such Guarantor's jurisdiction of incorporation or organization, as the case may be;

        (ii) a certificate of the Secretary of State or other appropriate governmental official of such jurisdiction of incorporation or organization (as the case may be), dated as of a recent date as to the good standing of, and payment of taxes by, the applicable Guarantor which certificate lists the charter documents on file in the office of such Secretary of State or other governmental official;

        (iii) a certificate dated as of a recent date as to the good standing and/or authority to do business of each Guarantor issued by the Secretary of State or other appropriate governmental official of each jurisdiction in which a Guarantor is qualified to do business as listed in Schedule 3.1(c) hereto;

        (iv) a certificate of the Secretary of each Guarantor, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws (or partnership agreement or limited liability company agreement if applicable) of such Guarantor as in effect on the date of such certification,
(B) that attached thereto is a true and complete copy of resolutions (if any are required) adopted by such Guarantor's Board of Directors (or other governing board if such Guarantor is not a corporation) authorizing the Guaranty hereunder by such Guarantor, the grant by such Guarantor of the security interests contemplated by the Fundamental Documents and the execution, delivery and performance by such Guarantor in accordance with its respective terms of this Credit Agreement, the other Fundamental Documents and any other documents required or contemplated hereunder or thereunder to which such Guarantor is or will be a party and that such resolutions have not been amended, rescinded or supplemented and are currently in effect, (C) that the articles or certificate of incorporation other organizational document of such party has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State (or other governmental official) furnished pursuant to clause (i) above, except to the extent specified in such Secretary's Certificate and (D) as to the incumbency and specimen signature of each officer of such party executing this Credit Agreement, any other Fundamental Document or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of such party as to the incumbency and signature of the officer signing the certificate referred to in this clause (iv)); and


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        (v) such additional supporting documents relating to any Guarantor as the Agent or its counsel or any Lender may reasonably request.

        (c) CREDIT AGREEMENT; NOTES. The Agent shall have received (i) executed counterparts of this Credit Agreement, which, when taken together, bear the signatures of the Agent, the Issuing Bank, all of the Credit Parties and all of the Lenders and (ii) the Notes executed by the Borrower.

        (d) OPINION OF COUNSEL. The Agent shall have received the written opinion of Troop Steuber Pasich Reddick & Tobey, LLP, counsel to the Credit Parties, dated the Closing Date and addressed to the Agent and the Lenders which opinion shall be in form and substance satisfactory to the Agent and to Morgan, Lewis & Bockius LLP, counsel to the Agent.

        (e) NO MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred with respect to the business, operations, performance, assets, properties, condition (financial or otherwise) or prospects of the Credit Parties taken as a whole since the date of formation of the Borrower.

        (f) INSURANCE. The Borrower shall have furnished the Agent with (i) a summary of all existing insurance coverage, (ii) evidence acceptable to the Agent that the insurance policies required by Section 5.5 have been obtained and are in full force and effect and (iii) Certificates of Insurance with respect to all existing insurance coverage which certificates shall name The Chase Manhattan Bank, as Agent, as the Certificate holder and shall evidence the Borrower's compliance with Section 5.5(e) with respect to all insurance coverage existing as of the Closing Date.

        (g) PARTNER SECURITY AGREEMENT. The Agent shall have received fully executed copy of the Partner Security Agreement and appropriate UCC-1 financing statements relating to the collateral thereunder.

        (h) SECURITY AND OTHER DOCUMENTATION. The Agent shall have received fully executed copies of (i) Pledgeholder Agreements for each Picture from each Laboratory (as identified on Schedule 3.10) for which a Credit Party has control over any physical elements thereof as listed on Schedule 3.7(a) hereto; (ii) a Copyright Security Agreement listing each Picture and Film Asset in which any Credit Party has a copyrightable interest (as listed on Schedule 3.7(a) hereto) executed by each such Credit Party; (iii) a Trademark Security Agreement for each trademark in which a Credit Party has any interest (as listed on Schedule 3.7(b) hereto) executed by each such Credit Party; (iv) Laboratory Access Letters for each Picture from each Laboratory (as identified on Schedule 3.10 hereto) where a Credit Party has access rights to any physical elements of such Picture; (v) appropriate UCC-1 financing statements relating to the Collateral; and (vi) the Pledged Securities (to the extent such Pledged Securities are represented by a certificate or other instrument) with appropriate undated stock powers or other appropriate documents executed in blank.

        (i) SECURITY INTERESTS IN COPYRIGHTS AND OTHER COLLATERAL. The Agent shall have received evidence reasonably satisfactory to it that each Credit Party, the General Partner, Gary Barber and Roger Birnbaum each have sufficient right, title and interest in and to the


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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Collateral and other assets which it purports to own (including appropriate licenses under copyright), as set forth in the documents and other materials presented to the Lenders to enable such Credit Party to perform the Distribution Agreements to which such Credit Party is a party and as to each Credit Party, the General Partner, Gary Barber and Roger Birnbaum, to grant to Agent for the benefit of the Agent, the Issuing Bank and the Lenders the security interests contemplated by the Fundamental Documents, and that all financing statements, copyright filings and other filings under Applicable Law necessary to provide the Agent for the benefit of itself, the Issuing Bank and the Lenders with a first priority perfected security interest in the Pledged Securities, Collateral (subject in the case of the Collateral, to Permitted Encumbrances) and the collateral under the Partner Security Agreement have been filed or delivered to the Agent in satisfactory form for filing.

        (j) LIFE INSURANCE ASSIGNMENT. The Agent shall have received the Life Insurance Assignment duly executed on behalf of the Borrower, together with a copy of the Life Insurance Policy.

        (k) INTERCREDITOR AGREEMENTS. The Agent shall have received fully executed copies of intercreditor agreements with each of BVD and Taurus, in form and substance satisfactory to the Agent.

        (l) PAYMENT OF FEES. All fees and expenses then due and payable by any Credit Party to the Agent and/or the Lenders in connection with the transactions contemplated hereby or as required by the Fee Letter shall have been paid.

        (m) LITIGATION. No litigation, inquiry, injunction or restraining order shall be pending, entered or threatened which involves this Credit Agreement or which in the Agent's good faith judgment could reasonably be expected to have a Material Adverse Effect.

        (n) UCC SEARCHES. The Agent shall have received UCC searches satisfactory to it indicating that no other filings, encumbrances or transfers (other than in connection with Permitted Encumbrances) with regard to the Collateral or the collateral under the Partner Security Agreement are of record in any jurisdiction in which it shall be necessary or desirable for the Agent to make a UCC filing in order to provide the Agent (for the benefit of the Agent, the Issuing Bank or the Lenders) with a perfected security interest in the Collateral and the collateral under the Partner Security Agreement.

        (o) ERISA. The Agent shall have received copies of all Plans of the Credit Parties that are in existence on the Closing Date, and descriptions of those that are committed to on the Closing Date.

        (p) CONTRIBUTION AGREEMENT. The Agent shall have received a fully executed Contribution Agreement duly executed by each of the Credit Parties.

        (q) MATERIAL AGREEMENT. The Agent shall have received a copy, certified by the Borrower, of each agreement listed on Schedule 3.16 and each original Acceptable L/C in existence on the Closing Date.


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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        (r) PFD AGREEMENTS. The Agent shall have received a fully-executed copy, certified by the Borrower, of each PFD Agreement and each such agreement shall be in form and substance satisfactory to the Agent.

        (s) CONTRIBUTIONS. The Borrower shall have received in cash (i)
$*** from Montrose Corporation (an Affiliate of BVD) for its
"participating right" in the Borrower pursuant to the BVD Participating Rights Agreement, (ii) $*** in proceeds of the advance to be made to the Borrower by BVD pursuant to the BVD Distribution Agreement, (iii) $*** in proceeds of the initial loan to be made to the Borrower by Taurus pursuant to the Taurus Loan Documents, (iv) $*** from Svensk for the purchase of limited partnership units of the Borrower pursuant to the Svensk Agreement and (v)
$*** from Svensk as an advance against the Borrower's share of certain gross receipts from the exercise of the distribution rights licensed to Svensk pursuant to the Svensk Agreement, as contemplated by Section 5(l) of the Svensk Agreement. The Agent shall have received a fully-executed copy, certified by the Borrower, of the BVD Loan Agreement and such agreement shall be in form and substance satisfactory to the Agent.

        (t) EMPLOYMENT AGREEMENTS. The Agent shall have received a copy, certified by the Borrower, of each of the executed Employment Agreements (together with an amendment to each of the Employment Agreements to effect the deferral contemplated by Section 6.5(d) hereof) and each such agreement shall be satisfactory to the Agent.

        (u) REQUIRED CONSENTS AND APPROVALS. The Agent shall be satisfied that all required consents and approvals have been obtained with respect to the transactions contemplated hereby from all Governmental Authorities with jurisdiction over the business and activities of any Credit Party or the General Partner and from any other entity whose consent or approval the Agent in its reasonable discretion deems necessary to the transactions contemplated hereby.

        (v) COMPLIANCE WITH LAWS. The Lenders shall be satisfied that the transactions contemplated hereby will not violate any provision of Applicable Law, or any order of any court or other agency of the United States or any state thereof applicable to of the Credit Parties or the General Partner or any of their respective properties or assets.

        (w) APPROVAL OF COUNSEL TO THE AGENT. All legal matters incident to this Credit Agreement and the transactions contemplated hereby shall be reasonably satisfactory to Morgan, Lewis & Bockius LLP, counsel to the Agent.

        (x) OTHER DOCUMENTS. The Agent shall have received such other documentation as the Agent may reasonably request.


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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        SECTION 4.2. CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT. The
obligation of the Issuing Bank to issue each Letter of Credit and of the Lenders to make each Loan and to participate in each Letter of Credit (including the initial Loan and/or Letter of Credit) are subject to the following conditions precedent:

        (a) NOTICE. The Agent shall have received a notice with respect to such Borrowing or the Issuing Bank shall have received a notice with respect to such Letter of Credit as required by Article 2 hereof.

        (b) BORROWING CERTIFICATE. The Agent shall have received a Borrowing Certificate with respect to such Borrowing, duly executed by an Authorized Officer of the Borrower on behalf of the Borrower.

        (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Article 3 hereof and in the other Fundamental Documents shall be true and correct in all material respects on and as of the date of each Borrowing and/or issuance of a Letter of Credit hereunder (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date.

        (d) NO EVENT OF DEFAULT. On the date of each Borrowing or issuance of a Letter of Credit, no Default or Event of Default shall have occurred and be continuing, nor shall any such event occur by reason of the making of such Loan or the issuance of such Letter of Credit; PROVIDED, HOWEVER, that a breach of any covenant shall not prevent the making of additional Loans necessary to complete production of any Picture which was already in principal photography at the time of such breach so long as (i) such breach does not relate directly to the production of that particular Picture, (ii) such breach was not intentional and knowing and (iii) no Default or Event of Default of a type other than a covenant breach shall be continuing. Each request for a Borrowing or for issuance of a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance of such Letter of Credit as to the matters specified in paragraphs (c) and (d) of this
Section 4.2.

5.      AFFIRMATIVE COVENANTS

        From the date hereof and for so long as the Commitments shall be in effect, any amount remains outstanding under the Notes, any Letter of Credit shall remain outstanding or any Obligation remains unpaid or unsatisfied, each Credit Party agrees that, unless the Required Lenders shall otherwise consent in writing, each of them will, and will cause each of its Subsidiaries to:

        SECTION 5.1. FINANCIAL STATEMENTS AND REPORTS. Furnish or cause to be furnished to the Agent, the Issuing Bank and each of the Lenders:

        (a) Within ninety (90) days after the end of each fiscal year of the Borrower (commencing with fiscal year 1999), the audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, in each case as at the end of, and the related statements of income, partnership capital and cash flows for, such year, and the corresponding figures as at the end of, and for, the preceding fiscal year, accompanied by an unqualified report and opinion of PriceWaterhouseCoopers, any other Big Six accounting firm or another independent public


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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accountant of recognized standing as shall be retained by the Borrower and be satisfactory to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements;

        (b) Within sixty (60) days after the end of each of the first three fiscal quarters of each of its fiscal years, the unaudited consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of, and the related unaudited consolidated statements of income and cash flow for, such quarter, and for the portion of the fiscal year through the end of such quarter, and the corresponding figures as at the end of such quarter, and for the corresponding period, in the preceding fiscal year, together with a certificate signed by an Authorized Officer of the Borrower, on behalf of the Borrower, to the effect that such financial statements, while not examined by independent public accountants, reflect, in the opinion of the Borrower, all adjustments necessary to present fairly the financial position of the Borrower and its Consolidated Subsidiaries as at the end of the fiscal quarter and the results of operations for the quarter then ended in conformity with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

        (c) Simultaneously with the delivery of the statements referred to in paragraphs (a) and (b) of this Section 5.1, a certificate of an Authorized Officer of Borrower in form and substance reasonably satisfactory to the Agent
(i) stating whether or not such Authorized Officer has knowledge, after due inquiry, of any condition or event which would constitute an Event of Default or Default and, if so, specifying each such condition or event and the nature thereof., (ii) demonstrating in reasonable detail compliance with the provisions of Sections 6.6, 6.11, 6.14, 6.15, 6.16, 6.17 and 6.18 hereof and (iii)
certifying that all filings required under Section 5.8 hereof have been made and listing each such filing that has been made since the date of the last certificate delivered in accordance with this Section 5.1(c);

        (d) Together with each set of audited financial statements required by paragraph (a) above, a certificate from the independent public accountants rendering the report thereon (i) stating whether, in connection with their audit examination, any condition or event, at any time during, or at the end of, the accounting period covered by such financial statements, which constitutes an Event of Default under covenants relating to accounting matters has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period, if known, of existence thereof and (ii) stating that, insofar as they relate accounting matters, the matters set forth in the compliance certificate delivered therewith pursuant to clause (ii) of paragraph (c) above at the end of the fiscal year are stated in accordance with the terms of this Credit Agreement, it being understood such accountants shall not be requested to express any view regarding any prospective information or amounts;

        (e) On or prior to the twentieth day of each month and within ten (10) days following any other request by the Agent, a certificate ("BORROWING BASE CERTIFICATE") substantially in the form of Exhibit K hereto, setting forth the amount of each component included in the Borrowing Base as of the last Business Day of the preceding month, attached to which shall be detailed information as required by such certificate including, without limitation,


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Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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supporting schedules showing the calculation of each component of the Borrowing
Base on a Picture-by-Picture and contract-by-contract basis (the Borrower, at its option, may furnish additional Borrowing Base Certificates setting forth such information as of such other dates as it may deem appropriate);

        (f) Promptly upon their becoming available, copies of all audits (except royalty audits, participation audits and similar audits), studies, reports or evaluations prepared for or submitted to any of the Credit Parties by any outside professional firm or service, including, without limitation, any comment letter submitted by the Credit Parties' accountants to management in connection with their annual audit;

        (g) Promptly upon their becoming available, copies of all registration statements, proxy statements, notices and reports which the Borrower or any other Credit Party shall file with any securities exchange or with the Securities and Exchange Commission or any successor agency;

        (h) Within 45 days after the end of each fiscal quarter, a list of the ultimates for all Pictures and a list of all audits conducted during such quarter by a Credit Party of any third party licensee, partnership or joint venture;

        (i) Within 45 days after the end of each fiscal quarter, all regular periodic financial reports prepared by or for the Borrower with respect to each Picture from the beginning of preproduction for such Picture until such Picture is Completed. Such report shall include the Borrower's cost basis in the Picture and the estimated cost to complete such Picture;

        (j) Within 45 days after the end of each fiscal quarter, (i) a list of the start up and, to the best of the Borrower's knowledge, expected Completion and release dates for each Picture and (ii) a summary of the development expenditures for all theatrical motion picture projects which are not yet in production and which are owned by a Credit Party;

        (k) From time to time such additional information regarding the financial condition or business of any of the Credit Parties, any Film Asset or Picture, any PFD Agreement, any other Distribution Agreement, any Eligible Receivable or the Collateral, as the Agent or any Lender acting through the Agent may reasonably request including, without limitation, copies of all management projections.

        SECTION 5.2. EXISTENCE. Do or cause to be done all things necessary (i) to preserve, renew and keep in full force and effect its existence, rights, licenses. permits and franchises, and (ii) to comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any Governmental Authority.

        SECTION 5.3. MAINTENANCE OF PROPERTIES. Keep its tangible properties which are material to its business in good repair, working order and condition (ordinary wear and tear excepted) and, from time to time (i) make all necessary and proper repairs, renewals replacements, additions and improvements thereto and (ii) comply at all times with the provisions of all material leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith is being


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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currently contested in good faith by appropriate proceedings and appropriate reserves have been established in accordance with GAAP.

        SECTION 5.4. NOTICE OF MATERIAL EVENTS.

        (a) Promptly upon any executive officer of any Credit Party obtaining knowledge of (i) any Default or Event of Default, (ii) any material adverse change in the condition (financial or otherwise) or operations of any Credit Party, (iii) any action or event which could reasonably be expected to materially and adversely affect the performance of the Credit Parties' obligations under this Credit Agreement or any other Fundamental Document, the repayment of the Notes or the security interests granted to the Agent for the benefit of the Agent, the Issuing Bank or the Lenders under this Credit Agreement or any other Fundamental Document, (iv) any other event which could reasonably be expected to result in a Material Adverse Effect, (v) the opening of any office of any Credit Party or the change of the executive office or the principal place of business of any Credit Party or of the location of any Credit Party's books and records with respect to the Collateral, (vi) any change in the name of any Credit Party, (vii) any other event which could reasonably be expected to materially and adversely impact upon the amount or collectibility of accounts receivable of the Credit Parties or otherwise materially decrease the value of the Collateral or the Pledged Securities, (viii) any proposed material amendment to any agreements that are part of the Collateral or (ix) any Person giving any notice to any Credit Party or an Approved Completion Guarantor for a Picture (as applicable) or taking any other action to enforce remedies with respect to a claimed default or event or condition of the type referred to in paragraph (g) or (h) of Article 7, such Credit Party shall promptly give written notice thereof to the Agent specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of such claimed Event of Default or condition and what action any Credit Party and/or the applicable Approved Completion Guarantor, as applicable, has taken, is taking and proposes to take with respect thereto.

        (b) Promptly upon any executive officer of any Credit Party obtaining knowledge of (i) the institution of, or threat of, any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting any Credit Party or any of its assets or any Picture, or
(ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders), which, in the case of (i) or (ii), could reasonably be expected to have a Material Adverse Effect, or which seeks to enjoin or otherwise prevent any aspect of the production, distribution or other exploitation of a Picture, or to recover any damages or obtain other relief as a result thereof, such Credit Party shall promptly give written notice thereof to the Agent and provide such other information as may be available to it to enable the Lenders to evaluate such matters; and, in addition to the requirements set forth in clauses
(i) and (ii) of this subsection (b), such Credit Party upon request shall promptly give notice of the status of any action, suit, proceeding, investigation or arbitration covered by a report delivered to the Lenders pursuant to clause (i) and (ii) above to the Lenders and provide such other information as may be reasonably available to it to enable the Lenders to evaluate such matters. Notwithstanding the foregoing, a Credit Party shall not be required to provide information pursuant to this Section 5.4(b) to the Agent or the Lenders, if such disclosure would waive, or otherwise result in the loss of any applicable evidentiary privilege.


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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        SECTION 5.5. INSURANCE.

        (a) Keep its assets which are of an insurable character insured (to the extent and for the time periods consistent or greater than normal U.S. industry standards for companies similar to the Borrower) by financially sound and reputable insurers against loss or damage by fire, explosion, theft or other hazards which are included under extended coverage in amounts not less than the insurable value of the property insured or such lesser amounts, and with such self-insured retention or deductible levels, as are consistent with normal U.S. industry practices for companies similar to the Borrower.

        (b) Maintain with financially sound and reputable insurers, insurance against other hazards and risks and liability to Persons and property to the extent and in the manner consistent or greater than normal U.S. industry standards for companies similar to this Borrower; PROVIDED, HOWEVER, that workers' compensation insurance or similar coverage may be effected with respect to its operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction.

        (c) Maintain, or cause to be maintained, in effect during the period from the commencement of principal photography of each Picture produced by any Credit Party or from the date of acquisition of each Picture acquired by any Credit Party, through the third anniversary of the date on which such Picture is Completed and as otherwise required by applicable contracts, a so-called "Errors and Omissions" policy covering such Picture, and cause such Errors and Omissions policy to provide coverage to the extent and in such manner as is customary for motion pictures of like type but, at minimum, to the extent and in such manner as is required under all applicable contracts relating thereto (including, without limitation, any Distribution Agreement relating to such Picture).

        (d) Maintain, or cause to be maintained, in effect during the period from the commencement of principal photography of each Picture produced by any Credit Party, or from the date of acquisition of each Picture acquired by any Credit Party (i) until such time as the Agent shall have been provided with satisfactory evidence of the existence of one negative or master tape in one location and _____________ interpositive, internegative or duplicate master tape in another location of the final version of the Completed Picture, insurance on the negatives and sound tracks or master tapes of such Picture in an amount not less than the cost of re-shooting the principal photography of the Picture and otherwise recreating such Picture, and (ii) until principal photography of such Picture has been concluded, a cast insurance policy with respect to such Picture, which provides coverage to the extent and in such manner as is customary for motion pictures a like type, but at minimum, to the extent required under all applicable contracts relating thereto (including, without limitation, any Distribution Agreement relating to such Picture).

        (e) Cause all such above-described insurance (excluding workers' compensation insurance) to (i) provide for the benefit of the Lenders that 30 days' prior written notice of cancellation, termination, non-renewal or lapse or material change of coverage shall be given to the Agent; (ii) name the Agent for the benefit of the Agent, the Issuing Bank and the Lenders as a loss payee (except for "Errors and Omissions" insurance and other third party liability insurance), PROVIDED, HOWEVER, that production insurance recoveries received prior to


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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Completion or abandonment of a Picture may be utilized to finance the production of such Picture, and property insurance proceeds may be used to repair damage in respect of which such proceeds were received or so long as no Default or Event of Default has occurred and is then continuing, to reimburse a Credit Party for its own funds expended to repair the applicable damage; and (iii) to the extent that none of the Agent, the Issuing Bank or the Lenders shall be liable for premiums or calls, name the Agent (for the benefit of the Agent, the Issuing
Bank and the Lenders) as additional insureds including, without limitation, under any "Errors and Omissions" policy.

        (f) Keep the Life Insurance Policy (i) in full force and effect on substantially the same terms and conditions as contained in the policy delivered to the Agent pursuant to Section 4.1(f) hereof and in the aggregate face amount of not less than $*** and (ii) free from Liens, assignments and other encumbrances other than in favor of the Agent the benefit of the Agent, the Issuing Bank and the Lenders. Any proceeds of the Life Insurance Policy or any claim thereunder shall be applied first to prepay outstanding Loans, second, to held by the Agent as security to the extent of the outstanding L/C Exposure and the aggregate amount of the Completion Reserves for all Pictures and the balance if any shall be paid over to the Borrower or as a court of competent jurisdiction may otherwise direct.

        (g) Upon the request of the Agent, the Borrower will render to the Agent a statement in such detail as the Agent may request as to all such insurance coverage.

        SECTION 5.6. PRODUCTION. Cause each Picture being produced by any Credit Party (i) to be produced in accordance with the standards set forth in, and within the time period established in, all agreements, with respect to such Picture to which such Credit Part is a party, subject to the terms and conditions of such agreements and (ii) to be Completed at least one (1) month prior to the earliest expiration date of any Acceptable L/C supporting an Eligible Receivable relating to such Picture which receivable is included in the Borrowing Base and in any event, no later than the Maturity Date.

        SECTION 5.7. MUSIC. When a Picture has been scored, if requested by the Agent, deliver to the Agent within a reasonable period of time after such request (a) written evidence of the music synchronization rights, if any, obtained from the composer or the licensor of the music and (b) copies of all music cue sheets with respect to such Picture.

        SECTION 5.8. COPYRIGHT.

        (a) As soon as practicable (but in the case of a Picture, in no event later than 60 days after theatrical release of such Picture and in the case of a screenplay, in no event later than the date on which the Credit Parties must comply with Section 5.19 hereof with respect to the Picture to be based on such screenplay), and to the extent any Credit Party is or becomes the copyright proprietor thereof or otherwise acquires a copyrightable interest, take any and all actions necessary to register the copyright for any Picture or screenplay in the name of such Credit Party (subject to a Lien in favor of the Agent for the benefit of itself, the Issuing Bank and the Lenders pursuant to the Copyright Security Agreement) in conformity with the laws of the United States and such other jurisdictions as the Agent may specify in the case of any particular Picture or screenplay and immediately deliver to the Agent (i) written evidence of the


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


                                    Page 76
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registration of any and all such copyrights for inclusion in the Collateral under this Credit Agreement and (ii) a Copyright Security Agreement Supplement relating such item executed by such Credit Party.

        (b) Obtain instruments of transfer or other documents evidencing the interest of any Credit Party with respect to the copyright relating to a Picture or Film Asset in which such Credit Party is not entitled to be the initial copyright proprietor, and promptly record such instruments of transfer on the United States Copyright Register and such other jurisdictions as the Agent may specify.

        SECTION 5.9. BOOKS AND RECORDS.

        (a) Maintain or cause to be maintained at all times true and complete books and records of its financial operations.

        (b) Maintain or cause to be maintained its books and records in conformity with the AICPA's "PROPOSED STATEMENT OF POSITION - ACCOUNTING BY PRODUCERS AND DISTRIBUTORS OF FILMS" (Exposure Draft dated October 16, 1998) and expense all general overhead as incurred, in each case, whether or not otherwise required by GAAP.

        (c) Provide the Agent and its representatives access to such books and records and to any of its properties or assets upon reasonable notice and during regular business hours in order that the Agent may make such audits and examinations and make abstracts from such books. accounts. records and other papers pertaining to the Collateral (including, but not limited to, Eligible Receivables included in the Borrowing Base) and upon notification to the Borrower, permit the Agent or its representatives to discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as the Agent may deem appropriate for the purpose of verifying the accuracy of the Borrowing Base Certificates and the various other reports delivered by any Credit Party to the Agent, the Issuing Bank and/or the Lenders pursuant to this Credit Agreement or for otherwise ascertaining compliance with this Credit Agreement or any other Fundamental Document.

        (d) If, prior to an Event of Default, the Agent wishes to confirm the account debtors and other payors the amounts and terms of any or all Eligible Receivables included in the Borrowing Base, the Agent will so notify the Borrower. The Agent agrees to have such confirmation made through the Credit Parties' auditors. If for any reason such auditors fail to proceed with the confirmations, the Agent may proceed to make such confirmations directly with account debtors and other payors. Each of the Credit Parties hereby agrees that, upon the occurrence and during the continuance of an Event of Default, the Agent shall be entitled to confirm directly with account debtors and other payors, the amounts and terms of all accounts receivable.

        SECTION 5.10. THIRD PARTY AUDIT RIGHTS. On a quarterly basis notify the Agent of, and at all times allow the Agent access to the results of, all audits conducted by any Credit Party of any third party licensee under any agreement with respect to any Picture included in the Collateral, or of any partnership or joint venture. The Credit Parties will exercise their audit rights with respect to any such third party licensees, partnerships and joint ventures upon the


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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reasonable request of the Agent to the extent that the Borrower shall have the right to conduct such audits; PROVIDED, HOWEVER, that if the Borrower shall refuse to request such audit promptly upon the Agent's request (which the Borrower shall be entitled to do notwithstanding the foregoing), the audit shall not be undertaken and the receivables in the Borrowing Base associated with respect to such Picture from such third party licensee, partnership or joint venture shall be eliminated from the Borrowing Base. After an Event of Default has occurred and is continuing, the Agent shall have the right to exercise through any Credit Party, such Credit Party's right to audit any obligor under an agreement with respect to any Picture included in the Collateral.

        SECTION 5.11. OBSERVANCE OF AGREEMENTS.

        (a) Duly observe and perform all material terms and conditions of all production services agreements with respect to a Film Asset or Picture, the PFD Agreements, all Completion Bonds (and all related agreements with an Approved Completion Guarantor), all agreements that are included in the chain of title for a Picture, all Distribution Agreements and all other material agreements with respect to the production, development and/or exploitation of a Picture or Film Asset and diligently protect and enforce the rights of the Credit Parties under all such agreements in a manner consistent with prudent business judgment and subject to the terms and conditions of such agreements.

        (b) Promptly provide the Agent copies of any and all agreements amending, altering, modifying, waiving or supplementing in any material respect, any production services agreement with respect to a Picture or Film Asset, any PFD Agreement, any agreement it that is included in the chain of title for a Picture, any Acceptable L/C, any Distribution Agreement, any agreement with an Approved Completion Guarantor, the agreement of limited partnership of the Borrower or any other material agreement with respect to the production, development and/or exploitation of a Picture or Film Asset.

        SECTION 5.12. LABORATORIES; NO REMOVAL.

        (a) To the extent any Credit Party has control over, or rights to receive, any of the Physical Materials relating to any Picture, deliver or cause to be delivered to a Laboratory or Laboratories all negative and preprint material, master tapes and all sound track materials with respect to each such Picture and deliver to the Agent a fully executed Pledgeholder Agreement with respect to such materials. To the extent that any Credit Party has only rights of access to preprint material or master tapes and has not created duplicate materials sufficient to exploit its rights and has not stored such materials at Laboratory that has delivered a Pledgeholder Agreement to the Agent, then the Credit Parties will deliver to the Agent a fully executed Laboratory Access Letter covering such materials. Prior to requesting any such Laboratory to deliver such negative or other preprint or sound track material or master tapes to another Laboratory, any such Credit Party shall provide the Agent with a Pledgeholder Agreement or Laboratory Access Letter, as appropriate, executed by such other Laboratory and all other parties to such Pledgeholder Agreement (including the Agent). Each Credit Party hereby agrees not to deliver or remove or cause the delivery or removal of the original negative and film or sound materials or master tapes with respect to any Picture owned by such Credit Party or in which such Credit Party has an interest (i) to a location outside the United States, Canada, the United


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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Kingdom or such other location reasonably approved by the Agent or (ii) to any state or jurisdiction where UCC-1 financing statements (or in the case of jurisdictions outside the United States, documentation similar in purpose and effect satisfactory to the Agent) have not been filed against such Credit Party.

        (b) During production of any Picture produced by any Credit Party, such Credit Party shall promptly deliver the daily rushes for such Picture to the appropriate Laboratory as soon as practicable and will use its best efforts to deliver the daily rushes on a weekly basis.

        (c) With respect to Pictures Completed after the Closing Date, together with the financial statements delivered pursuant to Section 5.1(b), deliver to the Agent and the Laboratories which are signatories to Pledgeholder Agreements a revised schedule of Pictures on deposit with such Laboratories.

        SECTION 5.13. TAXES AND CHARGES; OBLIGATIONS IN ORDINARY COURSE OF BUSINESS. Duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears (after giving effect to applicable extensions), all taxes, assessments, levies and other governmental charges, imposed upon any Credit Party or its properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies which if unpaid might by law become a Lien upon any property of any Credit Party; PROVIDED, HOWEVER, that any such tax, assessment, levy or charge need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Credit Party shall have set aside on its books reasonable reserves (the presentation of which is segregated to the extent required by GAAP) with respect thereto if reserves shall be deemed necessary by the Credit Parties; and PROVIDER, FURTHER, that such Credit Party will pay all such taxes, assessments, levies or other governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor. Each of the Credit Parties will promptly pay when due, or in conformance with customary trade terms, all other obligations incident to its operations.

        SECTION 5.14. LIENS. Defend the Collateral (including, without limitation, the Pledged Securities) against any and all Liens, claims and other impediments howsoever arising, other than Permitted Encumbrances, and in any event defend against any attempted foreclosure.

        SECTION 5.15. FURTHER ASSURANCES; SECURITY INTERESTS.

        (a) Upon the request of the Agent, duly execute and deliver or cause to be duly executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be necessary in the reasonable judgment of the Agent to carry out the provisions and purposes of this Credit Agreement and the other Fundamental Documents.

        (b) Upon the request of the Agent, promptly execute and deliver or cause to be executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be appropriate in the reasonable judgment of the Agent, to provide the Agent for the benefit of the Agent, the Issuing Bank and the Lenders a first perfected Lien in the Collateral and any and all documents (including, without limitation, the execution, amendment or


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other Applicable Law of the United States or any other jurisdiction which the Agent may deem reasonably necessary or advisable in connection with the production of any particular Picture or otherwise and perform or cause to be performed such other ministerial acts which are reasonably necessary or advisable, from time to time, in order to grant and maintain in favor of the Agent for the benefit of itself, the Issuing Bank and the Lenders the security interest in the Collateral contemplated hereunder and under the other Fundamental Documents, subject only to Permitted Encumbrances.

        (c) Promptly undertake to deliver or cause to be delivered to the Agent and the Lenders from time to time such other documentation, consents, authorizations and approvals in form and substance reasonably satisfactory to the Agent, as the Agent shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Agent for the benefit of itself, the Issuing Bank and the Lenders.

        SECTION 5.16. ERISA COMPLIANCE AND REPORTS. Furnish to the Agent (a) as soon as possible, and in any event within 30 days after any executive officer of a Credit Party has knowledge that (i) any Reportable Event with respect to any Plan has occurred, a statement of an executive officer of the Credit Party, setting forth on behalf of such Credit Party details as to such Reportable Event and the action which it proposes to take with respect thereto, together with a copy of the notice, if any, required to be filed of such Reportable Event given to the PBGC or (ii) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard or an extension of any amortization period under Section 412 of the Code with respect to a Plan, a Plan or Multiemployer Plan has been or is proposed to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, proceedings have been instituted to terminate a Plan, a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan, or any such Credit Party or ERISA Affiliate will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Sections 4062, 4063, 4201 or 4204 of ERISA, a statement of an Authorized Officer of a Credit Party, setting forth details as to such event and the action the applicable Credit Party proposes to take with respect thereto, (b) promptly upon reasonable request of the Agent, copies of each annual and other report with respect to each Plan and (c) promptly after receipt thereof, a copy of any notice any Credit Party or ERISA Affiliate may receive from the PBGC relating to the PBGC's intention to terminate any Plan or to appoint a trustee to administer any Plan.

        SECTION 5.17. ENVIRONMENTAL LAWS.

        (a) Promptly notify the Agent upon any Credit Party becoming aware of any violation or potential violation or non-compliance with, or liability or potential liability under any Environmental Laws which, when taken together with all other pending violations would reasonably be expected to have a Material Adverse Effect, and promptly furnish to the Agent all notices of any nature which any Credit Party may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or non-compliance with, or liability or potential liability under any Environmental Laws which, in any case or when taken


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


                                    Page 80
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together with all such other notices, could reasonably be expected to have a
Material Adverse Effect.

        (b) Comply with and use reasonable efforts to ensure compliance by all tenants and subtenants with all Environmental Laws, and obtain and comply in all respects with and maintain and use reasonable efforts to ensure that all tenants and subtenants obtain and comply in all respects with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws, except where failure to do so would not have a Material Adverse Effect.

        (c) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities, except where failure to do so would not have a Material Adverse Effect. Any order or directive whose lawfulness is being contested in good faith by appropriate proceedings shall be considered a lawful order or directive when such proceedings, including any judicial review of such proceedings, have been finally concluded by the issuance of a final non-appealable order; PROVIDED, HOWEVER, that the appropriate Credit Party shall have set aside on its books reasonable reserves (the presentation of which is segregated to the extent required by GAAP) with respect thereto if reserves shall be deemed necessary by the Credit Parties.

        (d) Defend, indemnify and hold harmless the Agent, the Issuing Bank and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to the violation of or non-compliance by any Credit Party with any Environmental Laws, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses, but excluding therefrom all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses arising out of or resulting from (i) the gross negligence or willful acts or willful misconduct of any indemnified party or (ii) any acts or omissions of any indemnified party occurring after any indemnified party is in possession of, or controls the operation of, any property or asset.

        SECTION 5.18. USE OF PROCEEDS.

        (a) Use the proceeds of Working Capital Loans for the acquisition and development of Film Assets and theatrical motion picture projects and for other business purposes which are not otherwise prohibited by the terms of this Credit Agreement;

        (b) Use the proceeds of Production Loans for financing the production or acquisition of Pictures, including the repayment of Working Capital Loans used to finance items subsequently included in the Cash Budget for a Picture, the payment of accrued interest on Production Loans and to reimburse the Borrower for its own cash that has been invested in a Picture (together with interest thereon calculated at a rate per annum equal to the rate then applicable hereunder for Alternate Base Rate Loans), but excluding overhead charges payable to


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


                                    Page 81
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any Credit Party and amounts payable to Persons other than a Credit Party, the payment of which the payee thereof has agreed to defer on terms satisfactory to the Agent in its sole discretion.

        SECTION 5.19. UNCOMPLETED PICTURES. (a)(i) in the case of a Picture being produced by or under the control of a Credit Party, not later than the earlier of the commencement of principal photography of such Picture or the making of the first Production Loan for such Picture and (ii) in the case of a Picture being acquired from a third party, not later than the date of any payment of any portion of the acquisition cost for such Picture, comply with
Section 8.3 hereof and deliver to the Agent each of the following to the extent applicable (it being understood that in the case of a Picture being acquired from a third party in accordance with the provisions of this Credit Agreement:
(A) clauses (1) and (8) below shall not be applicable and (B) a Pledgeholder Agreement or Laboratory Access Letter shall be delivered pursuant hereto, if not already covered by a Pledgeholder Agreement, within five (5) days after payment of any portion of the acquisition cost):

        (1)     the budget and cash flow schedule for such Picture,

        (2) a schedule identifying all agreements executed in connection with such Picture which provide for deferments of compensation or participations (as distinguished from residuals), in either case, payable by any Credit Party from its share of revenues,

        (3) copies of such of the foregoing agreements as the Lenders may reasonably request,

        (4) certificates or binders of insurance with respect to such Picture (and policies of insurance if requested by the Agent and provided such policies are in the Borrower's possession or are otherwise available to the Borrower), including all forms of insurance coverage require by Section 5.5 hereof,

        (5) copies of all instruments of transfer or other instruments (in recordable form) ("CHAIN OF TITLE" documents) necessary to establish, to the reasonable satisfaction of the Agent, in the appropriate Credit Party(s) ownership of sufficient copyright rights in the literary properties upon which such Picture is to be based to enable such Credit Party to produce and/or distribute such Picture and to grant the Agent the security interests therein which are contemplated by this Credit Agreement and the other Fundamental Documents which Chain of Title documents shall evidence to the Agent's satisfaction the Credit Party's rights in, and with respect to, such Picture,

        (6) evidence of the registration in the name of, or the transfer to, a Credit Party of the copyright in the Picture and/or the Film Asset upon which the Picture is to be based (all as required by Section 5.8 hereof) and an executed Copyright Security Agreement Supplement with respect to such Film Asset and/or Picture (as applicable),


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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        (7)     to the extent not already covered by an existing Pledgeholder
                Agreement, executed Pledgeholder Agreement(s) with respect to such Picture,

        (8)     a Completion Bond with respect to such Picture,

        (9) a Borrowing Base Certificate which sets forth the Borrowing Base as of a date no more than seven (7) Business Days prior to the date by which this Section 5.19(a) must be satisfied for a Picture, and

        (10) a copy of any Notice of Assignment and Irrevocable Instructions executed in connection with any receivable with respect to such Picture.

As an alternative to delivering the Chain of Title documents referred to in clause (5) above, the Borrower may, at its option, instead deliver a favorable written opinion of counsel acceptable to the Agent concluding to the same effect, which opinion shall set forth the Chain of Title documents reviewed by such counsel and shall otherwise be in form and substance reasonably satisfactory to the Agent.


        (b) Not later than the earlier of the commencement of principal photography of a Picture being produced by or under the control of a Credit Party or the making of the first Production Loan for such Picture, cause there to be (i) Borrowing Base (other than the Unsold Rights Credit for such Picture) attributable to such Picture (including, without limitation, any Borrowing Base attributable to the Distribution Agreement referred to in clause (ii) below) in an amount not less than 94% of the Cash Budget of such Picture and (ii) a binding Distribution Agreement with respect to rights to such Picture in France and French speaking Belgium pursuant to which a minimum guarantee shall be payable to the Borrower on or before delivery of such Picture in an amount not less than ***% of the Cash Budget of such Picture and otherwise meeting the requirements to be an Eligible Receivable.


        SECTION 5.20. SECURITY AGREEMENTS WITH THE GUILDS. Furnish to the Agent duly executed copies of (i) each security agreement relating to a Picture entered into by a Credit Party with any guild and (ii) an intercreditor agreement (in form and substance satisfactory to the Agent) from the applicable guild with respect to the security interest and other rights granted to it pursuant to each such security agreement delivered to the Agent pursuant to clause (i) above.

        SECTION 5.21. NEGATIVE COST STATEMENTS. Deliver to the Agent, within 30 days after each Picture produced by a Credit Party is Completed, a tentative negative cost statement, and within 180 days after each such Picture is Completed, a final negative cost statement.

        SECTION 5.22. SUBSIDIARIES. Deliver to the Agent reasonably promptly after formation of any new Subsidiary (but in any event prior to commencement of operations by such Subsidiary) an Instrument of Assumption and Joinder executed by such Subsidiary, appropriate UCC-1 financing statements, organizational documents to the extent set forth in Section 4.1 hereof, written opinions of counsel in form and substance reasonably satisfactory to the Agent and if applicable, certificates or other instruments representing 100% of the stock or other equity interests of such Subsidiary together with an undated stock power (or other appropriate document) executed in blank for each such certificate or other instrument; PROVIDED, HOWEVER, that with respect to any Subsidiary of the Borrower that is a Controlled Foreign Corporation, the


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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Borrower, with the consent of the Agent, may elect (i) to pledge only 65% of the stock or other equity interests of such Subsidiary and (ii) not to include such Subsidiary as a Guarantor, except that any such Subsidiary that is engaged in direct production or distribution of a motion picture shall be required to become a Guarantor and its stock or other equity interests shall be required to be pledged hereunder.

        SECTION 5.23. DISTRIBUTION AGREEMENTS, ACCEPTABLE L/C'S, ETC.

        (a) Deliver to the Agent to be held as part of the Collateral, promptly upon receipt thereof, the originals of all Acceptable L/C's (including any amendments thereto) which are received by a Credit Party (whether pursuant to a Distribution Agreement or otherwise) after the date hereof.

        (b) Furnish to the Agent, concurrently with the delivery of each Borrowing Base Certificate, (i) a list in the form of Schedule 3.16 hereto of all Distribution Agreements executed during the preceding month and all material amendments to existing Distribution Agreements which amendments were executed during the preceding month and (ii) copies of all Notices of Assignment and Irrevocable Instructions (as required by Section 8.3 hereof) executed during the preceding month.

        (c) From time to time (i) furnish to the Agent such information and reports regarding the Distribution Agreements to which a Credit Party is a party as the Agent may reasonably request and (ii) upon the occurrence and continuation of an Event of Default and the reasonable request of the Agent, make to the other parties to a Distribution Agreement to which a Credit Party is a party such demands and requests for information and reports or for action as the Credit Party is entitled to make under each such Distribution Agreement.

        (d) Take all action on its part to be performed necessary to effect timely payments under all Acceptable L/C's, including, without limitation, timely preparation, acquisition and presentation of all documents, drafts or other instruments required to effect payment thereunder.

6.      NEGATIVE COVENANTS

        From the date hereof and for so long as the Commitments shall be in effect, any amount remains outstanding under the Notes, any Letter of Credit shall remain outstanding or any Obligation remains unpaid or unsatisfied, each Credit Party agrees that, unless the Required Lenders shall otherwise consent in writing, it will not and will not allow any of its subsidiaries to:

        SECTION 6.1. LIMITATIONS ON INDEBTEDNESS. Incur, create, assume or suffer to exist any preferred stock or Indebtedness or permit any partnership or joint venture in which any Credit Party is a general partner to incur, create, assume or suffer to exist any Indebtedness other than:

        (a) the Indebtedness represented by the Notes and the other Obligations;

        (b) Indebtedness in respect of Capital Leases to the extent permitted under Section 6.6 hereof;


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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        (c) liabilities relating to net or gross profit participations, deferments and guild residuals arising in the ordinary course of business in connection with the production, acquisition or exploitation of Pictures and Film Assets;

        (d) loans or advances to the Borrower by a distributor in the ordinary course of business on customary terms which loans or advances (i) are non-recourse to the Borrower or any of its assets other than (A) future overages with respect to Pictures which overages may become payable by such distributor and are not included in the Borrowing Base and/or (B) the rights with respect to Pictures licensed to such distributor or (ii) are on terms and conditions otherwise reasonably satisfactory to the Agent;

        (e) loans or advances made to the Borrower pursuant to the PFD Agreements; PROVIDED, HOWEVER, that the aggregate principal amount of the loans made to the Borrower pursuant to the BVD Loan Agreement may not exceed
$*** at any time;

        (f) unsecured liabilities for acquisitions of Film Assets or Pictures in the ordinary course of business and which are not otherwise prohibited hereunder;

        (g) Indebtedness in respect of intercompany advances constituting Investments permitted under Section 6.4(c) or Section 6.4(d) hereof;

        (h) obligations to reimburse unrecouped print and advertising expenses advanced by a distributor (other than BVD, Taurus and any distributor for France and French speaking Belgium);

        (i) Indebtedness in respect of secured purchase money financing (including Capital Leases), to the extent permitted by Section 6.2(i);

        (j) Negative Pickup Obligations which are not otherwise prohibited hereunder;

        (k) Indebtedness of a Person which becomes a Subsidiary of the Borrower after the Closing Date provided (1) such Indebtedness existed at the time the Person became a Subsidiary and was not created in anticipation of the acquisition of such Person, (2) immediately giving effect to the acquisition of such Person by a Credit Party, no Default or Event of Default shall have occurred and be continuing and (3) such Indebtedness is non-recourse to the Borrower or any other Credit Party (other than such Person); and

        (l) Guarantees permitted pursuant to Section 6.3 hereof.

        SECTION 6.2. LIMITATIONS ON LIENS. Incur, create, assume or suffer to exist any Lien on any of its revenue stream, property or assets, whether now owned or hereafter acquired, except:

        (a) Liens pursuant to written security agreements required by collective bargaining agreements with guilds on terms satisfactory to the Agent (which satisfaction shall not be unreasonably withheld or delayed); PROVIDED, that, each such guild has entered into an intercreditor agreement with the Agent reasonably satisfactory in all respects to the Agent;


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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        (b) Liens of BVD pursuant to the BVD Distribution Agreement and the BVD
Loan Agreement and Liens of Taurus pursuant to the Taurus Agreements;

        (c) Liens to secure distribution, exhibition and/or exploitation rights of licensees pursuant to Distribution Agreements or Liens to secure production advances on a Picture which Liens, in each case, are on terms satisfactory to the Agent;

        (d) deposits under workers' compensation, unemployment insurance and social security and similar laws or to secure statutory obligations or surety, appeal, performance or other similar bonds (other than completion bonds) or to secure performance as lessee under leases of real or personal property and other obligations of a like nature, in each case incurred in the ordinary course of business;

        (e) Liens customarily granted or incurred in the ordinary course of business with regard to services rendered by laboratories and production houses, record warehouses and suppliers of materials and equipment but in any instance not securing obligations in excess of $400,000 in the aggregate for all Credit Parties;

        (f) the Liens of the Agent (for the benefit of the Agent, the Issuing Bank and the Lenders) under this Credit Agreement, the other Fundamental Documents and any other document contemplated hereby or thereby;

        (g) Liens consisting of rights of first negotiation. first refusal and/or last refusal granted pursuant to any of the PFD Agreements or any other Distribution Agreement;

        (h) existing Liens listed on Schedule 6.2 hereof;

        (i) Liens granted to the Person financing the acquisition of property, plant or equipment if (i) the Lien is limited to the particular assets acquired;
(ii) the Indebtedness secured by the Lien does not exceed the acquisition cost of the particular asset for which such Lien is granted; (iii) such transaction does not otherwise violate this Credit Agreement; and (iv) the aggregate amount of all Indebtedness secured by such Liens does not exceed $*** at any one time outstanding;

        (j) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are timely commenced (and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed)) and as to which appropriate reserves have been established in accordance with GAAP;

        (k) Liens for taxes, assessments or other governmental charges or levies due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings pursuant to the terms of Section 5.13 hereof;

        (l) financing statements filed in connection with a Capital Lease not prohibited hereunder; PROVIDED that no such financing statement extends, covers or refers to any property or assets of a Credit Party other than the property or assets which are subject to such Capital Lease;


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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        (m) possessory Liens (other than those of Laboratories and production houses) which (i) occur in the ordinary course of business, (ii) secure normal trade debt which is not yet due and payable and (iii) do not secure Indebtedness;

        (n) easements, rights of way, restrictions and other similar encumbrances on real property which, in the aggregate, do not materially detract from the value of the of the Credit Parties;

        (o) Liens on the property or assets of a Person which becomes a Subsidiary of a Credit Party after the date hereof securing Indebtedness permitted under Section 6.1 hereof provided that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation of the acquisition of such Person, (ii) any such Lien does not by its terms cover any property or assets after the time such Person becomes a Subsidiary, which were not covered immediately prior thereto, and (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person becomes a Subsidiary;

        (p) customary Liens in favor of Approved Completion Guarantors granted in connection with Completion Bonds;

        (q) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights with respect to deposit accounts; and

        (r) Reversion or turnaround rights with respect to a Film Asset in development PROVIDED, that any such right terminates by the date on which the Credit Parties must comply with Section 5.19 hereof with respect to the Picture to be based, in whole or in part, on such Film Asset.

        SECTION 6.3. LIMITATION ON GUARANTIES. Incur, create, assume or suffer to exist any Guaranty, either directly or indirectly, except:

        (a) Negative Pickup Obligations to the extent otherwise permitted hereunder;

        (b) performance guarantees in the ordinary course of business under guild agreements, or to suppliers or laboratories which are providing services in connection with the production, acquisition, distribution or exploitation of any Picture by or for a Credit Party;

        (c) the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

        (d) the guaranties made by the Guarantors pursuant to Article 9 hereof; and

        (e) guaranties of obligations of a Credit Party which obligations are not prohibited hereunder.


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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        SECTION 6.4. LIMITATIONS ON INVESTMENTS. Create, make or incur any
Investment after the date hereof, except:

        (a) the purchase of Cash Equivalents;

        (b) loans and advances to officers and employees of the Borrower of not more than $*** in the aggregate at any one time outstanding;

        (c) nominal Investments in production service companies;

        (d) Investments (whether as equity or loans) by a Credit Party in the Borrower;

        (e) Investments (whether as equity or loans) by the Borrower in another Credit Party;

        (f) additional Investments received in settlement of Indebtedness or other obligations created in the ordinary course of business and owing to any Credit Party;

        (g) Investments in joint ventures, partnerships and co-financing arrangements permitted by Section 6.20 hereof; and

        (h) in the case of acquisitions of Pictures, advances towards the purchase prior to the Completion of the Picture; PROVIDED, that the aggregate amount of such advances for all Pictures which have not been Completed may not exceed $*** at any time.

        SECTION 6.5. RESTRICTED PAYMENTS. Pay, declare, make or become obligated to make any Restricted Payment, except:

        (a) the declaration and payment of dividends and/or distributions by any direct or indirect wholly owned Subsidiary of a Credit Party;

        (b) amounts payable to Gary Barber and Roger Birnbaum pursuant to the Employment Agreements, other than payments of the type described in paragraphs
(d) and (e) of this Section 6.5;

        (c) cash compensation paid to employees (other than Gary Barber and Roger Birnbaum) in the ordinary course of business;

        (d) so long as no Default or Event of Default has occurred and is then continuing, payment to Gary Barber and Roger Birnbaum of individual producer fees in an amount not exceeding $*** per year to each of them, PROVIDED that such fees (i) are actually earned with respect to Pictures or (ii) are actually funded by BVD; and PROVIDED FURTHER, that one-half of any such fees payable to either Gary Barber or Roger Birnbaum shall be deferred, up to a maximum aggregate amount of $***, on terms acceptable to the Agent until such time as $*** of Additional Cash Collateral (determined on a cumulative basis) has been released and remitted to the Borrower from the General Cash Collateral Account in accordance with Section 2.16(d) hereof;


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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        (e) incentive bonus payments to employees (including Gary Barber and
Roger Birnbaum) in an aggregate amount in any year not exceeding ***% of the pre-tax net profit of the Borrower for the immediately preceding year; PROVIDED, HOWEVER, that no such payment shall be permitted to be made to Gary Barber or Roger Birnbaum so long as a Default or Event of Default has occurred and is then continuing or will occur by reason of any such payment;

        (f) distributions to the partners of the Borrower in the minimum amount necessary to enable such partners to pay income tax based on the highest individual rate;

        (g) to the extent permitted under Section 13.16 hereof, payments with respect to intercompany Indebtedness, intercompany receivables or intercompany advances constituting Investments permitted under Section 6.4 hereof;

        (h) in the event that at the end of any quarter for which financial statements are prepared, Distributable Cash exceeds $***, restricted payments during the immediately succeeding quarter not to exceed the amount by which distributable cash exceeds $***; and

        (i) the pay off of the Taurus Loans in the manner permitted by Section 6.7(a)(vii) hereof.

        SECTION 6.6. LIMITATION ON LEASES. Create, incur or assume any commitment to make, any, direct or indirect payment, whether as rent or otherwise, under any lease, rental or other arrangement for the use of real and/or personal property (including Capital Leases but excluding amounts included in the Cash Budget of a Picture) if immediately thereafter the aggregate of all such payments that shall be payable by a Credit Party and any of their Subsidiaries during any twelve consecutive months would exceed
$***.

        SECTION 6.7. MERGER, SALE OR PURCHASE OF ASSETS, ETC.

        (a) Whether in one transaction or a series of transactions, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of any Picture or Film Asset, or any capital stock of any Subsidiary of the Borrower or any of its other property, stock or assets or agree to do or suffer any of the foregoing, except for:

        (i) the merger by any solvent Guarantor into, or the transfer of all its assets to, the Borrower or another Guarantor if after such merger no Default or Event of Default exists;

        (ii) licenses and sales of distribution rights in Pictures pursuant to Distribution Agreements entered into in the ordinary course of business (including, without limitation, the Taurus Distribution Agreement);

        (iii) sales of Film Assets or Pictures in development; and


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Request filed with the Securities and Exchange Commission ("SEC") and have been
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        (iv) sales or other dispositions of assets (other than Pictures or Film
Assets) in the ordinary course of business which assets are obsolete or no longer useful in the operation of the Credit Parties' businesses;

        (v) sales of any tangible property and asset, the purchase price of which had been included in the Cash Budget of a Picture but, which property or asset is no longer needed for the production of such Picture;

        (vi) the transfer of a Picture to the Approved Completion Guarantor for such Picture in the event such Approved Completion Guarantor shall have taken over the production of such Picture PROVIDED, that such Approved Completion Guarantor has paid in full the Production Loans for such Picture and any other amounts owed to the Agent (for the benefit of itself, the Issuing Bank and the Lenders) as the beneficiary of the Completion Bond for such Picture;

        (vii) the transfer of certain rights to Pictures in the territories covered by the Taurus Distribution Agreement in order to pay off the Taurus Loans, all in accordance with the intercreditor agreement to be entered into with Taurus contemplated by Section 4.1 (k) hereof; and

        (viii) sales of tangible property and assets (other than Pictures or Film Assets) PROVIDED that within 90 days after any such sale, the applicable Credit Party or Subsidiary of a Credit Party shall have applied the net cash proceeds of such sale to purchase or otherwise acquire replacement property or assets of equal or greater value.

        (b) Purchase or otherwise acquire all or substantially all of the stock or assets of any other Person, except as specifically contemplated by the preceding subparagraph (a) and except for the creation of new Subsidiaries in accordance with Section 5.22 and as permitted by Section 6.4 hereof.


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been
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        SECTION 6.8. RECEIVABLES. Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to any Credit Party except for the purpose of collection in the ordinary course of business.

        SECTION 6.9. SALE AND LEASEBACK. Enter into any arrangement with any Person or Persons, whereby in contemporaneous transactions any Credit Party sells essentially, all of its right, title and interest in a Picture and acquires or licenses the right to distribute or exploit such Picture in media and markets accounting for substantially all the value of such Picture, unless such arrangement does not impair the collateral position of the Agent, the Issuing Bank and the Lenders and is evidenced by documentation acceptable to the Agent.

        SECTION 6.10. PLACES OF BUSINESS; CHANGE OF NAME. Change the location of its chief executive office or principal place of business or any of the locations where it keeps any portion of the Collateral or its books and records with respect to the Collateral or change its name without in each case (i) giving the Agent 10 days prior written notice following such change and (ii) filing any additional Uniform Commercial Code financing statements, and such other documents requested by the Agent to maintain perfection of the security interest of the Agent for the benefit of the Agent, the Issuing Bank and the Lenders in the Collateral.

        SECTION 6.11. LIMITATIONS ON CAPITAL EXPENDITURES. Make, or incur any obligation to make, Capital Expenditures in excess of $1,000,000 in the aggregate for all Credit Parties and their Subsidiaries on a cumulative basis from and after the date this Credit Agreement is executed by all the parties hereto.

        SECTION 6.12. TRANSACTIONS WITH AFFILIATES. Enter into any transaction with any of its Affiliates (other than any transaction which is solely among Credit Parties) that is less favorable to such Credit Party than would have been the case if such transaction had been effected on an arms-length basis with a Person other than an Affiliate.

        SECTION 6.13. BUSINESS ACTIVITIES. Engage in any business activities other than activities relating to the acquisition, development, financing, producing and causing the distribution and other exploitation of Pictures, television productions and other audio/visual works and the allied and ancillary rights relating to any thereof, including, without limitation, merchandising and soundtrack album; in each case, subject to the various limitations contained in this Credit Agreement and the other Fundamental Documents.

        SECTION 6.14. LIMITATION ON PRODUCTION EXPOSURE. Produce or acquire any Picture with a Production Exposure in excess of $***.

        SECTION 6.15. OVERHEAD EXPENSE. Permit aggregate allocated and unallocated overhead expenses to exceed $*** for any fiscal year
(excluding any payments of the type described in Section 6.5(d) or Section 6.5(e) hereof).

SECTION 6.16. DEVELOPMENT COSTS. Permit the sum of development costs including, without limitation, obligations under pay or play contracts (which costs have not been written off, allocated to a project which has been sold or allocated to a Picture for which active preproduction has commenced) to exceed $*** for any individual Picture project or $*** in the aggregate. For purposes of this Section 6.16, "active preproduction" of


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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Picture shall commence upon the earlier of (i) twelve (12) weeks prior to the scheduled date on which principal photography of such Picture is to commence and
(ii) the date that such Picture has been "greenlighted" (as such term is commonly understood in the motion picture industry).

        SECTION 6.17. LIQUIDITY. Permit (i) all projected known cash sources including cash on hand, capital contributions and loans required to be made to the Borrower pursuant to the PFD Agreements, borrowing hereunder (taking into account the projected Borrowing Base) and cash receipts from operations) to be less than (ii) the sum of (A) all projected known cash uses (including debt service, amounts to be spent to acquire film inventory, overhead, and all other cash expenditures) PLUS (B) $***, all as determined as of each quarter end and as projected in good faith for the ensuing four quarterly periods; PROVIDED, HOWEVER, that if projected cash from operations includes estimates for unsold territories, only 70% of such estimates shall be included in computing the amount of projected known cash sources and each quarterly compliance certificate shall separately set forth the amount of such estimates with respect to each Picture for at least the four (4) largest unsold territories and an aggregate amount for the rest of the world.

        SECTION 6.18. CONSOLIDATED CAPITAL BASE. Permit Consolidated Capital Base at the end of any quarter to be less than $***.

        SECTION 6.19. PRINCIPAL PHOTOGRAPHY.

        (a) Permit more than four (4) Pictures to be in principal photography at any one time.

        (b) Commence principal photography of any Picture after the date which is four and a half (4-1/2) years after the date this Credit Agreement is executed by all the parties hereto.

        SECTION 6.20. JOINT VENTURE OR CO-FINANCING ARRANGEMENTS. Enter into any joint venture, partnership or co-financing arrangement unless such arrangement
(i) does not materially impair the collateral position of the Agent, the Issuing Bank and the Lenders and (ii) is otherwise on terms acceptable to the Agent.

        SECTION 6.21. OWNERSHIP OF FILM ASSETS AND PICTURES. Permit any Person (including, without limitation, a Controlled Foreign Corporation which the Borrower has elected (in accordance with Section 5.22 hereof) to exclude as a Guarantor hereunder) other than a Credit Party, to hold any rights (including, without limitation, any copyright or copyrightable interest) in any Film Asset or Picture in which a Credit Party has any investment.

        SECTION 6.22. CHANGES TO MATERIAL AGREEMENTS.

        (a) Consent to any modification or waiver of any PFD Agreement that (i) would materially increase the conditions to, or delay the time of, payments to be made to the Borrower thereunder or (ii) would decrease amounts of payments to be made to the Borrower thereunder so as to result in the Borrowing Base being less than the sum of the aggregate principal amount of all outstanding Loans, PLUS the then current L/C Exposure, PLUS the aggregate amount of Completion Reserves for all Pictures or (iii) would provide any additional


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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right which would materially and adversely affect the Borrower's ability to pay the Obligations hereunder. The Borrower will not consent to the assignment by any other party to any PFD Agreement of any rights, obligations or interests thereunder except as expressly required by any PFD Agreement.

        (b) Permit either of the Taurus Agreements or the Svensk Agreement to be terminated or otherwise expire prior to the completion of principal photography of the first six (6) Pictures included thereunder in the order of the commencement of principal photography or the acquisition thereof by a Credit Party (whichever is later) unless the Required Lenders have approved the terms and parties to any replacement or substitute agreement.

        (c) Permit any of the BVD Agreements to be terminated or otherwise expire unless all the Lenders have approved the terms and parties to any replacement or substitute agreement.

        (d) Consent to any modification of (i) any Employment Agreement, other than a renewal or extension thereof on substantially the same terms or (ii) the agreement of limited partnership of the Borrower if such modification would be materially adverse to the interests of the Agent, the Issuing Bank, or any of the Lenders.

        SECTION 6.23. DISTRIBUTION ARRANGEMENTS. Enter into any major distribution arrangement in connection with a substantial portion of Pictures produced or to be produced by a Credit Party (other than standard distribution agreements in the ordinary course of the Borrower's business) without the prior approval of the Required Lenders (such approval not to be unreasonably delayed or withheld) as to the terms of, and parties to, such arrangement.

        SECTION 6.24. BANK ACCOUNTS. After the date hereof, open or maintain any bank account other than (a) accounts maintained at the Agent, (b) accounts maintained at financial institutions which have been approved by the Agent, or
(c) a Production Account, as to which the Agent shall have received notice.

        SECTION 6.25. ERISA COMPLIANCE. Engage in a "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan or Multiemployer Plan or knowingly consent to any other "party in interest" or any "disqualified person", as such terms are defined in Section 3(14) or ERISA and Section 4975(e)(2) of the Code, respectively, engaging in any "prohibited transaction", with respect to any Plan or Multiemployer Plan; or permit any Plan to incur any "accumulated funding deficiency", as defined in
Section 302 of ERISA or Section 412 of the Code, unless such incurrence shall have been waived in advance by the Internal Revenue Service; or terminate any Plan in a manner which could result in the imposition of a Lien on any property of any Credit Party pursuant to Section 4068 of ERISA; or breach or knowingly permit any employee or officer or any trustee or administrator of any Plan to breach any fiduciary responsibility imposed under Title I of ERISA, with respect to any Plan; engage in any transaction which would result in the incurrence of a liability, under Section 4069 of ERISA; or fail to make contributions to a Plan or Multiemployer Plan which could result in the imposition of a Lien on any property of any Credit Party pursuant to Section 302(f) of ERISA or Section 412(n) of the Code, if the occurrence of any of the foregoing events (alone or in the aggregate) would result in a liability which is materially


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

adverse to the financial condition of the Credit Parties or would materially adversely affect the ability of the Borrowers to perform its obligations under this Credit Agreement or the Notes.

        SECTION 6.26. HAZARDOUS MATERIALS. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance in all material respects with all applicable Environmental Laws, nor release, discharge, dispose of or permit or suffer any release or disposal as a result of any intentional act or omission on its part of Hazardous Materials onto any such property or asset in violation of any Environmental Law.

        SECTION 6.27. USE OF PROCEEDS OF LOANS AND REQUESTS FOR LETTERS OF CREDIT. Use the proceeds of Loans or request any Letter of Credit hereunder other than for the purposes set forth in, and as required by, Section 5.18 hereof.

        SECTION 6.28. INTEREST RATE PROTECTION AGREEMENTS. ETC. Enter into any Interest Rate Protection Agreement or Currency Agreement for other than bona fide hedging purposes.

7.      EVENTS OF DEFAULT

        In the case of the happening and during the continuance of any of the following events (herein called "EVENTS OF DEFAULT"):

        (a) any representation or warranty made by a Credit Party or the General Partner in this Credit Agreement or any other Fundamental Document to which it is a party or in connection with this Credit Agreement or any Fundamental Document or any statement or representation made by or on behalf of any Credit Party or the General Partner in any report, financial statement, certificate or other document furnished to the Agent or any Lender pursuant to, or in connection with, this Credit Agreement or any other Fundamental Document, shall prove to have been false or misleading in any material respect when made or delivered;

        (b) default shall be made in the payment of principal of the Notes as and when due and payable, whether by reason of maturity, mandatory prepayment, acceleration or otherwise;

        (c) default shall be made in the payment of interest on the Notes, the Commitment Fees or other amounts payable to the Agent, the Issuing Bank or a Lender under this Credit Agreement, under any Currency Agreement, under any Interest Rate Protection Agreement or under the Fee Letter, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and such default shall continue unremedied for five (5) days;

        (d) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Sections 5.4 or 5.18 or Article 6 of this Agreement;

        (e) failure to submit any Borrowing Base Certificate to the Agent within ten (10) Business Days of the date such certificate was due pursuant to the terms of this Credit Agreement; PROVIDED HOWEVER, that a failure to deliver a Borrowing Base Certificate when due


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Request filed with the Securities and Exchange Commission ("SEC") and have been
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                                    Page 94
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shall not constitute an Event of Default if and for so long as there are no
Loans or Letters of Credit outstanding;

        (f) default shall be made by any Credit Party or the General Partner in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Credit Agreement or any other Fundamental Document, and such default shall continue unremedied for thirty (30) days after the applicable Credit Party or the General Partner receives notice or obtains knowledge of such occurrence;

        (g) default shall be made with respect to any payment of any Indebtedness in excess of $*** (other than the Obligations) of any Credit Party or the General Partner when due, or in the performance of any other obligation incurred in connection with any such Indebtedness if the effect of such non-payment default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto, or any other circumstance which arises (other than the mere passage of time) by reason of which any Credit Party or the General Partner (as applicable) is required to repurchase or offer to holders of Indebtedness of any such Person, the opportunity to have repurchased, any such Indebtedness;

        (h) any Credit Party or the General Partner shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any Credit Party, the General Partner or any Approved Completion Guarantor for a Picture shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or any Credit Party, the General Partner or any Approved Completion Guarantor for a Picture shall take any action to authorize, or in contemplation of, any of the foregoing;

        (i) any involuntary case, proceeding or other action against any Credit Party or the General Partner shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days;

        (j) final judgment(s) for the payment of money in excess of $500,000 in the aggregate (which judgment(s) are not covered by insurance) shall be rendered against any Credit Party or the General Partner and within sixty (60) days from the entry of such judgment shall not


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been
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                                    Page 95
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have been discharged or stayed pending appeal or shall not have been discharged within sixty (60) days from the entry of a final order of affirmance on appeal;

        (k) (i) failure by any Credit Party or ERISA Affiliate to make any contributions required to be made to a Plan subject to Title IV of ERISA or Multiemployer Plan, (ii) any accumulated funding deficiency (within the meaning of Section 4971 of the Code) shall exist with respect to any Plan (whether or not waived), (iii) the present value of all benefits under all Plans subject to Title IV of ERISA (based on those assumptions used to fund such Plans) exceeds, in the aggregate, as of the last annual valuation date applicable thereto, the actuarial value of the assets of such Plans allocable to such benefits, (iv) any Credit Party or ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan, or that a Multiemployer Plan is in reorganization or is being terminated, (v) a Reportable Event with respect to a Plan shall have occurred, (vi) the withdrawal by any Credit Party or ERISA Affiliate from a Plan during a plan year in which it was a substantial employer (within the meaning of Section 4001 (a)(2) or 4062(e) of ERISA), (vii) the termination of a Plan, or the filing of a notice of intent to terminate a Plan under section 4041(c) of ERISA, (vii) the institution of proceedings to terminate, or the appointment of a trustee with respect to, a Plan by the PBGC, (viii) any other event or condition which could constitute grounds under section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (ix) the imposition of a Lien pursuant to section 412 of the Code or section 302 of ERISA as to any Credit Party or ERIS Affiliate;

        (l) this Credit Agreement, the Copyright Security Agreement, any Copyright Security Agreement Supplement, the Trademark Security Agreement. the Life Insurance Assignment or the Partner Security Agreement (each a "SECURITY DOCUMENT") shall, for any reason, not be or shall cease to be in full force and effect or shall be declared null and void or any of the Security Documents shall not give or shall cease to give the Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Agent for the benefit of the Agent, the Issuing Bank and the Lenders, superior to and prior to the rights of all third Persons and subject to no other Liens (other than Permitted Encumbrances), or the validity or enforceability of the Liens granted, to be granted, or purported to be granted, by any of the Security Documents shall be contested by any Credit Party, the General Partner, Gary Barber, Roger Birnbaum or any of their respective Affiliates, PROVIDED that no such defect in the Security Documents shall give rise to an Event of Default under this paragraph
(1) unless such defect shall affect Collateral that is or should be subject to a Lien in favor of the Agent having an aggregate value in excess of $500,000;

        (m) a Change in Management shall occur;

        (n) a Change in Control shall occur;

        (o) the Borrower shall have breached or disaffirmed any material obligation under any PFD Agreement, which breach or disaffirmation causes, or results in, any party to a PFD Agreement taking any action that is materially adverse to the Borrower; and

        (p) BVD or Montrose Corporation (a Delaware corporation and an Affiliate of BVD) shall have breached or disaffirmed its funding or other material obligations under any of


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been
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                                    Page 96
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the BVD Agreements or the loan agreement referred to in the second sentence of
Section 4.1(s) hereof or any other agreement related thereto;

then, in every such event and at any time thereafter during the continuance of such event, the Agent, if directed by the Required Lenders, shall take any or all of the following actions, at the same or different times: (x) terminate forthwith the Commitments, (y) declare the principal of and the interest on the Loans and the Notes and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or in the Notes to the contrary notwithstanding and/or (z) require the Borrower to deliver to the Agent from time to time, Cash Equivalents in an amount equal to the full amount of L/C Exposure or to furnish other security therefor acceptable to the Required Lenders; PROVIDED, HOWEVER, that despite the occurrence of any such event (i) the Commitments of the Lenders to make additional Loans necessary to complete production of any Picture which was already in principal photography at the time of such breach, if any, as to which all of the requirements set forth in Section 5.19 have already been initially satisfied prior to the occurrence of such Event of Default shall remain in full force and effect, if and for so long as (A) the Borrowing Base continues to exceed the Credit Exposure, (B) no Event of Default of a type specified in paragraphs (h) or (i) above has occurred, (C) no Default or Event of Default has occurred that is the result of an intentional and knowing act on the part of any Credit Party and (D) no Default or Event of Default has occurred which relates to the particular Picture being financed (including, but not limited to, a challenge by any Credit Party or any of their Affiliates to the ranking, perfection or validity of the Agent's Lien (for the benefit of itself, the Issuing Bank and the Lenders in such Picture). If an Event of Default specified in paragraph (h) or (i) above shall have occurred, the Commitments shall automatically terminate and the principal of, and interest on, the Loans and the Notes and all other amounts payable hereunder and thereunder shall automatically become due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or the Notes to the contrary notwithstanding. Such remedies shall be in addition to any other remedy available to the Agent, the Issuing Bank or the Lenders pursuant to Applicable Law or otherwise.


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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8.      GRANT OF SECURITY INTEREST; REMEDIES

        SECTION 8.1. SECURITY INTERESTS. The Borrower, as security for the due and punctual payment of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the Borrower whether or not post filing interest is allowed in such proceeding) and each of the Guarantors, as security for its obligations under Article 9 hereof, hereby mortgage, pledge, assign, transfer, set over, convey and deliver to the Agent (for the benefit of the Agent, the Issuing Bank and the Lenders) and grant to the Agent (for the benefit of the Agent, the Issuing Bank, and the Lenders) a security interest in the Collateral.

        SECTION 8.2. USE OF COLLATERAL. So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of this Credit Agreement and the other Fundamental Documents, a Credit Party may use the Collateral in any lawful manner except as otherwise provided hereunder.

        SECTION 8.3. COLLECTION ACCOUNTS.

        (a) With respect to any Picture by the date contemplated by Section 5.19 hereof, the Borrower will establish a collection bank account for such Picture with the Agent (each, a "COLLECTION ACCOUNT").

        (b) Upon agreement between the Agent and the Borrower, a Collection Account may also serve as the Cash Collateral Account for such Picture, PROVIDED that such Collection Account is in the name of the Agent (for the benefit of itself, the Issuing Bank and the Lenders) and is under the sole dominion and control of the Agent. The Borrower will direct, by a Notice of Assignment and Irrevocable Instructions, all Persons who become licensees, buyers or account debtors under receivables with respect to any Picture to make payments under or in connection with the license agreements, sales agreements or receivables directly to the Collection Account for such Picture. In addition, the Borrower will cause each Acceptable L/C with respect to a Picture to provide that payment thereunder shall be made directly to the Collection Account for such Picture.

        (c) The Credit Parties will execute such documentation as may be required by the Agent in order to effectuate the provisions of this Section 8.3.

        (d) In the event a Credit Party receives payment from any Person or proceeds under an Acceptable L/C, which payment should have been remitted directly to a Collection Account, such Credit Party shall promptly remit such payment or proceeds to the appropriate Collection Account to be applied in accordance with the terms of this Credit Agreement.

        SECTION 8.4. CREDIT PARTIES TO HOLD IN TRUST. Upon the occurrence and during the continuance of an Event of Default, each of the Credit Parties will, upon receipt by it of any revenue, income, profits or other sums in which a security interest is granted by this Article 8, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the sum or instrument in trust for the Agent, segregate such sum or instrument from their own assets and forthwith, without any notice, demand or other action whatsoever (all notices, demands, or other actions on the part of the Agent, the Issuing Bank or the Lenders being expressly waived), endorse, transfer


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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and deliver any such sums or instruments or both, to the Agent to be applied to the repayment of the Obligations in accordance with the provisions of Section
8.7 hereof.

        SECTION 8.5. COLLECTIONS, ETC. Upon the occurrence and during the continuance of an Event of Default, the Agent may, in its sole discretion, in its name (on behalf of the Agent, the Issuing Bank and the Lenders) or in the name of any Credit Party or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation so to do, or the Agent may extend the time of payment, arrange for payment in installments, otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, any Credit Party. The Agent will not be required to take any steps to preserve any rights against prior parties to the Collateral. If any Credit Party fails to make any payment or take any action required hereunder, the Agent may make such payments and take all such actions as the Agent reasonably deems necessary to protect the Agent's (on behalf of the Agent, the Issuing Bank and the Lenders) security interests in the Collateral and/or the value thereof, and the Agent is hereby authorized (without limiting the general nature of the authority herein above conferred) to pay, purchase, contest or compromise any Liens that in the judgment of the Agent appear to be equal to, prior to or superior to the security interests of the Agent's (on behalf of the Agent, the Issuing Bank and the Lenders) in the Collateral and any Liens not expressly permitted by this Credit Agreement.

        SECTION 8.6. POSSESSION, SALE OF COLLATERAL, ETC. Upon the occurrence and during the continuance of an Event of Default, the Agent, the Issuing Bank and the Lenders may enter upon the premises of any Credit Party or wherever the Collateral may be, and take possession of the Collateral, and may demand and receive such possession from any Person who has possession thereof, and the Agent, the Issuing Bank and the Lenders may take such measures as they deem necessary or proper for the care or protection thereof, including the right to remove all or any portion of the Collateral, and with or without taking such possession may sell or cause to be sold, whenever the Agent, the Issuing Bank and the Lenders shall decide, in one or more sales or parcels, at such prices as the Agent, the Issuing Bank and the Lenders may deem appropriate, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at any broker's board or at public or private sale, with 10 days' written notice to the Credit Parties of the time and place of any such public sale or sales (which notice the Credit Parties hereby agree is reasonable) and with such other notices as may be required by Applicable Law and cannot be waived, and neither the Agent, the Issuing Bank nor the Lenders shall have any liability should the proceeds resulting from a private sale be less than the proceeds realizable from a public sale, and the Agent, the Issuing Bank, the Lenders or any other Person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Credit Party, any such demand, notice, claim, right or equity being hereby expressly waived and released. At any sale or sales made pursuant to this Article 8, the Agent, the Issuing Bank and the Lenders may bid for or purchase, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Credit Party, any such demand, notice, claim, right or equity being hereby expressly waived and released, any part of or all of the Collateral offered for sale, and may make any payment on account thereof by using any claim for


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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moneys then due and payable to the Agent, the Issuing Bank and the Lenders by any Credit Party hereunder as a credit against the purchase price. The Agent, the Issuing Bank and the Lenders shall in any such sale make no representations or warranties with respect to the Collateral or any part thereof, and neither the Agent, the Issuing Bank nor any Lender shall be chargeable with any of the obligations or liabilities of any Credit Party. In addition, at any sales or sales made pursuant to this Article 8, the Agent, the Issuing Bank and the Lenders shall use commercially reasonable efforts to obtain from any purchaser an acknowledgment and agreement that such purchaser's rights are subject to the rights of Quiet Enjoyment of licensees under the Distribution Agreements to the extent contemplated by Section 8.13 hereof; PROVIDED, HOWEVER, that the failure of the Agent, the Issuing Bank or the Lenders to obtain any such acknowledgment and agreement shall not prevent or otherwise hinder any sale pursuant to this
Article 8 or result in any liability on the part of the Agent, the Issuing Bank or the Lenders to any Credit Party. Each Credit Party hereby agrees (i) that it will indemnify and hold the Agent, the Issuing Bank and the Lenders harmless from and against any and all claims with respect to the Collateral asserted before the taking of actual possession or control of the relevant Collateral by the Agent, the Issuing Bank and the Lenders pursuant to this Article 8, or arising out of any act of, or omission to act on the part of, any Person (other than the Agent, the Issuing Bank or Lenders) prior to such taking of actual possession or control by the Agent, the Issuing Bank and the Lenders (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Credit Party or its Affiliates or agents before or after the commencement of such actual possession or control by the Agent, the Issuing Bank and the Lenders; and (ii) neither the Agent, the Issuing Bank nor any Lender shall have liability or obligation to any Credit Party arising out of any such claim except for acts of willful misconduct or gross negligence. Subject only to the lawful rights of third parties, any laboratory which has possession of any of the Collateral is hereby constituted and appointed by the Credit Parties as pledgeholder for the Agent, the Issuing Bank and the Lenders and, upon the occurrence of an Event of Default, each such pledgeholder is hereby authorized (to the fullest extent permitted by Applicable Law) to sell all or any portion of the Collateral upon the order and direction of the Agent, and each Credit Party hereby waives any and all claims, for damages or otherwise, for any action taken by such pledgeholder in accordance with the terms of the UCC not otherwise waived hereunder. In any action hereunder, the Agent, the Issuing Bank and the Lenders shall be entitled if permitted by Applicable Law to the appointment of a receiver without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence of an Event of Default, and during the continuation of such Event of Default, the Agent, the Issuing Bank and the Lenders shall be entitled to apply, without prior notice to any of the Credit Parties, any cash or cash items constituting Collateral in the possession of the Agent, the Issuing Bank and the Lenders to payment of the Obligations.

        SECTION 8.7. APPLICATION OF PROCEEDS ON DEFAULT. Upon the occurrence and during the continuance of an Event of Default, the balances in the Chase Clearing Account, the Collection Accounts, the Cash Collateral Account(s) or in any other account of any Credit Party with a Lender, all other income on the Collateral, and all proceeds from any sale of the Collateral pursuant hereto shall be applied first toward payment of the reasonable out-of-pocket costs and expenses paid or incurred by the Agent in enforcing this Credit Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any Obligations or any Guaranty thereof, including, without limitation, court costs and the reasonable attorney's fees and expenses


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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incurred by the Agent, then to satisfy or provide cash collateral for all
Obligations relating to the Letters of Credit, and then to the indefeasible payment in full of the Obligations in accordance with Section 12.2(b) hereof; PROVIDED, HOWEVER, that, the Agent may in its discretion apply funds comprising the Collateral to pay the cost (i) of completing any Picture owned in whole or in part by any Credit Party in any stage of production and (ii) of making delivery to the distributors of such Picture. Any amounts remaining after such indefeasible payment in full shall be remitted to the appropriate Credit Party or as a court of competent jurisdiction may otherwise direct.

        SECTION 8.8. POWER OF ATTORNEY. Upon the occurrence and during the continuance of an Event of Default which is not waived in writing by the Required Lenders, (a) each Credit Party does hereby irrevocably make, constitute and appoint the Agent or any of its officers or designees its true and lawful attorney-in-fact with full power in the name of the Agent, such other Person or such Credit Party to receive, open and dispose of all mail addressed to any Credit Party, and to endorse any notes, checks, drafts, money orders or other evidences of payment relating to the Collateral that may come into the possession of the Agent with full power and right to cause the mail of such Persons to be transferred to the Agent's own offices or otherwise, and to do any and all other acts necessary or proper to carry out the intent of this Credit Agreement and the grant of the security interests hereunder and under the Fundamental Documents, and each Credit Party hereby ratifies and confirms all that the Agent or it substitutes shall properly do by virtue hereof; (b) each Credit Party does hereby further irrevocably make, constitute and appoint the Agent or any of its officers or designees its true and lawful attorney-in-fact in the name of the Agent or any Credit Party (i) to enforce all of such Credit Party's rights under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of the Agent for the benefit of the Agent, the Issuing Bank and the Lenders and to enter into such other agreements as may be necessary or appropriate in the judgment of the Agent to complete the production, distribution or exploitation of any Picture which is included in the Collateral, (ii) to enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions of the Fundamental Documents that are required to be observed or performed by any Credit Party,
(iii) to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as the Agent may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the security interests granted to the Agent for the benefit of the Agent, the Issuing Bank and the Lenders hereunder and under the other Fundamental Documents, and (iv) to do any and all other things necessary or proper to carry out the intention of this Credit Agreement and the grant of the security interests hereunder and under the other Fundamental Documents. Each of the Credit Parties hereby ratifies and confirms in advance all that the Agent as such attorney-in-fact or its substitutes shall properly do by virtue of this power of attorney.

        SECTION 8.9. FINANCING STATEMENTS, DIRECT PAYMENTS. Each Credit Party hereby authorizes the Agent to file UCC financing statements and any amendments thereto or continuations thereof, any Copyright Security Agreement, any Copyright Security Agreement Supplement, any Trademark Security Agreement and any other appropriate security documents or instruments and to give any notices necessary or desirable to perfect the Lien of the Agent for the benefit of itself, the Issuing Bank and the Lenders on the Collateral, in all case without the signature of any Credit Party or to execute such items as attorney-in-fact for any Credit Party; PROVIDED, that the Agent shall provide copies of any such documents or instruments to the Borrower. Each Credit Party further authorizes the Agent upon the occurrence of an Event of


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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Default, and during the continuation of such Event of Default, to notify any account debtors that all sums payable to any Credit Party relating to the Collateral shall be paid directly to the Agent.

        SECTION 8.10. FURTHER ASSURANCES. Upon the request of the Agent, each Credit Party hereby agrees to duly and promptly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be necessary or proper, in the reasonable judgment of the Agent, to carry out the provisions and purposes of this Article 8 or to perfect and preserve the Liens of the Agent for the benefit of itself, the Issuing Bank and the Lenders hereunder and under the Fundamental Documents, in the Collateral or any portion thereof.

        SECTION 8.11. TERMINATION AND RELEASE.

        (a) The security interests granted under this Article 8 shall terminate when all the Obligations have been indefeasibly fully paid and performed and the Commitments shall have terminated and all Letters of Credit shall have expired or been terminated or canceled. Upon request by the Credit Parties (and at the sole expense of the Credit Parties) after such termination, the Agent will take all reasonable action and do all things reasonably necessary, including executing UCC termination statements, Pledgeholder Agreement terminations, termination letters to account debtors and copyright releases, to terminate the security interest granted to it (for the benefit of the Agent, the Issuing Bank and the Lenders) hereunder.

        (b) Notwithstanding anything to the contrary contained in this Credit Agreement or in any other Fundamental Document, so lone as no Default or Event of Default is continuing upon the sale or licensing in accordance with this Credit Agreement of any property or assets constituting Collateral including, without limitation, any Picture or Film Asset or any capital stock of any Subsidiary of the Borrower, the security interests granted under this Credit Agreement and under any other Fundamental Document in such property or assets shall automatically terminate without any further action by any Person, but only to the extent of such sale or license, and any reversionary right, residual interest, security interest or other right or interest in such property or asset retained by or granted to any Credit Party shall remain part of the Collateral subject to the security interests granted under this Credit Agreement and the other Fundamental Documents. In connection with any such release, and at the Borrower's expense, the Agent will take all reasonable action and do all things reasonably necessary, including executing UCC termination statements, Pledgeholder Agreement terminations, termination letters to account debtors and copyright releases, to effectuate any such release.

        SECTION 8.12. REMEDIES NOT EXCLUSIVE. The remedies conferred upon or reserved to the Agent in this Article 8 are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Agent. Without limiting the generality of the foregoing, the Agent, the Issuing Bank and the Lenders shall have all rights and remedies of a secured creditor under
Article 9 of the UCC and under any other Applicable Law.

        SECTION 8.13. QUIET ENJOYMENT. The Agent, the Issuing Bank and the Lenders acknowledge and agree that their security interest hereunder is subject to the rights of Quiet Enjoyment (as defined below) of parties (which are not Affiliates of any Credit Party) to Distribution Agreements, whether existing on the date hereof or hereafter executed. For the


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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purpose hereof, "QUIET ENJOYMENT" shall mean in connection with the rights of a licensee (which is not an Affiliate of any Credit Party) under a Distribution Agreement, the Agent, the Issuing Bank and the Lenders' agreement that their rights under this Credit Agreement and the other Fundamental Documents and in the Collateral are subject to the rights of such licensee to distribute, exhibit and/or to exploit the Picture(s) or Film Asset(s) licensed to them under such Distribution Agreement, and to receive prints or tapes or have access to preprint material or master tapes in connection therewith and that even if the Lenders shall become the owner of the Collateral in case of an Event of Default, the Lenders' ownership rights shall be subject to the rights of said parties under such agreement, PROVIDED, HOWEVER, that such licensee shall not have committed any breach which would entitle the licensor under such Distribution Agreement to terminate such Distribution Agreement pursuant the terms thereof or pursuant to Applicable Law. The Agent agrees that, upon the reasonable request of a Credit Party, it will provide written confirmation (in form reasonably acceptable to the Agent) of such rights of Quiet Enjoyment to licensees under the Distribution Agreements. None of the foregoing constitutes an agreement by the Agent, the Issuing Bank, or the Lenders to the granting of any security interest to any Person under any Distribution Agreement, except as otherwise permitted pursuant to Section 6.2.

        SECTION 8.14. CONTINUATION AND REINSTATEMENT. Each Credit Party further agrees that the security interest granted hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof of any Obligation is rescinded or must otherwise be restored by the Agent, the Issuing Bank or the Lenders upon the bankruptcy or reorganization of any Credit Party or otherwise.

9.      GUARANTY.

        SECTION 9.1. GUARANTY.

        (a) Each Guarantor unconditionally and irrevocably guarantees to the Agent, Issuing Bank and the Lenders the due and punctual payment by, and performance of, the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding). Each Guarantor further agrees that the Obligations may be increased, extended or renewed, in whole or in part, without notice or further assent from it (except as may be otherwise required herein), and it will remain bound upon this Guaranty notwithstanding any extension or renewal of any Obligation.

        (b) Each Guarantor waives presentation to, demand for payment from and protest to, as the case may be, any Credit Party or any other guarantor of any of the Obligations, and also waives notice of protest for nonpayment, notice of acceleration and notice of intent to accelerate. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Agent, the Issuing Bank or the Lenders to assert any claim or demand or to enforce any right or remedy against the Borrower or any Guarantor or any other guarantor under the provisions of this Credit Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof;
(iii) the failure of the Agent, the Issuing Bank or the Lenders to obtain the consent of the Guarantor with respect to any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of this Credit


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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Agreement, the Notes or of any other agreement; (iv) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them; (v) the failure of the Agent, the Issuing Bank or the Lenders to exercise any right or remedy against any other Guarantor or any other guarantor of the Obligations; or (vi) the release or substitution of any Guarantor or guarantor. Without limiting the generality of the foregoing or any other provision hereof, to the extent permitted by applicable law, each Guarantor hereby expressly waives any and all benefits which might otherwise be available to it under California Civil Code Sections 2799, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2848, 2849, 2850, 2899 and 3433.

        (c) Each Guarantor further agrees that this Guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent, the Issuing Bank or any Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent, the Issuing Bank or any Lender in favor of the Borrower or any Guaranty, or to any other Person.

        (d) Each Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of the Borrower, the Guarantors and any other guarantors and any circumstances affecting the Collateral or the Pledged Securities or the ability of the Borrower to perform under this Credit Agreement.

        (e) Each Guarantor's obligations under the Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, the Notes or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. The Agent, the Issuing Bank and the Lenders make no representation or warranty with respect to any such circumstances and have no duty or responsibility whatsoever to any Guarantor in respect to the management and maintenance of the Obligations or any collateral security for the Obligations.

        SECTION 9.2. NO IMPAIRMENT OF GUARANTY, ETC. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except payment and performance in full of the Obligations), including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy under this Credit Agreement or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law, unless and until the Obligations are paid in full, the Commitments have terminated and each outstanding Letter of Credit has expired or otherwise been terminated.


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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        SECTION 9.3. CONTINUATION AND REINSTATEMENT, ETC.

        (a) Each Guarantor further agrees that its Guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Agent, the Issuing Bank or the Lenders upon the bankruptcy or reorganization of Borrower or a Guarantor, or otherwise. In furtherance of the provisions of this Article 9, and not in limitation of any other right which the Agent, the Issuing Bank or the Lenders may have at law or in equity against the Borrower, a Guarantor or any other Person by virtue hereof, upon failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Agent on behalf of itself, the Issuing Bank and/or the Lenders, forthwith pay or cause to be paid to the Agent for the benefit of itself, the Issuing Bank and/or the Lenders (as applicable) in cash an amount equal to the unpaid amount of all the Obligations with interest thereon at a rate of interest equal to the rate specified in
Section 2.8(a) hereof, and thereupon the Agent shall assign such Obligation, together with all security interests, if any, then held by the Agent in respect of such Obligation, to the Guarantors making such payment; such assignment to be subordinate and junior to the rights of the Agent on behalf of itself, the Issuing Bank and the Lenders with regard to amounts payable by the Borrower in connection with the remaining unpaid Obligations and to be pro tanto to the extent to which the Obligation in question was discharged by the Guarantor or Guarantors making such payments.

        (b) All rights of a Guarantor against the Borrower, arising as a result of the payment by such Guarantor of any sums to the Agent for the benefit of the Agent, the Issuing Bank and/or the Lenders or directly to the Lenders hereunder by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to, and shall not be exercised by such Guarantor until and unless, the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Agent, segregated from such Guarantor's own assets, and shall forthwith be paid to the Agent on behalf of the Agent, the Issuing Bank and/or the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

        SECTION 9.4. LIMITATION ON GUARANTEED AMOUNT ETC. Notwithstanding any other provision of this Article 9, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations under this Article 9 shall not be subject to avoidance under Section 548 of the Bankruptcy Code or to being set aside or annulled under any Applicable Law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Guarantor's obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Guarantor may have under this Article 9, any other agreement or Applicable Law shall be taken into account.


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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10.     PLEDGE

        SECTION 10.1. PLEDGE. Each Pledgor, as security for the due and punctual payment of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the Borrower whether or not post filing interest is allowed in such proceeding) in the case of the Borrower and as security for its obligations under Article 9 hereof in the case of a Pledgor which is a Guarantor, hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Agent for the benefit of itself, the Issuing Bank and the Lenders, a security interest in all Pledged Collateral now owned or hereafter acquired by it. The Pledgors shall deliver to the Agent the definitive instruments (if any) representing all Pledged Securities, accompanied by undated stock powers, duly endorsed or executed in blank by the appropriate Pledgor, and such other instruments or documents as the Agent or its counsel shall reasonably request. Each delivery of securities being pledged hereunder shall be accompanied by a schedule showing a description of the securities theretofore and then being pledged hereunder. Each schedule so delivered shall supersede any prior schedules so delivered.

        SECTION 10.2. COVENANT. Each Pledgor covenants that as stockholder of each of its respective Subsidiaries it will not take any action to allow any additional shares of common stock, preferred stock or other equity securities of any of its respective Subsidiaries or any securities convertible or exchangeable into common or preferred stock of such Subsidiaries to be issued, or grant any options or warrants, unless such securities are pledged to the Agent (for the benefit of itself, the Issuing Bank and the Lenders) as security for the Obligations.

        SECTION 10.3. REGISTRATION IN NOMINEE NAME; DENOMINATIONS. The Agent shall have the right (in its sole and absolute discretion) to hold the certificates representing any Pledged Securities (a) in its own name (on behalf of the Agent, the Issuing Bank and the Lenders) or in the name of its nominee or
(b) in the name of the appropriate Pledgor, endorsed or assigned in blank or in favor of the Agent. The Agent shall have the right to exchange the certificates representing any of the Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Credit Agreement.

        SECTION 10.4. VOTING RIGHTS; DIVIDENDS; ETC.

        (a) The appropriate Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Securities being pledged by it hereunder or any part thereof for any purpose not inconsistent with the terms hereof, at all times, except as expressly provided in paragraph (c) below.

        (b) All dividends or distributions of any kind whatsoever (other than cash dividends or distributions paid while no Event of Default is continuing) received by a Pledgor, whether resulting from a subdivision, combination, or reclassification of the outstanding capital stock of the issuer or received in exchange for Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which the issuer may be a party, or otherwise, shall be and become part of the Pledged Securities pledged hereunder and shall immediately be delivered to the Agent to be held subject to the terms hereof. All dividends and distributions which are received contrary to the provisions of this subsection


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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(b) shall be received in trust for the benefit of the Agent, the Issuing Bank and the Lenders, segregated from such Pledgor's own assets, and shall be delivered to the Agent.

        (c) Upon the occurrence and during the continuance of an Event of Default and notice from the Agent of the transfer of such rights to the Agent, all rights of a Pledgor (i) to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to this Section and (ii) to receive and retain cash dividends and distributions shall cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole and exclusive rights and authority to exercise such voting and/or consensual rights and receive such cash dividends and distributions until such time as such Event of Default has been cured.

        SECTION 10.5. REMEDIES UPON DEFAULT. If an Event of Default shall have occurred and be continuing, the Agent, on behalf of itself, the Issuing Bank and the Lenders, may sell the Pledged Securities, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Agent shall deem appropriate subject to the terms hereof or as otherwise provided in the UCC. The Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict to the full extent permitted by Applicable Law the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Securities for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale, the Agent shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Pledged Securities so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor. The Agent shall give the Pledgors ten (10) days' written notice of any such public or private sale, or sale at any broker's board or on any such securities exchange, or of any other disposition of the Pledged Securities. Such notice, in the case of public sale, shall state the time and place for such sale and, in the case of sale at a broker's board or on a securities exchange, shall state the board, or exchange at which such sale is to be made and the day on which the Pledged Securities, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and shall state in the notice of such sale. At an such sale, the Pledged Securities, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Agent shall not be obligated to make any sale of the Pledged Securities if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Securities may have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Securities is made on credit or for future delivery, the Pledged Securities so sold shall be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Securities so sold and, in case of any such failure, such Pledged Securities may be sold again upon like notice. At any sale or sales made pursuant to this Section 10.5, the Agent (on behalf of itself, the Issuing Bank and/or the Lenders) may bid for or purchase, free from any claim or right of whatever kind, including any equity of redemption, of the Pledgors, any such demand, notice, claim, right or equity being hereby expressly waived and released, any or all of the Pledged Securities offered


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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for sale, and may make any payment on the account thereof by using any claim for moneys then due and payable to the Agent, the Issuing Bank (to the extent it consents) or any consenting Lender by any Credit Party as a credit against the purchase price; and the Agent, upon compliance with the terms of sale, may hold, retain and dispose of the Pledged Securities without further accountability therefor to any Pledgor or any third party (other than the Issuing Bank and/or the Lenders). The Agent shall in any such sale make no representations or warranties with respect to the Pledged Securities or any part thereof, and shall not be chargeable with any of the obligations or liabilities of the Pledgors with respect thereto. Each Pledgor hereby agrees (i) it will indemnify and hold the Agent, the Issuing Bank and the Lenders harmless from and against any and all claims with respect to the Pledged Securities asserted before the taking of actual possession or control of the Pledged Securities by the Agent pursuant to this Credit Agreement, or arising out of any act of, or omission to act on the part of, any Person prior to such taking of actual possession or control by the Agent (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Pledgor, its agents or Affiliates before or after the commencement of such actual possession or control by the Agent, and (ii) the Agent, the Issuing Bank and the Lenders shall have no liability or obligation arising out of any such claim. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and Pledged Securities under this Credit Agreement and to sell the Pledged Securities, or any portion thereof, pursuant to a judgment or decree of a court or courts having competent jurisdiction.

        SECTION 10.6. APPLICATION OF PROCEEDS OF SALE AND CASH. The proceeds of sale of the Pledged Securities sold pursuant to Section 10.5 hereof shall be applied by the Agent on behalf of itself, the Issuing Bank and the Lenders as follows:

        (i) to the payment of all reasonable out-of-pocket costs and expenses paid or incurred by the Agent in connection with such sale, including, without limitation, all court costs and the reasonable fees and expenses of counsel for the Agent in connection therewith, and the payment of all reasonable out-of-pocket costs and expenses paid or incurred by the Agent in enforcing this Credit Agreement, in realizing or protecting any Collateral and in enforcing or collecting any Obligations or any Guaranty thereof, including, without limitation, court costs and the reasonable attorney's fees and expenses incurred by the Agent in connection therewith;

        (ii) to satisfy or provide cash collateral for all Obligations relating to the Letters of Credit; and

        (iii) to the indefeasible payment in full of the Obligations in accordance with Section 12.2(b) hereof;

PROVIDED. HOWEVER, that the Agent may in its discretion apply funds comprising the Collateral to pay the cost (i) of completing any Picture owned in whole or in part by any Credit Party in any stage of production and (ii) of making delivery to the distributors of such Picture. Any amounts remaining after such indefeasible payment in full shall be remitted to the appropriate Pledgor, or as a court of competent jurisdiction may otherwise direct.


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        SECTION 10.7. SECURITIES ACT, ETC. In view of the position of each Pledgor in relation to the Pledged Securities pledged by it, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as amended, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being hereinafter called the "FEDERAL SECURITIES LAWS"), with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws may very strictly limit the course of conduct of the Agent if the Agent were to attempt to dispose of all or any part of the Pledged Securities, and may also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Agent in any attempt to dispose of all or any part of the Pledged Securities under applicable Blue Sky or other state securities laws, or similar laws analogous in purpose or effect. Under Applicable Law, in the absence of an agreement to the contrary, the Agent may perhaps be held to have certain general duties and obligations to a Pledgor to make some effort towards obtaining a fair price even though the Obligations may be discharged or reduced by the proceeds of a sale at a lesser price. Each Pledgor waives to the fullest extent permitted by Applicable Law any such general duty or obligation to it, and the Pledgors and/or the Credit Parties will not attempt to hold the Agent responsible for selling all or any part of the Pledged Securities at an inadequate price, even if the Agent shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this Section 10.7 would apply if, for example, the Agent were to place all or any part of the Pledged Securities for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Securities for its own account, or if the Agent placed all or any part of the Pledged Securities privately with a purchaser or purchasers.

        SECTION 10.8. CONTINUATION AND REINSTATEMENT. Each Pledgor further agrees that its pledge hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by Agent, the Issuing Bank or the Lenders upon the bankruptcy or reorganization of any Pledgor or otherwise.

        SECTION 10.9. TERMINATION. The pledge referenced herein shall terminate when all of the Obligations shall have been indefeasibly fully paid and performed and the Commitments shall have terminated, and all Letters of Credit shall have expired or been terminated or canceled, at which time the Agent shall assign and deliver to the appropriate Pledgor, or to such Person or Persons as such Pledgor shall designate, against receipt, such of the Pledged Securities (if any) as shall not have been sold or otherwise applied by the Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be free and clear of all Liens, arising by, under or through any Lender but shall otherwise be without recourse upon or warranty by the Agent and at the expense of the Pledgors.


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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11.     CASH COLLATERAL

        SECTION 11.1. CASH COLLATERAL ACCOUNTS. There shall be established with the Agent a series of accounts (each a "CASH COLLATERAL ACCOUNT") in the name of the Agent (for the benefit of itself, the Issuing Bank and the Lenders), one of which shall relate to each Picture and one of which shall not relate to any particular Picture (such Cash Collateral Account hereinafter referred to as the "GENERAL CASH COLLATERAL ACCOUNT"). The Agent may from time to time transfer, and the Borrower may from time to time deposit Dollars into the appropriate Cash Collateral Account pursuant to the express provisions of this Credit Agreement requiring or permitting such transfers and/or deposits. Except to the extent otherwise provided in this Article 11, any and all Cash Collateral Accounts shall be under the sole dominion and control of the Agent.

        SECTION 11.2. INVESTMENT OF FUNDS.

        (a) The Agent is hereby authorized and directed to invest and reinvest the funds from time to time transferred or deposited into a Cash Collateral Account, so long as no Event of Default has occurred and is continuing, on the instructions of the Borrower (provided that any such instructions given verbally shall be confirmed promptly in writing) or, if the Borrower shall fail to give such instructions upon delivery of any such funds, in the sole discretion of the Agent, PROVIDED that in no event may the Borrower give instructions to the Agent to, or may the Agent in its discretion, invest or reinvest funds in a Cash Collateral Account in other than Cash Equivalents described in clause (i) of the definition of Cash Equivalents, or described in clauses (ii) and (iii) of the definition of Cash Equivalents to the extent issued by The Chase Manhattan Bank.

        (b) Any net income or gain on the investment of funds from time to time held in a Cash Collateral Account, shall be promptly reinvested by the Agent as a part of such Cash Collateral Account; and any net loss on any such investment shall be charged against such Cash Collateral Account.

        (c) None of the Agent, the Issuing Bank or the Lenders shall be a trustee for any of the Credit Parties, or shall have any obligations or responsibilities, or shall be liable for anything done or not done, in connection with any Cash Collateral Account, except as expressly provided herein and except that the Agent shall have the obligations of a secured party under the UCC. The Agent, the Issuing Bank and the Lenders shall not have any obligation or responsibility and shall not be liable in any way for any investment decision made in accordance with this Section 11.2 or for any decrease in the value of the investments held in any Cash Collateral Account.

        SECTION 11.3. GRANT OF SECURITY INTEREST. For value received and to induce the Issuing Bank to issue Letters of Credit and the Lenders to make Loans to the Borrower and to acquire participations in Letters of Credit from time to time as provided for in this Credit Agreement, as security for the payment of all of the Obligations, each of the Credit Parties hereby assign to the Agent (for the benefit of itself, the Issuing Bank and the Lenders) and grant to the Agent (for the benefit of itself, the Issuing Bank and the Lenders), a first and prior Lien upon all of such Credit Party's rights in and to all Cash Collateral Accounts, all cash, documents,


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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instruments and securities from time to time held therein, and all rights pertaining to investments of funds in the Cash Collateral Accounts and all products and proceeds of any of the foregoing. All cash, documents, instruments and securities from time to time on deposit in a Cash Collateral Account, and all rights pertaining to investments of funds in a Cash Collateral Account shall immediately and without any need for any further action on the part of any of the Credit Parties, the Issuing Bank, any Lender or the Agent, become subject to the Lien set forth in this Section 11.3, be deemed Collateral for all purposes hereof and be subject to the provisions of this Credit Agreement.

        SECTION 11.4. REMEDIES. At any time during the continuation of Event of Default, the Agent may sell any documents, instruments and securities held in any Cash Collateral Account and may immediately apply the proceeds thereof and any other cash held in any Cash Collateral Account in accordance with Section 12.2.

12.     THE AGENT AND THE ISSUING BANK

        SECTION 12.1. ADMINISTRATION BY THE AGENT.

        (a) The general administration of the Fundamental Documents and any other documents contemplated by this Credit Agreement or any other Fundamental Document shall be by the Agent or its designees. Except as otherwise expressly provided herein, each of the Lenders hereby irrevocably authorizes the Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Fundamental Documents, the Notes and any other documents contemplated by this Credit Agreement or any other Fundamental Document as are expressly delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Agent shall have no duties or responsibilities except as set forth in the Fundamental Documents.

        (b) The Lenders hereby authorize the Agent (in its sole discretion):

        (i) in connection with the sale or other disposition of any asset included in the Collateral or all of the capital stock of any Guarantor, to the extent undertaken in accordance with the terms of this Credit Agreement, to release a Lien granted to it (for the benefit of the Agent, the Issuing Bank and the Lenders) on such asset or capital stock and/or to release such Guarantor from its obligations hereunder;

        (ii) to determine that the cost to the Borrower or another Credit Party is disproportionate to the benefit to be realized by the Agent, the Issuing Bank and the Lenders by perfecting a Lien in a given asset or group of assets included in the Collateral (other than any item which is to be included in the Borrowing Base) and that the Borrower or other Credit Party should not be required to perfect such Lien in favor of the Agent (for the benefit of itself, the Issuing Bank and the Lenders);

        (iii) to appoint subagents to be the holder of record of a Lien to be granted to the Agent (for the benefit of the Agent, the Issuing Bank and the Lenders) or to hold on behalf of the Agent such Collateral or instruments relating thereto;


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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        (iv) to confirm in writing the right of Quiet Enjoyment of licensees pursuant to the terms of Section 8.13;

        (v) in connection with a Picture being produced by a Credit Party, the principal photography of which is being done outside the United States, to approve arrangements with such Credit Party as shall be satisfactory to the Agent with respect to the temporary storage of the original negative film, the original sound track materials or other Physical Materials of such Picture in a production laboratory located outside the United States;

        (vi) to enter into and perform its obligations under the other Fundamental Documents;

        (vii) to enter into intercreditor and/or subordination agreements on terms acceptable to the Agent with (A) the unions and/or the guilds with respect to the security interests in favor of such unions and/or guilds required pursuant to the terms of the collective bargaining agreements or (B) with Persons who have been granted Liens which are permitted pursuant to Section 6.2(b) or Section 6.2(c) hereof; and

        (viii) if requested by the Borrower, and upon receipt of evidence satisfactory to the Agent that a Picture has been "Completed and Delivered" (as defined in the Completion Bond for such Picture), release the Approved Completion Guarantor for such Picture from liability under the Completion Bond for such Picture.

        SECTION 12.2. ADVANCES AND PAYMENTS.

        (a) On the date of each Loan, the Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Percentage hereunder. Each of the Lenders hereby authorizes and requests the Agent to advance for its account, pursuant to the terms hereof, the amount of the Loan to be made by it, and each of the Lenders agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent. If any such reimbursement is not made in immediately available funds on the same day on which the Agent shall have made any such amount available on behalf of any Lender, such Lender shall pay interest to the Agent at a rate per annum equal to the Agent's cost of obtaining overnight funds in the New York Federal Funds Market for the first three days following the time when the Lender fails to make the required reimbursement, and thereafter at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans. If and to the extent that any such reimbursement shall not have been made to the Agent, the Borrower agrees to repay to the Agent forthwith on demand a corresponding amount with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans.

        (b) As between the Agent and the Lenders, any amounts received by the Agent in connection with the Fundamental Documents (other than amounts to which the Agent or any Lender is entitled pursuant to Sections 2.3, 2.10, 2.11 or 13.5 hereof), the application of which is not otherwise provided for, shall be applied, FIRST, to pay the accrued but unpaid


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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Commitment Fees in accordance with each Lender's Percentage, SECOND, to pay accrued but unpaid interest on the Notes in accordance with the amount of outstanding Loans owed to each Lender, THIRD, to pay the principal balance outstanding on the Notes (with amounts payable on the principal balance outstanding on the Notes in accordance with the amount of outstanding Loans owed to each Lender) and amounts outstanding under Currency Agreements and Interest Rate Protection Agreements, and FOURTH, to pay any other amounts then due under this Credit Agreement. All amounts to be paid to any Lender by the Agent shall be credited to that Lender, after collection by the Agent, in immediately available funds either by wire transfer or deposit in such Lender's correspondent account with the Agent, or as such Lender and the Agent shall from time to time agree.

        SECTION 12.3. SHARING OF SETOFFS AND CASH COLLATERAL. Each of the Lenders agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Credit Party (including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law) or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans and L/C Exposure is proportionately less than the unpaid portion of Loans and L/C Exposure of any of the other Lenders (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lenders a participation in the Loans or Letters of Credit of such other Lenders, so that the aggregate unpaid principal amount of each of the Lender's Loans and its participation in Loans and Letters of Credit of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding and L/C Exposure as the principal amount of its Loans and L/C Exposure prior to the obtaining of such payment was to the principal amount of all Loans outstanding and L/C Exposure prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro rata. If all or any portion of such excess payment is thereafter recovered from the Lender which originally received such excess payment, such purchase (or portion thereof) shall be canceled and the purchase price restored to the extent of such recovery. The Credit Parties expressly consent to the foregoing arrangements and agree that any Lender or Lenders holding (or deemed to be holding) a participation in a Note or Letter of Credit may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender or Lenders as fully as if such Lender or Lenders held a Note and was the original obligee thereon or was the issuer of the Letter of Credit, in the amount of such participation.

        SECTION 12.4. NOTICE TO THE LENDERS. Upon receipt by the Agent or the Issuing Bank from any of the Credit Parties of any communication calling for an action on the part of the Lenders, or upon notice to the Agent of any Event of Default, the Agent or the Issuing Bank will in turn immediately inform the other Lenders in writing (which shall include facsimile communications) of the nature of such communication or of the Event of Default, as the case may be.


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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        SECTION 12.5. LIABILITY OF THE AGENT AND ISSUING BANK.

        (a) The Agent or the Issuing Bank, when acting on behalf of the Lenders, may execute any of its duties under this Credit Agreement or the other Fundamental Documents by or through its officers, agents, or employees and neither the Agent, the Issuing Bank nor their respective officers, agents or employees shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, nor be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agent, the Issuing Bank and their respective directors, officers, agents, and employees shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by it pursuant to instructions received by it from the Required Lenders or in reliance upon the advice of counsel selected by it with reasonable care. Without limiting the foregoing, neither the Agent, the Issuing Bank nor any of their respective directors, officers, employees, or agents shall be responsible to any of the Lenders for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, or for the perfection of any security interest contemplated by, this Credit Agreement, any other Fundamental Document or any related agreement, document or order, or for freedom of any of the Collateral or any of the Pledged Securities from prior Liens or security interests, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Credit Party of any of the terms, conditions, covenants, or agreements of this Credit Agreement, any other Fundamental Document, or any related agreement or document.

        (b) None of the Agent (in its capacity as agent for the Lenders), the Issuing Bank or any of their respective directors, officers, employees, or agents shall have any responsibility to the Borrower or any other Credit Party on account of the failure or delay in performance or breach by any of the Lenders (other than The Chase Manhattan Bank) of any of such Lender's obligations under this Credit Agreement, the other Fundamental Documents or any related agreement or document or in connection herewith or therewith. No Lender nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower or any other Credit Party on account of the failure or delay in performance or breach by any other Lender of such other Lender's obligations under this Credit Agreement, the other Fundamental Documents or any related agreement or document or in connection herewith or therewith.

        (c) The Agent, as agent for the Lenders hereunder and the Issuing Bank in such capacities, shall be entitled to rely on any communication, instrument, or document believed by it to be genuine or correct and to have been signed or sent by a Person or Persons believed by it to be the proper Person or Persons, and it shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and expert selected by it.

        SECTION 12.6. REIMBURSEMENT AND INDEMNIFICATION. Each of the Lenders agrees (i) to reimburse the Agent for such Lender's Pro Rata Share of any expenses and fees incurred for the benefit of the Lenders under the Fundamental Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by or on behalf of the Borrower, (ii) to indemnify and hold harmless the


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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Agent and any of its directors, officers, employees, or agents, on demand, in accordance with such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, it or any of them in any way relating to or arising out of any Completion Bond, the Fundamental Documents or any related agreement or document, or any action taken or omitted by it or any of them under any Completion Bond, the Fundamental Documents or any related agreement or document, to the extent not reimbursed by or on behalf of the Borrower or any other Credit Party (except such as shall result from its gross negligence or willful misconduct) and (iii) to indemnify and hold harmless the Issuing Bank and any of its directors, officers, employees, or agents, on demand, in the amount of its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of the issuance of any Letters of Credit or the failure to issue Letters of Credit if such failure or issuance was at the direction of the Required Lenders (except as shall result from the gross negligence or willful misconduct of the Person to be reimbursed, indemnified or held harmless, as applicable). To the extent indemnification payments made by the Lenders pursuant to this Section 12.6 are subsequently recovered by the Agent or the Issuing Bank from a Credit Party, the Agent will promptly refund such previously paid indemnity payments to the Lenders.

        SECTION 12.7. RIGHTS OF AGENT. It is understood and agreed that the Agent shall have the same duties, rights and powers as a Lender hereunder (including the right to give such instructions) as any of the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with any Credit Party or Affiliate thereof, as though it were not the Agent of the Lenders or the Issuing Bank under this Credit Agreement and the other Fundamental Documents.

        SECTION 12.8. INDEPENDENT INVESTIGATION BY LENDERS. Each of the Lenders acknowledges that it has decided to enter into this Credit Agreement and the other Fundamental Documents and to make the Loans and participate in the Letters of Credit hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Credit Parties and agrees that neither the Agent nor the Issuing Bank shall bear any responsibility therefor.

        SECTION 12.9. AGREEMENT OF REQUIRED LENDERS. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Agent for and on behalf of, or for the benefit of, all Lenders upon the direction of the Required Lenders and any such action shall be binding on all Lenders. No amendment, modification, consent or waiver shall be effective except in accordance with the provisions of Section 13. 11 hereof.

        SECTION 12.10. NOTICE OF TRANSFER. The Agent and the Issuing Bank may deem and treat any Lender which is a party to this Credit Agreement as the owner of such Lender's respective portions of the Loans and participations in Letters of Credit for all purposes, unless


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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and until a written notice of the assignment or transfer thereof executed by any such Lender shall have been received by the Agent and become effective in accordance with Section 13.3 hereof.

        SECTION 12.11. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, but such resignation shall not become effective until acceptance by a successor agent of its appointment pursuant hereto. Upon any such resignation, the retiring Agent shall promptly appoint a successor agent from among the Lenders which successor shall be experienced and sophisticated in entertainment industry lending, provided that such replacement is reasonably acceptable (as evidenced in writing) to the Required Lenders and the Borrower; PROVIDED, HOWEVER, that such approval by the Borrower shall not be required at any time when a Default or Event of Default is continuing. If no successor agent shall have been so appointed by the retiring Agent and shall have accepted such appointment, within 30 days after the retiring agent's giving of notice of resignation, the Borrower may appoint a successor agent (which successor may be replaced by the Required Lenders; provided that such successor is experienced and sophisticated in entertainment industry lending and reasonably acceptable to the Borrower), which shall be either a Lender or a commercial bank organized under the laws of the United States of America or of any State thereof and shall have a combined capital and surplus of at least $250,000,000 and shall be experienced and sophisticated in entertainment industry lending. Upon the acceptance of any appointment as Agent hereunder by a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement, the other Fundamental Documents and any other credit documentation. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

13.     MISCELLANEOUS

        SECTION 13.1. NOTICES. Notices and other communications provide for herein shall be in writing and shall be delivered or mailed (or if by facsimile communications equipment, delivered by such equipment) addressed, (a) if to the Agent, the Issuing Bank or The Chase Manhattan Bank, to it at 270 Park Avenue, 37th floor, New York, New York 10017, Attn: John J. Huber III, Facsimile No.:
(212) 270-4584 with a copy to Chase Securities Inc., 1800 Century Park East, Suite 400, Los Angeles, California 90067, Attn: Christa L. Thomas, Facsimile
No.: (310) 788-5628, and to The Chase Manhattan Bank, Agent Bank Services Department, One Chase Manhattan Plaza, New York, New York 10081, Attn.: Gloria Javier, Facsimile No.: (212) 552-5700, or (b) if to any Credit Party to it at 500 South Buena Vista Street, Burbank, CA 91521-7259, Attn.: Gary Barber, Facsimile No.: (818) 972-4686, or (c) if to a Lender, to it at its address set forth on the signature pages hereto, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. Any failure of the Agent or a Lender giving notice pursuant to this
Section 13.1, to provide a courtesy copy to a party as provided herein, shall not affect the validity of such notice. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt request, if by mail, or upon receipt by such party, if by any telegraphic or facsimile communications equipment, in


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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each case addressed to such party as provided in this Section 13.1 or in accordance with the latest unrevoked written direction from such party.

        SECTION 13.2. SURVIVAL OF AGREEMENT, REPRESENTATIONS AND WARRANTIES, ETC. All warranties, representations and covenants made by any of the Credit Parties herein, in any other Fundamental Document or in any certificate or other instrument delivered by it or on its behalf in connection with this Credit Agreement or any other Fundamental Document shall be considered to have been relied upon by the Agent, Issuing Bank and the Lenders and, except for any terminations, amendments, modifications or waivers thereof in accordance with the terms hereof, shall survive the making of the Loans and the issuance of the Letters of Credit herein contemplated and the execution and delivery to the Agent of the Notes regardless of any investigation made by the Agent, Issuing Bank or the Lenders or on their behalf and shall continue in full force and effect so long as any Obligation is outstanding and unpaid and so long as any Letter of Credit remains outstanding and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Credit Parties hereunder.

        SECTION 13.3. SUCCESSORS AND ASSIGNS; SYNDICATIONS; LOAN SALES; PARTICIPATIONS.

        (a) Whenever in this Credit Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; PROVIDED, HOWEVER, that neither the Borrower nor any other Credit Party may assign its rights hereunder without the prior written consent of the Agent, the Issuing Bank and all of the Lenders, and all covenants, promises and agreements by or on behalf of any of the Credit Parties which are contained in this Credit Agreement shall inure to the benefit of the successors and assigns of the Agent, the Issuing Bank and the Lenders.

        (b) Each of the Lenders may (but only with the prior written consent of the Agent, the Issuing Bank and the Borrower, which consent shall not be unreasonably withheld and which consent by the Borrower shall not be required if at the time the applicable Assignment and Acceptance is delivered to the Agent for its acceptance and recording, a Default or Event of Default is continuing) assign all or a portion of its interests, rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitment and the same portion of all Loans at the time owing to it and the Notes held by it and its obligations and rights with regard to Letters of Credit); PROVIDED, HOWEVER, that (i) each assignment shall be of a constant, and not a varying, percentage of the assigning Lender's interests, rights and obligations under this Credit Agreement, (ii) each assignment shall be in a minimum Commitment amount (or at any time after the Commitment Termination Date, minimum Loan amount) of $*** and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the assigning Lender's original Note and a processing and recordation fee of $3,500 to be paid to the Agent by the assigning Lender or the assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall not (unless otherwise agreed to by the Agent) be earlier than five Business Days after the date of acceptance and recording by the Agent, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


                                    Page 117
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other Fundamental Documents and shall be bound by the provisions hereof and (y)
the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Credit Agreement except that, notwithstanding such assignment, any rights and remedies available to the Borrower for any breaches by such assigning Lender of its obligations hereunder while a Lender shall be preserved after such assignment and such Lender shall not be relieved of any liability to the Borrower due to any such breach. In the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Lender's rights and obligations under this Credit Agreement, such assigning Lender shall cease to be a party hereto.

        (c) Each Lender may at any time make an assignment of its interests, rights and obligations under this Credit Agreement, without the consent of the Agent, the Issuing Bank or the Borrower, to (i) any Affiliate of such Lender or
(ii) any other Lender hereunder; provided that after giving effect to such assignment, the assignee's Percentage shall not exceed ***%. Any such assignment to any Affiliate of the assigning Lender or any other Lender hereunder shall not be subject to the requirement of Section 13.3(b) that the amount of the Commitment (or Loans if applicable) of the assigning Lender subject to each assignment be in a minimum principal amount of $5,000,000 and any such assignment to any Affiliate of the assigning Lender shall not release the assigning Lender of its remaining obligations hereunder, if any.

        (d) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby and that such interest is free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or any other Fundamental Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Credit Parties or the performance or observance by any of the Credit Parties of any of their obligations under the Fundamental Documents or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a) and 5.1(b) (if such financial statements shall have theretofore been delivered) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee agrees that it will, independently and without reliance upon the assigning Lender, the Agent, the Issuing Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement or any other Fundamental Document; (v) such assignee appoints and authorizes the Agent and the Issuing Bank to take such action as the agent on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Agent or the Issuing Bank by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will be bound by the provisions of this Credit Agreement and will perform in accordance with their terms all of the


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

        (e) The Agent shall maintain at its address at which notices are to be given to it pursuant to Section 13.1 a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Credit Parties, the Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Fundamental Documents. The Register shall be available for inspection by any Credit Party or any Lender at any reasonable time and from time to time upon reasonable prior notice.

        (f) Subject to the foregoing, upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with the assigning Lender's original Note, the processing and recordation fee and evidence of the Borrower's written consent to such assignment (if required), the Agent shall, if such Assignment and Acceptance has been completed and is in the form of Exhibit L hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after receipt of the notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note, a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and if the assigning Lender has retained a Commitment hereunder a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Note, shall be dated the date of the surrendered Note and shall otherwise be in substantially the form of Exhibit A hereto. In addition the Credit Parties will promptly, at their own expense, execute such amendments to the Fundamental Documents to which each is a party and such additional documents, and take such other actions as the Agent or the assignee Lender may reasonably request in order to give such assignee Lender the full benefit of the Liens contemplated by the Fundamental Documents.

        (g) Each of the Lenders may, without the consent of any of the Credit Parties or the Agent or the other Lenders, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it and the Note held by it and its participation in Letters of Credit); PROVIDED, HOWEVER, that (i) any such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such participant shall not be granted any voting rights or any right to control the vote of such Lender under this Credit Agreement, except with respect to proposed changes to interest rates, amount of Commitments, final maturity of any Loan, releases of all or substantially all the Collateral and fees (as applicable to such participant), (iii) any such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.10, 2.11, 2.12 and 12.3 hereof but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation would


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


                                    Page 119
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have been entitled to receive and (v) the Credit Parties, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's and its participants' rights and obligations under this Credit Agreement.

        (h) A Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to any of the Credit Parties furnished to the Agent or such Lender by or on behalf of the Borrower; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree, by executing a confidentiality letter substantially in the form of Exhibit O hereto to preserve the confidentiality of any confidential information relating to any of the Credit Parties received from such Lender.

        (i) Any assignment pursuant to paragraph (b) or (c) of this Section 13.3 shall constitute an amendment of the Schedule of Commitments as of the effective date of such assignment.

        (j) The Borrower consents that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or in any Note evidencing the Loans (or any part thereof) to any Federal Reserve Bank.

        SECTION 13.4. EXPENSES; DOCUMENTARY TAXES. Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay (a) all reasonable out-of-pocket expenses incurred by the Agent or Chase Securities Inc. in connection with, or growing out of, the performance of due diligence, the syndication of the credit facility contemplated hereby, the negotiation, preparation, execution, delivery, waiver or modification and administration of this Credit Agreement and any other documentation contemplated hereby, the making of the Loans and the issuance of the Letters of Credit, the Collateral, the Pledged Securities, any Fundamental Document or any Completion Bond for a Picture, including but not limited to, the reasonable out-of-pocket costs and internally allocated charges of audit or field examinations of the Agent in connection with the administration of this Credit Agreement, the verification of financial data and the transactions contemplated hereby, and the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel for the Agent and any other counsel that the Agent shall retain, and (b) all reasonable out-of-pocket expenses incurred by the Agent, the Issuing Bank or the Lenders in the enforcement or protection (as distinguished from administration) of the rights and remedies of the Issuing Bank or the Lenders in connection with this Credit Agreement, the other Fundamental Documents, the Letters of Credit or the Notes, or as a result of any transaction, action or non-action arising from any of the foregoing, including but not limited to, the reasonable fees and disbursements of any counsel for the Agent, the Issuing Bank or the Lenders PROVIDED, HOWEVER, that unless otherwise agreed by the Borrower, in no event shall the Borrower be required to pay legal expenses incurred by a Lender (other than the Agent) that engages legal counsel other than the legal counsel engaged by the Agent. Such payments shall be made on the date this Credit Agreement is executed by the Borrower and thereafter on demand. The Borrower agrees that it shall indemnify the Agent, the Issuing Bank and the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Credit Agreement or the Notes or the issuance of the Letters of Credit. The obligations of the


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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Borrower under this Section shall survive the termination of this Credit
Agreement, the payment of the Loans and/or the expiration of any Letter of Credit.

        SECTION 13.5. INDEMNITY. The Borrower agrees (a) to indemnify and hold harmless the Agent and the Lenders and their respective directors, officers, employees and agents and, in addition, in connection with matters relating to a Letter of Credit, the Issuing Bank, and its directors, officers, employees and agents (each an "Indemnified Party") (to the full extent permitted by Applicable
Law) from and against any and all claims, demands, losses, judgments, damages and liabilities (including liabilities for penalties) incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Lender or the Agent is a party thereto) related to the entering into and/or performance of any Fundamental Document or the use of the proceeds of any Loans hereunder or the issuance of any Letter of Credit or the consummation of any other transaction contemplated in any Fundamental Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses of an Indemnified Party to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnified Party) PROVIDED, HOWEVER, that unless otherwise agreed by the Borrower, in no event shall the Borrower be required to pay legal expenses incurred by a Lender (other than the Agent) that engages legal counsel other than the legal counsel engaged by the Agent. If any proceeding, including any governmental investigation, shall be instituted involving any Indemnified Party, in respect of which indemnity may be sought against the Borrower, such Indemnified Party shall promptly notify the Borrower in writing, and the Borrower shall assume the defense thereof on behalf of such Indemnified Party including the employment of counsel (reasonably satisfactory to such Indemnified Party) and payment of all reasonable expenses. Any Indemnified Party shall have the right to employ separate counsel in any such proceeding and participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Indemnified Party unless (i) the employment of such separate counsel has been specifically authorized by the Borrower or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Borrower and such Indemnified Party shall have been advised by counsel to the Agent that there may be one or more legal defenses available to such Indemnified Party which are different from or in additional to those available to the Borrower (in which case the Borrower shall not have the right to assume the defense of such action or, behalf of such Indemnified Party). At any time after the Borrower has assumed the defense of any proceeding involving any Indemnified Party in respect of which indemnity has been sought against the Borrower, such Indemnified Party may elect, by written notice to the Borrower, to withdraw its request for indemnity and thereafter the defense of such proceeding shall be maintained by counsel of the Indemnified Party's choosing and at the Indemnified Party's expense. The foregoing indemnity agreement includes any reasonable costs incurred by an Indemnified Party in connection with any action or proceeding which may be instituted in respect of the foregoing by the Agent or the Issuing Bank or by any other Person either against the Agent, the Issuing Bank or the Lenders or in connection with which any officer or employee of the Agent, the Issuing Bank or the Lenders is called as a witness or deponent, including, but not limited to, the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel to the Agent and any out-of-pocket costs incurred by the Agent, the Issuing Bank or the Lenders in appearing as witness or in otherwise complying with legal process served upon them. The obligations of the Borrower under this Section 13.5


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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shall survive the termination of this Credit Agreement. payment of the Loans and/or the expiration or termination of any Letter of Credit and shall inure to the benefit of any Person who was a Lender notwithstanding such Person's assignment of all its Loans and Commitment hereunder.

        If a Credit Party or the General Partner shall fail to do any act or thing which it has covenanted to do hereunder, under a Fundamental Document or a Completion Bond for a Picture, or any representation or warranty of a Credit Party or the General Partner shall be breached, the Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and there shall be added to the Obligations hereunder the cost or expense incurred by the Agent in so doing, and any and all amounts expended by the Agent in taking any such action shall be repayable to it upon its demand therefor and shall bear interest at a rate per annum of 2% in excess of the rate then in effect for Alternate Base Rate Loans from time to time in effect from the date advanced to the date of repayment.

        SECTION 13.6. CHOICE OF LAW. THIS CREDIT AGREEMENT AND THE NOTES SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 AS ADOPTED OR AMENDED FROM TIME TO TIME (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

        SECTION 13.7. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF, ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE, EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS CREDIT AGREEMENT AND ANY OTHER FUNDAMENTAL DOCUMENT. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.7 WITH ANY


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY TO THE WAIVER OF ITS
RIGHTS TO TRIAL BY JURY.

        SECTION 13.8. WAIVER WITH RESPECT TO DAMAGES. EACH CREDIT PARTY ACKNOWLEDGES THAT NEITHER THE AGENT, THE ISSUING BANK NOR ANY LENDER HAS ANY FIDUCIARY RELATIONSHIP WITH, OR FIDUCIARY DUTY TO, ANY CREDIT PARTY ARISING OUT OF OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OTHER FUNDAMENTAL DOCUMENT AND THE RELATIONSHIP BETWEEN THE AGENT, THE ISSUING BANK AND THE LENDERS, ON THE ONE HAND, AND THE CREDIT PARTIES, ON THE OTHER HAND, IN CONNECTION THEREWITH IS SOLELY THAT OF DEBTOR AND CREDITOR. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO CREDIT PARTY SHALL ASSERT, AND EACH CREDIT PARTY HEREBY WAIVES, ANY CLAIMS AGAINST THE AGENT, THE ISSUING BANK AND THE LENDERS ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS CREDIT AGREEMENT, ANY FUNDAMENTAL DOCUMENT, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

        SECTION 13.9. NO WAIVER. No failure on the part of the Agent or any Lender or the Issuing Bank to exercise, and no delay in exercising, any right, power or remedy hereunder, under the Notes or any other Fundamental Document or with regard to any Letter of Credit shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

        SECTION 13.10. EXTENSION OF PAYMENT DATE. Except as otherwise specifically provided in Article 2 hereof, should any payment or prepayment of principal of or interest on the Notes or any other amount due hereunder, become due and payable on a day other than a Business Day, the due date of such payment or prepayment shall be extended to the next succeeding Business Day and, in the case of a payment or prepayment of principal, interest shall be payable thereon at the rate herein specified during such extension.

        SECTION 13.11. AMENDMENTS. ETC. No modification, amendment or waiver of any provision of this Credit Agreement, and no consent to any departure by a Credit Party herefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that (A) no such modification, amendment, waiver or consent shall, without the written consent of all of the Lenders, (i) change the Commitment of any Lender, (ii) amend or modify any provision of this Credit Agreement which provides for the unanimous consent or approval of the Lenders, (iii) release any Collateral or any of the Pledged Securities (except as contemplated herein) or release any Guarantor from its obligations hereunder (except as contemplated herein), (iv) alter the final scheduled maturity


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

or principal amount of any Loan, or the rate of interest payable thereon, or the rate at which the Commitment Fees accrue, or the fixed scheduled maturity or amount of any other payment required to be made under this Credit Agreement, (v) subordinate the Obligations hereunder to other Indebtedness or subordinate the security interests of the Agent in the Collateral except as permitted by Section 12.1, (vi) amend the definition of "Required Lenders", (vii) amend the definition of "Borrowing Base" or any of the defined terms used therein (except as contemplated by Section 2.16 hereof), (viii) amend the definition of "Applicable Margin", (ix) amend the definition of "Collateral", or (x) amend or modify this Section 13.11 and (B) no such modification, amendment, waiver or consent shall amend Section 2.3 hereof without the written consent of the Agent and the Issuing Bank. No such amendment or modification may adversely affect the rights and obligations of the Agent hereunder without its prior written consent or the rights and obligations of the Issuing Bank without its prior written consent. No notice to or demand on any of the Credit Parties shall entitle such Credit Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by any holder of such Note shall bind any Person subsequently acquiring such Note, whether or not such Note is so marked.

        SECTION 13.12. SEVERABILITY. Any provision of this Credit Agreement or of the Notes which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        SECTION 13.13. SERVICE OF PROCESS. EACH PARTY HERETO (EACH A "SUBMITTING PARTY") HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF BASED UPON THIS CREDIT AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE LETTERS OF CREDIT), THE SUBJECT MATTER HEREOF, ANY OTHER FUNDAMENTAL DOCUMENT AND THE SUBJECT MATTER THEREOF. EACH SUBMITTING PARTY TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN THE ABOVE-NAMED COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF, THE OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF (AS APPLICABLE) MAY NOT BE ENFORCED IN OR BY SUCH COURT AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. EACH SUBMITTING PARTY HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN TO IT PURSUANT TO SECTION 13.1 HEREOF. EACH SUBMITTING PARTY AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF EACH OF THE OTHER SUBMITTING PARTIES. FINAL JUDGMENT AGAINST ANY SUBMITTING PARTY IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE SUBMITTING PARTY THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE AGENT, THE ISSUING BANK OR A LENDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST A SUBMITTING PARTY OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE SUBMITTING PARTY OR SUCH ASSETS MAY BE FOUND.

        SECTION 13.14. HEADINGS. Section headings used herein and the Table of Contents are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Credit Agreement.

        SECTION 13.15. EXECUTION IN COUNTERPARTS. This Credit Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

        SECTION 13.16. SUBORDINATION OF INTERCOMPANY INDEBTEDNESS, RECEIVABLES AND ADVANCES.

        (a) Each Credit Party hereby agrees that any intercompany Indebtedness or other intercompany receivables or intercompany advances of any other Credit Party, directly or indirectly, in favor of such Credit Party of whatever nature at any time outstanding shall be completely subordinate in right of payment to the prior payment in full of the Obligations, and that no payment on any such Indebtedness, receivable or advance shall be made (i) except intercompany receivables and intercompany advances permitted pursuant to the terms hereof may be repaid and intercompany Indebtedness permitted pursuant to the terms hereof may be repaid, in each case so long as no Default or Event of Default, shall have occurred and be continuing and (ii) except as specifically consented to by all the Lenders in writing, until the prior payment in full of all the Obligations and termination of the Commitments.

        (b) In the event that any payment on any such Indebtedness shall received by such Credit Party other than as permitted by Section 13.16(a) before payment in full of all Obligations and termination of the Commitments, such Credit Party shall receive such payments and hold the same in trust for, segregate the same from its own assets and shall immediately pay over to, the Agent on behalf of itself, the Issuing Bank and the Lenders all such sums to the


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

extent necessary so that the Agent, the Issuing Bank and the Lenders shall have been paid all Obligations owed or which may become owing.

        SECTION 13.17. CONFIDENTIALITY. Each of the Lenders understands that some of the information furnished to it pursuant to this Credit Agreement may be received by it prior to the time that such information shall have been made public, and each of the Lenders hereby agrees that it will keep all the information received by it in connection with this Credit Agreement confidential to the same extent and under the same terms as set forth in this form of confidentiality letter attached hereto as Exhibit O as if such Lender was a party to such confidentiality letter.

        SECTION 13.18. ENTIRE AGREEMENT. This Credit Agreement (including the Exhibits and Schedules hereto) represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between any of the parties hereto (other than the Fee Letter) prior to the execution of this Credit Agreement which relate to Loans to be made or the Letters of Credit to be issued her hereunder shall be replaced by the terms of this Credit Agreement.


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        IN WITNESS THEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and the year first written.

                                    BORROWER:

                                    SPYGLASS ENTERTAINMENT GROUP, L.P.
                                    By:  Astra Entertainment Group, LLC,
                                           its General Partner


                                    By  /S/ GARY BARBER
                                      ----------------------------------------
                                      Name:       Gary Barber
                                      Title:      Manager



                                    GUARANTORS:

                                    ASTRA DEVELOPMENT, LLC


                                    By   /S/ GARY BARBER
                                      ----------------------------------------
                                      Name:       Gary Barber
                                      Title:      Manager



                                    LENDERS:

                                    THE CHASE MANHATTAN BANK
                                    individually and as Agent


                                    By
                                      ----------------------------------------
                                      Name:
                                      Title:
                                      Address:    270 Park Avenue, 37th Floor
                                                  New York, NY  10017
                                      Attention:  John J. Huber III
                                      Facsimile:  (212) 270-4584


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        IN WITNESS THEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and the year first written.

                                    BORROWER:

                                    SPYGLASS ENTERTAINMENT GROUP, L.P.
                                    By:  Astra Entertainment Group, LLC,
                                           its General Partner


                                    By
                                      ----------------------------------------
                                      Name:       Gary Barber
                                      Title:      Manager



                                    GUARANTORS:

                                    ASTRA DEVELOPMENT, LLC


                                    By
                                      ----------------------------------------
                                      Name:       Gary Barber
                                      Title:      Manager



                                    LENDERS:

                                    THE CHASE MANHATTAN BANK
                                    individually and as Agent


                                    By  /S/ WILLIAM E. ROTTINO
                                      ----------------------------------------
                                      Name:       William E. Rottino
                                      Title:      Vice President
                                      Address:    270 Park Avenue, 37th Floor
                                                  New York, NY  10017
                                      Attention:  John J. Huber III
                                      Facsimile:  (212) 270-4584



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                    UNION BANK OF CALIFORNIA, N.A.


                                    By  /S/ THOMAS P. GARRY, JR.
                                      ----------------------------------------
                                      Name:       Thomas P. Garry, Jr.
                                      Title:      Assistant Vice President
                                      Address:    Entertainment Finance Group
                                                  1901 Avenue of the Stars
                                                  Suite 120
                                                  Los Angeles, CA  90067
                                      Attention:  Thomas Garry
                                      Facsimile:  (310) 551-8952



                                    DE NATIONALE INVESTERINGSBANK N.V.



                                    By
                                      ----------------------------------------
                                      Name:
                                      Title:



                                    By
                                      ----------------------------------------
                                      Name:
                                      Title:
                                      Address:    4 Carnegieplein, Box 380
                                                  2501 BH The Hague
                                                  The Netherlands
                                      Attention:  Bert Habets
                                      Facsimile:  011-3171-365-1071



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                    UNION BANK OF CALIFORNIA, N.A.



                                    By
                                      ----------------------------------------
                                      Name:
                                      Title:
                                      Address:    Entertainment Finance Group
                                                  1901 Avenue of the Stars
                                                  Suite 120
                                                  Los Angeles, CA  90067
                                       Attention: Thomas Gary
                                       Facsimile: (310) 551-8952



                                    DE NATIONALE INVESTERINGSBANK N.V.



                                    By  /S/
                                      ----------------------------------------
                                      Name:
                                      Title:



                                    By  /S/
                                      ----------------------------------------
                                      Name:
                                      Title:
                                      Address:    4 Carnegieplein, Box 380
                                                  2501 BH The Hague
                                                  The Netherlands
                                      Attention:  Bert Habets
                                      Facsimile:  011-3171-365-1071



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                    BANQUE NATIONALE DE PARIS



                                    By  /S/ CLIVE BETTLES
                                      ----------------------------------------
                                      Name:       Clive Bettles
                                      Title:      SVP & Manager



                                    By  /S/ JANICE HO
                                      ----------------------------------------
                                      Name:       Janice S.H. Ho
                                      Title:      Vice President
                                      Address:    725 South Figueroa Street
                                                  Suite #2090
                                                  Los Angeles, CA  90017
                                      Attention:  Janice Ho
                                      Facsimile:  (213) 488-9602



                                    THE BANK OF NOVA SCOTIA



                                    By
                                      ----------------------------------------
                                      Name:
                                      Title:
                                      Address:    500 California Street,
                                                  21st Floor
                                                  San Francisco, CA  94104
                                      Attention:  Alan Pendergast
                                      Facsimile:  415-397-0791



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                    BANQUE NATIONALE DE PARIS



                                    By
                                      ----------------------------------------
                                      Name:
                                      Title:



                                    By
                                      ----------------------------------------
                                      Name:
                                      Title:
                                      Address:    725 South Figueroa Street
                                                  Suite #2090
                                                  Los Angeles, CA  90017
                                      Attention:  Janice Ho
                                      Facsimile:  (213) 488-9602



                                    THE BANK OF NOVA SCOTIA



                                    By  /S/ J.S. YORK
                                      ----------------------------------------
                                      Name:       J.S. York
                                      Title:      V.P. Office Head
                                      Address:    500 California Street,
                                                  21st Floor
                                                  San Francisco, CA  94104
                                      Attention:  Alan Pendergast
                                      Facsimile:  415-397-0791



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                    ING (U.S.) CAPITAL CORPORATION



                                    By  /S/ LORING GUESSOUS
                                      ----------------------------------------
                                      Name:
                                      Title:
                                      Address:    333 South Grand Avenue
                                                  Suite 4200
                                                  Los Angeles, CA  90071
                                      Attention:  Loring Guessous
                                      Facsimile:  (213) 346-3993



                                    FLEET BANK, N.A.



                                    By
                                      ----------------------------------------
                                      Name:
                                      Title:
                                      Address:    1185 Avenue of the Americas
                                                  16th Floor
                                                  New York, NY  10036
                                      Attention:  Eileen Burke
                                      Facsimile:  (212) 819-6202/03


                                    COMERCIA BANK-CALIFORNIA



                                    By
                                      ----------------------------------------
                                      Name:
                                      Title:
                                      Address:    10800 Wilshire Boulevard
                                                  Los Angeles, CA  90025
                                      Attention:  Carmen Carpenter
                                      Facsimile:  (310) 824-6833



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                    ING (U.S.) CAPITAL CORPORATION



                                    By
                                       ---------------------------------------
                                       Name:
                                       Title:
                                       Address:    333 South Grand Avenue
                                                   Suite 4200
                                                   Los Angeles, CA  90071
                                       Attention:  Loring Guessous
                                       Facsimile:  (213) 346-3993



                                    FLEET BANK, N.A.



                                    By  /S/ ERIC S. MEYER
                                      ----------------------------------------
                                       Name:       Eric S. Meyer
                                       Title:      Vice President
                                       Address:    1185 Avenue of the Americas
                                                   16th Floor
                                                   New York, NY  10036
                                       Attention:  Eileen Burke
                                       Facsimile:  (212) 819-6202/03


                                    COMERCIA BANK-CALIFORNIA



                                    By
                                       ---------------------------------------
                                       Name:
                                       Title:
                                       Address:    10800 Wilshire Boulevard
                                                   Los Angeles, CA  90025
                                       Attention:  Carmen Carpenter
                                       Facsimile:  (310) 824-6833


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                    ING (U.S.) CAPITAL CORPORATION



                                    By
                                       ---------------------------------------
                                       Name:
                                       Title:
                                       Address:    333 South Grand Avenue
                                                   Suite 4200
                                                   Los Angeles, CA  90071
                                       Attention:  Loring Guessous
                                       Facsimile:  (213) 346-3993



                                    FLEET BANK, N.A.



                                    By
                                      ----------------------------------------
                                       Name:       Eric S. Meyer
                                       Title:      Vice President
                                       Address:    1185 Avenue of the Americas
                                                   16th Floor
                                                   New York, NY  10036
                                       Attention:  Eileen Burke
                                       Facsimile:  (212) 819-6202/03


                                    COMERCIA BANK-CALIFORNIA



                                    By  /S/ CARMEN CARPENTER
                                       ---------------------------------------
                                       Name:
                                       Title:
                                       Address:    10800 Wilshire Boulevard
                                                   Los Angeles, CA  90025
                                       Attention:  Carmen Carpenter
                                       Facsimile:  (310) 824-6833


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                    NATEXIS BANQUE, BFCE



                                    By  /S/ PEYMAN PARHAMI
                                       ---------------------------------------
                                       Name:       Peyman Parhami
                                       Title:      Assistant Treasurer


                                    By  /S/ BENNETT POZIL
                                       ---------------------------------------
                                       Name:
                                       Title:
                                       Address:    Los Angeles Representative
                                                      Office
                                                   660 S. Figueroa, Suite 1400
                                                   Los Angeles, CA  90017
                                       Attention:  Bennett Pozil
                                       Facsimile:  (213) 627-2761



                                    IMPERIAL BANK


                                    By
                                       ---------------------------------------
                                       Name:
                                       Title:
                                       Address:    9777 Wilshire Boulevard
                                                   4th Floor
                                                   Beverly Hills, CA  90212
                                       Attention:  Patrick Lee
                                       Facsimile:  (310) 281-2476


                                    CITY NATIONAL BANK



                                    By
                                       ---------------------------------------
                                       Name:
                                       Title:
                                       Address:    400 North Roxbury Drive,
                                                   4th Floor
                                                   Beverly Hills, CA  90210
                                       Attention:  Norman Starr
                                       Facsimile:  (310) 888-6223


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                    NATEXIS BANQUE, BFCE



                                    By
                                       ---------------------------------------
                                       Name:       Peyman Parhami
                                       Title:      Assistant Treasurer


                                    By
                                       ---------------------------------------
                                       Name:
                                       Title:
                                       Address:    Los Angeles Representative
                                                      Office
                                                   660 S. Figueroa, Suite 1400
                                                   Los Angeles, CA  90017
                                       Attention:  Bennett Pozil
                                       Facsimile:  (213) 627-2761



                                    IMPERIAL BANK


                                    By  /S/
                                       ---------------------------------------
                                       Name:
                                       Title:
                                       Address:    9777 Wilshire Boulevard
                                                   4th Floor
                                                   Beverly Hills, CA  90212
                                       Attention:  Patrick Lee
                                       Facsimile:  (310) 281-2476


                                    CITY NATIONAL BANK



                                    By
                                       ---------------------------------------
                                       Name:
                                       Title:
                                       Address:    400 North Roxbury Drive,
                                                   4th Floor
                                                   Beverly Hills, CA  90210
                                       Attention:  Norman Starr
                                       Facsimile:  (310) 888-6223


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                    NATEXIS BANQUE, BFCE



                                    By
                                       ---------------------------------------
                                       Name:       Peyman Parhami
                                       Title:      Assistant Treasurer


                                    By
                                       ---------------------------------------
                                       Name:
                                       Title:
                                       Address:    Los Angeles Representative
                                                      Office
                                                   660 S. Figueroa, Suite 1400
                                                   Los Angeles, CA  90017
                                       Attention:  Bennett Pozil
                                       Facsimile:  (213) 627-2761



                                    IMPERIAL BANK


                                    By
                                       ---------------------------------------
                                       Name:
                                       Title:
                                       Address:    9777 Wilshire Boulevard
                                                   4th Floor
                                                   Beverly Hills, CA  90212
                                       Attention:  Patrick Lee
                                       Facsimile:  (310) 281-2476


                                    CITY NATIONAL BANK



                                    By  /S/ NORMAN STARR
                                       ---------------------------------------
                                       Name:
                                       Title:
                                       Address:    400 North Roxbury Drive,
                                                   4th Floor
                                                   Beverly Hills, CA  90210
                                       Attention:  Norman Starr
                                       Facsimile:  (310) 888-6223



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                    ISRAEL DISCOUNT BANK OF NEW YORK



                                    By  /S/ HOWARD WEINBERG
                                       ---------------------------------------
                                       Name:
                                       Title:


                                    By  /S/ R. DAVID KORNGRUEN
                                       ---------------------------------------
                                       Name:
                                       Title:
                                       Address:    511 Fifth Avenue
                                                   New York, NY 10017
                                       Attention:  Michael Spiegler/
                                                   Howard Weinberg
                                       Facsimile:  (212) 599-4276;
                                                   (212) 551-8720


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                                                    Schedule 1


                             SCHEDULE OF COMMITMENTS

          LENDER                                               COMMITMENT
The Chase Manhattan Bank                                       ***

Union Bank of California, N.A.                                 ***

De Nationale Investeringsbank N.V.                             ***

Banque Nationale de Paris                                      ***

The Bank of Nova Scotia                                        ***

ING (U.S.) Capital Corporation                                 ***

Fleet Bank, N.A.                                               ***

Comerica Bank-California                                       ***

Natexis Banque, BFCE                                           ***

Imperial Bank                                                  ***

City National Bank                                             ***

Israel Discount Bank of New York                               ***


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                SCHEDULE 2: ACCEPTABLE OBLIGORS/ALLOWABLE AMOUNTS

                                                                                     ALLOWABLE
                                                                                       AMOUNT
APPROVED DOMESTIC ACCOUNT DEBTORS
(95%,OR 100% IF SPECIFIED AND PAYABLE PRIOR TO DOMESTIC RELEASE)
         *  Buena Vista Pictures Distribution/BVI/Disney                             200,000,000
            20th Century Fox/Fox Networks                                             50,000,000
            Dreamworks                                                                25,000,000
            Warner Bros./HBO Time Warner/WB                                           50,000,000
            Sony                                                                      25,000,000
            Paramount/Blockbuster/Showtime/Viacom/UPN                                 50,000,000
            MGM/UA                                                                    25,000,000
            Universal Pictures/UIP                                                    25,000,000
            TBS                                                                       25,000,000
            CBS/Westinghouse                                                          25,000,000
            NBC                                                                       25,000,000
            USA Network                                                               25,000,000




APPROVED FOREIGN ACCOUNT DEBTORS
(85%, OR 100% IF SPECIFIED AND PAYABLE PRIOR TO DOMESTIC RELEASE)
          Village Roadshow                                           Australia         5,000,000
       *  Belga Film                                                 Benelux           5,000,000
       *  Indies                                                     Benelux           3,000,000
       *  RCV 2001                                                   Benelux           5,000,000
          United Cinema                                              Bulgaria            500,000
          TV Denmark                                                 Denmark           1,000,000
       *  AMLF (Pathe)                                               France           25,000,000
       *  Canal+                                                     France           25,000,000
       *  CLT                                                        France           20,000,000
       *  France 2                                                   France           20,000,000
       *  Metropole (M6)                                             France           20,000,000
       *  TF 1                                                       France           20,000,000
          Helkon                                                     Germany          25,000,000
       *  TaurusFilm                                                 Germany          50,000,000
          Tele-Munchen                                               Germany          10,000,000
          Telepool                                                   Germany           2,500,000
          Tobis Film                                                 Germany          10,000,000
       *  Elke/Odeon                                                 Greece            1,000,000
          Star TV                                                    Hong Kong         5,000,000
          Intercom                                                   Hungary             750,000



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.




       *  Forum Films                                                Israel            2,000,000
       *  Mediasset                                                  Italy            20,000,000
       *  RAI                                                        Italy            10,000,000
          Fuji Sankei Group                                          Japan            10,000,000
          Gaga Communications, Inc.                                  Japan            10,000,000
          J Sky B                                                    Japan            10,000,000
          Nippon Herald                                              Japan            15,000,000
       *  Pony Canyon                                                Japan            20,000,000
       *  Toho Towa                                                  Japan            10,000,000
          Samsung                                                    Korea            10,000,000
       *  Lusomundo                                                  Portugal          5,000,000
       *  Nu Metro                                                   S. Africa         2,000,000
          Ster Kinekor                                               S. Africa         2,000,000
       *  Svensk                                                     Scandinavia      10,000,000
          Antena 3                                                   Spain             2,500,000
       *  Aurum                                                      Spain             7,500,000
          Telecinco                                                  Spain             5,000,000
          TV 1000                                                    Sweden            5,000,000
          Ozen Film                                                  Turkey            1,000,000
          B Sky B                                                    UK               20,000,000
          BBC                                                        UK               10,000,000
          Channel 5                                                  UK               10,000,000
          ITV                                                        UK               10,000,000




OTHER RECEIVABLES BASKET (80%)                                                      5,000,000


               (No single obligor to account for greater than $300,000)


*All account debtors marked with an asterisk are considered Specified Account Debtors


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                   SCHEDULE 3

                              APPROVED PFD PARTIES

                                                 ALLOWABLE AMOUNT

       Pony Canyon                                  $***
       AB Svensk Filmindustri                       $***



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                   SCHEDULE 4

                                   GUARANTORS


Astra Development, LLC



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                 SCHEDULE 3.1(A)


              LIST OF JURISDICTIONS WHERE THE BORROWER IS QUALIFIED

                                                JURISDICTION

Spyglass Entertainment Group, LP                  California




------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                 SCHEDULE 3.1(B)

          LIST OF JURISDICTIONS WHERE THE GENERAL PARTNER IS QUALIFIED



                                                  JURISDICTION

Astra Entertainment Group, LLC                     California




------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                 SCHEDULE 3.1(C)

                 LIST OF JURISDICTIONS WHERE THE CREDIT PARTIES
                    (OTHER THAN THE BORROWER) ARE QUALIFIED

                                                  JURISDICTION

Astra Development, LLC                             California

                                  Schedule 3.6

                                 CREDIT PARTIES

ENTITY                            STRUCTURE                 OWNERSHIP

Spyglass Entertainment            Delaware Limited          General Partner AEG 1% (c)
Group, LP ("SEG") (a)(b)          Partnership               Limited Partner Gary Barber 1%
                                                            Limited Partner Roger Birnbaum 1%
                                                            Limited Partner AEG 97%(c)

Astra Development, LLC            Delaware Limited          SEG 100%
                                  Liability Company

(a) Buena Vista Pictures Distribution holds a participating right of 10% in SEG through a subsidiary Montrose Corporation

(b) AB Svensk Filmindustri is obligated to purchase a 2% interest in SEG upon closing of this Credit Facility and receipt of the payment for the participating right held by Buena Vista Pictures Distribution.

(c)     Astra Entertainment Group, LLC ("AEG'


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                 SCHEDULE 3.7(A)

                            PICTURES AND FILM ASSETS

                                     U.S. Copyright                                                Name of
        Picture or                   or Registration                Character                    Credit party
        FILM ASSET                        NUMBER                   OF INTEREST                 HOLDING INTEREST
The novel "Benighted" a.k.a.     Al: 10487 (novel as            License to produce and      Astra Development, LLC
"The Old Dark House"                 published in England)      exploit motion picture
                                 A:  1018678 (novel as          based on the novel
                                     published in the U.S.)
                                 R:  154259 (renewal)
                                     based on thenovel

Keeping the Faith                                               To be acquired at closing
                                                                of pending transaction with
                                                                Columbia Pictures


PROPERTIES CONTEMPLATED TO BE ACQUIRED AT CLOSING OF
PRODUCTION/FINANCE/DISTRIBUTION AGREERNENT WITH
BUENA VISTA PICTURES DISTRIBUTION:


A Course in Miracles
Ashes to Ashes
Beneath the Surface a.k.a. The Field
Do Over
Cosmic Cops a.k.a. David Goyer - Bounty Hunter Project
Errand Boy
The Farm a.k.a. Untitled Roger Towne
From Alice to the Ocean a.k.a. Tracks
The Monster
Paycheck
The Vao
Shanghai Noon a.k.a. Jackie Chan Wild West Project
Instinct
Sixth Sense
Hitchhiker's Guide to the Galaxy (Distribution rights for Spyglass Entertainment Group, LP output territories only;
  underlying property and copyright to the picture will be held by Buena Vista.


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                 SCHEDULE 3.7(B)

                                   TRADEMARKS
                                                                                              LICENSES/SUB
JURISDICTION OF                             CASE                 APPLICATION     FILING         OR OTHER
 REGISTRATION     TRADEMARK     HELD BY     NUMBER     STATUS       NUMBER         DATE         AGREEMENTS
---------------   ---------     -------     ------     ------    ------------    ---------    ------------
UNITED STATES     SPYGLASS        SEG       2308-2     PENDING    75/540,021     19-AUG-98        NONE


SPYGLASS ENTERTAINMENT GROUP, LP ("SEG")



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                  SCHEDULE 3.8

                                FICTITIOUS NAMES



None



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                  SCHEDULE 3.10

                             CHIIEF EXECUTIVE OFFICE

                       LOCATION OF COLLATERAL AND RECORDS


SPYGLASS ENTERTAINMENT GROUP, LP
500 SOUTH BUENA VISTA STREET
BURBANK, CA  91521


ASTRA DEVELOPMENT, LLC
500 SOUTH BUENA VISTA STREET
BURBANK, CA  91521



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                  SCHEDULE 3.16

                               LIST OF AGREEMENTS


Production/Financing/Distribution Agreement between Spyglass Entertainment Group, LP, and Buena Vista Pictures Distribution on the other hand.

Participating Rights Agreement between Spyglass Entertainment Group, LP and Montrose Corporation.

Promissory Note and Letter Agreement between Spyglass Entertainment Group, LP and Buena Vista Pictures Distribution dated December 18, 1998.

Quitclaim Agreement between Spyglass on the one hand and Wait Disney Pictures and Hollywood Pictures on the other hand.

Security agreement and mortgage of copyright dated as of December 18, 1998 been Spyglass and BVD.

Loan Term between Spyglass Entertainment Group, LP and Taurus Film GmbH and Co.

Output Agreement Term Sheet between Spyglass Entertainment Group, LP and Taurus Film GmbH and Co KG dated October 28, 1998.

Letter dated December 18, 1998 amending the Output Agreement Term Sheet, dated October 28, 1998.

Memorandum of Agreement between Spyglass Entertainment Group, LP and AB Svensk Filmindustri dated November 10, 1998.

Distribution Agreement between Spyglass Entertainment Group, LP and Aurum Producciones, S.A. dated November 16, 1998.

Letter agreement between Spyglass Entertainment Group, LP and Toho Towa dated November 17, 1998.

Output Agreement between Spyglass Entertainment Group, LP and Lusomundo Audiovisuais S.A.

Memorandum of Agreement between Spyglass Entertainment Group, LP and Pony Canyon Inc.

Employment Agreement between Spyglass Entertainment Group, LP and Gary Barber dated October 20, 1998.

Employment Agreement between Spyglass Entertainment Group, LP and Roger Birnbaum dated October 20, 1998.


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                  SCHEDULE 3.17

                  FILING OFFICES FOR UCC-1 FINANCING STATEMENTS

CREDIT PARTY                            JURISDICTION              OFFICE
------------                            ------------              ------
Spyglass Entertainment Group, LP        California                Secretary of State
Astra Development, LLC                  California                Secretary of State


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                  SCHEDULE 3.21

                               PLEDGED SECURITIES

ENTITY                            STRUCTURE               PLEDGOR
------                            ---------               -------
Astra Development, LLC            Delaware Limited        Borrower 100% of membership interest
                                  Liability Company


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                  SCHEDULE 3.24

                                 REAL PROPERTIES

None


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                  SCHEDULE 3.25

                             EXISTING BANK ACCOUNTS

CREDIT PARTY                                BANK                          ACCOUNT TYPE
------------                               ------                         ------------
SPYGLASS ENTERTAINMENT GROUP, LP           CHASE MANHATTAN BANK           CHECKING
SPYGLASS ENTERTAINMENT GROUP, LP           CHASE MANHATTAN BANK           CD
ASTRA DEVELOPMENT, LLC                     CHASE MANHATTAN BANK           CHECKING
ASTRA DEVELOPMENT, LLC                     CHASE MANHATTAN BANK           MONEY MARKET



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                  SCHEDULE 6.2

                                 EXISTING LIENS


None



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                                                     EXHIBIT A

                                  FORM OF NOTE

$                                                       New York, New York
 --------------                                         as of December 18, 1998


        FOR VALUE RECEIVED, SPYGLASS ENTERTAINMENT GROUP, L.P., a Delaware limited partnership (the "Obligor"), DOES HEREBY PROMISE TO PAY to the order of [INSERT NAME OF LENDER] (the "Lender") at the office of The Chase Manhattan Bank at 270 Park Avenue, New York, New York, 10017-2070, in lawful money of the United States of America in immediately available funds, the principal amount of _____________ DOLLARS ($________), or the aggregate unpaid principal amount of all Loans (as defined in the Credit Agreement referred to below) made by the Lender to the Obligor pursuant to said Credit Agreement, whichever is less, on such date or dates as is required by said Credit Agreement, and to pay interest on the unpaid principal amount from time to time outstanding hereunder, in like money, at such office and at such times as set forth in said Credit Agreement.

        The Obligor and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate or notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree to the extent permitted by applicable law (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for any holder of this Note, in order to enforce payment of this Note, to first institute or exhaust such holder's remedies against the Obligor or any other party liable hereon or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

        This Note is one of the Notes referred to in that certain Credit, Security, Guaranty, and Pledge Agreement dated as of December 18, 1998 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among the Obligor, the guarantors referred to therein, the lenders referred to therein (the "Lenders") and The Chase Manhattan Bank, as Agent, and is entitled to the benefits of, is subject to all the terms and provisions of, and is secured by the security interests granted in, the Credit Agreement and the other security documents and guarantees referred to and described therein, which Credit Agreement, among other things, contains provisions for optional and mandatory prepayment and for acceleration of the maturity hereof upon the occurrence of certain events, all as provided in the Credit Agreement.


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

                                            SPYGLASS ENTERTAINMENT GROUP L.P.

                                            By: Astra Entertainment Group, LLC,
                                                its General Partner


                                            By:
                                               --------------------------------
                                                Name:
                                                Title:



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                               [LAST PAGE OF NOTE]

                                                          Unpaid        Name of
                                                        Principal       Person
                                   Payments              Balance        Making
DATE     AMOUNT OF LOAN     PRINCIPAL      INTEREST      OF NOTE       NOTATION
----     --------------     ---------      --------     ---------      --------




------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                    EXHIBIT B

                             [INTENTIONALLY OMITTED]


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

*************************************************************

ADD EXHIBIT C-1 AND FOLLOWING DOCUMENTS HERE

*************************************************************




                                                                     EXHIBIT A


                                  FORM OF NOTE


$                                                       New York, New York
 --------------                                         as of December 18, 1998


        FOR VALUE RECEIVED, SPYGLASS ENTERTAINMENT GROUP, L.P., a Delaware limited partnership (the "Obligor"), DOES HEREBY PROMISE TO PAY to the order of [INSERT NAME OF LENDER] (the "Lender") at the office of The Chase Manhattan Bank at 270 Park Avenue, New York, New York, 10017-2070, in lawful money of the United States of America in immediately available funds, the principal amount of _____________ DOLLARS ($________), or the aggregate unpaid principal amount of all Loans (as defined in the Credit Agreement referred to below) made by the Lender to the Obligor pursuant to said Credit Agreement, whichever is less, on such date or dates as is required by said Credit Agreement, and to pay interest on the unpaid principal amount from time to time outstanding hereunder, in like money, at such office and at such times as set forth in said Credit Agreement.

        The Obligor and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate or notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree to the extent permitted by applicable law (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for any holder of this Note, in order to enforce payment of this Note, to first institute or exhaust such holder's remedies against the Obligor or any other party liable hereon or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

        This Note is one of the Notes referred to in that certain Credit, Security, Guaranty, and Pledge Agreement dated as of December 18, 1998 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among the Obligor, the guarantors referred to therein, the lenders referred to therein (the "Lenders") and The Chase Manhattan Bank, as Agent, and is entitled to the benefits of, is subject to all the terms and provisions of, and is secured by the security interests granted in, the Credit Agreement and the other security documents and guarantees referred to and described therein, which Credit Agreement, among other things, contains provisions for optional and mandatory prepayment and for acceleration of the maturity hereof upon the occurrence of certain events, all as provided in the Credit Agreement.


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

                                            SPYGLASS ENTERTAINMENT GROUP L.P.

                                            By: Astra Entertainment Group, LLC,
                                                its General Partner


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                               [LAST PAGE OF NOTE]

                                                          Unpaid        Name of
                                                        Principal       Person
                                   Payments              Balance        Making
DATE     AMOUNT OF LOAN     PRINCIPAL      INTEREST      OF NOTE       NOTATION
----     --------------     ---------      --------      -------       --------



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                    EXHIBIT B

                             [INTENTIONALLY OMITTED]



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                   EXHIBIT C-1

                      FORM OF COPYRIGHT SECURITY AGREEMENT

        WHEREAS, Spyglass Entertainment Group. L.P., a Delaware limited partnership (the "Borrower"), and each Subsidiary of the Borrower whose name appears at the foot hereof (the Borrower and each such Subsidiary being referred to herein individually as a "Grantor", and collectively as the "Grantors") now own or hold and/or may hereafter acquire or hold certain copyrights and rights under copyright with respect to (a) certain screenplays, novels, treatments, outlines and other literary properties and music and musical compositions, whether now owned or hereafter acquired or created, including, without limitation, those listed on Schedule 1 hereto as such Schedule may be amended from time to time by the addition of copyrights subsequently arising or acquired (each a "Film Asset" and collectively, the "Film Assets") and (b) certain motion pictures, films, videotapes or other programs produced for theatrical, non-theatrical or home video release, or for release in any other medium, or for broadcast on network, free, cable, pay and/or other television medium (including, without limitation. first-run syndication) in each case, whether recorded on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device whether now owned or hereafter developed, including, without limitation, those listed on Schedule 2 hereto as such Schedule may be amended from time to time by the addition of copyrights subsequently arising or acquired (each a "Picture" and collectively, the "Pictures").

        WHEREAS, pursuant to that certain Credit, Security, Guaranty and Pledge Agreement, dated as of December 18, 1998 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time. the "Credit Agreement"), among the Borrower, the guarantors referred to therein, the lenders referred to therein (the "Lenders") and The Chase Manhattan Bank, as agent for the Lenders (the "Agent"), the Lenders have agreed to make loans to the Borrower and the Issuing Bank has agreed to issue letters of credit for the account of the Borrower;

        WHEREAS, pursuant to the terms of the Credit Agreement, each of the Grantors has granted to the Agent (for the benefit of itself, the Issuing Bank and the Lenders) a security interest in all right, title and interest of such Grantor in and to all personal property whether now owned, presently existing or hereafter acquired or created, including, without limitation, all right, title and interest of such Grantor in, to and under any Picture or Film Asset and any copyright or copyright license, whether now existing or hereafter arising, acquired or created, and a proceeds thereof or income therefrom, to secure, in the case of the Borrower, the payment and performance of the Obligations (such term being used herein as defined in the Credit Agreement) and in the case of any Grantor other than the Borrower, its obligations under and in connection with its guaranty of the Obligations pursuant to the Credit Agreement;

        NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each of the Grantors does hereby grant to the Agent (for the benefit of itself, the Issuing Bank and the Lenders), as security, in the case of the Borrower, for


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

the Obligations and in the case of any Grantor other than the Borrower, its obligations under and in connection with its guaranty of the Obligations pursuant to the Credit Agreement, a continuing security interest in all of such Grantor's right, title and interest in and to all personal property, tangible and intangible, wherever located or situated and whether now owned, presently existing or hereafter acquired or created, including but not limited to all goods, accounts, instruments, intercompany obligations, contract rights, partnership and joint venture interests, documents, chattel paper, general intangibles goodwill, equipment, machinery, inventory, investment property, copyrights, trademarks, trade names, insurance proceeds, cash, deposit accounts and the securities pledged to the Agent (for the benefit of itself, the Issuing Bank and the Lenders) pursuant to the Credit Agreement, and any proceeds thereof, products thereof or income therefrom, further including but not limited to, all of such Grantor's right, title and interest in and to each and every Picture and/or Film Asset, the scenario, screenplay or script upon which a Picture and/or Film Asset is based, all of the properties thereof, tangible and intangible, and all domestic and foreign copyrights and all other rights therein and thereto, of every kind and character, whether now in existence or hereafter to be made or produced, and whether or not in possession of such Grantor, including with respect to each and every picture and or Film Asset and without limiting the foregoing language, each and all of the following particular rights and properties (to the extent they are now owned or hereafter created acquired by such Grantor):


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        (i) all scenarios, screenplays and/or scripts at every stage thereof;

        (ii) all common law and/or statutory copyright and other rights in all literary and other properties (hereinafter called "SAID LITERARY PROPERTIES") which form the basis of such Picture and/or Film Asset and/or which are or will be incorporated into such Picture and/or Film Asset, all component parts of such Picture and/or Film Asset consisting of said literary and other properties, all motion picture rights in and to the story, all treatments of said story and other literary material, together with all preliminary and final screenplays used and to be used in connection with such Picture and/or Film Asset, and any other literary material upon which such Picture and/or Film Asset is based or from which it is adapted;

        (iii) all motion picture rights in and to all music and musical compositions used and to be used in such Picture and/or Film Asset, if any, including, but without being limited to, all rights, if any, to record, rerecord, produce, reproduce or synchronize all of said music and musical compositions in and in connection with motion pictures;

        (iv) all tangible personal property relating to such Picture and/or Film Asset, including, without limitation, all exposed film, developed film, positives, negatives, prints, positive prints, answer prints, special effects, preparing materials (including interpositives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, and all other forms of pre-print elements), sound tracks, cutouts, trims and any and all other physical properties of every kind and nature relating to such Picture and/or Film Asset, whether in completed form or in some state of completion, and all masters, duplicates, drafts, versions, variations and copies of each thereof, in all formats whether on film, videotape, disk or otherwise and all music sheets and promotional materials relating to such Picture and/or Film Asset (collectively, the "Physical Materials");

        (v) all collateral, allied, subsidiary and merchandising rights appurtenant or related to such Picture and/or Film Asset including, without limitation, the following rights: all rights to produce remakes, sequels or prequels to such Picture and/or Film Asset, based upon such Picture and/or Film Assets and literary properties or the theme of such Picture and/or Film Asset and/or the text or any part of said literary properties; all rights throughout the world to broadcast, transmit and/or reproduce by means of television (including commercially sponsored, sustaining and subscription or "pay" television) or by any process analogous thereto, now known or hereafter devised, such Picture and/or Film Asset or any remake, sequel or prequel to such Picture and/or Film Asset; all rights to produce primarily for television or similar use, a motion picture or series of motion pictures, by use of film or any other recording device or medium now known or hereafter devised, based upon such Picture and/or Film Asset, said literary properties or any part thereof, including, without limitation, based upon any script, scenario or the like used in such Picture and/or Film Asset; all merchandising rights including, without limitation, all rights to use, exploit and license others to use and exploit any and all commercial tie-ups of any kind arising out of or connected with said literary properties, such Picture and/or Film Asset, the title or titles of such Picture and/or Film Asset, the characters of such Picture and/or Film Asset and/or said literary properties and/or the name or characteristics of said characters and including further, without limitation, any and all commercial exploitation in connection with or related to such Picture and/or Film Asset, any remake, sequel or prequel thereof and/or said literary properties;


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        (vi) all statutory copyrights, domestic and foreign, obtained or to be obtained on such Picture and/or Film Asset, together with any and all copyrights obtained or to be obtained in connection with such Picture and/or Film Asset or any underlying or component elements of such Picture and/or Film Asset, including, but without being limited to, all copyrights on the property described in subparagraphs (i) through (v) inclusive, of this paragraph, together with the right to copyright (and all rights to renew or extend such copyrights) and the right to sue in the name of any of the Grantors for past, present and future infringements of copyright;

        (vii) all insurance policies and completion bonds connected with such Picture and/or Film Asset and all proceeds which may be derived therefrom;

        (viii) all rights to distribute, sell, rent, license the exhibition of and otherwise exploit and turn to account such Picture and/or Film Asset, the Physical Materials, the motion picture rights in and to the story and/or other literary material upon which such Picture and/or Film Asset is based or from which it is adapted, and the music and musical compositions used or to be used in such Picture and Film Asset;

        (ix) any and all sums, proceeds, money, products, profits or increases, including money profits or increases (as those terms are used in the uniform commercial code as in effect in the State of New York ("UCC") or otherwise) or other property obtained or to be obtained from the distribution, exhibition, sale or other uses or dispositions of such Picture and/or Film Asset, or any part of such Picture and/or Film Asset, including, without limitation, all sums, proceeds, profits, products and increases, whether in money or otherwise, from the sale, rental or licensing of such Picture and/or Film Asset and/or any of the elements of such Picture and/or Film Asset including, without limitation, from collateral, allied, subsidiary and merchandising rights, and further including, without limitation, all monies held in and collection bank accounts established with respect to such Picture and/or Film Asset;

        (x) the dramatic, nondramatic, stage, television, radio and publishing rights in and to such Picture and/or Film Asset, and the right to obtain copyright and renewals of copyrights therein;

        (xi) the name or title of such Picture and/or Film Asset and all rights of such Grantor to the use thereof, including, without limitation, rights protected pursuant to trademark, service mark, unfair competition and/or any other applicable statutes, common law, or other rule or principle of law;

        (xii) any and all contract rights and/or chattel paper which may arise in connection with such Picture and/or Film Asset;

        (xiii) all accounts and/or other rights to payment which such Grantor presently owns or which may arise in favor of such Grantor in the future, including, without limitation, any refund or rebate in connection with a completion bond or otherwise, all accounts and/or rights to payment due from Persons in connection with the distribution of such Picture and/or Film Asset, or from the exploitation of any and all of the collateral, allied, subsidiary, merchandising and other rights in connection with such Picture and/or Film Asset;


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        (xiv) any and all "general intangibles" (as that term is defined in the UCC) not elsewhere included in this definition, including, without limitation, any and all general intangibles consisting of any right to payment which may arise in connection with the distribution or exploitation of any of the rights set out herein, and any and all general intangible rights in favor of such Grantor for services or other performances by any third parties, including actors, writers, directors, individual producers and/or any and all other performing or nonperforming artists in any way connected with such Picture and/or Film Asset, any and all general intangible rights in favor of such Grantor relating to licenses of sound or other equipment, or licenses for any photograph or photographic or other processes, and any and all general intangibles related to the distribution or exploitation of such Picture and/or Film Asset including general intangibles related to or which grow out of the exhibition of such Picture and/or Film Asset and the explosion of any and all other rights in such Picture and/or Film Asset set out herein;

        (xv) any and all goods including, without limitation, inventory (as that term is defined in the UCC which may arise in connection with the creation, production or delivery of such Picture and/or Film Asset and which goods pursuant to any production or distribution agreement or otherwise are owned by such Grantor;

        (xvi) all and each of the rights, regardless of denomination, which arise in connection with the acquisition, creation, production, completion of production, delivery, distribution, or other exploitation of such Picture and/or Film Asset, including, without limitation, any and all rights in favor of such Grantor, the ownership or control of which are or may become necessary or desirable, in the opinion of the Agent, in order to complete production of such Picture and/or Film Asset in the event that the Agent exercises any rights it may have to take over and complete production of such Picture and/or Film Asset;

        (xvii) any and all documents issued by any pledgeholder or bailee with respect to such Picture and/or Film Asset or any Physical Materials (whether or not in completed form) with respect thereto; (xviii) any and all collection bank accounts, any and all production bank accounts or other bank accounts established by such Grantor with respect to such Picture and/or Film Asset;

        (xix) any and all rights of such Grantor under [DESCRIBE THE PFD AGREEMENTS] and any other agreement entered into by such Grantor pursuant to which such Grantor has sold, leased, licensed or assigned distribution rights or other exploitation rights to such Picture and/or Film Asset to any person relating to such Picture and/or Film Asset; and

        (xx) any and all rights of such Grantor under contracts relating to the production or acquisition of such Picture and/or Film Asset, including, but not limited to, all contracts which have been delivered to the Agent pursuant to the Credit Agreement.

        (all of the foregoing items or types of property. whether presently existing or hereafter rising or acquired, shall be referred to herein collectively as the "Collateral").

        Each of the Grantors agrees that if any person, firm, corporation or other entity shall do or perform any act(s) which the Agent believes constitute a copyright infringement of the


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

screenplay or of any of the literary, dramatic or musical material contained in any Picture and/or Film Asset or upon which any Picture and/or Film Asset is based, or constitute a plagiarism, or violate or infringe any right of any Grantor, the Lenders or the Agent therein, or if any person, firm, corporation or other entity shall do or perform any act(s) which the Agent believes constitute an unauthorized or unlawful distribution, exhibition, or use thereof, then and in any such event, upon thirty (30) days' prior written notice to such Grantor (or if an Event of Default (such term being used herein as defined in the Credit Agreement) is at the time continuing, then without notice) the Agent may and shall have the right to take such steps and institute such suits or proceedings as the Agent may deem advisable or necessary to prevent such act(s) and/or conduct and to secure damages and other relief by reason thereof, and to generally take such steps as may be advisable or necessary for the full protection of the rights of the parties. The Agent may take such steps or institute such suits or proceedings in its own name or in the name of such Grantor or in the names of the parties jointly. The Agent hereby agrees to give the applicable Grantor notice of any steps taken, or any suits or proceedings instituted by the Agent pursuant to this paragraph.

        This security interest is granted in conjunction with the security interests granted to the Agent (for the benefit of itself, the Issuing Bank and the Lenders) pursuant to the Credit Agreement. Each Grantor and the Agent do hereby further acknowledge and affirm that the rights and remedies of the Agent (for the benefit of itself, the Issuing Bank and the Lenders) with respect to the security interest made and granted hereby are subject to and more fully set forth in the Credit Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

        This Copyright Security Agreement is made for collateral purposes only. At such time as all Commitments under the Credit Agreement have terminated, all the Obligations (as defined in the Credit Agreement) have been indefeasibly paid and performed in full and all Letters of Credit have expired or been terminated or canceled, the Agent (on behalf of itself, the Issuing Bank and the Lenders), shall execute and deliver to such Grantors, at the Borrower's or the applicable Grantor's expense, without representation, warranty or recourse, all releases and reassignments, termination statements and other instruments as may be necessary or proper to terminate the security interest of the Agent (for the benefit of itself, the Issuing Bank, and the Lenders) in the Collateral, subject to any disposition thereof which may have been made by the Agent pursuant to the terms hereof or of the Credit Agreement.

        Subject to the terms and conditions of the Credit Agreement, the Agent on behalf of itself, the Issuing Bank and the Lenders) agrees that there will be no assignment of the Collateral, other than the security interest described herein, unless and until there shall occur and be continuing an Event of Default under the Credit Agreement and the Agent gives written notice to the applicable Grantor of its intention to enforce its rights against any of the Collateral.

        So long as no Event of Default shall have occurred and be continuing, and subject always to the various provisions of this Agreement, the Credit Agreement and the other Fundamental Documents (such term being used herein as defined in the Credit Agreement) to which it is a party, each Grantor may use, license and exploit the Collateral in any lawful manner permitted under the Credit Agreement and the other Fundamental Documents.


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

        IN WITNESS WHEREOF, each of the Grantors has caused this Copyright Security Agreement to be duly executed by its officer thereunto duly authorized as of ___________, 1998.

                                            SPYGLASS ENTERTAINMENT GROUP, L.P.

                                            By: Astra Entertainment Group, LLC.
                                                its General Partner

                                            By:
                                                -------------------------------
                                                Name:
                                                Title:

                                    [OTHERS]
Accepted:

THE CHASE MANHATTAN BANK, as Agent

By
    --------------------------------
    Name:
    Title:


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

STATE OF _____________ )
                           :  ss.:
COUNTY OF ___________ )

        On this the _____ day of ______, _______ before me, ____________________
the undersigned Notary Public, personally appeared ___________________________.

        [ ] personally known to me,

        [ ] proved to me on the basis of satisfactory evidence, to be the
________________ of Astra Entertainment Group, LLC ("AEG") who executed the foregoing instrument on behalf of AEG (on behalf of Spyglass Entertainment Group. L.P.), and acknowledged that AEG executed it pursuant to a resolution of its [ ____________________ ].

        WITNESS my hand and official seal.

                                    --------------------------------
    Notary Public


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

STATE OF _____________ )
                           :  ss.:
COUNTY OF ___________ )

        On this the _____ day of ______, _______ before me, ____________________
the undersigned Notary Public, personally appeared ___________________________.

        [ ] personally known to me,

        [ ] proved to me on the basis of satisfactory evidence, to be the
________________ of Astra Entertainment Group, LLC ("AEG") who executed the foregoing instrument on behalf of AEG (on behalf of Spyglass Entertainment Group. L.P.), and acknowledged that AEG executed it pursuant to a resolution of its [ ____________________ ].

        WITNESS my hand and official seal.

                                    -------------------------------
                                            Notary Public


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                                                    SCHEDULE 1
                                               to Copyright Security Agreement

                                   FILM ASSETS

TITLE           DESCRIPTION        REGISTRATION NO.        DATE OF REGISTRATION
-----           -----------        ----------------        --------------------




------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                                                     SCHEDULE 2
                                                to Copyright Security Agreement

                                    PICTURES

TITLE           DESCRIPTION        REGISTRATION NO.        DATE OF REGISTRATION
-----           -----------        ----------------        --------------------



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                                                    EXHIBIT C-2

                                     FORM OF
                   SUPPLEMENT NO. __ TO THE COPYRIGHT SECURITY
                    AGREEMENT DATED AS OF _____________ 1998

        WHEREAS, pursuant to the that certain Credit, Security, Guaranty and Pledge Agreement, dated as of December 18, 1998 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, (the "Credit Agreement"), among Spyglass Entertainment Group, L.P., a Delaware limited partnership (the "Borrower"), the guarantors referred to therein, the lenders referred to therein (the "Lenders") and The Chase Manhattan Bank, as agent for the Lenders (the "Agent"), the Lenders have agreed to make loans to the Borrower and the Issuing Bank has agreed to issue letters of credit for the account of the Borrower:

        [WHEREAS, PURSUANT TO AN ASSUMPTION AND JOINDER AGREEMENT DATED AS OF __________, [INSERT NAME OF NEW GRANTOR TO BE ADDED TO THE COPYRIGHT SECURITY AGREEMENT], A [CORPORATION] (THE "NEW GRANTOR"), AMONG OTHER THINGS, HAS BECOME A GUARANTOR (AS DEFINED IN THE CREDIT AGREEMENT) UNDER THE CREDIT AGREEMENT AND A GRANTOR (AS DEFINED IN THE COPYRIGHT SECURITY AGREEMENT REFERRED TO BELOW) UNDER SUCH COPYRIGHT SECURITY AGREEMENT;]

        WHEREAS, pursuant to the terms of the Credit Agreement, each of [INSERT NAME(S) OF THE APPLICABLE GRANTORS], A ______________ [CORPORATION] [(COLLECTIVELY, THE "EXISTING GRANTOR(S)" AND TOGETHER WITH THE NEW GRANTOR,] (the "Grantor[S]") has granted to the Agent (for the benefit of itself, the Issuing Bank and the Lenders), a security interest in all right, title and interest of such Grantor in and to all personal property, whether now owned, presently existing or hereafter acquired or created, including, without limitation, all right, title and interest of such Grantor in, to and under any Picture or Film Asset (such terms being used herein as defined in the Copyright Security Agreement referred to below) and any copyright or copyright license, whether now existing or hereafter arising, acquired or created, and all proceeds thereof or income therefrom, to secure [THE PAYMENT AND PERFORMANCE OF THE OBLIGATIONS (SUCH TERM BEING USED HEREIN AS DEFINED IN THE CREDIT AGREEMENT)] or [ITS OBLIGATIONS UNDER AND IN CONNECTION WITH ITS GUARANTY OF THE OBLIGATIONS (SUCH TERM BEING USED HEREIN AS DEFINED IN THE CREDIT AGREEMENT) PURSUANT TO THE CREDIT AGREEMENT];

        WHEREAS, each of the Grantors is [OR HAS BECOME] a party to a Copyright Security Agreement, dated as of ________ __, 1998 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Copyright Security Agreement"), pursuant to which each of the Grantors has granted to the Agent (for the benefit of itself, the Issuing Bank and the Lenders), as security [FOR THE OBLIGATIONS] or [FOR ITS OBLIGATIONS UNDER AND IN CONNECTION WITH ITS GUARANTY OF THE OBLIGATIONS PURSUANT TO THE CREDIT AGREEMENT], a continuing security interest in all of such Grantor's right, title and interest in and to the following: all personal property, tangible and intangible, wherever locate or situated and whether now owned, presently existing or hereafter arising, acquired or created, including but not limited to, all goods, accounts, instruments, intercompany obligations, contract rights, partnership and joint venture interests, documents, chattel paper, general intangibles,


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

goodwill, equipment, machinery, inventory, investment property, copyrights, trademarks, trade names, insurance proceeds, cash, deposit accounts and the securities pledged to the Agent (for the benefit of itself, the Issuing Bank and the Lenders) pursuant to the Credit Agreement, and any proceeds thereof, products thereof or income therefrom, further including but not limited to, all of such Grantor's right, title and interest in and to each and every Picture and/or Film Asset, the scenario, screenplay or script upon which a Film Asset and/or Picture is based, all of the properties thereof, tangible and intangible, and all domestic and foreign copyrights an all other rights therein and thereto, of every kind and character, whether now in existence or hereafter to be made or produced, and whether or not in possession of such Grantor, all as more fully set forth in the Copyright Security Agreement;

        WHEREAS. the [EXISTING GRANTORS] have acquired or created additional Pictures and/or Film Assets since the date of execution of the Copyright Security Agreement and the most recent Supplement thereto and holds certain additional copyrights and rights under copyright with respect to Picture(s) and/or Film Asset(s);

        WHEREAS, the Schedules to the Copyright Security Agreement do not reflect (i) all Picture(s) and/or Film Asset(s) acquired or created by the [EXISTING GRANTORS] since the date of execution of the Copyright Security Agreement and the most recent Supplement thereto [or by the New Grantor] or (ii) all the copyrights and rights under copyright held by the Grantors;

        THEREFORE,

               [A.] THE NEW GRANTOR HEREBY EXPRESSLY CONFIRMS THAT IT HAS ASSUMED, AND HEREBY AGREES TO PERFORM AND OBSERVE, EACH AND EVERY ONE OF THE COVENANTS, RIGHTS, PROMISES, AGREEMENTS, TERMS, CONDITIONS, OBLIGATIONS, APPOINTMENTS, DUTIES AND LIABILITIES OF A GRANTOR (AS SUCH TERM IS DEFINED IN THE COPYRIGHT SECURITY AGREEMENT) UNDER THE COPYRIGHT SECURITY AGREEMENT. BY VIRTUE OF THE FOREGOING, THE NEW GRANTOR HEREBY ACCEPTS AND ASSUMES ANY LIABILITY OF A GRANTOR (AS SUCH TERM IS DEFINED IN THE COPYRIGHT SECURITY AGREEMENT) RELATED TO EACH COVENANT OR OBLIGATION MADE BY A GRANTOR (AS SUCH TERM IS DEFINED IN THE COPYRIGHT SECURITY AGREEMENT) IN THE COPYRIGHT SECURITY AGREEMENT AND HEREBY EXPRESSLY AFFIRMS EACH OF SUCH COVENANTS AND OBLIGATIONS.]

               [B.] Each of the Grantors does hereby grant to the Agent (for the benefit of itself, the Issuing Bank and the Lenders), as security for [THE OBLIGATIONS] or [FOR ITS OBLIGATIONS UNDER AND IN CONNECTION WITH ITS GUARANTY OF THE OBLIGATIONS PURSUANT TO THE CREDIT AGREEMENT], a continuing secure interest in and to all of such Grantor's right, title and interest in and to each and every Picture and/or Film Asset being added to Schedules 1 and 2 to the copyright Security Agreement pursuant to paragraphs [C, D, AND E] below, the scenario, screenplay or script upon which each such Film Asset and/or Picture is based, all of the properties thereof, tangible and intangible, and all domestic, and foreign copyrights and all other rights therein and thereto, of every kind and character, whether now in existence or hereafter to be made or produced, and whether or not in possession of such Grantor, all as contemplated by, and as more fully set forth in the Copyright Security Agreement.


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

               [C.] Schedules 1 and 2 of the Copyright Security Agreement are hereby supplemented, effective as of the date hereof, so as to reflect all of the copyrights and rights under copyright with respect to the Film Asset(s) and Picture(s) in and to which any Grantor has granted a continuing security interest to the Agent (for the benefit of itself, the Issuing Bank and the Lenders) pursuant to the terms of the Copyright Security Agreement and the Credit Agreement,

               [D.]   The following Film Asset(s) and copyright information are
        hereby added to Schedule 1 to the Copyright Security Agreement:


        TITLE       DESCRIPTION        REGISTRATION NO.    DATE OF REGISTRATION


               [E.]   The following Picture(s) and copyright information are
        hereby added to Schedule 2 to the Copyright Security Agreement:

        TITLE       DESCRIPTION        REGISTRATION NO.    DATE OF REGISTRATION


        Except as expressly supplemented hereby, the Copyright Security shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Copyright Security Agreement, the terms "Agreement", "this Agreement", "this Copyright Security Agreement", "herein", "hereafter", "hereto", "hereof" and words of similar import, shall, unless the context otherwise requires, mean the Copyright Security Agreement as supplemented by this Supplement [AND ALL REFERENCES TO THE TERM "GRANTOR" OR "GRANTORS" IN THE COPYRIGHT SECURITY AGREEMENT, OR IN ANY DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED OR FURNISHED, OR TO BE EXECUTED AND DELIVERED OR FURNISHED, IN CONNECTION THEREWITH SHALL BE DEEMED TO BE REFERENCES TO, AND SHALL INCLUDE, THE NEW GRANTOR].

        Except as expressly supplemented hereby, the Copyright Security Agreement, all documents contemplated thereby and any previously executed Supplements thereto, an each hereby confirmed and ratified by each of the Grantors.

        The execution and filing of this Supplement, and the addition of the Picture(s) and Film Asset(s) set forth herein to Schedules 1 and 2 to the Copyright Security Agreement are not intended by the parties to derogate from, or extinguish, any of the Agent's rights or remedies under (i) the Copyright Security Agreement and/or any agreement, amendment or supplement thereto or any other instrument executed by any Grantor and heretofore recorded or submitted for recording in the U.S. Copyright Office or (ii) any financing statement, continuation statement, deed or charge or other instrument executed by any Grantor and heretofore filed in any state or country in the United States of America or elsewhere.


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        IN WITNESS WHEREOF, each of the Grantors has caused this Supplement No.____ to the Copyright Security Agreement to be duly executed as of [INSERT DATE OF EXECUTION].

                                                   [NAME OF GRANTORS]


                                                   By:
                                                      -------------------------
                                                   Name:
                                                   Title:


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

STATE OF _____________ )
                           :  ss.:
COUNTY OF ___________ )

        On this the _____ day of ______, _______ before me, ____________________
the undersigned Notary Public, personally appeared _______________________.

        [ ] personally known to me,

        [ ] proved to me on the basis of satisfactory evidence, to be the
______________ of Astra Entertainment Group, LLC ("AEG") who executed the foregoing instrument on behalf of AEG (on behalf of Spyglass Entertainment Group, L.P.), and acknowledged that AEG executed it pursuant to a resolution of its [____________________].

        WITNESS my hand and official seal.

                                    -----------------------------------
                                            Notary Public



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                                                     EXHIBIT D


                        FORM OF LABORATORY ACCESS LETTER

                                     [DATE]

[ADDRESS TO LABORATORY]

Dear Sir or Madam:

        This letter will confirm the terms of an agreement among you (the "Laboratory"), Spyglass Entertainment Group, L.P., a Delaware limited partnership (the "Borrower") and the affiliates of the Borrower listed on the signature pages hereto (collectively, the "Producer") and The Chase Manhattan Bank, as agent for the Lenders (as hereinafter defined) (the "Agent") relating to the theatrical motion picture entitled "_________________ ___________" (the "Picture"),

        Reference is hereby made to that certain Credit, Security, Guaranty and Pledge Agreement dated as of December 18, 1998 among the Borrower, the guarantors referred to therein, the lenders referred to therein (the "Lenders") and the Agent (as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time the "Credit Agreement").

        The Laboratory now has, or may have, in its possession or under its control certain tangible personal properties relating to the Picture, including, without limitation, exposed film, developed film, positives, negatives, prints, positive prints, answer prints, special effects, preparing material (including interpositives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, and all other forms of pre-print of elements), sound tracks, cutouts, trims and any and all other physical properties of every kind and nature relating to the Picture, whether in completed form or in some state of completion, and all masters, duplicates, drafts, versions, variations and copies of each thereof, in all formats, whether on film, videotape, disk or otherwise and all music sheets and promotional materials relating to the Picture (all of the foregoing properties now or hereafter in the Laboratory possession and control are collectively referred to herein as the "Physical Materials"). The Producer now possesses certain rights in connection with the Picture and the Physical Materials, including, without limitation, rights of access with respect to the Physical Materials (the "Access Rights").

        For good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

        1. The Laboratory hereby agrees and confirms to the Agent that the Producer is entitled to exercise the Access Rights, with respect to the Physical Materials. The Producer and the Agent hereby confirm to the Laboratory, and the Laboratory hereby acknowledges that in order to secure certain obligations under the Credit Agreement, the Producer has, pursuant to the Credit Agreement, INTER ALIA, granted to the Agent, for the benefit of itself, the Issuing Bank and


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

the Lenders, a security interest in and to all of the Producer's right, title and interest in and to personal property, including, without limitation, the Access Rights.

        2. The parties hereby agree that, upon written notice from the Agent to the Laboratory that an Event of Default (such term herein being used is defined in the Credit Agreement) has occurred and is continuing and that the Agent (on behalf of itself, the Issuing Bank and the Lenders) has exercised its security interest with respect to the Access Rights, the Laboratory shall accord to the Agent (or the Agent's successors or assigns) instead of the Producer, the non-exclusive right to exercise the Access Rights including, without limitation, the non-exclusive right to have access to the Physical Materials and to order and receive from the Laboratory (on the Laboratory's normal and customary terms) all materials and services customarily rendered or furnished by the Laboratory in connection with the Physical Materials.

        3. The Laboratory and the other parties hereto hereby agree that the rights of any party hereunder (including, without limitation, the Agent's non-exclusive right to exercise the Access Rights) shall not be affected, diminished, impeded or interfered with by reason of any failure of any other person or entity to pay for any charges which have heretofore been incurred or which may hereinafter be incurred in connection with the Picture or the Physical Materials, that the Laboratory will not look to any party hereunder for payment of any charges incurred by any other person or entity with respect to the Picture or the Physical Materials (it being understood and agreed that all services or materials ordered by any party shall be at the sole cost and expense of the party ordering the same) and that any claim or lien which the Laboratory may assert against any party hereto with respect to services or materials furnished or rendered by the Laboratory at the request of such party with respect to the Picture or the Physical Materials will not interfere with any other party's rights of access with respect to the Physical Materials or other rights referred to hereunder.

        4. The parties hereto hereby agree that the Access Rights may not be altered, amended, supplemented or terminated without the prior written consent of the Agent, and that the Physical Materials may not be released or transferred to any other entity (including another laboratory) without the Agent's prior written consent, except that unless and until the Laboratory shall have received written notice from the Agent to the contrary, the Laboratory, will permit the Producer to remove Physical Materials from its premises in the ordinary course of business and in a manner consistent with the Access Rights.

        Kindly confirm your agreement to, and acceptance of, the foregoing by signing in the space provided below.

                                            Very truly yours,

                                            SPYGLASS ENTERTAINMENT GROUP, L.P.

                                            By: Astra Entertainment Group. LLC.
                                                its General Partner

                                            By
                                               --------------------------------
                                               Name:
                                               Title:


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                         [LIST ANY OTHER CREDIT PARTIES THAT
                                         HAVE ACCESS TO THE PHYSICAL MATERIALS]


                                            By
                                               --------------------------------
                                               Name:
                                               Title:


                                            THE CHASE MANHATTAN BANK, as Agent


                                            By
                                               --------------------------------
                                               Name:
                                               Title:

AGREED AND ACCEPTED BY:

[LABORATORY]


By
   --------------------------------
    Name:
    Title:


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                                                    EXHIBIT E-1


              FORM OF PLEDGEHOLDER AGREEMENT (UNCOMPLETED PICTURE)

                                AGREEMENT dated as of [INSERT DATE] (the
                                "Agreement") among (i) [INSERT NAME OF
                                laboratory] (the "Laboratory"), (ii) [INSERT
                                NAME OF EACH CREDIT PARTY WHO HAS CONTROL OVER THE PHYSICAL ELEMENTS OF THE PICTURE] (collectively referred to herein as the "Producer"), (iii) [INSERT NAME OF COMPLETION GUARANTOR] (the "Completion Guarantor"), (iv) The Chase Manhattan Bank, as agent for the Lenders (as hereinafter defined) (the "Agent"),
                                (v) Taurus Film GmbH and Co. KG ("Taurus") and
                                (vi) Buena Vista Pictures Distribution, a division of ABC, Inc., a New York corporation ("BVD"; each of BVD and Taurus may be referred to herein individually as "Distributor" and collectively as the "Distributors").

        Pursuant to that certain Credit, Security, Guaranty and Pledge Agreement dated as of December 18, 1998 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), among Spyglass Entertainment Group, L.P. (the "Borrower"), the guarantors referred to therein, the lenders referred to therein (the "Lenders") and the Agent, the Lenders and the Issuing Bank (such term being use herein as defined in the Credit Agreement) have agreed, subject to the terms and conditions set forth in the Credit Agreement, to make loans and extend other financial accommodations to the Borrower in connection with, among other things, the acquisition or production (as applicable) of the Picture (as hereinafter defined).

        The Producer has granted to the Agent (for the benefit of itself, the Issuing Bank and the Lenders) a security interest in, subject to the terms and conditions of the Credit Agreement and the other Fundamental Documents (such term being used herein as defined in the Credit Agreement), among other things, all of its right, title and interest in and to the theatrical motion picture currently entitled "[INSERT THE NAME OF THE PICTURE]" (hereinafter called, the "Picture") as security for various obligations of the Producer to the Lenders and the Issuing Bank. Such security interest covers, among other things, all tangible personal property relating to the Picture and all versions thereof, including, without limitation, exposed film, developed film, positives, negatives, prints, positive prints, answer prints, special effects, preparing materials (including interpositives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, and all other forms of pre-print elements), sound tracks, cutouts, trims, master tapes and any and all other physical properties of every kind and nature of, or relating to, the Picture, whether in completed form or in some state of completion, and all masters, duplicates, drafts, versions, variations and copies of each thereof, in all formats whether on film, videotape, disk or otherwise and all music sheets and promotional materials relating to the Picture (all of the foregoing items being hereinafter collectively called the "Collateral").


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        Taurus has entered into that certain [DESCRIBE THE TAURUS DISTRIBUTION AGREEMENT] relating to the distribution of the Picture in certain territories listed therein (as amended, modified or otherwise supplemented through the date hereof, the "Taurus Distribution Agreement"). In relation to the Taurus Distribution Agreement, ________________ and Taurus have also entered into a [DESCRIBE THE SECURITY AGREEMENT] (as amended, modified or otherwise supplemented through the date hereof, the "Taurus Security Agreement") under which Taurus has been granted a security interest in the Collateral.

        BVD has entered into that certain [DESCRIBE THE BVD DISTRIBUTION AGREEMENT], relating to the distribution of the Picture in certain territories listed therein (as amended, modified or otherwise supplemented through the date hereof, the "BVD Distribution Agreement"). In relation to the BVD Distribution Agreement, _____________ and BVD have also entered into a [DESCRIBE THE SECURITY AGREEMENT] (as amended, modified or otherwise supplemented through the date hereof, the "BVD Security Agreement") under which BVD has been granted a security interest in certain of the Collateral.

        Pursuant to that certain [COMPLETION GUARANTY DATED AS OF _____________, AMONG THE COMPLETION GUARANTOR, THE PRODUCER, THE DISTRIBUTORS AND THE AGENT] (the "Completion Guaranty"), the Completion Guarantor has agreed to guaranty the completion and delivery of the Picture. In connection therewith, the Producer has granted to the Completion Guarantor, a security interest in certain assets that are included in the Collateral, all as specified in, and subject to the terms and conditions of, [THE PRODUCER'S COMPLETION AGREEMENT DATED AS OF _______________, BETWEEN THE PRODUCER AND THE COMPLETION GUARANTOR] (the "Producer's Agreement").

        From time to time, the Laboratory will have in its possession certain items of the Collateral.

        Accordingly, the parties hereto hereby agree as follows:

        1. The Producer, the Completion Guarantor, the Distributors and the Agent each hereby appoints the Laboratory as the pledgeholder of all items of Collateral that may from time to time come into the possession or control of the Laboratory. The Laboratory agrees to hold all such items of Collateral as pledgeholder for each of the Distributors and the Agent (for the benefit of itself, the Issuing Bank and the Lenders), subject to the following terms and conditions:

        a. Except as permitted by Section 1(b) and Section 1(e) below, the Laboratory will keep all items of Collateral at the laboratories or storage facilities listed on Schedule 1 hereto, and will not deliver such property to anyone.

        b. Subject to the provisions of Sections 1(c) and 1(d) below, the Laboratory will permit the Producer:

        (i) to have access to the negatives and other pre-print material of the Picture on the Laboratory's premises listed on Schedule 1 hereto for purposes of inspecting, cutting, scoring or similar purposes;


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        (ii) to obtain a reasonable number of positive prints including without limitation, dailies, for the purposes of production of the Picture including but not limited to the editing and previewing of the Picture;

        (iii) to direct the making of pre-print material and positive prints of the Picture and trailers thereof and the delivery thereof to the Producer or distributors, licensees or other parties as the Producer may direct;

        (iv) to deliver or grant access to pre-print materials and positive prints of the Picture including the negative to either of the Distributors (provided that, under no circumstances shall the negative, or any other original materials of the Picture, be delivered to either of the Distributors);

        (v) to remove reasonable amounts of material for processing by optical and/or sound houses which agree in writing to be bound by the terms hereof or enter into a separate laboratory pledgeholder agreement substantially in the form hereof, and to return such materials when processed to the Laboratory; and

        (vi) with the prior written consent of the Agent and the Distributors (which consent shall not be unreasonably withheld or delayed and shall be given if such other laboratory executes and delivers a separate laboratory pledgeholder agreement on substantially the terms hereof), to forward any item of Collateral to another laboratory. The Agent and the Distributors each hereby consent to the Laboratory's forwarding original material or elements constituting Collateral, if requested to do so by the Producer to any of the laboratories listed in Schedule 2 hereto. The Agent or either of the Distributors may, in its reasonable and good faith judgment and after consultation with the Producer, revoke the consent contained in this clause (vi) at any time by written notice (containing an explanation in reasonable detail as to the reasons therefor) to the Laboratory, the Completion Guarantor, the Producer, one or both of the Distributors and the Agent (as applicable). In addition, such consent shall be deemed to be revoked at any time upon receipt by the Laboratory of written notice from the Agent, that an Event of Default (as defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement.

        c. If and when the Laboratory shall receive written notice from the Agent that an Event of Default shall have occurred and is continuing under the Credit Agreement, the Laboratory shall not accept any further orders or instructions from the Producer and will hold all items of Collateral within its possession or under its control as pledgeholder hereunder, subject only i) to the order and instruction of the Agent; and (ii) to the rights of the Agent and/or the Completion Guarantor and/or the Distributors to have access to and/or delivery of items referred to in Section 6 below.

        d. If and when the Laboratory shall receive written notice from the Completion Guarantor that the Completion Guarantor has exercised its right to take over the


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

production of the Picture under the Producer's Agreement unless and, unless and until the Laboratory shall have received written notice from the Agent and the Distributors to the contrary, the Laboratory shall allow the Completion Guarantor to exercise the rights set forth in clauses (i), (ii), (iii), (iv) and
(v) of Section 1(b) hereof. Following such notice from the Completion Guarantor, the Laboratory will not permit the Producer to have any further access to, or direct any further actions to be taken with respect to, the Collateral in the Laboratory's possession or under its control or to obtain any prints thereof.

        e. If the Completion Guarantor takes over the production of the Picture and requests that the Collateral be moved to a different laboratory, the Agent and the Distributors each agrees to consent to such move so long as a laboratory pledgeholder agreement (substantially in the form hereof) is executed by the various parties hereto (other than the Laboratory) and by the replacement laboratory, and so as long as the replacement laboratory is reasonably satisfactory to the Agent.

        2. The Producer agrees with the Agent that during production of the Picture it will deliver the daily rushes for the Picture to the Laboratory as soon as reasonably practicable and will use its commercially reasonable efforts to deliver the daily rushes on a weekly basis.

        3. The Laboratory shall keep the original negatives of the Pictures in film vaults separate from and at a reasonable distance from protective duplicating materials whether in protective masters, fine grains, duplicate negatives or otherwise to afford protection against any loss or damage, whether by fire or other disaster or otherwise. The Laboratory shall keep the Agent, the Distributors and the Completion Guarantor advised in writing of the actual location of the film vaults where all items of the Collateral are kept, including information as to the separate film vaults utilized for the original negatives and protective materials as aforesaid.

        4. Subject to the rights of the Completion Guarantor, the Laboratory agrees that in its capacity as pledgeholder it is holding and has possession of the Collateral and the physical properties thereof constructively for each of the Distributors and the Agent (for the benefit of itself, the Issuing Bank and the Lenders). The Laboratory agrees that until such time that the Agent notifies the Laboratory that the Agent no longer has any rights in the Collateral, upon written notice from the Agent indicating that an Event of Default has occurred and is continuing under the Credit Agreement (a copy of which will be sent to the Completion Guarantor unless its rights hereunder have terminated as contemplated by Section 8 hereof, the Laboratory in its capacity as pledgeholder will cause to be made available to the Agent or its nominee (in all cases, pursuant to written instructions from the Agent) the Collateral and all physical properties thereof in the possession of the Laboratory or under its control for the purpose of enabling the Agent to deal with the same pursuant to the Credit Agreement. Nothing herein contained shall be construed to waive any rights of the Laboratory as specified under Section 9 hereof.

        5. Each of the Completion Guarantor and the Producer hereby waives any claim for damages or otherwise which it may have against the Laboratory for any acts which the Laboratory may take as pledgeholder, pursuant to the written direction of the Agent made in accordance with the terms of this Agreement, except arising from the Laboratory's gross negligence or willful misconduct.


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        6. Subject to Section 9 hereof, the Laboratory agrees that, despite the existence of any other claim which the Laboratory may have against the Producer and/or the Completion Guarantor and/or any third-party distributor of the Picture, the Laboratory shall accept and fulfill orders for laboratory work and any other material which may be required by the Agent or any other third-party distributor of the Picture, subject to satisfactory credit arrangements being made with the Laboratory with respect to any charges incurred on behalf of the Agent or any such third-party distributor, and the Laboratory will not assert any claim or lien, statutory or otherwise, against the Agent or against the Picture (except as set forth in Section 9 hereof) with respect to any charges for laboratory services or materials ordered by the Producer, the designees of the Producer, any third-party distributor of the Picture or the Completion Guarantor.

        7. The parties hereto agree that any of the Agent, the Distributors and their respective designees, successors and assigns shall each be entitled to unilaterally remove from the Laboratory materials made pursuant to an order contemplated by Section 6 hereof, which materials shall not be subject to this Agreement.

        8. The rights granted hereunder to the Completion Guarantor shall (i) at all times be junior and subordinate to the rights hereunder of the Distributors and the Agent and (ii) terminate upon the completion and delivery of the Picture, unless prior to such completion and delivery of the Picture, the Completion Guarantor has notified the Agent, the Distributors and the Laboratory in writing that it has or anticipates that it will have to advance its own funds to complete the Picture. Notwithstanding anything to the contrary in this Agreement, the Completion Guarantor shall have no rights under this Agreement if the Agent or either of the Distributors gives written notice to the Laboratory and the Completion Guarantor that the Picture has been completed and delivered without the requirement that the Completion Guarantor advance any of its own funds pursuant to the Completion Guaranty.

        9. The Laboratory shall hold and/or process the Collateral under its standard terms of business as set forth in Schedule 3 hereto, except that any liens arising in favor of the Laboratory shall be limited to an aggregate amount of $50,000 at any one time outstanding for processing and/or storing the Collateral and/or materials delivered therefrom for the Producer, any of its designees and/or the Completion Guarantor. Except as provided in the prior sentence, the rights of the Laboratory in the Collateral shall be subordinate and junior to the rights of the Agent, the Distributors and the Completion Guarantor in respect of the Collateral.

        10. The Agent shall promptly give written notice to the Laboratory when the Agent's (on behalf of itself , the Issuing Bank and the Lenders) security interest in the Collateral has terminated, and each of the Distributors shall promptly give written notice to the Laboratory when such Distributor's security interest in the Collateral has terminated. Upon receipt of such written notice from the Agent and both of the Distributors, the Laboratory's obligations hereunder as pledgeholder for the Agent and the Distributors shall terminate.

        11. This Agreement shall be binding on and inure to the benefit of the parties hereto and the successors and assigns of each of the parties.

        12. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

        13. No amendment to this Agreement shall be effective unless in writing and signed by the Producer, the Agent, the Distributors and the Laboratory, and if the Laboratory has not received the notice contemplated by Section 8 hereof from the Agent or either of the Distributors, then also the Completion Guarantor. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together, shall constitute but one instrument, and shall become effective on the date on which the Completion Guarantor, the Distributors and the Agent each shall have received a fully-executed copy of this Agreement. Promptly thereafter, the Producer shall deliver or mail counterparts of this Agreement bearing the signature of each of the parties hereto to each party hereto.

        14. Unless and until the Laboratory receives written notice to the contrary from the Agent and the Distributors, the Laboratory is authorized to hold the Collateral in the name of the Producer, and the Producer agrees to set up an account with the Laboratory for such purposes. Nothing herein shall affect the Producer's rights in and to the Collateral, all of which are more fully defined herein, including in Section 1(b) above. The Producer and the Distributors may designate that the Collateral be held in the name of a Credit Party (such term being used herein as defined in the Credit Agreement) other than the Producer provided: (i) the Producer and the Distributors notify the Laboratory of such change, and (ii) such other Credit Party, prior to the effectiveness of such change, agrees in writing to be bound by the terms and conditions of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                            [LABORATORY]


                                            By  ______________________________
                                               Name:
                                               Title:
                                               Address:
                                               Attn:


                                            [LIST APPLICABLE CREDIT PARTY(IES)


                                            By  ______________________________
                                               Name:
                                               Title:
                                               Address:
                                               Attn:


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                            [COMPLETION GUARANTOR]


                                            By  ______________________________
                                               Name:
                                               Title:
                                               Address:
                                               Attn:


                                            TAURUS FILM GMBH AND CO. KG


                                            By  ______________________________
                                               Name:
                                               Title:
                                               Address:
                                               Attn:


                                            BUENA VISTA PICTURES DISTRIBUTION,
                                            a division of ABC, Inc.


                                            By  ______________________________
                                               Name:
                                               Title:
                                               Address:
                                               Attn:


                                            THE CHASE MANHATTAN BANK, as Agent


                                            By  ______________________________
                                               Name:
                                               Title:
                                               Address: 270 Park Avenue,
                                                        37th Floor
                                                        New York, NY 10017-2070
                                               Attn:    John J. Huber, III


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                                                    EXHIBIT E-2

               FORM OF PLEDGEHOLDER AGREEMENT (COMPLETED PICTURE)

                        AGREEMENT dated as of [INSERT DATE] (the "Agreement") among (i) [INSERT NAME OF laboratory] (the "Laboratory"), (ii) [INSERT NAME OF EACH CREDIT PARTY WHO HAS CONTROL OVER THE PHYSICAL ELEMENTS OF THE PICTURE] (collectively referred to herein as the "Producer"), (iii) The Chase Manhattan Bank, agent for the Lenders hereinafter defined (the "Agent"), (iv) Taurus Film GmbH and Co. KG ("Taurus") and (v) Buena Vista Pictures Distribution, a division of ABC, Inc., a New York corporation ("BVD"; each of BVD and Taurus may be referred to herein individually as "Distributor" and collectively as the "Distributors").

        Pursuant to that certain Credit, Security, Guaranty and Pledge Agreement dated as of December 18, 1998 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), among Spyglass Entertainment Group, L.P. (the "Borrower"), the guarantors referred to therein, the lenders referred to therein (the "Lenders") and the Agent, the Lenders and the Issuing Bank (such term being use herein as defined in the Credit Agreement) have agreed, subject to the terms and conditions set forth in the Credit Agreement, to make loans and extend other financial accommodations to the Borrower in connection with, among other things, the acquisition or production (as applicable) of the Picture (as hereinafter defined).

        The Producer has granted to the Agent (for the benefit of itself, the Issuing Bank and the Lenders) a security interest in, subject to the terms and conditions of the Credit Agreement and the other Fundamental Documents (such term being used herein as defined in the Credit Agreement), among other things, all of its right, title and interest in and to the theatrical motion picture currently entitled "[INSERT THE NAME OF THE PICTURE]" (hereinafter called, the "Picture") as security for various obligations of the Producer to the Lenders and the Issuing Bank. Such security interest covers, among other things, all tangible personal property relating to the Picture and all versions thereof, including, without limitation, exposed film, developed film, positives, negatives, prints, positive prints, answer prints, special effects, preparing materials (including interpositives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, and all other forms of pre-print elements), sound tracks, cutouts, trims, master tapes and any and all other physical properties of every kind and nature of, or relating to, the Picture, whether in completed form or in some state of completion, and all masters, duplicates, drafts, versions, variations and copies of each thereof, in all formats whether on film, videotape, disk or otherwise and all music sheets and promotional materials relating to the Picture (all of the foregoing items being hereinafter collectively called the "Collateral").

        Taurus has entered into that certain [DESCRIBE THE TAURUS DISTRIBUTION AGREEMENT] relating to the distribution of the Picture in certain territories listed therein (as amended, modified or otherwise supplemented through the date hereof, the "Taurus Distribution


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

Agreement"). In relation to the Taurus Distribution Agreement, _____________ and Taurus have also entered into a [DESCRIBE THE SECURITY AGREEMENT] (as amended, modified or otherwise supplemented through the date hereof, the "Taurus Security Agreement") under which Taurus has been granted a security interest in the Collateral.

        BVD has entered into that certain [DESCRIBE THE BVD DISTRIBUTION AGREEMENT] relating to the distribution of the Picture in certain territories listed therein (as amended, modified or otherwise supplemented through the date hereof, the "BVD Distribution Agreement"). In relation to the BVD Distribution Agreement, _____________ and BVD have also entered into a [DESCRIBE THE SECURITY AGREEMENT] (as amended, modified or otherwise supplemented through the date hereof, the "BVD Security Agreement") under which BVD has been granted a security interest in the Collateral.

        From time to time, the Laboratory will have in its possession certain items of the Collateral.

        Accordingly, the parties hereto hereby agree as follows:

        1. The Producer, the Distributors and the Agent each hereby appoints the Laboratory as the pledgeholder of all items of Collateral that may from time to time come into the possession or control of the Laboratory. The Laboratory agrees to hold all such items of Collateral as pledgeholder for each of the Distributors and the Agent (for the benefit of itself, the Issuing Bank and the Lenders), subject to the following terms and conditions:

        a. Except as permitted by Section 1(b) below, the Laboratory will keep all items of Collateral at the laboratories or storage facilities listed on
Schedule 1 hereto, and will not deliver such property to anyone.

        b. Subject to the provisions of Sections 1(c) below, the Laboratory will permit the Producer:

        (i) to have access to the negatives and other pre-print material of the Picture on the Laboratory's premises listed on Schedule 1 hereto for purposes of inspecting, cutting, scoring or similar purposes;

        (ii) to obtain a reasonable number of positive prints including without limitation, dailies, for the purposes of production of the Picture including but not limited to the editing and previewing of the Picture;

        (iii) to direct the making of pre-print material and positive prints of the Picture and trailers thereof and the delivery thereof to the Producer or distributors, licensees or other parties as the Producer may direct;

        (iv) to deliver or grant access to pre-print materials and positive prints of the Picture including the negative to either of the Distributors (provided that, under no circumstances shall the negative, or any other original materials of the Picture, be delivered to either of the Distributors);


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        (v) to remove reasonable amounts of material for processing by optical and/or sound houses which agree in writing to be bound by the terms hereof or enter into a separate laboratory pledgeholder agreement substantially in the form hereof, and to return such materials when processed to the Laboratory; and

        (vi) with the prior written consent of the Agent and the Distributors (which consent shall not be unreasonably withheld or delayed and shall be given if such other laboratory executes and delivers a separate laboratory pledgeholder agreement on substantially the terms hereof), to forward any item of Collateral to another laboratory. The Agent and the Distributors each hereby consent to the Laboratory's forwarding original material or elements constituting Collateral, if requested to do so by the Producer to any of the laboratories listed in Schedule 2 hereto. The Agent or either of the Distributors may, in its reasonable and good faith judgment and after consultation with the Producer, revoke the consent contained in this clause (vi) at any time by written notice (containing an explanation in reasonable detail as to the reasons therefore to the Laboratory, the Completion Guarantor, the Producer, one or both of the Distributors and the Agent (as applicable). In addition, such consent shall be deemed to be revoked at any time upon receipt by the Laboratory of written notice from the Agent, that an Event of Default (as defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement.

        c. If and when the Laboratory shall receive written notice from the Agent that an Event of Default shall have occurred and is continuing under the Credit Agreement, the Laboratory shall not accept any further orders or instructions from the Producer and will hold all items of Collateral with its possession or under its control as pledgeholder hereunder, subject only (i) to the order and instruction of the Agent; and (ii) to the rights of the Agent and or the Distributors to have access to and/or delivery of items referred to in
Section 5 below.

        2. The Laboratory shall keep the original negatives of the Pictures in film vaults separate from and at a reasonable distance from protective duplicating materials (whether in protective masters, fine grains, duplicate negatives or otherwise) to afford protection against any loss or damage, whether by fire or other disaster or otherwise. The Laboratory shall keep the Agent and the Distributors advised in writing of the actual location of the film vaults where all items of the Collateral are kept, including information as to the separate film vaults utilized for the original negatives and protective materials as aforesaid.

        3. The Laboratory agrees that in its capacity as pledgeholder it is holding and has possession of the Collateral and the physical properties thereof constructively for each of the Distributors and the Agent (for the benefit of itself, the Issuing Bank and the Lenders). The Laboratory agrees that until such time that the Agent notifies the Laboratory that the Agent no longer has any rights in the Collateral, upon written notice from the Agent indicating that an Event of Default has occurred and is continuing under the Credit Agreement, the Laboratory in its capacity as pledgeholder will cause to be made available to the Agent or its nominee (in all cases, pursuant to written instructions from the Agent) the Collateral and all physical properties


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

thereof in the possession of the Laboratory or under its control for the purpose of enabling the Agent to deal with the same pursuant to the Credit Agreement. Nothing herein contained shall be construed to waive any rights of the Laboratory as specified under Section 7 hereof.

        4. The Producer hereby waives any claim for damages or otherwise which it may have against the Laboratory for any acts which the Laboratory may take as pledgeholder, pursuant to the written direction of the Agent made in accordance with the terms of this Agreement, except arising from the Laboratory's gross negligence or willful misconduct.

        5. Subject to Section 7 hereof, the Laboratory agrees that, despite the existence of any other claim which the Laboratory may have against the Producer and/or any third-party distributor of the Picture, the Laboratory shall accept and fulfill orders for laboratory work and any other material which may be required by the Agent or any other third-party distributor of the Picture, subject to satisfactory credit arrangements being made with the Laboratory with respect to any charges incurred on behalf of the Agent or any such third-party distributor, and the Laboratory will not assert any claim or lien, statutory or otherwise, against the Agent or against the Picture (except as set forth in Section 7 hereof) with respect to any charges for laboratory services or materials ordered by the Producer, the designees of the Producer, any third-parry distributor of the Picture.

        6. The parties hereto agree that any of the Agent, the Distributors and their respective designees, successors and assigns shall each be entitled to unilaterally remove from the Laboratory materials made pursuant to an order contemplated by Section 5 hereof, which materials shall not be subject to this Agreement.

        7. The Laboratory shall hold and/or process the Collateral under its standard terms of business as set forth in Schedule 3 hereto, except that any liens arising in favor of the Laboratory shall be limited to an aggregate amount of $50,000 at any one time outstanding for processing and/or storing the Collateral and/or materials delivered therefrom for the Producer and/or any of its designees. Except as provided in the prior sentence, the rights of the Laboratory in the Collateral shall be subordinate and junior to the rights of the Agent and the Distributors in respect of the Collateral.

        8. The Agent shall promptly give written notice to the Laboratory when the Agent's (on behalf of itself, the Issuing Bank and the Lenders) security interest in the Collateral has terminated, and each of the Distributors shall promptly give written notice to the Laboratory when such Distributor's security interest in the Collateral has terminated. Upon receipt of such written notice from the Agent and both of the Distributors, the Laboratory's obligation hereunder as pledgeholder for the Agent and the Distributors shall terminate.

        9. This Agreement shall be binding on and inure to the benefit of the parties hereto and the successors and assigns of each of the parties.

        10. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        11. No amendment to this Agreement shall be effective unless in writing and signed by the Producer, the Agent, the Distributors and the Laboratory. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together, shall constitute but one instrument, and shall become effective on the date on which the Agent and the Distributors each shall have received a fully-executed copy of this Agreement. Promptly thereafter, the Producer shall deliver or mail counterparts of this Agreement bearing the signature of each of the parties hereto to each party hereto.

        12. Unless and until the Laboratory receives written notice to the contrary from the Agent and the Distributors, the Laboratory is authorized to hold the Collateral in the name of the Producer, and the Producer agrees to set up an account with the Laboratory for such purposes. Nothing herein shall affect the Producer's rights in and to the Collateral, all of which are more fully defined herein including in Section 1(b) above. The Producer and the Distributors may designate that the Collateral be held in the name of a Credit Party (such term being used herein as defined in the Credit Agreement) other than the Producer provided: (i) the Producer and the Distributors notify the Laboratory of such change, and (ii) such other Credit Party, prior to the effectiveness of such change, agrees in writing to be bound by the terms and conditions of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                            [LABORATORY]

                                            By  ______________________________
                                               Name:
                                               Title:
                                               Address:
                                               Attn:

                                            [LIST APPLICABLE CREDIT PARTY(IES)

                                            By  ______________________________
                                               Name:
                                               Title:
                                               Address:
                                               Attn:

                                            TAURUS FILM GMBH AND CO. KG

                                            By  ______________________________
                                               Name:
                                               Title:
                                               Address:
                                               Attn:


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                            BUENA VISTA PICTURES DISTRIBUTION,
                                            a division of ABC, Inc.

                                            By  ______________________________
                                               Name:
                                               Title:
                                               Address:
                                               Attn:

                                            THE CHASE MANHATTAN BANK, as Agent

                                            By  ______________________________
                                               Name:
                                               Title:
                                               Address: 270 Park Avenue,
                                                        37th Floor
                                                        New York, NY 10017-2070
                                               Attn:        John J. Huber, III


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                   Schedule 1

                    List of Laboratory and Storage Facilities


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                   Schedule 2

                           List of Other Laboratories



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                   Schedule 3
                [Attach Laboratory's Standard Terms of Business]


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                                                      EXHIBIT F


                             [INTENTIONALLY OMITTED]



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                                                      EXHIBIT G


                      FORM OF TRADEMARK SECURITY AGREEMENT

                      (TRADEMARKS. TRADEMARK REGISTRATIONS.
                 TRADEMARK APPLICATIONS AND TRADEMARK LICENSES)

        WHEREAS, Spyglass Entertainment Group, L.P., a Delaware limited partnership (the "Pledgor"), now owns or holds and may hereafter adopt, acquire or hold Trademarks (defined as all of the following: all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, logos, other source of business identifiers and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof or similar property rights, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision of any thereof, and all reissues, extensions or renewals thereof including, without limitation, the Trademarks listed on Schedule A annexed hereto, as such Schedule may be amended from time to time by the addition of Trademarks subsequently registered or otherwise adopted or acquired;

        WHEREAS, pursuant to that certain Credit, Security, Guaranty and Pledge Agreement, dated as of December 18, 1998, (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), among the Pledgor, the guarantors referred to therein, the lenders referred to therein (the "Lenders") and The Chase Manhattan Bank, as agent for the Lenders (the "Agent"), the Lenders have agreed to make loans to the Pledgor and the Issuing Bank has agreed to issue letters of credit for the account of the Pledgor;

        WHEREAS, pursuant to the terms of the Credit Agreement, the Pledgor as granted to the Agent (for the benefit of itself, the Issuing Bank and the Lenders) a security interest in and to all personal property of the Pledgor including, without limitation, all right, title and interest of the Pledgor in, to and under all of the Pledgor's Trademarks and Trademark licenses (including, without limitation, those Trademark licenses listed on Schedule B hereto), whether now owned, presently existing or hereafter arising, adopted or acquired and whether or not in possession of the Pledgor, together with the goodwill of the business connected with, and symbolized by, the Trademarks and all products and proceeds thereof and all, income therefrom, including, without limitation, any and all causes of action which exist now or may exist in the future by reason of infringement or dilution thereof or injury to the associated goodwill, to secure the payment and performance of the Obligations (such term being used herein as defined in the Credit Agreement);

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor does hereby grant to the Agent (for the benefit of itself, the Issuing Bank and the Lenders), as security for the Obligations, a continuing security interest in all of the Pledgor's right, title and interest in, to and under the following (all of the following items or types of property being collectively referred to therein as the "TRADEMARK


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

COLLATERAL"), whether now owned, presently existing or hereafter arising, adopted or acquired and whether or not in possession of the Pledgor;

        (i) each Trademark and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark, including, without limitation, each Trademark referred to in Schedule A annexed hereto;

        (ii) each Trademark license, including, without limitation, each Trademark license referred to in Schedule B annexed hereto or any other Credit Party adopts or acquires any Trademark or enters into any Trademark license, to the extent such Trademark license does not prohibit the licensee from assigning or granting a security interest in its rights thereunder; and

        (iii) all products and proceeds of, and income from, any of the foregoing, including, without limitation, any claim by the Pledgor against third parties for the past, present or future infringement or dilution of any Trademark or any Trademark licensed under any Trademark license, or for injury to the goodwill associated with any Trademark.

        The Pledgor agrees to deliver updated copies of Schedule A and Schedule B to the Agent at the end of any quarter in which the Pledgor registers or otherwise adopts or acquires any Trademark not listed on Schedule A hereto or enters into any Trademark license not listed on Schedule B hereto, and to duly and promptly execute and deliver, or have duly and promptly executed and delivered, at the cost and expense of the Pledgor, such further instruments or documents (in form and substance satisfactory to the Agent), and promptly perform, or use to be promptly performed, any and all acts, in all cases, as may be necessary, proper or advisable from time to time, in the reasonable judgment of the Agent, to carry out the provisions and purposes of the Credit Agreement and this Trademark Security Agreement, and to provide, perfect and preserve the liens of the Agent (for the benefit of itself, the Issuing Bank and the Lenders) granted pursuant to the Credit Agreement, this Trademark Security Agreement, and the other Fundamental Documents (such term herein being used as defined in the Credit Agreement) in the Trademark Collateral or any portion thereof.

        The Pledgor agrees that if any person, firm, corporation or other entity shall do or perform any act(s) which the Agent believes constitute an infringement of any Trademark, or violate or infringe any right of the Pledgor, the Agent or the Lenders therein or if any person, firm, corporation or other entity shall do or perform any acts which the Agent believes constitute an unauthorized or unlawful use thereof, then and in any such event, upon thirty
(30) days' prior written notice to the Pledgor (of if an Event of Default (such term being used herein as defined in the Credit Agreement) is at the time continuing, then without notice), the Agent may and shall have the right to take such steps and institute such suits or proceedings as the Agent may deem advisable or necessary to prevent such act(s) and/or conduct and to secure damages and other relief by reason thereof, and to generally take such steps as may be advisable or necessary for the full protection of the rights of the parties. The Agent may take such steps or institute such suits or proceedings in its own name or in the name of the Pledgor or in the names of the parties jointly. The Agent hereby agrees to give the Pledgor notice of any steps taken, or any suits or proceedings instituted, by the Agent pursuant to this paragraph.


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        This security interest is granted in conjunction with the security interests granted to the Agent (for the benefit of itself, the Issuing Bank and the Lenders) pursuant to the Credit Agreement. Each of the Pledgor and the Agent does hereby further acknowledge and affirm that the rights and remedies of the Agent (for the benefit of itself the Issuing Bank and the Lenders) with respect to the security interest made and granted hereby are subject to, and more fully set forth in, the Credit Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

        This Trademark Security Agreement is made for collateral purposes only. At such time as all Commitments under the Credit Agreement have terminated, all Obligations (as defined in the Credit Agreement) have been indefeasibly paid in full and performed and all Letters of Credit have expired or been terminated or canceled, the Agent (on behalf of itself, the Issuing Bank and the Lenders), shall execute and deliver to the Pledgor, at the Pledgor's expense, without representation, warranty or recourse, all releases and reassignments, termination statements and other instruments as may be necessary or proper to terminate the security interest of the Agent (for the benefit of itself, the Issuing Bank and the Lenders in the Trademark Collateral, subject to any disposition thereof which may have been made by the Agent pursuant to the terms hereof or of the Credit Agreement.

        Subject to the terms and conditions of the Credit Agreement, the Agent on behalf of itself, the Issuing Bank and the Lenders) agrees that there will be no assignment of the Trademark Collateral, other than the security interest described herein, unless and until there shall occur and be continuing an Event of Default and the Agent gives written notice to the Pledgor of its intention to enforce its rights against any of the Trademark Collateral.

        So long as no Event of Default shall have occurred and be continuing, subject always to the various provisions of the Credit Agreement and the other Fundamental Documents to which it is a party, the Pledgor may use, license and exploit the Trademark Collateral in any lawful manner permitted under the Credit Agreement and the other Fundamental Documents,

        THIS TRADEMARK SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

        Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        IN WITNESS WHEREOF, the Pledgor has caused this Trademark Security Agreement to be duly executed as of December __, 1998.

                                            SPYGLASS ENTERTAINMENT GROUP, L.P.

                                            By: Astra Entertainment Group. LLC,
                                                its General Partner

                                            By:
                                                -------------------------------
                                                Name:
                                                Title:
Accepted:

THE CHASE MANHATTAN BANK, as Agent

By:
     ---------------------------------
     Name:
     Title:


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

STATE OF _____________ )
                           :  ss.:
COUNTY OF ___________ )

        On this the _____ day of ______ , _______ before me, ______________, the undersigned Notary Public personally appeared _____________________________ .

        [ ] personally known to me,

        [ ] proved to me on the basis of satisfactory evidence, to be the
________________ of Astra Entertainment Group, LLC ("AEG") who executed the foregoing instrument on behalf of AEG (on behalf of Spyglass Entertainment Group. L.P.) and acknowledged that AEG executed it pursuant to a resolution of its [ ____________________ ].

        WITNESS my hand and official seal.

                                    -------------------------------
                                            Notary Public


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                                       Schedule A to Trademark
                                                          SECURITY AGREEMENT


                                   TRADEMARKS

                                   Application     Registration                    Description
    Country           Owner            No.             No.          Trademark        of Goods
----------------   -------------   -----------     ------------     ---------      ------------





------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                                      Schedule B to Trademark
                                                         SECURITY AGREEMENT

                               TRADEMARK LICENSES



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                                                     EXHIBIT H

                       FORM OF PARTNER SECURITY AGREEMENT


        THIS PARTNER SECURITY AGREEMENT dated as of ___________ (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Security Agreement") is by and among (i) Astra Entertainment Group, LLC, a Delaware limited liability company ("AEG"), (ii) Gary Barber ("Barber"), (iii) Roger Birnbaum ("Birnbaum"; each of AEG, Barber and Birnbaum may be referred to herein individually, as a "Debtor" and collectively, as the "Debtors") and (iv) The Chase Manhattan Bank, as agent for the Lenders (as hereinafter defined) (in such capacity, the "Agent").

        Pursuant to that certain Credit, Security, Guaranty and Pledge Agreement dated as of December 18, 1998 among Spyglass Entertainment Group, L.P., a Delaware limited partnership (the "Borrower"), the guarantors referred to therein, the lenders referred to therein (the "Lenders") and the Agent (as the same may be amended, supplemented, or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), the Lenders have agreed subject to the terms and conditions set forth therein) to make Loans to the Borrower and the Issuing Bank has agreed (subject to the terms and conditions set forth therein) to issue letters of credit for the account of the Borrower.

        AEG is the sole general partner of the Borrower and owns [ ] ([ ]%) of the limited partnership interests in the Borrower.

        Barber and Birnbaum are each limited partners of the Borrower and each of them owns [ ]([ ]%) of the limited partnership interests in the Borrower.

        In order to induce the Lenders and the Issuing Bank to enter into the Credit Agreement and in the case of the Lenders, to make the Loans to the Borrower and in the case of the Issuing Bank, to issue the letters of credit for the account of the Borrower, in each case pursuant to the terms and conditions set forth therein and in order to secure the Obligations, each of the Debtors is pledging to the Agent (for the benefit of itself, the Issuing Bank and the Lenders), and granting a security interest to the Agent (for the benefit of itself, the Issuing Bank and the Lenders) in, all of its partnership interests in the Borrower.

        Accordingly, the parties hereto hereby agree as follows:

SECTION 1. (a) DEFINITION. When used in this Security Agreement term "COLLATERAL" shall mean with respect to each Debtor, such Debtor's partnership and other ownership rights and interests in the Borrower, all of such Debtor's contract rights, powers, privileges, claims and remedies and all other interests and benefits arising under or in respect of the Agreement of Limited Partnership of the Borrower entered into as of October 22, 1998 by and among AEG, Barber and Birnbaum (as the same may be amended from time to time, the "Partnership Agreement") and any proceeds or products of any of the foregoing or any income therefrom.


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        (b) All capitalized terms used herein but not defined herein shall have the respective meanings set forth in the Credit Agreement. Terms not otherwise defined herein or in the Credit Agreement shall have, where appropriate, their respective definitions as set forth in the Uniform Commercial Code as in effect in the State of New York.

        SECTION 2. GRANT OF SECURITY INTEREST. As security for the due and punctual payment of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the Borrower whether or not post filing interest is allowed in such proceeding), each Debtor hereby mortgages, pledges, assigns, transfers, sets over, conveys and delivers to the Agent (for the benefit of itself, the Issuing Bank and the Lenders) grants to the Agent (for the benefit of itself, the Issuing Bank and the Lenders) a security interest in all of its right, title and interest in and to the Collateral.

        SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE DEBTORS. Each Debtor hereby represents and warrants to the Agent (for the benefit of itself, the Issuing Bank and the Lenders) that:

        (i) AEG is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in all other jurisdictions where the nature of its properties or business so requires, AEG has the company power and authority to own its properties and to carry on its business as now being, or as now intended to be, conducted. Each of the Debtors has the power and authority (a) to execute, deliver and perform its obligations under this Security Agreement and any other documents contemplated hereby and thereby to which it is or will be a party and (b) to grant to the Agent (for the benefit of itself, the Issuing Bank and the Lenders), a security interest in the Collateral as contemplated hereby;

        (ii) AEG is the sole general partner of the Borrower and owns [ _________ ] ([ ]%) of the limited partnership interests in the Borrower;

        (iii) Barber and Birnbaum are each limited partners of the Borrower and each owns ([ ]%) of the limited partnership interests in the Borrower;

        (iv) the execution, delivery, and performance of this Security Agreement and the other Fundamental Documents to which it is a party, and the grant to the Agent (for the benefit of itself, the Issuing Bank and the Lenders) of the Liens and the security interests hereunder (A) have been duly authorized by all necessary company action on the part of AEG, (B) will not violate any provision of the limited liability company agreement or any other organizational document of AEG or the Partnership Agreement, (C) will not constitute a violation of any provision of Applicable Law in any material respect or any order of any Governmental authority applicable to any of the Debtors or any of their respective properties or assets, (D) will not violate any provision of any indenture, agreement, bond, note or other similar instrument to which any of the Debtors is a party or by which any of the Debtors or their respective properties or assets are bound, (E) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate, any such indenture, agreement, bond, note or other instrument and (F) will not result in the creation or imposition of any Lien, security interest, charge or encumbrance of any nature


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

whatsoever upon any of the properties or assets of any of the Debtors other than pursuant to this Security Agreement;

        (v) no consent of any Person (including, without limitation, any creditor of a Debtor) is required to be obtained in connection with the execution, delivery and performance of this Security Agreement;

        (vi) all authorizations, approvals, registrations or filings from or with any Governmental Authority (other than UCC financing statements which will be delivered to the Agent on or prior to the Closing Date, in form suitable for recording or filing with the appropriate filing office) required for the execution, delivery and performance by each Debtor of this Security Agreement and the other Fundamental Documents to which it is a party, have been duly obtained or made and are in full force and effect, and if any such further authorizations, approvals, registrations or filings should thereafter become necessary, the applicable Debtor shall obtain or make all such authorizations, approvals, registrations or filings;

        (vii) no financing statement, mortgage, notice of Lien, deed of trust, security agreement, or any other agreement or instrument creating or giving notice of a Lien against any of the Collateral is in existence or on file in any public office other than those created or filed pursuant to the terms of this Security Agreement in favor of the Agent (for the benefit of itself, the Issuing Bank, and the Lenders);

        (viii) this Security Agreement, when executed and delivered, will create a grant to the Agent (for the benefit of itself, the Issuing Bank and the Lenders), upon the filing of the appropriate UCC- 1 financing statements with the filing offices listed on Schedule 2 hereto, a valid Lien on and a perfected security interest in favor of the Agent (for the benefit of itself, the Issuing Bank and the Lenders) in, all right, title or interest of each Debtor in or to the Collateral, subject to no prior pledge, Lien, security interest, charge or encumbrance or to any agreement purporting to grant any third party a security interest in or Lien on the Collateral;

        (ix) this Security Agreement and the other Fundamental Documents to which any Debtor is a party when executed by such Debtor, will constitute the legal, valid and binding obligations of such Debtor, enforceable against such Debtor in accordance with their respective terms, subject only, as to the enforcement of remedies, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity;

        (x) AEG has not done business, is not doing business and does not intend to do business other than under its full company name, including, without limitation, under any trade name or other doing business name;

        (xi) each of the Debtors has good title to the Collateral, free and clear of any Liens;

        (xii) the chief executive office of AEG is as set forth on Schedule 1 hereto, and such office is the place where AEG keeps any books and records concerning the Collateral; each of Barber and Birnbaum are residents of the State of California;


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        (xiii) each of the Debtors will realize a direct economic benefit as a result of the Loans being made to the Borrower and the Letters of Credit being issued for the account of the Borrower pursuant to the Credit Agreement;

        (xiv) there are no pending or, to the knowledge of any of the Debtors, threatened actions, suits, proceedings or investigations against any of them or affecting any of them or their respective properties that, individually or in the aggregate, would if adversely determined be likely to have a material adverse effect on the performance by a Debtor of its obligations under this Security Agreement and the other Fundamental Documents to which it is a party or any of its assets, its financial condition or if applicable, its business and operations; and

        (xv) no sales, use, documentation or similar taxes, fees or other charges are payable with respect to the execution and delivery by any of the Debtors of this Security Agreement and the other Fundamental Documents to which it is a party.

        SECTION 4. COVENANTS OF THE DEBTORS. Each of the Debtors hereby covenants and agrees with the Agent (for the benefit of itself, the Issuing Bank and the Lender;) that:

        (a) Such Debtor will keep the Collateral free and clear of all security interests, Liens and claims, other than the security interest and Lien herein granted and will not assign, transfer, exchange or otherwise dispose of, or grant any option with respect to any of the Collateral;

        (b) Such Debtor will defend the Agent's (for the benefit of itself the Issuing Bank, and the Lenders) right, title and security interest in and to the Collateral against aims and demands of all Persons whomsoever;

        (c) Such Debtor will not take any action, including, without limitation, any action under or in accordance with the Partnership Agreement, to allow any additional general partners of the Borrower.

        SECTION 5. THE AGENT'S RIGHTS EXCLUSIVE OF THE DEBTORS' DEFAULT. Each of the Debtors hereby agrees to permit representatives of the Agent, upon reasonable notice to such Debtor, to discuss such Debtor's records in connection with the Collateral at such reasonable times and as often as may be reasonably requested by the Agent. The Agent, from time to time, at its option may perform any agreement of a Debtor which such Debtor shall fail to perform and take any other action which the Agent reasonably deems necessary or advisable for the maintenance or presentation of any of the Collateral or its interest therein, and each of the Debtors agrees to reimburse the Agent on demand for all reasonable expenses of the Agent in connection with the foregoing. The Agent shall have the right to designate any officer, employee or attorney to execute, sign, endorse, assign, transfer or deliver in the name of any Debtor any documents or certificates necessary to evidence, perfect and realize upon the security interest granted herein.

        SECTION 6. THE AGENT'S RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT.


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        (a) DEBTORS TO HOLD IN TRUST. Upon the occurrence and during the continuance of an Event of Default, each Debtor will, upon receipt by it of any revenue, income, profits or other sums in which a security interest is granted by this Security Agreement, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the sum or instrument in trust for the Agent (for the benefit of itself, the Issuing Bank and the Lenders), segregate such sum or instrument from its own assets and forthwith, without any notice, demand or other action whatsoever on the part of the Agent, the Issuing Bank or any Lender (all notices, demands, or other action on the part of the Agent, the Issuing Bank and the Lenders being expressly waived), endorse, transfer and deliver any such sums or instruments or both to the Agent to be applied to the repayment of the Obligations in accordance with the provisions of Section 6(d) hereof.

        (b) COLLECTIONS, ETC. Upon the occurrence and during the continuance of an Event of Default, the Agent may, in its sole discretion, in its name or in the name of any of the Debtors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation to do so, or the Agent may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, any of the Debtors. The Agent will not be required to take any steps to preserve any rights against prior parties to the Collateral. If a Debtor fails to make any payment or to take any action required hereunder, the Agent may make such payments and take all such actions as the Agent reasonably deems necessary to protect the Agent's (on behalf of the Agent, the Issuing Bank and the Lenders) Liens and security interests in the Collateral and/or the value thereof, and the Agent is hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any Liens which in the judgment of the Agent appear to be equal to, prior to or superior to the security interests of the Agent (on behalf of itself, the Issuing Bank and the Lenders) in the Collateral.

        (c) POSSESSION, SALE OF COLLATERAL, ETC. Upon the occurrence and during the continuance of an Event of Default, the Agent, the Issuing Bank and the Lenders may take such measures as they may deem necessary or proper for the care or protection of the Collateral or the Agent's (on behalf of itself, the Issuing Bank and the Lenders) rights and remedies hereunder, including, without limitation, the fight to sell or cause to be sold, whenever the Agent the Issuing Bank and the Lenders shall decide, in one or more sales or parcels, at such prices as the Agent may deem appropriate, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at any broker's board or at a public or private sale, without any demand of performance or notice of intention to sell or of the time or place of sale (except 10 days' written notice to the applicable Debtor of the time and place of any such sale or sales which notice each of the Debtors hereby agrees is reasonable) and such other notices as may be required by Applicable Law and cannot be waived), and neither the Agent, the Issuing Bank nor the Lenders shall have any liability should the proceeds resulting from a private sale be less than the proceeds realizable from a public sale, and the Agent, the Issuing Bank, the Lenders or any other Person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption,


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

of any Debtor, any such demand, notice, claim, right or equity being hereby expressly waived and released to the fullest extent permitted by applicable law. At any sale or sales made pursuant to this Section 6, the Agent, the Issuing Bank and the Lenders may bid for or purchase, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Debtor any such demand, notice, claim, right or equity being hereby expressly waived and released, any part of or all of the Collateral offered for sale, and may make any payment on account thereof by using any claim for moneys then due and payable to the Agent, the Issuing Bank and the Lenders by the Borrower under the Credit Agreement as a credit against the purchase price. The Agent, the Issuing Bank and the Lenders shall in any such sale make no representations or warranties with respect to the Collateral or any part thereof, and neither the Agent, the Issuing Bank nor any Lender shall be chargeable with any of the obligations or liabilities of any of the Debtors. Each of the Debtors hereby agrees (i) that it will indemnify and hold the Agent, the Issuing Bank and the Lenders harmless from and against any and all claims with respect to the Collateral asserted before the taking control of the relevant Collateral by the Agent, the Issuing Bank and the Lenders pursuant to this Section 6, or arising out of any act of, or omission to act on the part of, any Person (other than the Agent, the Issuing Bank or the Lenders) prior to such taking of actual control by the Agent, the Issuing Bank and the Lenders (whether asserted before or after such taking of control), or arising out of any act on the part of any of the Debtors, their Affiliates or agents before or after the commencement of such actual control by the Agent, the Issuing Bank and the Lenders; and (ii) neither the Agent, the Issuing Bank nor any Lender shall have any liability or obligation to any of the Debtors arising out of any such claim except for acts of willful misconduct or gross negligence. In any action hereunder, the Agent, the Issuing Bank and the Lenders shall be entitled if permitted by Applicable Law to the appointment of a receiver without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence of an Event of Default, and during the continuation of such Event of Default, the Agent, the Issuing Bank and the Lenders shall be entitled to apply, without prior notice to any of the Debtors, any cash or cash items constituting Collateral in the possession of the Agent, the Issuing Bank and the Lenders to payment of the Obligations.

        (d) APPLICATION OF PROCEEDS ON DEFAULT. Upon the occurrence and during the continuance of an Event of Default, all income on the Collateral and all proceeds from any sale of the Collateral pursuant hereto shall be applied in accordance with the provisions of Section 8.7 of the Credit Agreement.

        (e) POWER OF ATTORNEY. Upon the occurrence and during the continuance of an Event of Default which is not waived in writing by the Required Lenders (i) each of the Debtors does hereby irrevocably make, constitute and appoint the Agent or any of its officers or designees its true and lawful attorney-in-fact with full power in the name of the Agent, such other Person or such Debtor to endorse any notes, checks, drafts, money order evidences of payment relating to the Collateral that may come into the possession of the Agent with full power and right to do any and all other acts necessary or proper to carry out the intent of this Security Agreement and the grant of the Liens and security interests hereunder, and each of the Debtors hereby ratifies and confirms all that the Agent or its substitutes shall properly do by virtue hereof (ii) each of the Debtors hereby further irrevocably makes, constitutes and appoints the Agent or any of its officers or designees its true and lawful attorney-in-fact in the


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

name of the Agent or such Debtor (A) to enforce all of the Debtor's rights under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of the Agent (for the benefit of itself, the Issuing Bank and the Lenders), (B) to enter into and perform such agreements may be necessary in order to carry out the terms, covenants and conditions of this Security Agreement or any other Fundamental Document that are required to be observed or performed by such Debtor, (C) to execute such other and further mortgages, pledges and assignment of the Collateral, and related instruments or agreements, as the Agent may reasonably require the purpose of perfecting, protecting, maintaining or enforcing the Liens and security interests granted to the Agent for the benefit of itself, the Issuing Bank and the Lenders hereunder and (D) to do any and all other things necessary or proper to carry out the intention of this Security Agreement and the grant of the Liens and security interests hereunder. Each of the Debtors hereby ratifies and confirms in advance all that the Agent as such attorney-in-fact or its substitutes shall properly do by virtue of this power of attorney.

        SECTION 7. FINANCING STATEMENTS. Each of the Debtors hereby authorities the Agent to file UCC financing statements and any amendments thereto or continuations and any other appropriate security documents or instruments, and to give any notices necessary or desirable to perfect the Lien and security interests of the Agent for the benefit of itself, the Issuing Bank and the Lenders on the Collateral, in all cases without the signature of such Debtor or to execute such items as attorney-in-fact for such Debtor; provided, that the Agent shall provide copies of any such documents or instruments to the applicable Debtors.

        SECTION 8. FURTHER ASSURANCES. (a) Each of the Debtors agrees that it will from time to time, on request of the Agent (i) duly and promptly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Debtors, such further instruments as may be appropriate in the reasonable judgment of the Agent, to carry out the provisions and purposes of this Security Agreement; (ii) duly and promptly execute and deliver, or cause to be executed and delivered, at the cost and expense of the Debtors, such further instruments as may be appropriate in the reasonable judgment of the Agent, to provide the Agent, Issuing Bank and the Lenders a first perfected Lien in the Collateral and any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the Uniform Commercial Code of any jurisdiction and the rules and regulations thereunder, or any Applicable Law of the United States or any other jurisdiction which the Agent may deem reasonably necessary or advisable, and perform or cause to be performed such other ministerial acts which are necessary or advisable, from time to time, in order to grant and maintain in favor of the Agent (for the benefit of itself, the Issuing Bank and the Lenders) the Lien and security interest in the Collateral contemplated hereunder, subject to no other Liens or security interests; and (iii) promptly undertake to deliver or cause to be delivered to the Agent and the Lenders from time to time, such other documentation, consents, authorizations and approvals in form and substance reasonably satisfactory to the Agent, as the Agent shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Agent (for the benefit of itself, the Issuing Bank and the Lenders).

        (b) Each of the Debtors hereby agrees to pay any and all stamp, registration, recordation and similar taxes, fees or charges, reasonable fees and expenses of the Agent's counsel and of any agents therefor and to indemnify the Agent and its agents against any


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Security Agreement and any other document or instrument executed in connection herewith or the perfection of any rights or security interests hereunder.

        SECTION 9. REMEDIES NOT EXCLUSIVE. The remedies conferred upon or reserved to the Agent in this Security Agreement are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Agent. Without limiting the generality of the foregoing, the Agent, the Issuing Bank and the Lenders shall have all rights and remedies of a secured party under
Article 9 of the UCC or any other Applicable Law.

        SECTION 10. CONTINUATION AND REINSTATEMENT. Each of the Debtors further agrees that the security interest granted hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Agent, the Issuing Bank or any Lender upon the bankruptcy or reorganization of any of the Debtors, any Credit Party or otherwise.

        SECTION 11. TERMINATION. The security interests granted under this Security Agreement shall terminate when all the Obligations have been fully and indefeasibly paid and performed and the Commitments shall have terminated and all Letters of Credit shall have expired or been terminated or canceled. Upon request by the Debtors (and at the sole expense of the Debtors) after such termination, the Agent will take all reasonable action and do all things reasonably necessary, including executing UCC termination statements, to terminate the security interest granted to it (for the benefit of the Agent, the Issuing Bank and the Lenders) hereunder.

        SECTION 12. NOTICE. Notices and other communication provided for herein shall be in writing and shall be delivered or mailed (or if by facsimile communications equipment, delivered by such equipment) addressed:

        (1)    If to the Agent:

               The Chase Manhattan Bank
               270 Park Avenue, 37th Floor
               New York, New York  10017
               Attn:  John J. Huber III
               Facsimile No.:  (212) 270-4584


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

               with a copy to:

               Chase Securities Inc.
               1800 Century Park East, Suite 400
               Los Angeles, California  90067
               Attn:  Christa L. Thomas
               Facsimile No.:  (310) 788-5628

        (2)    If to AEG:

               Astra Entertainment Group, LLC
               500 South Buena Vista Street
               Burbank, CA 91521-7259
               Attn:  Gary Barber
               Facsimile No.:  (818) 972-4686

        (3)    If to Barber:

               Gary Barber
               [ADDRESS]

        (4)    If to Birnbaum:

               Roger Birnbaum
               [ADDRESS]


or such other address as such party may from time to time designate by giving written notice to the other party hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Security Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or upon receipt by such party, if by any telegraphic or facsimile communications equipment, in each case addressed to such party as provided in this Section 12 or in accordance with the latest unrevoked written direction from such party.

        SECTION 13. NO WAIVER. No failure on the part of the Agent, the Issuing Bank or any Lender to exercise, and no delay in exercising, any right, power or remedy hereunder or under any other Fundamental Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

        SECTION 14. GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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        SECTION 15. SEVERABILITY. Any provision of this Security Agreement which is invalid, illegal or unenforceable under the applicable law of any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate such provision in any other jurisdiction.

        SECTION 16. AMENDMENTS. No modification, amendment or waiver of any provision of this Security Agreement, and no consent to any departure by any of the Debtors herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to, or demand on, any Debtor in any case shall entitle any of the Debtors to any other or further notice or demand in the same, similar or other circumstances.

        SECTION 17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All warrant s, representations and covenants made by the Debtors herein or in any certificate or other instrument delivered by any of them or on their behalf in connection with this Security Agreement shall be considered to have been relied upon by the Agent, the Issuing Bank and the Lenders and except for any terminations, amendments, modifications or waivers thereof accordance with the terms hereof, shall survive the making of the Loans and the issuance of the Letters of Credit contemplated by the Credit Agreement and the issuance and delivery to the Agent of the Notes, regardless of any investigation made by the Agent, the Issuing Bank or the Lenders or on their behalf and shall continue in full force and effect so long as any Obligation is outstanding and unpaid and so long as any Letter of Credit remains outstanding and so long as the Commitments have not been terminated. All statements in any such certified instruments shall constitute representations and warranties by the Debtors hereunder.

        SECTION 18. SUCCESSORS AND ASSIGNS. All references herein to any of the parties to this Security Agreement shall be deemed to include the successors and assigns of such party; PROVIDED, HOWEVER, that none of the Debtors may assign any of its rights or obligations hereunder without the prior written consent of the Agent, the Issuing Bank and all of the Lenders, and all covenants, promises and agreements by or on behalf of any of the Debtor which are contained herein shall inure to the benefit of the successors and assigns of the Agent, the Issuing Bank and any of the Lenders.

        SECTION 19. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE DEBTORS HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS SECURITYAGREEMENT, THE SUBJECT MATTER HEREOF, ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE EACH OF THE DEBTORS ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE AGENT, THE ISSUING BANK AND THE LENDERS THAT THE PROVISIONS OF THIS SECTION


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE AGENT, THE ISSUING BANK AND THE LENDERS HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS SECURITY AGREEMENT AND ANY OTHER FUNDAMENTAL DOCUMENT THE AGENT, ISSUING BANK OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 1 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE DEBTORS TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

        SECTION 20. SUBMISSION TO JURISDICTION, SERVICE OF PROCESS. EACH OF THE DEBTORS HEREBY IRREVOCABLY SUBMITS THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS SECURITY AGREEMENT, THE SUBJECT MATTER HEREOF, ANY FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF EACH OF THE DEBTORS, TO THE EXTENT PERMITTED BY APPLICABLE LAW
(A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE ABOVE-NAMED COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS SECURITY AGREEMENT, THE SUBJECT MATTER HEREOF, THE FUNDAMENTAL DOCUMENTS OR THE SUBJECT MATTER THEREOF (AS APPLICABLE) MAY NOT BE ENFORCED IN OR BY SUCH COURT AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER EACH OF THE DEBTORS HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT ITS ADDRESS TO WHICH NOTICES ARE TO BE GIVEN TO IT PURSUANT TO SECTION 12 HEREOF EACH OF THE DEBTORS AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE AGENT, THE ISSUING BANK AND THE LENDERS FINAL JUDGMENT AGAINST ANY DEBTOR IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE APPLICABLE DEBTOR THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY, OR PURSUANT TO, THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE AGENT, ISSUING BANK OR A LENDER MAY EACH AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST ANY OF THE DEBTORS OR ANY OF THEIR ASSETS IN ANY STATE OR


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE SUCH DEBTOR OR SUCH ASSETS MAY BE FOUND.

        SECTION 21. COUNTERPARTS. This Security Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which together constitute one and the same agreement.

        SECTION 22. HEADINGS. The headings and captions in this Security Agreement are for convenience of reference only and are not to affect the construction of, or be taken into consideration in interpreting this Security Agreement,

        SECTION 23. ENTIRE AGREEMENT. This Security Agreement represents the entire agreement of the parties with regard to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Security Agreement.

        IN WITNESS WHEREOF, each of the Debtors and the Agent have caused this Security Agreement to be duly executed on the date and year first written above.



                                            ASTRA ENTERTAINMENT, GROUP, LLC


                                            By:
                                                -------------------------------
                                               Name:
                                               Title:

                                            -----------------------------------
                                            GARY BARBER


                                            -----------------------------------
                                            ROGER BIRNBAUM


                                            THE CHASE MANHATTAN BANK
                                            as Agent

                                            By:
                                               --------------------------------
                                               Name:
                                               Title:


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                   Schedule 1

            CHIEF EXECUTIVE OFFICE AND LOCATION OF BOOKS AND RECORDS



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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                   Schedule 2

                                 FILING OFFICES


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                                                      EXHIBIT I

                         FORM OF CONTRIBUTION AGREEMENT

        This CONTRIBUTION AGREEMENT (as amended, supplemented or otherwise modified, renewed or replaced from time to time in accordance with the terms hereof, the "Agreement") is entered into as of by and among Spyglass Entertainment Group, L.P., a Delaware limited partnership (the "Borrower"), and each Subsidiary of the Borrower whose name appears at the foot hereof (such Subsidiaries being referred to herein collectively, as the "Contributors" and individually, as a "Contributor"), for the purpose of establishing the respective rights and obligations of contribution among the Contributors and the Borrower in connection with the Credit Agreement (as hereinafter defined). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

        WHEREAS, the Borrower and the Contributors are parties to that certain Credit, Security, Guaranty and Pledge Agreement dated as of December 18, 1998 (as said agreement may hereafter be amended, supplemented or otherwise modified, renewed or replaced from time to time in accordance with its terms, the "Credit Agreement") among the Borrower, the guarantors referred to therein, the lenders referred to therein (the "Lenders") and The Chase Manhattan Bank, as agent for the Lenders (the "Agent"), pursuant to which the Lenders and the Issuing Bank have agreed, subject to the terms and conditions set forth in the Credit Agreement, to make loans and extend other financial accommodations to the Borrower;

        WHEREAS, pursuant to the Credit Agreement, the Contributors have guaranteed the Obligations;

        WHEREAS, pursuant to the terms of the Credit Agreement, each of the Borrower and Contributors has granted to the Agent (for the benefit of itself, the Issuing Bank and the Lenders) a security interest in the Collateral as security for their respective obligations under the Credit Agreement;

        WHEREAS, as a result of the transactions contemplated by the Credit Agreement, the Borrower and the Contributors will benefit, directly and indirectly, from the Obligations and in consideration thereof desire to enter into this Agreement to allocate such benefits among themselves and to provide a fair and equitable arrangement to make contributions in the event that any payment is made by a Contributor under the Credit Agreement, or in the event that the Agent, on behalf of itself, the Issuing Bank and the Lenders, exercises recourse against any of the Collateral owned by a Contributor (such payment or recourse being referred to herein as a "Contribution");

        NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Contributors and the Borrower hereby agree as follows:

        SECTION 1. CONTRIBUTION. In order to provide for just and equitable contribution among the Contributors and the Borrower in the event any Contribution is made by a Contributor (a "FUNDING CONTRIBUTOR") under the Credit Agreement, that Funding Contributor shall be entitled to a contribution from certain other Contributors and from the Borrower for all


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

payments, damages and expenses incurred by that Funding Contributor in discharging any of the Obligations, in the manner and to the extent set forth in this Agreement. The amount of any Contribution under this Agreement shall be equal to the payment made by the Funding Contributor pursuant to the Credit Agreement or the fair saleable value of the Funding Contributor's portion of the Collateral against which recourse is exercised, and shall be determined as of the date on which such payment is made or recourse is exercised, as the case may be.

        SECTION 2. BENEFIT AMOUNT DEFINED. For purposes of this Agreement, the "BENEFIT AMOUNT" of any Contributor as of any date of determination shall be the net value of the benefits to such Contributor from extensions of credit made by the Lenders and/or the Issuing Bank to the Borrower under the Credit Agreement. Such benefits shall include benefits of funds constituting proceeds of Loans which are deposited into the account of the Borrower by the Lenders which are in turn advanced or contributed by the Borrower to such Contributor (collectively, the "BENEFITS"). In the case of any proceeds of Loans or Benefits advanced or contributed to, or received by, a Person, any of the equity interests of which are owned directly or indirectly by a Contributor (an "OWNED ENTITY"), the Benefit Amount of such Contributor with respect thereto shall be that portion of the net value of the benefits attributable to Loans or Benefits advanced or contributed to the Owned Entity equal to the direct or indirect percentage ownership of such Contributor in its Owned Entity.

        SECTION 3. CONTRIBUTION OBLIGATION. Each Contributor and the Borrower shall be liable to a Funding Contributor in an amount equal to the greater of
(A) the product of (i) a fraction the numerator of which is the Benefit Amount of such Contributor, and the denominator of which is the total amount of Obligations and (ii) the amount of Obligations paid by such Funding Contributor and (B) 95% of the excess of the fair saleable value of the property of such Contributor over the total liabilities of such Contributor (including the maximum amount reasonably expected to become due in respect of contingent liabilities), as the case may be, determined as of the date on which the payment made by a Funding Contributor is deemed made for purposes of this Agreement or any recourse is exercised against any Funding Contributor's portion of the Collateral, as the case may be (giving effect to all payments made by other Funding Contributors and to the exercise of recourse against any other Funding Contributor's portion of the Collateral as of such date in a manner to maximize the amount of such contributions).

        SECTION 4. ALLOCATION. In the event that at any time there exists more than one Funding Contributor with respect to any Contribution (in any such case, the "APPLICABLE Contribution"), then payment from other Contributors and from the Borrower pursuant to this Agreement shall be allocated among such Funding Contributors in proportion to the total amount of the Contribution made for or on account of the Borrower by each such Funding Contributor pursuant to the Applicable Contribution. In the event that at any time any Contributor pays an amount under this Agreement in excess of the amount calculated pursuant to clause (A) of Section 3 hereof, that Contributor shall be deemed to be a Funding Contributor to the extent of such excess and shall be entitled to contribution from the other Contributors and from the Borrower in accordance with the provisions of this Agreement.


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        SECTION 5. SUBROGATION. Any payments made hereunder by the Borrower shall be credited against amounts payable by the Borrower pursuant to any subrogation rights of the Contributors which received the payments under this Agreement.

        SECTION 6. PRESERVATION OF RIGHTS. This Agreement shall not limit any right that any Contributor may have against any other Person which is not a party hereto.

        SECTION 7. SUBSIDIARY PAYMENT. The amount of Contribution payable under this Agreement by any Contributor shall be reduced by the amount of any contribution paid hereunder by a Subsidiary of such Contributor.

        SECTION 8. EQUITABLE ALLOCATION. If as a result of any reorganization, recapitalization, or other change in the Borrower or any Affiliate or Subsidiary of the Borrower, or as a result of any amendment, waiver or modification of the terms and conditions governing the Credit Agreement or the Obligations, or for any other reason, the Contributions under this Agreement become inequitable, the parties hereto shall promptly modify and amend this Agreement to provide for an equitable allocation of the Contributions. Any of the foregoing modifications and amendments to this Agreement shall be in writing and signed by all parties hereto.

        SECTION 9. ASSET OF PARTY TO WHICH CONTRIBUTION IS OWING. The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset in favor of the party to which such contribution is owing.

        SECTION 10. SUBORDINATION. No payments payable by a Contributor or by the Borrower pursuant to the terms hereof shall be paid until all Commitments under the Credit Agreement have been terminated, all amounts outstanding under the Notes issued have been indefeasibly paid in full, all amounts outstanding under all Letters of Credit issued under the Credit Agreement shall have been indefeasibly reimbursed in full, all issued but undrawn Letters of Credit have expired or been terminated or canceled and all other Obligations have been indefeasibly paid in full. Nothing contained in this Agreement shall affect the Obligations or the obligations of any party hereto to any Lender under the Credit Agreement or any other Fundamental Document.

        SECTION 11. SUCCESSORS AND ASSIGNS: AMENDMENTS. This Agreement shall be binding upon each party hereto and its respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns, and in the event of any transfer or assignment of rights by a Contributor or by the Borrower, the rights and privileges herein conferred upon that Contributor shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Except as specifically required under Section 8, this Agreement shall not be amended without the prior written consent of the Agent.

        SECTION 12. TERMINATION. This Agreement shall remain in effect, and shall not be terminated until the Credit Agreement and the Fundamental Documents have be discharged or otherwise satisfied in accordance with their respective terms.

        SECTION 13. CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

        SECTION 14. COUNTERPARTS. This Agreement, and any modification or amendments hereto may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original for all purposes, but all such counterparts taken together shall constitute but one and the same instrument.

        SECTION 15. EFFECTIVENESS. This Agreement shall become effective on the date on which all of the parties hereto shall have executed this Agreement.


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed as of the day and year first written above.

                                            BORROWER:

                                            SPYGLASS ENTERTAINMENT GROUP, L.P.

                                            By:  Astra Entertainment Group, LLC
                                                 its General Partner


                                            By:
                                               --------------------------------
                                                Name:
                                                Title:


                                            CONTRIBUTORS:

                                            [ --------------------------- ]

                                            By:
                                               --------------------------------
                                                Name:
                                                Title:


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                                                     EXHIBIT J

                          FORM OF BORROWING CERTIFICATE

        The undersigned HEREBY CERTIFY with respect to the Borrowing to be made on the date indicated below pursuant to that certain Credit, Security, Guaranty and Pledge Agreement dated as of December 18, 1998, among Spyglass Entertainment Group, L.P. (the "Borrower"), the guarantors referred to therein, the lenders referred to therein (the Lenders) and The Chase Manhattan Bank, as agent for the Lenders (in such capacity, the "Agent") (as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement) that:

        (a) the representations and warranties contained in the Credit Agreement and in the other Fundamental Documents are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of the date hereof;

        (b) no Default or Event of Default has occurred or is continuing, nor shall any such event occur by reason of the making of the Loan(s) requested herein;*

        (c) the Borrower requests the following Loan(s) on the terms and conditions stated in the Credit Agreement and the related Notes:

        (i) the requested Business Day of the Loan(s) is ________; and

        (ii) the Loan(s) requested and the amount(s) thereof are as follows:



-------------------

*       or if applicable, insert the following paragraph:

(b) a Default or Event of Default exists as a result of the breach of the covenant set forth in Section __ of the Credit Agreement. The Loan requested herein is necessary to complete production of the Picture currently entitled " "which was already in principal photography at the time the above-referenced breach occurred. The above-referenced breach
        (i) does not relate directly to the production of the foregoing Picture and (ii) was not intentional and knowing. No Default or Event of Default of a type other than the covenant breach described above in this paragraph (b) has occurred and is continuing.



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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                 LOAN                            AMOUNT
                 ----                            ------
                 Production Loan for the
                 Picture currently entitled
                 "____________________"          $___________________
                 the amount being borrowed to
                 pay interest on Production
                 Loans for this Picture is
                 $_____________________)
                 [LIST ANY OTHER PRODUCTION
                 LOANS TO BE MADE]

                 Working Capital Loan            $____________________


        (iii) the type of Loan(s) requested [ALTERNATE BASE RATE LOAN OR EURODOLLAR LOAN], the amounts thereof and the Interest Period(s) [IF A EURODOLLAR LOAN] is requested, are as follows:

     TYPE                   INTEREST PERIOD                      AMOUNT
     ----                   ---------------                      ------



        (d) the undersigned has no reason to believe that the sum of the aggregate principal amount of all outstanding Loans, PLUS the amount of L/C Exposure, PLUS the aggregate amount of Completion Reserves for all Pictures, all of the foregoing as of the date of this certificate, would exceed the Borrowing Base if such Borrowing Base was computed as of the date of this certificate.


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed this ____ day of __________________.


                             SPYGLASS ENTERTAINMENT GROUP, L.P.

                             By:
                                ----------------------------------------
                                 Name:
                                 Title:


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                                                      EXHIBIT K

                       FORM OF BORROWING BASE CERTIFICATE
                                Calculation as of

        The undersigned DOES HEREBY CERTIFY the following information as of , pursuant to that certain Credit, Security, Guaranty and Pledge Agreement dated as of December 18, 1998, among Spyglass Entertainment Group, L.P., a Delaware limited partnership (the "Borrower"), the guarantors referred to therein, the lenders referred therein (the "Lenders") and The Chase Manhattan Bank, as agent for the Lenders (the "Agent") (as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement):

                                                      Amount          Advance        Borrowing
                                                                       Rate             Base
                                                   -------------   -------------    -------------
        (from detailed schedules attached)

a.      Cash held in the Collection
        Accounts                                   _________x         ***%=         $__________

b.      Additional Cash Collateral held in the
        General Cash Collateral Account            _________x         ***%=          __________

c.      Eligible Receivables from BVD or from
        any Approved PFD Party                     _________x         ***%=          __________

d.      Eligible Receivables from Specified
        Approved Account Debtors 1                 _________x         ***%=          __________

-------------------------------
1    Such Eligible Receivable must be payable on or prior to the later of (a)
delivery of the applicable Picture to which such Eligible Receivable relates and
(b) the date on which such applicable Picture is theatrically released in the U.S. (provided that such theatrical release occurs no later than *** after Completion of the applicable Picture).


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                                      Amount          Advance        Borrowing
                                                                       Rate             Base
                                                   -------------   -------------    -------------
e.      Eligible Receivables from other
        Approved Account Debtors located           _________x          ***%=         $__________
        within the United States 2

f.      Eligible Receivables from other
        Approved Account Debtors located           _________x          ***%=         $__________
        outside the United States 2

g.      Other Receivables supported by an
        Acceptable Letter of Credit                _________x         ***%=         ___________

h.      Other Receivables 3                        _________x          ***%=         ___________

i.      Unsold Rights Credit for each Picture 4    _________x         ***%=         ___________

j.      Less the following (to the extent not
        already deducted in computing the
        foregoing)

------------------------
2 If such Eligible Receivable is supported by an Acceptable L/C, the advance rate for such Eligible Receivable shall be increased to ***%.

3 The amount included in the Borrowing Base at any time pursuant to this clause (h) may not exceed $*** in the aggregate or $*** for any one obligor.

4 (x) No Unsold Rights Credit for a Picture may be included in the Borrowing Base after the date which is *** after the date on which such Picture is theatrically released in the U.S.

    (y) The Unsold Rights Credit for a Picture shall be reduced to zero if such Picture has not been theatrically released in the U.S. within *** after Completion of such Picture.

    (z) The Unsold Rights Credit for a Picture (whether Completed or Uncompleted) shall be included in the Borrowing Base solely to the extent necessary to support the outstanding principal amount of Production Loans for such Picture, PLUS the L/C Exposure with respect to Letters of Credit related to such Picture, PLUS the Completion Reserve for such Picture.



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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                                      Amount          Advance        Borrowing
                                                                       Rate             Base
                                                   -------------   -------------    -------------
(i)     the aggregate amount of accrued but                                             (______)
        unpaid residuals owed by a Credit
        Party with respect to any Picture, if
        the obligation of a Credit Party to
        pay such residuals is secured by a
        first priority Lien on Eligible
        Receivables for such Picture in favor
        of the applicable guild, and

(ii)    all amounts payable by the Credit                                               (______)
        Parties to third parties from or with
        regard to the amounts otherwise
        included in the Borrowing Base
        pursuant to items (c) through (i)
        above, including without limitation,
        set offs, profit participations,
        deferments, residuals, commissions and
        royalties

TOTAL BORROWING BASE 5                                                                  ========

----------------------
5 (x) the aggregate amount included in the Borrowing Base on account of an Uncompleted Picture may not exceed the sum of the outstanding principal amount of all Production Loans for such Picture, PLUS the L/C Exposure with respect to Letters of Credit related to such Picture, PLUS the Completion Reserve for such Picture (without any double counting); and

    (y) no credit will be given for any Picture (whether Completed or Uncompleted) in the Borrowing Base unless and until, with respect to such Picture, the Credit Parties are in full compliance with the requirements set forth in Section 5.19 of the Credit Agreement.


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


1.      Aggregate Principal of all Outstanding Loans                              $_________
        (A)     Production Loans                                   ________
        (B)     Working Capital Loans                              ________

2.      Amount of L/C Exposure                                                      ________

3.      Aggregate amount of Completion for all Pictures                             ________


Total outstanding                                                                  $
or reserved                                                                         ========
                                                    Availability                   $
                                                                                    ========


        The Borrower has no reason to believe that the sum of the aggregate principal amount of all outstanding Loans, PLUS the amount of L/C Exposure, PLUS the aggregate amount of Completion Reserves for all Pictures (all of the foregoing computed as of the date of this certificate) would exceed the Borrowing Base if such Borrowing Base was computed as of the date of this certificate.

        IN WITNESS WHEREOF, the undersigned has caused this certificate be executed this ____ day of _____________.



                                            SPYGLASS ENTERTAINMENT GROUP, L.P.
                                            By: Astra Entertainment Group, LLC,
                                                   its General Partner

                                            By:
                                               --------------------------------
                                               Name:
                                               Title:



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                   ATTACHMENTS

1.      detailed schedules of the Borrowing Base components

2.      calculation of the Borrowing Base on a Picture by Picture basis



------------------------------
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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                                                      EXHIBIT L

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                              Dated ______________

        Reference is made to the Credit, Security, Guaranty and Pledge Agreement dated as of December 18, 1998, (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among Spyglass Entertainment Group, L.P., a Delaware limited partnership (the "Borrower"), the guarantors referred to therein, the lenders referred to therein (the "Lenders") and The Chase Manhattan Bank, as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

        ___________________ (the "Assignor") and (the "Assignee") agree as follows:

        1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assume from the Assignor without recourse to the Assignor, an undivided ___ % interest in and to all the Assignor's interests, rights and obligations under the Credit Agreement, effective as of the Effective Date (such term being used herein as hereinafter defined) (including, without limitation, the amounts and percentages set forth below in (a) the Commitment of the Assignor on the Effective Date [IF THE ASSIGNMENT IS PRIOR TO THE COMMITMENT TERMINATION DATE],
(b) the outstanding Loans owing to the Assignor on the Effective Date, together with all unpaid interest accrued to the Effective Date and (c) the Assignor's participations in outstanding Letters of Credit as of the Effective Date); PROVIDED, HOWEVER, it is expressly understood and agreed that (x) the Assignor is not assigning to the Assignee and the Assignor shall retain (i) all of the Assignor's rights under Sections 2.3(g) and 2.11 of the Credit Agreement with respect to any cost, reduction or payment incurred or made prior to the Effective Date and (ii) any and all amounts paid to the Assignor prior to the Effective Date and (y) both Assignor and Assignee shall be entitled to the benefits of Sections 13.4 and 13.5 of the Credit Agreement.

          (1)                      (2)                     (3)                     (4)
                              Amount held by      Amount being assigned          Assigned
                                Assignor1            pursuant hereto        percentage of the
                                                                            Commitment and the
                                                                          aggregate outstanding
                                                                               Loans on the
                                                                              Effective Date
------------------------     ----------------     ---------------------   ---------------------
Commitment                   $                    $                   2             %

----------------------
1   Calculated after giving effect to all assignments of the Commitment and the
Loans at will be effective prior to the Effective Date.

2   Must be a minimum amount of $***.


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

Outstanding Loans
Participations in
Outstanding Letters of
Credit


        2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Fundamental Document of the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Fundamental Documents or any other instrument or document furnished pursuant thereto, other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned by it hereby and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Credit Parties or the performance or observance by any of the Credit Parties of any of their obligations under the Fundamental Documents or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note held by it and requests that the Agent exchange such Note for a new Note payable to the Assignor (if the Assignor has retained a Commitment and/or Loans under the Credit Agreement) and a new Note payable to the Assignee, in the respective amount(s) which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

        3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 51 (a) and (b) thereof (if such statements shall have theretofore been delivered) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agent, the Issuing Bank, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Fundamental Document; (iv) appoints and authorizes the Agent and the Issuing Bank to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent or the Issuing Bank by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will keep confidential all information with respect to the Credit Parties furnished to it by the Agent, the Issuing Bank, the Credit Parties, or the Assignor in accordance with Section 13.17 of the Credit Agreement; (vi) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

rate reduced by any applicable tax treaty3 and (viii) has supplied the information requested on the administrative questionnaire attached hereto as Exhibit A.

        4. The effective date for this Assignment and Acceptance shall be ____________ (the "Effective Date").4 Following the execution of this Assignment and Acceptance by the Assignee and the Assignor, it will be delivered (together with the processing and recording fee of $3,500 to be paid to the Agent by the Assignor) to the Agent for the consent of the Agent, the Issuing Bank and/or the Borrower (as required by the Credit Agreement) and for acceptance and recording by the Agent pursuant to Section 13.3 of the Credit Agreement.

        5. Upon such consent, acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Fundamental Documents and shall be bound by the provisions thereof and ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (and if this Assignment and Acceptance covers all or the remaining portion of the Assignor's rights and obligations under the Credit Agreement, the Assignor shall cease to be a party thereto).

        6. Upon the acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments made by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

        7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

        8. This Assignment and Acceptance may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which when taken together shall constitute one and the same instrument.





-------------------------------
3 If the Assignee is organized under the laws of a jurisdiction outside the United States.

4 Such date shall not (unless otherwise agreed to by the Agent) be earlier than five (5) Business Days after the date of acceptance and recording by the Agent.



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be duly executed by their respective duly authorized officers.

                                            [NAME OF ASSIGNOR]

                                            By ______________________________
                                               Name:
                                               Title:


                                            [NAME OF ASSIGNEE]

                                            By ______________________________
                                               Name:
                                               Title:


CONSENTED TO:

THE CHASE MANHATTAN BANK, as Agent

By:  ____________________________________
      Name:
      Title:


SPYGLASS ENTERTAINMENT GROUP, L.P.  5

By:     Astra Entertainment Group, LLC,
        its General Partner


By:  ____________________________________
      Name:
      Title:





---------------------------
5   Consent of the Borrower shall not be required if at the time this Assignment and Acceptance is delivered to the Agent for its acceptance and recording, a Default or Event of Default is continuing.



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                                    Exhibit A
                                                    To Assignment and Acceptance
                                                    dated ________ between
                                                    __________ (Assignor) and
                                                    ___________ (Assignee)





                              [ATTACH A COPY OF THE
                          ADMINISTRATIVE QUESTIONNAIRE]



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                                                     EXHIBIT M


                          FORM OF NOTICE OF ASSIGNMENT
                          AND IRREVOCABLE INSTRUCTIONS

                    [INSERT NAME OF APPLICABLE CREDIT PARTY]
                          500 South Buena Vista Street
                             Burbank, CA 91521-7259


                            As of ___________________


[INSERT NAME AND ADDRESS OF ACCOUNT DEBTOR]


        Re:    [DESCRIBE AGREEMENT BETWEEN THE APPLICABLE
               CREDIT PARTY (THE "COMPANY") AND ACCOUNT DEBTOR]

Dear Sir or Madam:

        The undersigned has, for security purposes, assigned to The Chase Manhattan Bank, as agent (the "Agent"), its benefits and rights to receive payments under the agreement referred to above (the "Agreement"), for the benefit of the Agent, the Issuing Bank and the Lenders (as hereinafter defined) pursuant to that certain Credit, Security, Guaranty and Pledge Agreement dated as of December 18, 1998 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among Spyglass Entertainment Group, L.P., a Delaware limited partnership, the guarantors referred to therein, the lenders referred to therein (the "Lenders") and the Agent.

        The Company hereby irrevocably instructs and authorizes you to pay all monies from time to time owing or to become due from you to the Company pursuant to the Agreement as follows:

        If by wire transfer, to:

        The Chase Manhattan Bank, as Agent
        for credit to [insert name of the Applicable Collection Account] Spyglass Entertainment
        Account No.: ***
        ABA# 021-000021

        If by mail or hand delivery, to:

        The Chase Manhattan Bank, as Agent
        1 Chase Manhattan Plaza, 8th Floor
        New York, NY  10081



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        This authority and instruction is coupled with an interest and may not be modified, terminated or revoked without the prior written consent of the Agent.

        At any time after the Agent has given written notice to you that an Event of Default has occurred and is continuing under the Credit Agreement, the Agent shall have the right to modify this authority and instruction by written notice to the parties hereto.

        Please signify your acknowledgment and agreement hereto by signing and returning to the Agent (at the address indicated below) the acknowledgment and confirmation set out below.

                                       Very truly yours,

                                       [INSERT NAME OF APPLICABLE CREDIT PARTY]


                                       By ______________________________
                                          Name:
                                          Title:

Return To:     The Chase Manhattan Bank, as Agent
               c/o Morgan, Lewis & Bockius LLP
               101 Park Avenue
               New York, New York  10178-0060
               Attention:  Richard S. Petretti, Esq.

WE ACKNOWLEDGE RECEIPT of the foregoing notice of irrevocable authority and instruction and undertake to comply with it. We hereby confirm and agree that all monies owing under the Agreement shall be paid in U.S. Dollars, without offset or counterclaim, immediately when such monies are due pursuant to the Agreement between us and the Company.

Dated this __________ day of ______, 1998

[NAME OF ACCOUNT DEBTOR]


By ______________________________
    Name:
    Title:



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                                                      EXHIBIT N


                  FORM OF INSTRUMENT OF ASSUMPTION AND JOINDER


        ASSUMPTION AND JOINDER AGREEMENT dated as of ______________ (the "Assumption Agreement") made by [INSERT NAME OF NEW CREDIT PARTY], a [INTER STATE OF ORGANIZATION] [CORPORATION, LIMITED PARTNERSHIP OR LIMITED LIABILITY COMPANY] (the "Company") in favor of the lenders (the "Lenders") referred to in that certain Credit, Security, Guaranty and Pledge Agreement dated as of December 18, 1998 (as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among Spyglass Entertainment Group, L.P., a Delaware limited partnership (the "Borrower"), the guarantors referred to therein (the "Guarantors"), the Lenders referred to therein and The Chase Manhattan Bank, as Agent for the Lenders (in such capacity, the "Agent") Capitalized terms used but not defined herein shall have the meanings give to such terms in the Credit Agreement.

                               W I T N E S S E T H

        The Company is a [INSERT STATE OF ORGANIZATION] [CORPORATION, LIMITED PARTNERSHIP OR LIMITED LIABILITY COMPANY] and is a Subsidiary of [INSERT NAME OF CREDIT PARTY]. Pursuant to Section 5.22 of the Credit Agreement, the Company is required to execute this document (as a newly formed Subsidiary of [INSERT NAME OF CREDIT PARTY]).

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby agrees as follows:

        1.     ASSUMPTION AND JOINDER

        a. The Company hereby expressly confirms that it has assumed, and hereby agrees to perform and observe, each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities of (i) a Guarantor under the Credit Agreement and all the other Fundamental Documents (such term being used herein as defined in the Credit Agreement) applicable to it as a Guarantor, (ii) a Contributor (such term herein being used as defined in the Contribution Agreement) under the CONTRIBUTION AGREEMENT and (iii) a Grantor (as such term is defined under the Copyright Security Agreement. By virtue of the foregoing, the Company hereby accepts and assumes any liability of (x) a Guarantor and/or a Credit Party related to each representation or warranty, covenant or obligation made by a Guarantor and/or a Credit Party in the Credit Agreement or any other Fundamental Document and hereby expressly affirms, as of the date hereof, each of such representations, warranties, covenants and obligations, (y) a Contributor related to each covenant or obligation made by a Contributor in the Contribution Agreement and hereby expressly affirms, as of the date hereof, each of such covenants and obligations and (z) a Grantor related to each covenant or obligation made by a Grantor in the Copyright Security Agreement and hereby expressly affirms, as of the date hereof, each of such covenants and obligations.



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        b. All references to the term "Guarantor" or "Credit Party" in the Credit Agreement or any other Fundamental Document, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the Company.

        c. All references to the term "Contributor" in the Contribution Agreement, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the Company.

        d. All references to the term "Grantor" in the Copyright Security Agreement, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the Company.

        2. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Lenders as follows:

        a. The Company has the requisite [CORPORATE, PARTNERSHIP OR COMPANY] power and authority to enter into this Assumption Agreement and to perform its obligations hereunder and under the Credit Agreement, the Contribution Agreement the Copyright Security Agreement and the other Fundamental Documents to which it is a party. The execution, delivery and performance of this Assumption Agreement by the Company and the performance of its obligations under the Credit Agreement, the Contribution Agreement, the Copyright Security Agreement and any other Fundamental Document have been duly authorized by the [BOARD OF DIRECTORS OF THE COMPANY] and no other [CORPORATE, PARTNERSHIP OR COMPANY] proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Assumption Agreement, the transactions contemplate hereby or the performance of its obligations under the Credit Agreement, the Contribution Agreement, the Copyright Security Agreement or any other Fundamental Document. This Assumption Agreement has been duly executed and delivered by the Company. This Assumption Agreement and the Credit Agreement, the Contribution Agreement and the Copyright Security Agreement each constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with their respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

        b. The representations and warranties set forth in Article 3 of the Credit Agreement are true and correct on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of the date hereof.


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        c. The authorized capitalization of the Company, the number of shares of its capital stock outstanding on the date hereof, and the ownership of the outstanding shares of its capital stock is set forth on Schedule 1 hereto.*

        d. As of the date hereof, the Company has not done business, is not doing business and does not intend to do business other than under its full [CORPORATE, PARTNERSHIP OR COMPANY] name, including, without limitation, under any trade name or other doing business name and is in good standing in all jurisdictions where the nature of its properties or business so requires.

        e. The chief executive office of the Company is located at ____________. Such office is the place where the Company keeps the records concerning the Collateral attributable to it on the date hereof. The only places at which the Company regularly keeps any goods included in the Collateral attributable to it on the date hereof are the places listed on Schedule 2 hereto.

        3. FURTHER ASSURANCES. At any time and from time to time, upon the Agent's request and at the sole expense of the Company, the Company will promptly and duly execute and deliver any and all further instruments and documents and take such further actions the Agent reasonably deems necessary to effect the purposes of this Assumption Agreement.

        4. BINDING EFFECT. This Assumption Agreement shall be binding upon the Company and shall inure to the benefit of the Lenders and their respective successors and assigns.

        5. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.






------------------------------------
* If the Company is a limited partnership, insert the following paragraph:

"The general partners of the company and the ownership of its Partnership interests are set forth on Schedule 1 hereto";

or if the Company is a limited liability company, insert the following paragraph:

"The members of the Company and the ownership of its limited liability company interests are set forth on Schedule 1 hereto."



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

                                            [NAME OF COMPANY]


                                            By ______________________________
                                               Name:
                                               Title:



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                   SCHEDULE 1


[AUTHORIZED CAPITALIZATION:


NUMBER OF SHARES OF CAPITAL STOCK OUTSTANDING:


OWNERSHIP OF THE OUTSTANDING CAPITAL STOCK:]

        or


[GENERAL PARTNERS:


OWNERSHIP OF THE PARTNERSHIP INTERESTS:]


        or


[MEMBERS OF THE COMPANY:


OWNERSHIP OF THE LIMITED LIABILITY COMPANY INTERESTS:]



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                   SCHEDULE 2


                             LOCATION OF COLLATERAL



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                                                      EXHIBIT O


                         FORM OF CONFIDENTIALITY LETTER


                                                          [DATE]


The Chase Manhattan Bank
270 Park Avenue
New York, New York 10017

Spyglass Entertainment Group, L.P.
500 South Buena Vista Street
Burbank, CA  91521-7259


[INSERT NAME AND ADDRESS OF THE
ASSIGNING LENDER]

Dear Sirs:

        In connection with the transactions contemplated by that certain Credit, Security, Guaranty and Pledge Agreement dated as of December 18, 1998 (as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among Spyglass Entertainment Group, L.P., a Delaware limited partnership (the "Borrower"), the guarantors referred to therein, the lenders referred to therein (the "Lenders") and The Chase Manhattan Bank, as agent for the Lenders (in such capacity the "Agent"), [INSERT NAME OF THE ASSIGNING LENDER] (the "Assignor"), the Agent, the Borrower and/or their respective affiliates, agents or other representatives, have furnished or may furnish to the undersigned certain information relating to the Borrower, one or more of its affiliates and/or their respective businesses. Such information, together with any and all notes, analyses, compilations, studies or other documents which are prepared by the Assignor, the Agent or any of their respective affiliates, agents or other representatives or at the direction of any such Person after receipt of such information and which contain or otherwise reflect or are based upon such information, shall be referred to herein as the "Information".

        We agree to keep confidential (and to cause our officers, directors, employees, agents and representatives to keep confidential) and, at the Borrower's request (except as provided below), to promptly return to the Borrower or destroy, the Information and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that we shall be permitted to disclose information (i) to such of our officers, directors, employees, agents, representatives, auditors, consultants, advisors, lawyers and affiliates as need to know such Information in connection with the Credit Agreement (who will be informed of the confidential nature of the material); (ii) to a proposed assignee or participant who, prior to the disclosure of any Information to them, has executed a confidentiality letter substantially in the form of this letter



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

agreement; (iii) to the extent required by applicable laws and regulations or by subpoena or other legal process (in any which event we shall promptly notify the Borrower to the extent not prohibited by applicable law); (iv) to the extent requested by any bank regulatory authority or other regulatory authority; (v) to the extent such Information (A) becomes publicly available other than as a result of a breach of this confidentiality letter, (B) becomes available to us on a nonconfidential basis from a source other than the Borrower or any of its affiliates, which source is not known to us to be prohibited from transmitting the Information to us by any contractual or other obligation to the Borrower or
(C) was available to us on a nonconfidential basis prior to its disclosure to us by the Assignor, the Agent, the Borrower or any of the respective affiliates;
(vi) to the extent the Borrower shall have consented to such disclosure in writing; or (vii) pursuant to the last paragraph of this confidentiality letter.

        We further agree that we will use the Information (except to the extent the conditions referred to in subclauses (A), (B) and (C) of clause (v) above have been met only with regard to our possible participation in the credit facility which has been extended to the Borrower (the "Facility").

        Our obligations under this confidentiality letter are for the benefit of the Assignor, the Agent, the Borrower and their respective affiliates and each of them may pursue remedies against us for the breach hereof, either in equity or at law.

        Notwithstanding anything to the contrary contained above, if we participate in the Facility, we shall be entitled to retain all Information and to use the Information in servicing the credit, in protecting or enforcing our rights and/or remedies with regard thereto or in any proceeding in connection with the Credit Agreement or any of the transactions contemplated thereby.



                                            -----------------------------------
                                            Proposed Participant's or
                                            Assignee's Name


                                            By:    [AUTHORIZED OFFICER]
                                                -------------------------------
                                               Name:
                                               Title:



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                       As of April __, 1999




Spyglass Entertainment Group, L.P.
500 South Buena Vista
Burbank, CA 91521-1855


Dear Sirs:

        Reference is hereby made to that certain Credit, Security, Guaranty and Pledge Agreement dated as of December 18, 1998 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), among Spyglass Entertainment Group, L.P. (the "Borrower'), the Guarantors referred to therein, the Lenders referred to therein and The Chase Manhattan Bank, as Agent. Capitalized terms used herein and not otherwise defined are used herein as defined in the Credit Agreement.


        The Borrower has entered into a long form Loan Agreement dated as of December 31, 1998 (the "Long Form Loan Agreement") with Taurus Film GMBH and Co. ("Taurus") in connection with the subordinated loans in the aggregate amount of $*** to be made to the Borrower by Taurus. The initial loan of $*** has been made. Additional loans in the amount of $*** each are to be made to the Borrower by Taurus (subject to the terms and conditions set forth in the Long Form Loan Agreement) upon the delivery to Taurus of each of the *** motion pictures which qualify as a "Picture under the Taurus Distribution Agreement (each such additional loan shall be referred to herein as a "Taurus Picture Loan"). The Long Form Loan Agreement included a provision that Taurus would not be obligated to make any Taurus Picture Loan until that certain alternative Security Structure (as defined therein) has been implemented between Taurus and the Borrower (such provision shall be referred to herein as the "Additional Condition"). The term sheet for the loan transaction did not include the Additional Condition. Accordingly, the Borrower has requested that the Lenders grant the within waiver.


        Each of the undersigned hereby waives compliance by the Borrower with
Section 6.22 (Changes to Material Agreements) of the Credit Agreement solely in connection with the Borrower's entering into the long Form Loan Agreement; PROVIDED, that Additional Condition is either satisfied or waived by Taurus on or before the date on which Taurus would have otherwise been required (but for the Additional Condition) to make the first Taurus Picture Loan to the Borrower pursuant to the Long Form Loan Agreement.

        By execution hereof, each of the Credit Parties hereby represents and warrants that as of the date hereof, there exists no Default or Event of Default.



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        This waiver may be executed in counterparts, each of which shall constitute an original, but all of which when taken together, shall constitute one and the same instrument.


        This waiver shall become effective when the Agent shall have received executed counter parts of this waiver which, when taken together, bear the signatures of those lenders required by Section 13.11 of the Credit Agreement, and all the Credit Parties.

        Except to the extent expressly set forth above, this waiver does not constitute a waiver or modification of any provision of the Credit Agreement or a waiver of any Default or Event of Default, whether or not known to the Agent or any of the Lenders. Except as expressly modified herein, all terms of the Credit Agreement remain in full for and effect.

        THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE SATE OF NEW YORK.

                                 Very truly yours,

                                 THE CHASE MANHATTAN BANK,
                                 Individually and as Agent


                                 By:
                                    --------------------------------
                                     Name:
                                     Title:

                                 UNION BANK OF CALIFORNIA, N.A.

                                 By:
                                    --------------------------------
                                     Name:
                                     Title:

                                 DE NATIONALE INVESTERINGBANK N.V.

                                 By:
                                    --------------------------------
                                     Name:
                                     Title:

                                 By:
                                    --------------------------------
                                     Name:
                                     Title:



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                 BANQUE NATIONALE DE PARIS

                                 By:
                                    --------------------------------
                                     Name:
                                     Title:

                                 By:
                                    --------------------------------
                                     Name:
                                     Title:


                                 THE BANK OF NOVA SCOTIA

                                 By:
                                    --------------------------------
                                     Name:
                                     Title:


                                 [ING (U.S.) CAPITAL CORPORATION]

                                 By:
                                    --------------------------------
                                     Name:
                                     Title:


                                 FLEET BANK, N.A.


                                 By:
                                    --------------------------------
                                     Name:
                                     Title:


                                 COMERICA BANK-CALIFORNIA

                                 By:
                                    --------------------------------
                                     Name:
                                     Title:



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                 NATEXIS BANKQUE, BFCE


                                 By:
                                    --------------------------------
                                     Name:
                                     Title:

                                 By:
                                    --------------------------------
                                     Name:
                                     Title:

                                 IMPERIAL BANK


                                 By:
                                    --------------------------------
                                     Name:
                                     Title:

                                 CITY NATIONAL BANK

                                 By:
                                    --------------------------------
                                     Name:
                                     Title

                                 ISRAEL DISCOUNT BANK OF NEW YORK

                                 By:
                                    --------------------------------
                                     Name:
                                     Title

                                 By:
                                    --------------------------------
                                     Name:
                                     Title



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

AGREED TO BY:

SPYGLASS ENTERTAINMENT GROUP, L.P.
By:  Astra Entertainment Group, LLC,
        its General Partner

By:
   ---------------------------------
    Name:  Gary Barber
    Title:    Manager

SPYGLASS DEVELOPMENT, LLC
(formerly Astra Development, LLC)

By
  ----------------------------------
    Name:  Gary Barber
    Title:    Manager



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                            AMENDMENT NO. 1 (the "Amendment")
                                            dated as of June 2, 1999 to the
                                            Credit, Security, Guaranty and
                                            Pledge Agreement dated as of
                                            December 18, 1998 (the "Credit
                                            Agreement"), among SPYGLASS
                                            ENTERTAINMENT GROUP, L.P. (the
                                            "Borrower"), the guarantors referred
                                            to therein, the lenders referred to
                                            therein (the "Lenders") and THE
                                            CHASE MANHATTAN BANK as agent for
                                            the Lenders (in such capacity, the
                                            "Agent").

                             INTRODUCTORY STATEMENT

     All capitalized terms not otherwise defined in this Amendment are used herein as defined in the Credit Agreement.

     The Borrower has requested that the Credit Agreement be amended to modify certain provisions thereof as hereinafter set forth.

     In consideration of the mutual agreements contained herein and other good and valuable consideration, the parties hereto hereby agree as follows:

SECTION 1. AMENDMENT TO SECTION 5.19(B) OF THE CREDIT AGREEMENT. Subject to the provisions of Section 2 hereof, clause (ii) of Section 5.19(b) of the Credit Agreement is hereby amended effective as of the Effective Date (such term being used herein as defined in Section 2 hereof) in its entirety to read as follows:

     "(ii) a binding Distribution Agreement with respect to rights to such Picture in France and French speaking Belgium pursuant to which either (A) a minimum guarantee shall be payable to the Borrower on or before delivery of the Picture in an amount not less than ***% of the Cash Budget of such Picture or (B) a minimum guarantee shall be payable to the Borrower the present value of which (determined in accordance with the immediately succeeding sentence) shall be at least equal to ***% of the Cash Budget of such Picture and shall be payable as follows: at least ***% of such minimum guarantee shall be payable on or before delivery of such Picture to the applicable distributor and the balance of such minimum guarantee shall be payable no later than *** after the theatrical release of the Picture in France, and in the case of either subclause (A) or subclause (B) above, any such minimum guarantee payable pursuant to such Distribution Agreement shall otherwise meet the requirements to be an Eligible Receivable. For purposes of subclause (B) of clause (ii) above, the present value of any minimum guarantee shall be determined by discounting (on a quarterly basis using a rate of interest equal to the greater of (l) such interest rate as is in effect on the date of determination for Alternate Base Rate Loans and
     (2) ***% per annum), any portion of the minimum



-------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

     guarantee which is not payable upon delivery of the relevant Picture to the applicable distributor."





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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

SECTION 2. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is subject to the satisfaction in full of the following conditions precedent (the first date on which all such conditions have been satisfied being herein referred to as the "Effective Date"):

     (A) the Agent shall have received executed counterparts of this Amendment, which, when taken together, bear the signatures of the Credit Parties and those Lenders required by Section 13.11 of the Credit Agreement; and

     (B) all legal matters in connection with this Amendment shall be reasonably satisfactory to Morgan, Lewis & Bockius LLP, counsel for the Agent.

SECTION 3. REPRESENTATIONS AND WARRANTIES. The Credit Parties hereby represent and warrant to the Lenders that:

     (A) the representations and warranties contained in the Credit Agreement and in the other Fundamental Documents are tree and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date); and

     (B) the Credit Parties are in compliance with all the terms and provisions set forth in the Credit Agreement and the other Fundamental Documents and no Default or Event of Default has occurred or is continuing under the Credit Agreement.

SECTION 4. FULL FORCE AND EFFECT.

     Except as expressly set forth herein, this Amendment does not constitute a waiver or modification of any provision of the Credit Agreement or a waiver of any Default or Event of Default under the Credit Agreement, in either case whether or not known to the Agent. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, the terms "Credit Agreement", "this Agreement", "herein", "hereafter", "hereto", "hereof", and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment. References. to the terms "Agreement" or "Credit Agreement" appearing in the Exhibits or Schedules to the Credit Agreement, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

SECTION 5. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

SECTION 6. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.



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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

SECTION 7. EXPENSES. The Borrower agrees to pay all out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment and any other documentation contemplated hereby, including, but not limited to, the fees and disbursements of counsel for the Agent.

SECTION 8. HEADINGS. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first written above.

                                    BORROWER:

                                    SPYGLASS ENTERTAINMENT GROUP, L.P.
                                    By:Astra Entertainment Group, LLC,
                                       its General Partner


                                    By:
                                       ----------------------------------------
                                       Name:   Gary Barber
                                       Title:  Manager

                                    GUARANTORS:

                                    SPYGLASS DEVELOPMENT, LLC
                                    EAST WEST PICTURES LLC
                                    TRIPLE THREAT PRODUCTIONS LLC


                                    By:
                                       ----------------------------------------
                                       Name:   Gary Barber
                                       Title:  Manager

                                    LENDERS:

         Executed by The Chase      THE CHASE MANHATTAN BANK,
             Manhattan Bank         individually and as Agent
         in New York, New York


                                    By:
                                       ----------------------------------------
                                        Name:
                                        Title:



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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                    UNION BANK OF CALIFORNIA, N.A.


                                    By:
                                       ----------------------------------------
                                       Name:   Thomas P. Garry, Jr.
                                       Title:  Vice President

                                    DE NATIONALE INVESTERINGSBANK N.V.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    BANQUE NATIONALE DE PARIS


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    THE BANK OF NOVA SCOTIA


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:



-------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                    ING (U.S.) CAPITAL LLC (formerly known as
                                    ING (U.S.) Capital Corporation)

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    FLEET BANK, N.A.

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    COMERICA BANK-CALIFORNIA

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    NATEXIS BANQUE, BFCB

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    IMPERIAL BANK

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:



-------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                    CITY NATIONAL BANK

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    ISRAEL DISCOUNT BANK OF NEW YORK

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:




-------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                             AMENDMENT NO. 2 (the "Amendment") dated as of October 8, 1999 to the Credit, Security, Guaranty and Pledge Agreement dated as of December 18, 1998 (as amended, the "Credit Agreement"), among SPYGLASS ENTERTAINMENT GROUP, L.P. (the "Borrower"), the guarantors referred to therein, the lenders referred to therein (the "Lenders") and THE CHASE MANHATTAN BANK as agent for the Lenders (in such capacity, the "Agent").

                             INTRODUCTARY STATEMENT

        All capitalized terms not otherwise defined in this Amendment are sued herein as defined in the Credit Agreement.

        The Borrower has requested that the Credit Agreement be amended to modify certain provisions thereof as hereinafter set forth.

        In consideration of the mutual agreements contained herein and other good and valuable consideration, the parties hereto hereby agree as follows:

        SECTION 1. AMENDMENT TO THE CREDIT AGREEMENT. Subject to the provisions of Section 3 hereof, the Credit Agreement is hereby amended effective as of the Effective Date (such term being used herein as defined in Section 3 hereof) as follows:

        (A) The definition of "Taurus" appearing in Article 1 of the Credit Agreement is hereby amended in its entirety to read as follows:

        "'TAURUS' shall mean Kirch Media GmbH & Co. KgaA, a corporation formed under the laws of German."

        (B) The definition of "Taurus Distribution Agreement" appearing in
Article 1 of the credit Agreement is hereby amended by adding the words "except as described in the memorandum attached hereto as Schedule 5" immediately after the words "without varying any of the material terms thereof" appearing therein.

        (C) The definition of "Taurus Loan Documents" appearing in Article 1 of the Credit Agreement is hereby amended in its entirety to read as follows:

        "'TAURUS LOAN DOCUMENTS' shall mean (i) that certain Loan Agreement entered into as of December 31, 1998, by and between the Borrower and Taurus Film GmbH and Co., as such agreement has been amended by that certain side letter dated as of December 31, 1998, and has been further amended by that certain First Amendment to Loan Agreement dated as of September [ ], 1999 to modify the terms of the Taurus Loans as set forth in the memorandum attached hereto as Schedule 5 and as such agreement may be further amended, supplemented or otherwise modified, renewed or replaced from time to time and (ii) any other documents executed by the Borrower in connection with the Loan Agreement described in clause (i) above, as such documents may be amended, supplemented or otherwise modified, renewed or replaced from time to time."


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        (D) The parenthetical phrase appearing in clause (i) of the definition of "Unsold Rights credit" appearing in Article 1 of the Credit Agreement is hereby amended in its entirety to read as follows:

        "(other than amounts paid or collected pursuant to the BVD Distribution Agreement, the Taurus Distribution Agreement, the Pony Canyon agreement or any Distribution agreement with respect to France, French speaking Belgium, Poland or to theatrical, video and first cycle pay television (including pay-preview) rights in Italy or Spain)"

        (E) The following new section is hereby added at the end of Section 6.4 of the Credit Agreement:

        "(i) Investments in a Person who is engaged principally in a business activity of a type described in Section 6.13 hereof or in another media-related business activity (including, without limitation, an internet or other on-line activity and the leasing of production facilities and/or production equipment); PROVIDED, that the aggregate amount of Investments made pursuant to this section 6.4(i) may not exceed $*** at any time."

        (F) The second proviso appearing in Section 6.5(d) of the Credit Agreement is hereby deleted in its entirety.

        (G) Schedule 2 of the Credit Agreement is hereby amended by deleting the name "TaurusFilm" appearing therein and inserting the name "Kirch Media GmbH & Co. KGaA" in lieu thereof.

        (H) Schedule 5 attached hereto is hereby added as Schedule 5 to the Credit Agreement.

        SECTION 2. CONSENT. The Lenders hereby consent to the Agent entering into an amendment to that certain Intercreditor Agreement dated as of December 31, 1998 (the "Taurus Intercreditor Agreement') among TaurusFilm GmbH and C., the Agent and the Borrower which necessary or advisable as of result of the transactions contemplated by the memorandum attached hereto as Schedule 5 and
(b) shall been form and substance satisfactory the Agent.

        SECTION 3. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is subject to the satisfaction in full of the following conditions precedent (the first date on which all such conditions have been satisfied being herein referred to as the "Effective Date"):

        (A) The Agent shall have received executed counterparts of this Amendment, which, when taken together, bear the signatures of the Credit Parties and those Lenders required by Section 13.11 of the Credit Agreement; and

        SECTION 4. REPRESENTATIONS AND WARRANTIES. The Credit Parties hereby represent and warrant to the Lenders that:

        (A) The representations and warranties contained in the Credit Agreement and in the other Fundamental Documents are true and correct in all material respects on as of the date


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date); and

        (B) The Credit Parties are in compliance with all the terms and provisions set forth in the Credit Agreement and the other Fundamental Documents and no Default or Event of Default has occurred or is continuing under the Credit Agreement.

        SECTION 5. FULL FORCE AND EFFECT.

        Except as expressly set forth herein, this Amendment does not constitute a wavier or modification of any provision of the Credit Agreement or a waiver of any Default or Event of Default under the Credit Agreement, in either case whether or not known to the Agent. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit agreement, the terms "Credit Agreement", "this Agreement", "herein', "hereafter", "hereto", "hereof', and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment. References to the terms "Agreement" or "Credit Agreement" appearing in the Exhibits or Schedules to the Credit Agreement, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

        SECTION 6. APPLICALBE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

        SECTION 7. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute by one instrument. Delivery of an executed signature page to this Amendment by telecopy shall be as effective as delivery of a manually executed counterpart of this Amendment.

        SECTION 8. EXPENSES. The Borrower agrees to pay all out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment and any other documentation contemplated hereby, including, but not limited to, the fees and disbursements of counsel for the Agent.

        SECTION 9. HEADINGS. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first written above.

                                     BORROWER:

                                     SPYGLASS ENTERTIANMENT GROUP, L.P.
                                     By:  Astra Entertainment Group, LLC, its
                                     General Partner

                                     By:  /S/ GARY BARBER
                                        ----------------------------------
                                          Name:  Gary Barber
                                          Title:    Manager

                                     GUARANTORS:

                                     SPYGLASS DEVELOPMENT, LLC
                                     EAST WEST PICTURES LLC
                                     TRIPLE THREAT PRODUCTIONS LLC

                                     By:  /S/ GARY BARBER
                                        ----------------------------------
                                         Name:  Gary Barber
                                         Title     Manager

                                     LENDERS:

                                     THE CHASE MANHATTAN BANK,
                                     Individually and as agent

                                     By:  /S/ EDMOND DE FOREST
                                        ----------------------------------
                                         Name:
                                         Title:



------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                   MEMORANDUM


        The following sets forth the fundamental changes in our deal with Kirch
Media:

        1. Entity: Kirch Media GmbH & Co. KgaA (formerly Taurus Film GmbH and Co. KG)

        2. Kirch Rights:

                Germany - All Rights

                Former CIS - All Rights

                Spain - All Television Rights post-first pay television window (formerly All Rights)

                Italy - All Television Rights post-first pay television window (formerly All Rights)

                [formerly Poland - All Rights]

        3. Spyglass retained Rights:

                Italy - Theatrical/Video/First Pay Television Window (including Pay-Per-View)

                Spain - Theatrical/Video/First Pay Television Window (including Pay-Per-View)

                Poland - All Rights

        4. Minimum Guarantee: ***% (formerly ***%)

        5. Term: First 7 Pictures produced, co-produced or acquired by Spyglass; the first 5 Pictures are currently identified as Sixth Sense/The Insider/Mission to Mars/Keeping the Faith/Shanghai Noon (formerly 5 years)

        6. Option: Next 5 Pictures produced, co-produced or acquired by Spyglass

        7. Loan: $ 3 Million (already paid), plus in the event Kirch exercises the Option, an additional $*** payable $*** in conjunction with Picture No. 9 and $*** in conjunction with Picture No. 11 (formerly $***)


-------------------------------------------------------------------------------
        *The current disposition of these rights is as follows:

        1. Italy - all Spyglass retained rights licensed to Buena Vista International for a Minimum Guarantee of ***% (covers Sixth Sense/Mission to Mars/Keeping the Faith/Shanghai Noon); BVI to cover residuals

        2. Spain

        Theatrical/Video - Sixth Sense license to BVI on a ***% fee basis; all other Picture TBD, with current estimates of a minimum guarantee of ***%


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        Fir Cycle Pay Television - currently negotiating an output deal with Sogecable (Canal Plus), minimum license fee set at $***, Sixth Sense fee at a minimum of $***

        3. Poland

        Theatrical/Video - currently in discussions with Warner Bros. For a fee based distribution deal Pay Television - closed output deal with Canal Plus, minimum license fee set at $***, Sixth Sense Free Television - TBD


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                            AMENDMENT NO. 3 (this "Amendment")
                                    dated as of December 1, 2000 to the Credit, Security, Guaranty and Pledge Agreement dated as of December 18, 1998 (as amended, the "Credit Agreement"), among SPYGLASS ENTERTAINMENT GROUP, L.P. (the "Borrower"), the guarantors referred to therein, the lenders referred to therein (the "Lenders") and THE CHASE MANHATTAN BANK as agent for the Lenders (in such capacity, the "Agent").

                             INTRODUCTORY STATEMENT

     All capitalized terms not otherwise defined in this Amendment are used herein as defined in the Credit Agreement.

     The Borrower has established BGP and CBI (as such terms are defined below in this Amendment) to invest certain of the earnings from the Borrower's business in Investments heretofore not permitted under the terms and provisions of the Credit Agreement. In connection therewith and certain other matters, the Borrower has requested that the Credit Agreement be amended to modify certain provisions thereof as hereinafter set forth.

     In consideration of the mutual agreements contained herein and other good and valuable consideration, the parties hereto hereby agree as follows:

     SECTION 1. AMENDMENT TO THE CREDIT AGREEMENT. Subject to the provisions of
Section 2 hereof, the Credit Agreement is hereby amended effective as of the Effective Date (such term being used herein as defined in Section 2 hereof) as follows:

     (A) The second paragraph of the Introductory Statement of the Credit Agreement is hereby amended by deleting the figure "$10,000,000" appearing therein and inserting the figure "$50,000,000" in lieu thereof.

     (B) The definition of "BVD Distribution Agreement" appearing in Article 1 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "BVD DISTRIBUTION AGREEMENT" shall mean that certain Memorandum of Agreement dated as of October 22, 1998 between BVD and the Borrower, as such agreement has been, and may hereafter be, amended, supplemented or otherwise modified, renewed or replaced from time to time."

     (C) Subclause (X) of clause (i) of the definition of "Complete" or "Completed" or "Completion" appearing in Article 1 of the Credit Agreement is hereby amended by deleting the words "delivered to BVD, Taurus and Pony Canyon in accordance with the BVD Distribution Agreement, the Taurus Distribution Agreement and the Pony Canyon Agreement" appearing therein and inserting the words "delivered to BVD, Epsilon and Pony Canyon in accordance with the BVD Distribution Agreement, the Epsilon Distribution Agreement and the Pony Canyon Agreement" in lieu thereof.

     (D) The definition of "Consolidated Capital Base" appearing in Article 1 of the Credit Agreement is hereby amended by adding the parenthetical phrase "(other than the Investment Subsidiaries)" after the words "Consolidated Subsidiaries" appearing in clause (i) of such definition.

     (E) The definition of "Distributable Cash" appearing in Article 1 of the Credit Agreement is hereby deleted in its entirety.

     (F) The definition of "Taurus" appearing in Article I of the Credit Agreement is hereby amended in its entirety to read as follows and is moved to the correct alphabetical sequence in Article 1:

          "KIRCH" shall mean Kirch Media GmbH & Co. KGaA, a corporation formed under the laws of Germany."

     (G) The definition of "Taurus Agreements" appearing in Article 1 of the Credit Agreement is hereby amended in its entirety to read as follows and is moved to the correct alphabetical sequence in Article 1:

          "KIRCH AGREEMENTS" shall mean collectively, the Epsilon Distribution Agreement and the Kirch Loan Documents."

     (H) The definition of "Taurus Distribution Agreement" appearing in Article 1 of the Credit Agreement is hereby amended in its entirety to read as follows and is moved to the correct alphabetical sequence in Article 1:

          "EPSILON DISTRIBUTION AGREEMENT" shall mean that certain Distribution Agreement entered into as of October 28, 1998 by and between the Borrower and Epsilon (as assignee of Kirch), as such document may be amended, supplemented or otherwise modified, renewed or replaced from time to time."

     (I) The definition of "Taurus Loan Documents" appearing in Article 1 of the Credit Agreement is hereby amended in its entirety to read as follows and is moved to the correct alphabetical sequence in Article 1:

          "'KIRCH LOAN DOCUMENTS' shall mean (i) that certain Loan Agreement entered into as of December 31, 1998, by and between the Borrower and Taurus Film GmbH and Co., as such agreement has been amended by that certain side letter dated as of December 31, 1998, and by that certain First Amendment to Loan Agreement entered into on July 31, 2000, with effect from January 28, 2000, by and between the Borrower and Kirch and as such agreement may be further amended, supplemented or otherwise modified, renewed or replaced from time to time and (ii) any other documents executed by the Borrower in connection with the Loan Agreement described in clause
     (i) above, as such documents may be amended, supplemented or otherwise modified, renewed or replaced from time to time."

     (J) The definition of "Taurus Loans" appearing in Article 1 of the Credit Agreement is hereby amended in its entirety to read as follows and is moved to the correct alphabetical sequence in Article 1:

          "'KIRCH LOANS' shall mean the loans made to the Borrower by Kirch pursuant to the Kirch Loan Documents."

     (K) The definition of "Taurus Minimum Guarantee" appearing in Article 1 of the Credit Agreement is hereby amended in its entirety to read as follows and is moved to the correct alphabetical sequence in Article 1:

          "'KIRCH MINIMUM GUARANTEE' shall mean, with respect to any Picture, the Minimum Guarantee (as such term is defined in Section 7.1 of the Epsilon Distribution Agreement) payable to the Borrower by Kirch and/or Epsilon (as applicable) for such Picture pursuant to the Epsilon Distribution Agreement."

     (L) The following definitions are hereby added to Article 1 of the Credit Agreement in the correct alphabetical order:

          "'BGP' shall mean BGP Investments, a California general partnership, the sole partners of which are the Borrower and Gary Barber.

          'CBI' shall mean CB Investments, a California general partnership, the sole partners of which are the Borrower and RPB Investments (a California general partnership, the sole partners of which are Roger Birnbaum and Pamela Birnbaum).

          'DRAGONFLY TRANSACTION' shall mean the co-financing transaction between the Borrower and Universal Pictures, a division of Universal City Studios, Inc. ("Universal Pictures") relating to the motion picture currently entitled "Dragonfly" which transaction is pursuant to either (i) that certain letter agreement dated as of September 15, 2000 between the Borrower and Universal Pictures or (ii) a long form agreement executed by the Borrower and Universal Pictures which agreement has replaced the foregoing letter agreement without varying any of the material terms thereof.

          'EPSILON' shall mean Epsilon Motion Picture GmbH, a corporation organized under the laws of Germany and an Affiliate of Kirch.

          'INVESTMENT SUBSIDIARIES' shall mean BGP, CBI and any Subsidiaries of either BGP or CBI.

          'MAJOR STUDIO' shall mean any of Disney, DreamWorks Pictures, MGM, Paramount Pictures Corporation, Sony Pictures Corporation, 20th Century Fox, Universal or Warner Bros.

          'PERMITTED CO-FINANCING' shall mean a co-financing transaction that meets the following criteria: (i) the transaction is set forth in a written agreement, entered into by a Credit Party with a Major Studio and involves the production of one feature length theatrical motion picture; (ii) such Major Studio will be producing the subject picture; (iii) either (A) such Major Studio makes its investment in the subject picture before the applicable Credit Party is required to make any portion of its investment in such picture or (B) such Major Studio and the applicable Credit Party make their respective investments in the subject picture on a dollar for dollar basis; and (iv) such Major Studio shall have either (X) agreed in writing (which document shall be in form and substance reasonably satisfactory to the Agent) to return the applicable Credit Party's investment in the subject picture to the Agent in the event that the picture is not delivered by the agreed upon delivery date or if production of the picture is abandoned by the Major Studio or (Y) delivered a Completion Bond with respect to the subject picture.

          'PERMITTED I.S. INVESTMENT' shall mean with respect to an Investment Subsidiary, any of the following Investments:

     (i) Cash Equivalents;

     (ii) any Investment currently owned by the Borrower and listed in Schedule 5 hereto; and

     (iii) any commercially reasonable Investment not described in the preceding clauses of this definition, PROVIDED that such Investment is not subject to any Indebtedness that is recourse to the assets of any Credit Party other than the Investment Subsidiary making the applicable Investment.

     (M) Section 2.1(b) of the Credit Agreement is hereby amended by adding the following parenthetical phrase immediately after the words "Total Commitment then in effect" appearing therein:

          "(PROVIDED, HOWEVER, that solely for purposes of making such determination with respect to the Total Commitment, the Completion Reserve for the Picture currently entitled "Reign of Fire" shall be excluded from the foregoing calculation)"

     (N) Section 2.1(c) of the Credit Agreement is hereby amended by deleting the figure "$10,000,000" appearing therein and inserting the figure "$50,000,000" in lieu thereof.

     (O) Clause (i) of Section 2.1(k) of the Credit Agreement is hereby amended by inserting the words "including, without limitation, the making of Investments by the Borrower in the Investment Subsidiaries to the extent permitted by
Section 6.4(j) hereof and the making of Restricted Payments to the extent permitted by Section 6.5 hereof" immediately after the words "for other general business purposes" appearing therein.

     (P) Clause (A) of the proviso appearing in Section 2.3(a)(i) of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(A) the Borrower shall not request, and the Issuing Bank shall not issue, any Letter of Credit if, after giving effect thereto, the sum of the then current L/C Exposure, PLUS the aggregate principal amount of all Loans then outstanding, PLUS the aggregate amount of Completion Reserves for all Pictures would exceed (1) the Total Commitment then in effect (PROVIDED, HOWEVER, that solely for purposes of making such determination with respect to the Total Commitment, the Completion Reserve for the Picture currently entitled "Reign of Fire" shall be excluded from the foregoing calculation) or (2) the then current amount of the Borrowing Base,"

     (Q) Clause (C) of the proviso appearing in Section 2.3(a)(i) of the Credit Agreement is hereby amended by deleting the figure "$10,000,000" appearing therein and inserting the figure "$50,000,000" in lieu thereof.

     (R) Section 2.7(c) of the Credit Agreement is hereby amended by inserting the parenthetical phrase "(other than the Picture currently entitled "Reign of Fire")" immediately after the words "all Pictures" appearing in such Section.

     (S) Section 5.1(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(a) Within ninety (90) days after the end of each fiscal year of the Borrower (commencing with fiscal year 1999), (i) the audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of, and the related consolidated statements of income, partnership capital and cash flows for, such year, and the corresponding figures as at the end of, and for, the preceding fiscal year, accompanied by an unqualified report and opinion of PricewaterhouseCoopers, any other Big Five accounting firm or another independent public accountant of recognized standing as shall be retained by the Borrower and be satisfactory to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements and (ii) the unaudited consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of, and the related unaudited consolidating statements of income and cash flows for, such year which financial statements shall be certified by an Authorized Officer of the Borrower, on behalf of the Borrower, that such financial statements present fairly the financial position of the Borrower and its Consolidated Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated, all in conformity with GAAP;"

     (T) Section 5.1(b) of the Credit Agreement is hereby amended by inserting the words "and consolidating" immediately after the words "unaudited consolidated" in both places such words appear in such Section.

     (U) Section 5.1(k) of the Credit Agreement is hereby amended by inserting the words "or any of their Subsidiaries," after the words "Credit Parties" appearing therein.

     (V) Section 5.18(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(a) Use the proceeds of Working Capital Loans for the acquisition and development of Film Assets and theatrical motion picture projects and for other business purposes which are not otherwise prohibited by the terms of this Credit Agreement (including, without limitation, the making of Investments by the Borrower in the Investment Subsidiaries to the extent permitted by Section 6.4(j) hereof and the making of Restricted Payments to the extent permitted by Section 6.5 hereof);"

     (W) Section 5.19(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(b) Not later than the earlier of the commencement of principal photography of a Picture being produced by or under the control of a Credit Party or the making of the first Production Loan for such Picture, cause there to be Borrowing Base (other than the Unsold Rights Credit for such Picture) attributable to such Picture in an amount not less than 80% of the Cash Budget of such Picture; PROVIDED, HOWEVER, that the foregoing covenant shall not apply to the Picture currently entitled "Reign of Fire"."

     (X) Section 5.19 of the Credit Agreement is hereby amended by adding the following new Section at the end thereof:

          "(c) Solely with respect to the Picture currently entitled "Reign of Fire", not later than the making of the first Production Loan for such Picture, cause each of Gary Barber and Roger Birnbaum to execute and deliver to the Agent a Limited Guaranty Agreement, in form and substance satisfactory to the Agent, pursuant to which each of Gary Barber and Roger Birnbaum shall guarantee the Obligations in an amount equal to the difference between 80% of the Cash Budget of such Picture and the then current amount of Borrowing Base (other than the Unsold Rights Credit for such Picture) attributable to such Picture (it being understood that such guarantee shall terminate in accordance with the terms of the Limited Guaranty Agreement (without any further act on the part of the Agent or the Lenders) on the date on which the Borrowing Base (other than the Unsold Rights Credit for such Picture) attributable to such Picture first equals or exceeds 80% of the Cash Budget of such Picture)."

     (Y) Section 5.23 of the Credit Agreement is hereby amended by adding the following new Section at the end thereof:

          "(e) Furnish to the Agent promptly upon receipt thereof, copies of all agreements relating to a Negative Pickup Obligation or a Permitted Co-Financing which, in any case, has been entered into by a Credit Party."

     (Z) Section 6.1(g) of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(g) Indebtedness in respect of intercompany advances constituting Investments permitted under Sections 6.4(d), 6.4(e), 6.4(j) or 6.4(k) hereof,"

     (AA) Section 6.1(h) of the Credit Agreement is hereby amended by deleting the word "Taurus" appearing therein and inserting the words "Kirch, Epsilon" in lieu thereof

     (BB) Section 6.1 of the Credit Agreement is hereby amended by adding the following new subsection at the end thereof:

          "(m) Indebtedness incurred by an Investment Subsidiary, PROVIDED that
     (i) at the time such Indebtedness (or any part thereof) is incurred and after giving effect thereto, the aggregate amount of all Indebtedness of all of the Investment Subsidiaries shall not exceed one hundred twenty percent (120%) of the then current aggregate amount of equity of such Subsidiaries, and (ii) at the time such Indebtedness (or any part thereof) is incurred and after giving effect thereto, the aggregate amount of all Indebtedness of the applicable Investment Subsidiary incurring such Indebtedness shall not exceed one hundred twenty percent (120%) of the then current amount of equity of such Investment Subsidiary, and (iii) the Indebtedness being incurred by the applicable Investment Subsidiary shall be recourse solely to the assets of such Investment Subsidiary and shall not be recourse to any of the assets of any other Credit Party."

     (CC) Section 6.2(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(b) Liens of BVD pursuant to the BVD Distribution Agreement and the BVD Loan Agreement and the Liens of Kirch or Epsilon (as applicable) pursuant to the Kirch Agreements;"

     (DD) Section 6.2 of the Credit Agreement is hereby amended by adding the following new subsection at the end thereof:

          "(s) Liens on the property or assets of an Investment Subsidiary securing Indebtedness which is incurred by such Investment Subsidiary and is permitted under Section 6.1(m) hereof."

     (EE) Section 6.3 of the Credit Agreement is hereby amended by adding the following new subsection (f) at the end thereof:

          "(f) Guaranties by virtue of the Borrower being a general partner of each of BGP and CBI."

     (FF) Section 6.4(e) of the Credit Agreement is hereby amended by adding the words "which is not an Investment Subsidiary" immediately after the words "Credit Party" appearing therein.

     (GG) Section 6.4(g) of the Credit Agreement is hereby amended by adding the parenthetical phrase "(other than the Investment Subsidiaries)" immediately after the words "co-financing arrangements" appearing therein.

     (HH) Section 6.4(i) of the Credit Agreement is hereby amended by adding the parenthetical phrase "(other than an Investment Subsidiary)" immediately after the words "Investments in a Person" appearing in the first line thereof.

     (II) Section 6.4 of the Credit Agreement is hereby amended by adding the following new subsections (j), (k) and (1) and the following sentence at the end thereof:

          "(j) equity Investments (whether made in cash or by the contribution of one or more assets) by the Borrower in BGP and CBI and loans by the Borrower to BGP or CBI; PROVIDED that the aggregate amount of all Investments permitted by this Section 6.4(j) shall not exceed $90,000,000 at any time; and PROVIDED, FURTHER, that in no event shall a Film Asset, a Picture or any interest in a Film Asset or Picture be contributed by the Borrower to BGP or CBI;

          (k) Investments (whether as equity or loans) by either BGP or CBI in another Investment Subsidiary; and

          (l) Investments by the Investment Subsidiaries in Permitted I.S. Investments.

     Notwithstanding the foregoing, an Investment Subsidiary shall only be permitted to make those Investments described in clauses (k) and (1) above (as applicable) and shall in no event make any Investment or hold any other interest in any Film Asset or Picture."

     (JJ) Section 6.5(f) of the Credit Agreement is hereby amended by adding the following proviso at the end thereof:

     "PROVIDED, HOWEVER, that distributions made to the partners of the Borrower pursuant to this Section 6.5(f) and distributions made pursuant to Section 6.5(j) below, may not exceed $90,000,000 in the aggregate in the calendar year 2001, and the portion of such distributions pursuant to this Section 6.5(f) and Section 6.5(j) made in cash may not exceed $85,000,000 in the aggregate;"

     (KK) Section 6.5(h) of the Credit Agreement is hereby deleted in its entirety.

     (LL) Section 6.5 of the Credit Agreement is hereby amended by adding the following new subsection (j) at the end thereof:

          "(j) distributions to the partners of the Borrower made on or before May 30, 2001; PROVIDED, HOWEVER, that distributions made to the partners of the Borrower pursuant to this Section 6.5(j) and distributions made pursuant to Section 6.5(f) above, may not exceed $90,000,000 in the aggregate in the calendar year 2001, and the portion of such distributions pursuant to this Section 6.5(j) and Section 6.5(f) made in cash may not exceed $85,000,000 in the aggregate; and PROVIDED, FURTHER, HOWEVER, that prior to any distribution being made to the partners of the Borrower pursuant to this Section 6.5(j), the Borrower shall have caused each of Gary Barber and Roger Birnbaum to have executed and delivered to the Agent a Limited Guarantee Agreement which meets the following criteria: (1) such agreement shall be a guarantee of the Obligations, (2) such agreement shall become effective on the date a Restricted Payment is first made pursuant to this Section 6.5(j) of the Credit Agreement, (3) such agreement shall continue until the date that Consolidated Capital Base first equals or exceeds $40,000,000 (and shall terminate in accordance with its terms on such date without any further act on the part of the Agent or the Lenders),
     (4) such agreement shall be in form and substance satisfactory to the Agent and (5) the maximum liability under such agreement shall be $5,000,000 for each of Gary Barber and Roger Birnbaum."

     (MM) Section 6.5 of the Credit Agreement is hereby amended by adding the following sentences at the end thereof:

          "Subject to the limitation set forth in Sections 6.5(f) and 6.5(j) above, any Restricted Payment permitted pursuant to this Section 6.5 (other than Restricted Payments permitted by Section 6.5(i)) may be made in the form of cash, the distribution of partnership interests in the Investment Subsidiaries or the distribution of other property, other than a Film Asset, a Picture or an interest in a Film Asset or a Picture. In the event a Restricted Payment permitted pursuant to this Section 6.5 is made in a form other than cash, the amount of such Restricted Payment shall equal the purchase price paid by the applicable Credit Party for the property being distributed as a Restricted Payment, MINUS the aggregate amount of any Indebtedness to which such distributed property is subject."

     (NN) Section 6.6 of the Credit Agreement is hereby amended by inserting the phrase "Except for payments pursuant to a sale-leaseback transaction that is permitted by Section 6.9 hereof," at the beginning of such Section, immediately before the word "Create".

     (OO) Section 6.7(a)(vii) of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(vii) the transfer of certain rights to Pictures in the territories covered by the Epsilon Distribution Agreement in order to pay off the Kirch Loans, all in accordance with that certain Amended and Restated Intercreditor Agreement dated as of December 31, 1998, as amended and restated on July 31, 2000, with effect from January 28, 2000 among Kirch, as successor-in-interest to Taurus Film GmbH and Co., the Agent, the Borrower and B&B Company; and"

     (PP) Section 6.7(a) of the Credit Agreement is hereby amended by adding the following new subsections thereto:

          "(ix) the sale of a Picture pursuant to a sale-leaseback transaction that is permitted by Section 6.9 hereof;

          (x) the transfer of an asset or other property which transfer constitutes an Investment permitted by Section 6.4 hereof, and

          (xi) the transfer of partnership interests in either of BGP or CBI or of any other property (other than a Film Asset, a Picture or an interest in a Film Asset or a Picture), to the extent such transfer constitutes a Restricted Payment permitted by Section 6.5 hereof."

     (QQ) Section 6.11 of the Credit Agreement is hereby amended by adding the following parenthetical phase after the words "Capital Expenditures" appearing therein:

          "(excluding Permitted I. S. Investments which constitute Capital Expenditures and which are permitted to be made hereunder by Investment Subsidiaries)"

     (RR) Section 6.12 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "SECTION 6.12. TRANSACTIONS WITH AFFILIATES. Except for (i) a transaction which is solely among Credit Parties, (ii) the creation of BGP and the Borrower being a general partner in BGP with Gary Barber and (iii) the creation of CBI and the Borrower being a general partner in CBI with RPB Investments, enter into any transaction with any of its Affiliates that is less favorable to such Credit Party than would have been the case if such transaction had been effected on an arms-length basis with a Person other than an Affiliate."

     (SS) Section 6.13 of the Credit Agreement is hereby amended by inserting the following words at the beginning thereof, immediately before the word "Engage":

          "(a) with respect to the Credit Parties and their respective Subsidiaries (other than the Investment Subsidiaries),"

     (TT) Section 6.13 of the Credit Agreement is hereby further amended by adding the following new subsections at the end thereof:

          "(b) With respect to BGP or CBI, engage in any business activity other than the ownership of Investments permitted by Section 6.4(k) hereof and Permitted I.S. Investments, subject in all cases to any limitations contained in this Credit Agreement and the other Fundamental Documents.

          (c) With respect to the Investment Subsidiaries, engage in any business activity other than the ownership of Permitted I.S. Investments, subject in all cases to any limitations contained in this Credit Agreement and the other Fundamental Documents."

     (UU) Section 6.18 of the Credit Agreement is hereby amended by deleting the figure "$5,000,000" appearing therein and inserting the figure "$15,000,000" in lieu thereof.

     (VV) Section 6.20 of the Credit Agreement is hereby amended by adding the parenthetical phrase "(except for the Investment Subsidiaries, the Dragonfly Transaction and a Permitted Co-Financing)" immediately after the words "co-financing arrangement" appearing therein.

     (WW) Section 6.21 of the Credit Agreement is hereby deleted in its entirety.

     (XX) Clause (ii) of Section 6.22(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(ii) the agreement of limited partnership of the Borrower or so long as the applicable Investment Subsidiary is a Credit Party, the partnership agreement, the certificate of incorporation, the limited liability company agreement or other organizational document (as applicable) of such Investment Subsidiary if in any case such modification would be materially adverse to the interests of the Agent, the Issuing Bank or any of the Lenders."

     (YY) Sections 7(g), 7(h), 7(i) and 7(j) of the Credit Agreement are hereby amended by inserting the following text after the words "any Credit Party" in all the places such words appear in such Sections:

          ", any Subsidiary of a Credit Party,"

     (ZZ) Schedule 2 to the Credit Agreement is hereby amended in its entirety by replacing it with Schedule 2 (Revised 3/01) attached hereto.

     (AAA) Schedule 5 to the Credit Agreement is hereby amended in its entirety by replacing it with Schedule 5 (Revised 3/01) attached hereto.

     (BBB) The Credit Agreement is hereby amended by (A) deleting the defined term "Taurus Distribution Agreement" each place such term appears in the Credit Agreement and inserting the defined term "Epsilon Distribution Agreement" in lieu thereof; (B) deleting the defined term "Taurus Loans" each place such term appears in the Credit Agreement and inserting the defined term "Kirch Loans" in lieu thereof; (C) deleting the defined term "Taurus Agreements" each place such term appears in the Credit Agreement and inserting the defined term "Kirch Agreements" in lieu thereof; (D) deleting the defined term "Taurus Loan Documents" each place such term appears in the Credit Agreement and inserting the defined term "Kirch Loan Documents" in lieu thereof and (E) deleting the defined term "Taurus Minimum Guarantee" each place such term appears in the Credit Agreement and inserting the term "Kirch Minimum Guarantee" in lieu thereof.

     SECTION 2. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is subject to the satisfaction in full of the following conditions precedent (the first date on which all such conditions have been satisfied being herein referred to as the "Effective Date"):

     (A) the Agent shall have received executed signature pages to this Amendment, which, when taken together, bear the signatures of the Credit Parties, the Agent and the Required Lenders;

     (B) the Agent shall have received a fee on behalf of each Lender (including the Agent) who has returned an executed signature page to this Amendment to the Agent or its counsel, Morgan, Lewis & Bockius LLP, by 5:00 p.m., New York City time, on Monday, April 23rd, which fee shall be in an amount equal to 1/2 of 1% of such Lender's Commitment under the Credit Agreement; and

     (C) all legal matters in connection with this Amendment shall be reasonably satisfactory to Morgan, Lewis & Bockius LLP, counsel for the Agent.

     SECTION 3. NOTICE. The Borrower hereby notifies the Lenders that in accordance with the terms of that certain Distribution Agreement entered into as of October 28, 1998 (the "Kirch Distribution Agreement") by and between the Borrower and Kirch Media GmbH & Co. KGaA ("Kirch"), Kirch has transferred the Kirch Distribution Agreement and all of its rights in and to the Kirch Distribution Agreement to Epsilon Motion Picture GmbH, a corporation organized under the laws of Germany and an affiliate of Kirch. The Borrower further advises the Lenders that in accordance with Section 23.1 of the Kirch Distribution Agreement, Kirch remains primarily liable for all of its obligations under the Kirch Distribution Agreement.

     SECTION 4. REPRESENTATIONS AND WARRANTIES. The Credit Parties hereby represent and warrant to the Lenders that:

     (A) the representations and warranties contained in the Credit Agreement and in the other Fundamental Documents are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date); and

     (B) after giving effect to this Amendment, the Credit Parties are in compliance with all the terms and provisions set forth in the Credit Agreement and the other Fundamental Documents and no Default or Event of Default has occurred or is continuing under the Credit Agreement.

     SECTION 5. FULL FORCE AND EFFECT. Except as expressly set forth herein, this Amendment does not constitute a waiver or modification of any provision of the Credit Agreement or a waiver of any Default or Event of Default under the Credit Agreement, in either case whether or not known to the Agent. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, the terms "Credit Agreement", "this Agreement", "herein", "hereafter", "hereto", "hereof", and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment. References to the terms "Agreement" or "Credit Agreement" appearing in the Exhibits or Schedules to the Credit Agreement, shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

     SECTION 6. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

     SECTION 7. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. Delivery of an executed signature page to this Amendment by telecopy shall be as effective as delivery of a manually executed counterpart of this Amendment.

     SECTION 8. EXPENSES. The Borrower agrees to pay all out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment and any other documentation contemplated hereby, including, but not limited to, the fees and disbursements of counsel for the Agent.

     SECTION 9. HEADINGS. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first written above.

                                     BORROWER:

                                     SPYGLASS ENTERTAINMENT GROUP, L.P.
                                     By:   Astra Entertainment Group, LLC,
                                           its General Partner

                                     By:  /S/ GARY BARBER
                                        ----------------------------------------
                                        Name: Gary Barber
                                        Title: Manger

                                     GUARANTORS:

                                     CLAIRE MUSIC PUBLISHING, LLC
                                     EAST WEST PICTURES LLC
                                     INFERNO PRODUCTIONS LLC
                                     IRISH COUNT PRODUCTIONS, LLC
                                     JUMP SHOT, LLC
                                     SPECIALIZED LEASING, LLC
                                     SPYGLASS DEVELOPMENT, LLC
                                     SUGAR MOUNTAIN PRODUCTIONS, LLC
                                     TRD MUSIC PUBLISHING, LLC
                                     TRIPLE THREAT PRODUCTIONS LLC

                                     By:  /S/ GARY BARBER
                                        ----------------------------------------
                                        Name: Gary Barber
                                        Title: Manger

                                     B&B Company

                                     By:  Barber Trust Partnership, a
                                          California general Partnership, its
                                          General Partner

                                          By:  /S/ MIKE WARSAVSKY
                                             -----------------------------------
                                             Mike Warsavsky, not individually,
                                             but solely in his capacity as
                                             Trustee of the Dana B. Barber Trust
                                             Its:  General Partner


                                          By:  /S/ ROGER BIRNBAUM
                                              ----------------------------------
                                              Roger Birnbaum, not individually,
                                              but solely in his capacity as
                                              Trustee of 2000 Birnbaum
                                              Irrevocable Trust
                                              Its:  General Partner


                                     BGP INVESTMENTS
                                     By:  Spyglass Entertainment Group, L.P.,
                                             a General Partner
                                     By:  Astra Entertainment Group, LLC,
                                             its General Partner

                                           /S/ GARY BARBER
                                     -------------------------------------------
                                     Name: Gary Barber
                                     Title: Manager

                                     CB INVESTMENTS
                                     By:  Spyglass Entertainment Group, L.P.,
                                            a General Partner
                                     By:  Astra Entertainment Group, LLC,
                                             Its General Partner

                                           /S/ GARY BARBER
                                     -------------------------------------------
                                     Name: Gary Barber
                                     Title: Manager


                                     LENDERS:

Executed by the                      THE CHASE MANHATTAN BANK,
Chase Manhattan Bank                 individually and as Agent
in New York, New York
                                           /S/
                                     -------------------------------------------
                                     Name:
                                     Title:

                                     UNION BANK OF CALIFORNIA, N.A.


                                     By:  /S/
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     NIB CAPITAL BANK N.V. (formerly De
                                        Nationale Investeringsbank N.V.


                                     By:  /S/
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     By:  /S/
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     BNP PARIBAS (formerly Banque Nationale de
                                         Paris)

                                     By:  /S/
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     By:  /S/
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     THE BANK OF NOVA SCOTIA

                                     By:  /S/
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     ING BANK (formerly ING (U.S.) Capital
                                        Corporation)

                                     By:  /S/
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     FLEET BANK, N.A.

                                     By:  /S/
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     COMERICA BANK-CALIFORNIA

                                     By:  /S/
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     NATEXIS BANQUE, BFCE

                                     By:  /S/
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     By:  /S/
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     IMPERIAL BANK

                                     By:  /S/
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     CITY NATIONAL BANK TRUST COMPANY
                                     (formerly City National Bank)

                                     By:  /S/
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     IBD BANK (formerly Israel Discount Bank of
                                         New York)

                                     By:  /S/
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     By:  /S/
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                     Schedule 2
                                                                 (Revised 3/01)

                                          ACCEPTABLE OBLIGORS/ALLOWABLE AMOUNTS


APPROVED DOMESTIC ACCOUNT DEBTORS
(95%. OR 100% IF SPECIFIED AND PAYABLE                            ALLOWABLE
PRIOR TO DOMESTIC RELEASE)                                         AMOUNT
                                                                   ------

*Buena Vista Pictures Distribution / BVI / Disney                200,000,000
20th Century Fox / Fox Networks                                   50,000,000
Dreamworks                                                        25,000,000
Warner Bros. / HBO / Time Warner / WB                             50,000,000
Sony                                                              25,000,000
Paramount / Blockbuster / Showtime / Viacom UPN                   50,000,000
MGM / UA                                                          25,000,000
Universal Pictures / UIP                                          25,000,000
USA Films                                                         25,000,000
TBS                                                               25,000,000
CBS / Westinghouse                                                25,000,000
NBC                                                               25,000,000
USA Network                                                       25,000,000

APPROVED FOREIGN ACCOUNT DEBTORS
(85%. OR 100% IF SPECIFIED AND PAYABLE PRIOR TO DOMESTIC RELEASE)

Village Roadshow                        Australia                     5,000,000
*Belga Film                             Benelux                       5,000,000
*Indies                                 Benelux                       3,000,000
*RCV 2001                               Benelux                       5,000,000
United Cinema                           Bulgaria                        500,000
TV Denmark                              Denmark                       1,000,000
*AMLF (Pathe)                           France                       25,000,000
*Canal +                                France                       25,000,000
*CLT                                    France                       20,000,000
*France 2                               France                       20,000,000
*Metropole (M6)                         France                       20,000,000
*TF 1                                   France                       20,000,000
Constantin                              Germany                      20,000,000
Helkon                                  Germany                       2,500,000
*TaurusFilm/Kirch/Epsilon               Germany                      50,000,000
Tele-Munchen                            Germany                      10,000,000
Telepool                                Germany                       2,500,000
Tobis Film                              Germany                      10,000,000
*Elke / Odeon                           Greece                        1,000,000


                                    Page 18


Prooptiki                               Greece                          500,000
Star TV                                 Hong Kong                     5,000,000
Intercom                                Hungary                         500,000
*Forum Films                            Israel                        2,000,000
*Mediasset                              Italy                        20,000,000
*RAI                                    Italy                        10,000,000
Fuji Sankei Group                       Japan                        10,000,000
Gaga Communications, Inc.               Japan                        10,000,000
J Sky B                                 Japan                        10,000,000
Nippon Herald                           Japan                        15,000,000
*Pony Canyon                            Japan                        20,000,000
*Toho Towa                              Japan                        10,000,000
Samsung                                 Korea                        10,000,000
*Canal +                                Nordic/Benelux/ Poland        5,000,000
Syrena                                  Poland                          500,000
*Lusomundo                              Portugal                      5,000,000
*Nu Metro                               S. Africa                     2,000,000
Ster Kinekor                            S. Africa                     2,000,000
*Svensk                                 Scandinavia                  10,000,000
Antena 3                                Spain                         2,500,000
*Aurum                                  Spain                         7,500,000
Sogecable                               Spain                        10,000,000
Telecinco                               Spain                         5,000,000
TV 1000                                 Sweden                        5,000,000
Ozen Film                               Turkey                        1,000,000
B Sky B                                 UK                           20,000,000
BBC                                     UK                           10,000,000
Channel 5                               UK                           10,000,000
ITV                                     UK                           10,000,000


OTHER RECEIVABLES BASKET (80%)
    (No single obligor to account for greater than $300,000)          5,000,000

*All account debtors marked with an asterisk are considered Specified Account Debtors

                                                                     Schedule 5
                                                                 (Revised 3/01)

                      Existing Investments of the Borrower
                              Permitted to be Held
                           BY AN INVESTMENT SUBSIDIARY
                 ----------------------------------------------
Chase Capital Partners -                     Fund invests principally in media-related companies
Private Equity Fund of Funds II, LTD         Balance - $242,098
                                             Ownership - LTD Partnership interests

Constellation Venture Capital II, LP-        Fund invests principally in media-related companies
                                             Balance - $300,000
                                             Ownership - LP units

TeleCruz Fund I, LP-                         Fund invests directly in TeleCruz Technology, Inc.,
                                             a set-top box chip manufacturer
                                             Balance - $4,500,000
                                             Ownership - 180 LP units

Transcast Fund I LP-                         Fund invests directly in TransCast Intl. Inc., an
                                             internet portal delivered by the TeleCruz chip
                                             Balance - $500,000
                                             Ownership - 20 LP units

Synthean Inc.-                               Direct investment in application software company
                                             Balance - $187,500
                                             Ownership - 150,000 shares of Common stock

                             INTERCREDITOR AGREEMENT

                          Dated as of December 18, 1998

                                      among

                       SPYGLASS ENTERTAINMENT GROUP, L.P.

                                       and

                       THE CHASE MANHATTAN BANK, as Agent

                                       and

                        BUENA VISTA PICTURES DISTRIBUTION


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        This INTERCREDITOR AGREEMENT (as the same may from time to time be amended, supplemented or otherwise modified, renewed or replaced, the "Intercreditor Agreement") is made as of December 18, 1998 among (i) Spyglass Entertainment Group Delaware limited partnership ("SEG"), (ii) The Chase Manhattan Bank, as agent for the lenders (as defined below) and (iii) Buena Vista Pictures Distribution, a division of ABC, Inc., a New York corporation ("BVD") INTRODUCTORY STATEMENT.

        WHEREAS, SEG and BVD have entered into (i) a Production/Financing/ Distribution Agreement dated as of October 22, 1998 (as the same has heretofore been, and may hereafter be, amended from time to time, the "BVD Distribution Agreement") pursuant to which BVD has, inter alia, agreed to make certain advances and contributions to SEG, including a distribution advance of $*** (the "Distribution Advance") and contributions with respect to Qualified Pictures (as defined in the BVD Distribution Agreement) and pursuant to which BVD shall distribute the Qualified Pictures, all on the terms and subject to the conditions set forth therein, (ii) a Loan Agreement and Promissory Note dated as of December 18, 1998 (the "BVD Loan Agreement"), pursuant which BVD has, inter alia, agreed to make a loan of $*** to, SEG
(the "BVD" Loan ) on the terms and subject to the conditions set forth therein and (iii) a Security Agreement and Mortgage of Copyright dated as of October 22, 1998 (the "BVD Security Agreement) for the purpose of securing SEG's obligations under the BVD Distribution Agreement, the BVD Loa Agreement and the BVD Security Agreement; and

        WHEREAS, SEG, certain affiliates of SEG, certain lenders (the "Lenders") and The Chase Manhattan Bank, as agent for the Lenders (in such capacity, the "Agent") are parties to credit, Security, Guaranty and Pledge Agreement dated as of December 18, 1998 (as the same may from time to time be amended, supplemented or otherwise modified, renewed or replaced, the "Credit Agreement") and various related documents, including, without limitation, the Fundamental Documents (as defined below), pursuant to which SEG has granted to Agent, for the benefit of the Lenders, a security interest in all its personal property and any proceeds thereof or income therefrom, including, without limitation, all its right, title and interest in and to each and every Qualified Picture, whether now owned, presently existing or hereafter acquired or created; and

        WHEREAS, the parties hereto desire to enter into this Intercreditor Agreement with respect to the exercise of certain rights, remedies and options by BVD and the Agent (for the benefit of the Lenders) as secured parties hereunder and under the aforementioned documents.

        NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        SECTION 1. DEFINITIONS.

        The following terms as used herein shall have the following meanings:

        "BANK COLLATERAL" shall mean collectively, all of SEG's right, title and interest in and to all personal property, tangible and intangible, wherever located or situated and whether now owned, presently existing or hereafter acquired or created and any proceeds thereof and income therefrom, including, without limitation, SEG's right, title and interest in and to each and every Qualified Picture, whether now owned, presently existing or hereafter acquired or created, all as more fully set forth in the definition of "Collateral" contained in the Credit Agreement.

        "BVD COLLATERAL" shall mean collectively, the collateral (including, without limitation, the BVD Priority Collateral) in which a Lien has been or will be granted to pursuant to the BVD Documents.

        "BVD DOCUMENTS" shall mean the BVD Distribution Agreement, the BVD Loan Agreement and the BVD Security Documents, as any of such agreements may from time to time be amended, supplemented or otherwise modified, renewed or replaced.

        "BVD PRIORITY COLLATERAL" shall mean that portion of the BVD Collateral which constitutes BVD's Granted Rights in each of the Delivered Pictures with respect to the BV Territories and all revenues derived by BVD therefrom EXCLUDING, HOWEVER, any right have reverted to SEG for any reason whatsoever.

        "BVD SECURITY DOCUMENTS" shall mean the BVD Security Agreement and any additional documents which are executed or filed in order to better perfect the security interest contemplated by the BVD Security Agreement, including without limitation, any additional documents with respect to particular Qualified Pictures.

        "RV PICTURE CONTRIBUTION" shall mean, with respect to a Qualified Picture, any and all amounts payable by BVD to SEG pursuant to the BVD Distribution Agreement upon delivery of such Qualified Picture to BVD and shall include, without limitation, the BV Picture Contribution (as such term is defined in the BVD Distribution Agreement).

        "BV TERRITORIES" shall be as defined in the BVD Distribution Agreement as effect on the date of execution hereof.

        "COMMON COLLATERAL" shall mean any and all property of any kind whatsoever which constitutes both Bank Collateral and BVD Collateral and which is not BVD Priority Collateral.

        "CREDIT DOCUMENTS" shall mean the Credit Agreement, the Fundamental Documents and all related documents entered into by SEG with the Agent and/or any Lender, as any of the same may from time to time be amended, supplemented or otherwise modified, renewed or replaced.

        "DELIVERED PICTURE" shall mean a Qualified Picture which is not a Non-delivered Picture.

        "FUNDAMENTAL DOCUMENTS" shall be as defined in the Credit Agreement.


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        "GRANTED RIGHTS" shall mean the rights licensed by SEG to BVD in the BVD Territories pursuant to the BVD Distribution Agreement.

        "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature of security, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

        "NONDELIVERED PICTURE" shall mean a Qualified Picture with respect to which the BVD Contribution has not yet been paid in full by BVD to the Agent as assignee of SEG.

        "PERSON" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

        "PHYSICAL MATERIALS" shall mean all physical embodiments of intangible rights and all other tangible personal property relating to a Qualified Picture, wherever located or situated and whether now owned or hereafter acquired or created, including, without limitation, exposed and/or developed negative film, dupe negatives, sound tracks, positive prints, fine grain prints, cutouts and trims, in connection with a Qualified Picture, whether or not in completed form or in some state of completion, all masters or copies of a Qualified Picture, in all formats whether on film, videotape, disk or otherwise, and all musical sheets, musical scores, cue sheets and promotional materials relating to a Qualified Picture.

        "QUALIFIED PICTURE" shall be as defined in the BVD Distribution Agreement in effect on the date of execution hereof, and for purposes of this Intercreditor Agreement, shall include those Pictures which met the criteria of a Qualified Picture at the time BVD made contributions, advances or loans with respect thereto pursuant to any BVD Document, notwithstanding that any such Picture might thereafter be abandoned or otherwise ultimately fail to meet the criteria of a Qualified Picture under the BVD Distribution Agreement.

        SECTION 2. REPRESENTATIONS, ACKNOWLEDGMENTS, CONSENTS AND AGREEMENTS BY THE AGENT.

        a. Notwithstanding anything to the contrary contained in the Credit Documents or otherwise, but subject always to the provisions of this Intercreditor Agreement, the Agent, on behalf of the Lenders, hereby acknowledges and consents to the grant by SEG of a security interest to BVD in the BVD Collateral.

        b. The Agent, on behalf of the Lenders, hereby represents and covenants that any conflicts between the Agent or the Lenders, on the one hand, and BVD, on the other, with respect to the Bank Collateral or the BVD Collateral will be resolved solely by reference to this Intercreditor Agreement.

        SECTION 3. REPRESENTATIONS, ACKNOWLEDGMENTS, CONSENTS AND AGREEMENTS BY BVD.

        a. Notwithstanding anything to the contrary contained in the BVD Documents or otherwise, but subject always to the provisions of this Intercreditor Agreement, BVD


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

hereby acknowledges and consents to the grant by SEG of a security interest to the Agent (for the benefit of itself, the Issuing Bank and the Lenders) in the Bank Collateral.

        b. Any conflicts between the Agent or the Lenders, on the one hand, and BVD, on the other, with respect to the Bank Collateral or the BVD Collateral will be resolved solely by reference to this Intercreditor Agreement.

        SECTION 4. RIGHTS AND OBLIGATIONS OF THE AGENT AND BVD WITH RESPECT TO COMMON COLLATERAL.

        a. With respect to Physical Materials included in the Common Collateral relating to any Delivered Picture, both BVD and the Agent shall be entitled to exercise any and all remedies to which they otherwise may be entitled, so long as (i) the party taking such action provides prior notice to the other party,
(ii) the taking of such action does not cause the security interest of the other party in such Physical Materials to become unperfected, (iii) all original Physical Materials (as distinguished from duplicate or derivative materials such as positive prints which are to be delivered to BVD directly pursuant to Exhibit "DS" of the BVD Distribution Agreement) shall at all times remain in the possession of a first class laboratory or other appropriate custodian which is located in the United States, the United Kingdom or Canada, is reasonably satisfactory to both BVD and the Agent, and has executed a laboratory pledgeholder agreement (substantially in the form of Exhibit A hereto or otherwise in form and substance reasonably satisfactory to the Agent and BVD) with the Agent and BVD and (iv) BVD and the Agent and their respective designees, successors and assigns shall each be entitled to make and unilaterally remove from such laboratory duplicate and/or derivative materials made from such original Physical Materials, which duplicate and/or derivative materials shall not be subject to any security interest in favor of any other party hereto or to the terms of this Intercreditor Agreement. In the event of any conflicting request for access to any original Physical Materials included in the Common Collateral relating to any Delivered Picture, BVD and/or its designees, successors and assigns shall have a priority right of access for such period of time as is reasonably necessary in order to expeditiously complete any work with respect to duplicate and/or derivative materials, following which, if an Event of Default (as defined in the Credit Agreement) has occurred, the Agent and/or its designees, successors and assigns shall be entitled to an exclusive period of like duration.

        b. Subject to the provisions of Section 8(b) hereof, with respect to Common Collateral relating to Delivered Pictures, other than Physical Materials, BVD and the Agent shall jointly conduct any and all proceedings and jointly exercise any and all remedies, and neither the Agent nor BVD will, without the prior written consent of the other, take or cause any other Person to take any action whatsoever with respect to enforcement of any right, power or remedy against such Common Collateral other than to preserve its rights against parties other than BVD or the Agent.

        c. Nothing in this Intercreditor Agreement (other than Section 6) shall in any way limit the free exercise of rights now held or hereafter acquired by BVD, the Agent or any other Person to receive and retain positive prints of a Qualified Picture, duplicate negative of a Qualified Picture or any other Physical Materials which do not constitute original Physical Materials.


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        d. Notwithstanding (i) any contrary provision of any BVD Document any Credit Document, or (ii) any priority in time of creation, attachment or perfection of a security interest in, pledge of, or mortgage, Lien or other encumbrance on, the Common Collateral by either BVD or the Agent, or (iii) any provision of, or filing or recording under, the Uniform Commercial Code of any state or any other applicable statute, rule or regulation of the United States of America, any state thereof or any other jurisdiction, or (iv) any other reason whatsoever, but subject to the terms and conditions set forth in this Intercreditor Agreement, BVD and the Agent hereby agree that their respective Liens in the Common Collateral are and shall be equal in ranking with neither having priority over the other except as expressly provided in Section 4(a) and
Section 6 hereof.

        SECTION 5. PRIORITY OF BVD PRIORITY COLLATERAL; RIGHTS AND OBLIGATIONS OF BVD AND THE AGENT WITH RESPECT TO BVD PRIORITY COLLATERAL; FORBEARANCE BY THE AGENT.

        a. Notwithstanding (i) any contrary provision of any BVD Document or any Credit Document, or (ii) any priority in time of creation, attachment or perfection of a security interest in, pledge of, or mortgage, Lien or other encumbrance on, the BVD Collateral or the Bank Collateral by either BVD or the Agent, or (iii) any provision of, or filing or recording under, the Uniform Commercial Code of any state or any other applicable statute, rule or regulation of the United States of America, any state thereof or any other jurisdiction, or
(iv) any other reason whatsoever, but subject to the terms and conditions set forth in this Intercreditor Agreement (including, without limitation, Section 6 hereof), the Agent hereby agrees that any Lien granted to BVD in all or any part of the BVD Priority Collateral is and shall be superior or and prior in right of claim and payment to any Lien granted to the Agent, whether now existing or hereafter created, in any property which constitutes BVD Priority Collateral.

        b. The Agent agrees that the Agent's subordination of its Lien in any property which constitutes BVD Priority Collateral pursuant to Section 5(a) hereof, shall continue until termination of BVD's Lien in such property and said subordination shall apply without limitation with respect to any Lien heretofore or hereafter granted to the Agent, in any property which constitutes any BVD Priority Collateral whether now owned or hereafter acquired.

        c. Until the termination of the subordination of the Agent's Lien as set forth herein and subject to the terms and conditions set forth in this Intercreditor Agreement, BVD shall be entitled to exclusively exercise any and all rights or remedies with respect to all or any part of the BVD Priority Collateral, conduct any and all proceedings with regard to all or any part of the BVD Priority Collateral and to otherwise deal in or with all or any part of the BVD Priority Collateral; PROVIDED, HOWEVER, BVD shall not commence, nor join with any other Person in commencing, any proceeding against SEG or the BVD Priority Collateral under any relevant foreclosure, involuntary bankruptcy, liquidation or insolvency law now or hereinafter in effect in any relevant jurisdiction unless BVD shall have given the Agent five (5) business days' prior written notice of its intention to commence, or join, any such proceeding; FURTHER PROVIDED HOWEVER, that if BVD reasonably believes immediate action is necessary in order to avoid irreparable harm to its interests then such action may be taken by BVD upon concurrent notice to Agent.


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        d. Until the termination of the subordination of the Agent's Lien as set forth herein, the Agent will not take, or cause any other Person to take, any action whatsoever with respect to enforcement of any right, power or remedy against the BVD Priority Collateral, available to the Agent in law or equity or otherwise other than to preserve its rights (if any) against parties other than BVD. The Agent further agrees solely with respect to the BVD Priority Collateral, that it will not interfere with, or invoke or utilize any law that might prevent, cause a delay in, or impede the performance or enforcement of, any right of BVD with respect to the BVD Priority Collateral under the BVD Documents, it being agreed that any breach of any duty allegedly owed by BVD to the Agent is adequately compensable in damages.

        SECTION 6. SUBORDINATION OF BVD SECURITY INTEREST UNTIL PAYMENT OF PICTURE CONTRIBUTION.

        a. BVD hereby agrees that notwithstanding the provisions of Section 5 hereof but subject to the provisions of Section 8 below, until payment in full by BVD to the Agent as assignee of SEG in accordance with Section 7 hereof of the entire amount of the BV Picture Contribution with respect to a Qualified Picture, any Lien granted to BVD in all or any part of the BVD Collateral relating to such Picture is and shall be subordinate and junior in right of claim and payment to any Lien granted to the Agent pursuant to the Credit Documents whether now existing or hereafter created, notwithstanding (i) any contrary provision of any BVD Document or any Credit Document, or (ii) any priority in time of creation, attachment or perfection of a security interest in, pledge of, or mortgage, Lien or other encumbrance on, the BVD Collateral or the Bank Collateral by either BVD or the Agent, or (iii) any provision, or filing or recording under, the Uniform Commercial Code of any state or any other applicable statute, rule or regulation of the United States of America, any state thereof or any other jurisdiction, or (iv) any other reason whatsoever.

        b. Until the termination of the subordination of BVD's Lien as set forth herein and subject to the terms and conditions set forth in this Intercreditor Agreement (including, without limitation, Section 8(b) hereof), the Agent shall be entitled to exclusively exercise any and all rights or remedies with respect to all or any part of the BVD Collateral for each Nondelivered Picture, conduct any and all proceedings with regard to all or any part of the BVD Collateral for each such Nondelivered Picture and to otherwise deal in or with all or any part of the BVD Collateral for each such Nondelivered Picture; provided, HOWEVER, the Agent shall not commence, nor join with any other Person in commencing, any proceeding against SEG or the BVD Collateral for any such Nondelivered Picture under any relevant foreclosure, involuntary bankruptcy, liquidation or insolvency law now or hereinafter in effect in any relevant jurisdiction unless the Agent shall have given BVD five (5) business days' prior written notice of its intention to commence, or join, any such proceeding; FURTHER, PROVIDED HOWEVER, that if the Agent reasonably believes immediate action is necessary in order to avoid irreparable harm to its interests then such action may be taken by the Agent upon concurrent notice to BVD.

        c. Until the termination of the subordination of BVD's Lien as set forth herein, BVD will not take, or cause any other Person to take, any action whatsoever with respect to enforcement of any right, power or remedy against the BVD Collateral for any Nondelivered Picture, available to BVD in law or equity or otherwise other than to preserve its rights (if any) against parties other than the Agent and the Lenders. BVD further agrees solely with respect to


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

the BVD Collateral relating to Nondelivered Pictures, that it will not interfere with, or invoke or utilize any law that might prevent, cause a delay in, or impede the performance or enforcement of, any right of the Agent with respect thereto under the Credit Documents, it being agreed that any breach of any duty allegedly owed by the Agent to BVD is adequately compensable in damages.

        SECTION 7. DIRECT PAYMENT BY BVD; EARLY PAYMENT BY BVD.

        a. BVD hereby agrees, solely for the benefit of the Agent and the Lenders, that BVD will remit directly to the Agent any sums which BVD is obligated to pay to SEG, (and SEG is entitled to receive) as and to the extent provided for in the BVD Documents. SEG hereby specifically authorizes and directs BVD to make any such payments referred to in the immediately preceding sentence directly to the Agent. BVD hereby specifically agrees pursuant to this
Section 7 to make such payments to the Agent at its office at 270 Park Avenue, New York, New York 10 172, for credit to such account(s) as shall be designated in writing by the Agent. Funds received by the Agent pursuant to this Section will be applied in accordance with the Credit Agreement. SEG acknowledges and agrees that all payments made by BVD directly to the Agent pursuant to this Section shall constitute and be deemed to be payments to SEG under the BVD Documents, and shall discharge the obligations of BVD to make such payments to SEG. Nothing contained in this Section 7 shall affect any of BVD's obligations to render accounting statements to SEG as and when required pursuant to the BVD Distribution Agreement.

        b. The parties hereto hereby agree that notwithstanding any provision of any BVD Document or this Intercreditor Agreement to the contrary, BVD shall be entitled to pay to the Agent as assignee of SEG, the BV Picture Contribution for a Qualified Picture at any time prior to delivery of such Qualified Picture to BVD.

        SECTION 8. NON-DISTURBANCE OF RIGHTS; BVD'S RIGHT OF FIRST NEGOTIATION/FIRST REFUSAL.

        a. The Agent hereby agrees that it shall not at any time take any action or exercise any right that the Agent now has or may hereafter have, at law, in equity or otherwise, so as to disturb, infringe upon, interfere with, prevent or impede the full, complete, free and unencumbered acquisition and exercise by BVD of the distribution rights which have been or may be acquired under the BVD Distribution Agreement; provided, however, that subject to the provisions of Sections 4 and 8(b) hereof the provisions of this sentence shall not prohibit the Agent from (i) selling its interest in any Common Collateral so long as any such sale is expressly subject to the distribution rights which have been or may be acquired under the BVD Distribution Agreement, to BVD's continuing security interests and to the rights of BVD hereunder or (ii) selling or licensing any Bank Collateral which is neither Common Collateral nor Priority Collateral (e.g. distribution rights outside the BV Territories). Without in any way limiting the generality of the foregoing, the Agent further agrees that (as between BVD and the Agent) BVD shall at all times be entitled to fully and freely acquire and exercise all of the distribution rights which have been or may be acquired under the BVD Distribution Agreement pursuant to, and in accordance with, the terms of the BVD Distribution Agreement without any interference of any kind or nature whatsoever from the Agent.


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

        b. In the event that the Agent exercises its rights under the Credit Documents or otherwise to foreclose or otherwise realize upon all or any portion of the Bank Collateral, the Agent agrees that prior to conducting any sale of any interest in a Qualified Picture to a third party, the Agent will negotiate exclusively with BVD for a period of 30 days in an effort to allow BVD to prepare and make an offer to the Agent for such portion of the Bank Collateral prior to any such sale to a third party. The Agent further agrees that in the event it shall conduct a private sale, it will not accept an offer from a third party on terms less favorable to the Agent than the last offer for such portion of the Bank Collateral made by BVD to the Agent prior to the Agent's receipt of such third party offer unless the Agent first notifies BVD of such less favorable offer and within five (5) business days after receiving such notice, BVD shall not have notified the Agent that BVD wishes to purchase such portion of the Bank Collateral on the same terms as offered by such third party. Any such private sale of Bank Collateral shall remain subject to BVD's rights under the BVD Agreement.

        SECTION 9. WAIVER OF CHALLENGE

        a. The Agent agrees that, as between itself and BVD and BVD's licensees successors and assigns, the Agent will not make any legal, equitable or other challenge to BVD's security interests contemplated by the BVD Documents, the rights granted to BVD by SEG under any of the BVD Documents, nor will the Agent commence or maintain any action or proceeding in this regard.

        b. BVD agrees that, as between itself and the Agent and the Agent's licensees, successors and assigns, BVD will not make any legal, equitable or other challenge to the Agent's security interests contemplated under the Credit Agreement or any other Fundamental Document, nor will BVD commence or maintain any action or proceeding in this regard.

        c. The Agent hereby agrees that in the event of any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to SEG or its properties, to the extent that the Agent is entitled to vote for a plan in connection with such proceeding, it will not vote in favor of any plan which does not provide for the continuation or assumption of the BVD Distribution Agreement.

        d. BVD hereby agrees that in the event of any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to SEG or its properties, to the extent that BVD is entitled to vote for a plan in connection with such proceeding, it will not vote in favor of __________ plan in connection with a proceeding which relates to SEG or its properties, which plan does not provide for the continuation or assumption of all the existing license agreements to which SEG is a party relating solely to the licensing of a Qualified Picture outside of the BV Territories.

        SECTION 10. PRODUCTION COSTS QUALIFIED PICTURES, ETC.

        With respect to each Qualified Picture, BVD hereby confirms that it will pay the BV Picture Contribution to the Agent, without setoff or counterclaim, as and when due in accordance with, and subject to, the terms of the BVD Distribution Agreement. SEG and BVD hereby further agree that promptly upon request by the Agent, they will confirm whether a picture


------------------------------
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been
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


hereafter produced meets the criteria to be a Qualified Picture under the BVD Distribution Agreement and will confirm and/or identify the approved Budget (as such term is used in Section 4.4 of the BVD Distribution Agreement) for such Qualified Picture.

        SECTION 11. MODIFICATIONS OF THIS INTERCREDITOR AGREEMENT.

        No modification, amendment or waiver of any provision of this Intercreditor Agreement shall in any way be effective unless the same shall be in writing and signed by BVD and the Agent, with a copy to SEG.

        SECTION 12. FURTHER ASSURANCES.

        Each of the parties hereto agrees to execute and deliver such further instruments and agreements and to take such further actions as any other party hereto may at any time or times reasonably request in order to carry out the provisions and intent of this Intercreditor Agreement.

        SECTION 13. NOTICES.

        All notices, requests, demands or other communications hereunder shall be writing and shall be telecopied, delivered by messenger or courier delivery, or sent by certified or registered U.S. mail, postage prepaid, to the address set forth below or at such other addressed as may be furnished in writing:

If to SEG:               Spyglass Entertainment Group, L.P.
                         500 South Buena Vista Street
                         Burbank, CA 91521-7259

                         Attention: Gary Barber
                         Telecopy No.: (818) 972-4686

with a copy to:          Troop Steuber Pasich Reddick & Tobey, LLP
                         2029 Century Park East
                         Los Angeles, CA 90067-3010

                         Attention: Bruce D. Tobey, Esq.
                         Telecopy No.: (310) 728-2205


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filed separately with the SEC.


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



If to the Agent:         The Chase Manhattan Bank
                         270 Park Avenue
                         New York, New York 10019

                         Attention: John J. Huber M
                         Telecopy No.: (212) 270-4584

with copies to:          Chase Securities Inc.
                         1800 Century Park East
                         Los Angeles, California 90067

                         Attention: Christa L. Thomas
                         Vice President
                         Telecopy No.: (310) 788-5628

and                      Morgan, Lewis & Bockius LLP
                         101 Park Avenue
                         New York, New York 10178

                         Attention: Richard S. Petretti, Esq.
                         Telecopy No.: (212) 969-6273

If to BVD:               Buena Vista Pictures Distribution
                         500 South Buena Vista Street
                         Burbank, California 91521

                         Attention: Senior Vice President,
                                    Business and Legal Affairs
                         Telecopy No.: (818) 972-9447


Such notices, requests, demands or other communications given by messenger or courier delivery as provided herein shall be deemed given when delivered; any such notices, requests, demands or other communications given by telecopier as provided herein shall be deemed delivered on the business day such notice is received; and any such notices, requests, demands and other communications sent by U.S. certified or registered U.S. mail, postage prepaid, as provided herein shall be deemed given five (5) days after the date of mailing. Any party may, by notice to the other parties hereto made in accordance herewith, change the address at which such notices, requests, demands or other communications may be given to it.

        SECTION 14. SUCCESSORS AND ASSIGNS.

        This Intercreditor Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that no party hereto shall assign or transfer any of its rights or obligations under this Intercreditor Agreement to any Person unless such Person agrees in writing to be bound by this Intercreditor Agreement.


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        SECTION 15. COUNTERPARTS.

        This Intercreditor Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument.

        SECTION 16. SEVERABILITY.

        Any provision of this Intercreditor Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        SECTION 17. HEADINGS- INTERPRETATION.

        Section or other headings contained in this Intercreditor Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Intercreditor Agreement.

        SECTION 18. NO WAIVER.

        No breach of any provision hereof may be waived unless in writing and the waiver of anyone breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

        SECTION 19. GOVERNING LAW.

        THIS INTERCREDITOR AGREEMENT HAS BEEN EXECUTED AND DDELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

        SECTION 20. CONFLICTS.

        To the extent there is a conflict or inconsistency between the terms of this Intercreditor Agreement, the BVD Documents, the Credit Documents or any amendment or modification of any thereof, this Intercreditor Agreement shall control as between the Agent and BVD, but shall not affect the rights of the Agent and BVD against SEG pursuant to any such agreements, all of which are expressly reserved.

        SECTION 21. TERMINATION.

        This Intercreditor Agreement shall terminate at such time as all of the obligations of SEG under the Credit Documents have been indefeasibly satisfied, and there shall be no commitment by any Lender to make any further loans or issue any letters of credit under the credit Agreement.


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


        IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the day and year first above written.


                      SPYGLASS ENTERTAINMENT GROUP, L.P.
                      By:  Astra Entertainment, Group, LLC, its General Partner

                      By:
                         -------------------------------------
                          Name:
                          Title:


                      THE CHASE MANHATTAN BANK, as Agent

                      By:
                         -------------------------------------
                          Name:
                          Title:


                      BUENA VISTA PICTURES DISTRIBUTION, a division of ABC, INC.

                      By:
                         -------------------------------------
                          Name:
                          Title:


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Request filed with the Securities and Exchange Commission ("SEC") and have been
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                                    Page 13

                                    EXHIBIT A

                   [FORM OF LABORATORY PLEDGEHOLDER AGREEMENT]



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Request filed with the Securities and Exchange Commission ("SEC") and have been
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


                         TAURUS INTERCREDITOR AGREEMENT

                INTERCREDITOR AGREEMENT dated as of December 31, 1998 among (i) Taurus Film GmbH and Co. ("Taurus"), (ii) The Chase Manhattan Bank as Administrative Agent (the "Agent") and (iii) Spyglass Entertainment Group, L.P. ("Spyglass").

        Reference is made to the following:

        (a) Output Agreement Term Sheet between Spyglass and Taurus (as amended by the Side Letter referred to in paragraph (b) below, the "Output Agreement Term Sheet") relating to the licensing by Taurus from Spyglass of the Taurus Rights for the Initial Term (as defined therein) with respect to certain motion pictures to be produced or acquired by Spyglass (the "Pictures") (such Output Agreement Term Sheet or any long form agreement executed by Spyglass and Taurus which replaces the Output Agreement Term Sheet without varying any of the material terms thereof is hereinafter referred to as the "Output Agreement");

        (b) The letter agreement dated December 31, 1998 between Spyglass and Taurus (the "Side Letter") which, among other things, amends certain provisions of the Output Agreement Term Sheet:

        (c) The Loan Agreement (the "Taurus Loan Agreement") dated as of December 31, 1998 between Spyglass and Taurus pursuant to which Taurus has agreed to make an initial loan of $*** to Spyglass (the "Initial Loan") and additional loans of $*** per Picture upon completion of principal photography of each of the *** covered Pictures under the Output
Agreement (the " Additional Loans", and together with the Initial Loan, the "Taurus Loans");

        (d) The Credit, Security, Guaranty and Pledge Agreement, dated as of December 18, 1998 (the "Credit Agreement") among Spyglass, the Guarantors named therein, the Lenders named therein, and the Agent;

        (e) Pursuant to the Security Agreement (the "Initial Taurus Security Agreement') dated as of December 31, 1998 between Taurus and Spyglass and agreements entered into pursuant thereto, Spyglass granted to Taurus a continuing security interest (the "Initial Taurus Security Interest") in certain assets as more fully described in Schedule A attached hereto (the "Initial Taurus Collateral") to secure the performances of certain obligations set forth therein;

        (f) Pursuant to a security agreement which may hereafter be entered into between Taurus and Spyglass (the "Additional Taurus Security Agreement") in connection with the alternative security arrangement for the Taurus Loans referred to in Section 3(a) of the Side Letter (the "Alternative Security Arrangement") and agreements to be entered into pursuant to such security agreement. Spyglass may be granting to Taurus a continuing security interest (the "Additional Taurus Security Interest") in certain assets as more fully described in Schedule B attached hereto (the "Additional Taurus Collateral") to secure the performance of certain obligations set forth therein; as used herein, the following terms shall have the meanings indicated:



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        (i) "Taurus Security Agreement" shall mean the Initial Taurus Security
Agreement and the Additional Taurus Security Agreement (if such agreement is ever fully executed);

        (ii) "Taurus Security Interest" shall mean the Initial Taurus Security Interest and if the Additional Taurus Security Agreement is ever fully executed, the Additional Taurus Security Interest;

        (iii) "Taurus Collateral" shall mean the Initial Taurus Collateral and if the Additional Taurus Security Agreement is ever fully executed, the Additional Taurus Collateral; and

        (iv) "Taurus Agreements" shall mean collectively, the Taurus Security Agreement, the Output Agreement, the Side Letter and the Taurus Loan Agreement; and

        (g) Pursuant to the Credit Agreement and related documents. Spyglass granted to the Agent for the benefit of itself, the Issuing Bank and the Lenders, a security interest (the "Lender Security Interest") in substantially all of its assets, including without limitation all of its right, title and interest in the Taurus Collateral (except to the extent the Agent's (for the benefit of itself the Issuing Bank and the Lenders) security interest therein has been released in accordance with the express provisions of this Agreement) and in to and under the Output Agreement and the Taurus Loan Agreement (the "Lender Collateral") to secure repayment of loans made by the Lenders pursuant to the Credit Agreement and other obligations referred to therein.

        The Taurus Parties, Spyglass and the Agent, on its own behalf and as agent for the Lenders, hereby agree as follows:

        1. NON-DISTURBANCE OF CERTAIN TAURUS RIGHTS; SUBORDINATION. (a) The Agent agrees that the Lender Security Interest is subject to and will not interfere with the distribution and access rights of Taurus under the Output Agreement, or Taurus `entitlement to retain monies to which it may be entitled thereunder, including without limitation monies which such party is entitled to withhold or offset in accordance with the terms of the Output Agreement and to the rights of Taurus to enforce the Taurus Security Interest against the Taurus Priority Collateral (such term being used herein as hereinafter defined) in accordance with the terms of the Taurus Security Agreement; PROVIDED, HOWEVER, that until payment in full by Taurus of the Initial Loan proceeds and the Additional Loan proceeds (if due at the time the last installment of the Minimum Guarantee is due) and Minimum Guarantee ( as defined in the Output Agreement) with respect to a particular Picture, any Taurus Security Interest in such Picture shall remain subject and subordinate to the Lender Security Interest.

        (b) The Agent acknowledges and agrees that the Lender Security Interest in any Taurus Priority Collateral is subject and subordinate to the Taurus Security Interest in the Taurus Priority Collateral.

        2. SCOPE OF COLLATERAL. (a) The Agent confirms that upon payment by Taurus of the Minimum Guarantee and (if due at the last installment of the Minimum Guarantee is due) the Additional Loan proceeds with respect to each Picture the Taurus Rights (as hereinafter defined) with respect to such Picture shall automatically be released from the Lender Security Interest to


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filed separately with the SEC.

the full extent such rights are granted by Spyglass to Taurus pursuant to the Output Agreement or are transferred to a special purpose company in connection with the Alternative Security Arrangement, and that with respect to the Taurus Rights for such Picture, the Lender Collateral shall thereafter include only any reversionary interest or other interest which Spyglass may retain, together with Spyglass right to share in proceeds thereof and other contractual rights of Spyglass may retain, together with Spyglass' right to share in proceeds thereof and other contractual rights of Spyglass, in each case, pursuant to the Taurus Agreements. As used herein the term "Taurus Rights" shall be defined in paragraph (a) of Schedule A attached hereto.

        (b) The Agent confirms that if Spyglass shall lose its ownership of any stock or other equity interest in the special purpose company formed in connection with the Alternative Security Arrangement, which loss is caused by a transfer to, or foreclosure by, Taurus (in accordance with the terms hereof), then such stock or other equity interest to the extent no longer owned by Spyglass, shall automatically be released from the Lender Security Interest. Upon request by Taurus (and at the sole expense of the Borrower) after any such release referred to in this Section 2 the Agent will take all reasonable action and do all things reasonably necessary to effectuate such release.

        (c) Taurus confirms that the Taurus Collateral is the only collateral in which it currently holds, or may hereafter hold, a security interest as security for any obligations owed to it by Spyglass.

        3. AMENDMENTS TO TAURUS AGREEMENTS. Taurus hereby agrees that the portions of the Taurus Agreements relating to the exercise of remedies with respect to Common Collateral (as such term is defined in Section 4 below) shall not be amended without the consent of the Agent at any time prior to the occurrence of Lender Termination. "Lender Termination" shall occur when all Commitments (as defined in the Credit Agreement) shall have terminated, all loans under the Credit Agreement shall have been paid in full, all amounts drawn under letters of credit issued thereunder shall have been reimbursed in full, all letters of credit issued thereunder shall have expired or been terminated or canceled and all other monetary obligations then due and payable under the Credit Agreement shall have been paid in full.

        4. LIMITATION ON TAURUS' REMEDIES. (a) Taurus shall not (i) exercise any of its rights or remedies as a secured party or secured creditor or assert any claim as a secured party or secured creditor with respect to any portion of the Taurus Collateral which is not Taurus Priority Collateral but which also constitutes Lender Collateral (hereinafter referred to as "Common Collateral") but which is not Taurus Priority Collateral or (ii) seek to foreclose on any Taurus Security Interest with respect to Common Collateral which is not Taurus Priority Collateral, or take any action with respect thereto, until expiration of sixty (60) days after written notice to the Agent as to any such intended foreclosure or other action and the reasons or basis therefor; provided, however, that the Agent's non-interference agreement under Section 1 above shall at all times apply in favor of Taurus. Taurus agrees that in the event of the exercise of any of its rights as a secured party (including foreclosure rights), subject to the preceding sentence, it will take subject to and will not interfere with the Agent's and the Lenders' rights to the monies paid or to be paid by Taurus to Spyglass or the Agent's right of access to materials or the rights reserved or retained by Spyglass or any of their affiliates and not acquired by Taurus.


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

               (b) Nothing contained in this Agreement shall prevent Taurus from exercising rights which might otherwise be available to it to (i) dispute with, or commence a declaratory judgment action (whether as an arbitration proceeding or otherwise) against, Spyglass with respect to the interpretation of the Output Agreement or the Taurus Loan Agreement or any calculation thereunder, (ii) take any action to preserve or protect the validity of its security interest in the Taurus Collateral, (iii) take any action to sue for damages, seek equitable remedies or assert defenses in connection with the enforcement of Taurus' rights and Spyglass's obligations under the Output Agreement, or (iv) to exercise its remedies with respect to Taurus Collateral which is not Common Collateral, so long as in the case of any of the foregoing items (i) through (iv) such action would not impair the value of the Lender Collateral.

        5. ASSIGNMENT TO AGENT. (a) Taurus acknowledges that the rights of Spyglass under the Output Agreement and the Taurus Loan Agreement are part of the Lender Collateral and have been assigned to the Agent (for the benefit of itself, the Issuing Bank and the Lenders) for security. Accordingly, the Agent shall, among other things, have the right following foreclosure or other assumption of Spyglass's position to initiate dispute resolution proceedings and/or terminate the Output Agreement to the extent permitted in accordance with the terms thereof.

        (b) In addition, Spyglass assigned to the Agent (for the benefit of itself the Issuing Bank and the Lenders) as security, its right to receive payment of all amounts hereafter payable to it by Taurus pursuant to the Output Agreement or otherwise. Spyglass hereby irrevocably authorizes and directs Taurus to pay all monies from time to time owing or to become due from it to Spyglass pursuant to the Output Agreement, by payment to such account or accounts as the Agent may from time to time specify in writing. This authority and instruction is coupled with an interest and may not be modified, terminated or revoked without the prior written consent of the Agent.

        6. FORECLOSURE, ETC. In the event that the Agent exercises its rights under the Credit Agreement or otherwise to foreclose or otherwise realize upon all or any portion of the Common Collateral, the Agent agrees that:

        (i) If Agent sells one or more Pictures and/or any or all rights therein by private sale pursuant to the Credit Agreement or otherwise, the Agent shall cause the buyer to enter into a novation agreement with Taurus confirming the right of Taurus to continue to exploit the Common Collateral relating to such Picture(s) on the same terms and conditions as those contained in the Output Agreement;

        (ii) If any Picture and/or any rights therein shall be sold (A) as a result of a judicial foreclosure proceeding (i.e. an execution sale) brought by or on behalf of the Agent to enforce a judgment in the Agent's and/or Lenders' favor or (B) by or on behalf of the Agent at a public sale under the Uniform Commercial Code Agent shall use its reasonable commercial efforts to cause the buyer at any such sale to enter into a novation agreement with Taurus confirming the right of Taurus to continue to exploit the Common Collateral relating to such Picture on the same terms and conditions as those contained in the Output Agreement;

        (iii) If Agent or any of the Lenders is the buyer at any such public sale or judicial foreclosure proceeding or otherwise acquires rights in the Common Collateral relating to


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Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

any Picture upon a disposition thereof, it will (and hereby does) agree to enter into a novation agreement with Taurus confirming the right of the Taurus to continue to exploit the Common Collateral relating to such Picture on the same terms and conditions as those contained in the Output Agreement provided, however such obligation shall be non-recourse to the Agent or such Lender other than from such Common Collateral.

        7. AGREEMENT TO SUBORDINATE TAURUS LOAN. Taurus agrees that the obligation of Spyglass to pay principal and interest on the Taurus Loans and any expenses or other obligations relating thereto (the "Subordinated Obligations") are and shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of the Lender Obligations (as hereinafter defined) and that except as set forth in Section 1, 2, 4 and 8 hereof, any guarantees, security interests, mortgages and other liens securing payment of the Subordinated Obligations are and shall be subordinate, to the fullest extent permitted by law and as hereinafter set forth, to the Lender Obligations (as hereinafter defined), notwithstanding the perfection, order of perfection or failure to perfect, any such security interest or other lien, or the filing or recording order of filing or recording, or failure to file or record this Agreement or any instrument or other document in any filing or recording office in any jurisdiction. The term "Lender Obligations" shall mean all Obligations of Spyglass as defined in the Credit Agreement including, without limitation, whether outstanding at the date hereof or hereafter incurred or created, all obligations to pay principal, premium, if any interest (including, without limitation, interest accruing after the commencement of any bankruptcy, insolvency reorganization or similar proceedings with respect to Spyglass whether or not determined to be an allowed claim in any such proceeding) charges, costs, expenses and fees including, without limitation, the disbursements and reasonable fees of counsel to the Agent or the Lenders, all obligations to reimburse or indemnify the Agent and the Lenders in any way, and all renewals, extensions, restructuring, refinancing or refunding of any indebtedness under the Credit Agreement in the nature of a "workout" or otherwise.

        The expressions "prior payment in full," "payment in full, "paid in full" or any other similar term(s) or phrase(s) when used herein shall mean the payment in full, in cash, of all of the Lender Obligations.

        8. RESTRICTIONS ON PAYMENT OF THE SUBORDINATED OBLIGATIONS, ETC. Taurus will not ask, demand, sue for, take or receive, directly or indirectly, from Spyglass, in cash or other property, by setoff, by realizing upon collateral, foreclosing on any lien or otherwise, by exercise of any remedies or rights under the Taurus Loan Agreement or by executions, garnishments, levies, attachments or by any other action relating to the Subordinated Obligations, unless and until the Lender Obligations shall have been paid in full; PROVIDED, HOWEVER, that (i) Taurus may receive, and may foreclose upon, or exercise other remedies with respect to, the Taurus Rights with respect to each Picture for which Taurus has at or prior to such time paid the full amount of the Minimum Guarantee and (if due at the time the last installment of the Minimum Guarantee is due) the Additional Loan for such Picture, and the Additional Taurus Collateral (collectively, the "Taurus Priority Collateral") and (ii) the restrictions imposed by this Section 8 shall no longer apply if following the occurrence of any event which would otherwise entitle Taurus to take any of the foregoing actions. Taurus shall give written notice of such occurrence to the Agent specifying that such notice is being given pursuant to this Section 8 of this Agreement and such event shall continue for a period of one year after the giving of such notice without being cured


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                                     Page 5
or waived. Spyglass will not make any payment of any of the Subordinated Obligations, or take any other action, in contravention of the provisions of this Agreement. Notwithstanding any provision hereof to the contrary, Spyglass shall be entitled to effect a non-cash repayment of the Taurus Loans in accordance with and in the manner contemplated by, paragraph 2 of the Side Letter (as in effect on the date hereof) or Section 1.4(c) and Section 6.3(A)(x) of the Taurus Loan Agreement (as in effect on the date hereof).

        9. ADDITIONAL PROVISIONS CONCERNING SUBORDINATION OF TAURUS LOAN. Taurus and Spyglass agree as follows:

        (a) In the event of (x) any dissolution, winding up, liquidation or reorganization of Spyglass (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or proceedings for voluntary or involuntary liquidation, dissolution or other winding up of Spyglass whether or not involving insolvency or bankruptcy, or any other marshalling of the assets and liabilities of Spyglass or otherwise); or (y) any Event of Default or an event which with notice and or passage of time would constitute an Event of Default (as such term is defined in the Credit Agreement), or any default demand for payment or acceleration of maturity regarding the Subordinated Obligations.

        i all Lender Obligations shall first be paid to the Agent for the benefit of the Lenders in full before any payment or distribution is made upon the principal of or interest on or any fees, costs, charges or expenses in connection with the Subordinated Obligations (other than from the Taurus Priority Collateral); and

        ii any payment or distribution of assets of Spyglass (other than from the Taurus Priority Collateral), whether in cash, property or securities to which Taurus would be entitled except for the provisions hereof, shall be paid or delivered by Spyglass, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent, agent or other person making such payment or distribution, directly to the Agent for the benefit of the Lenders, to the extent necessary to paying full all Lender Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the Lenders before any payment or distribution is made to Taurus.

        (b) In any proceeding referred to or resulting from any event referred to in clause (x) of subsection (a) of this Section 9 commenced by or against Spyglass the agent may, and is hereby irrevocably authorized and empowered (in its own name or in the name of Taurus or otherwise) but shall have no obligation to, (1) demand, sue for, collect and receive every payment or distribution referred to in subsection (a) of this Section 9 and give acquittance therefore (other than in connection with the Taurus Priority Collateral), (2) file claims and proofs of claim in respect of the Subordinated Obligations and (3) take such other action as the agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Agent and the Lenders hereunder.

        (c) All payments or distributions upon or with respect to the Subordinated Obligations which are received by Taurus contrary to the provisions of this Agreement shall be deemed to be the property of the Lenders, shall be received in trust for the benefit of the Lenders


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Request filed with the Securities and Exchange Commission ("SEC") and have been
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                                     Page 6
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shall be segregated from other funds and property held by Taurus and shall be forthwith paid over to the Agent for the benefit of the Lenders in the same form as so received (with any necessary endorsement) to be applied to the payment or prepayment of the Lender Obligations until the Lender Obligations shall have been paid in full.

        (d) Taurus hereby waives any requirement for marshalling of assets by the Agent in connection with any foreclosure of the Lender Security Interest.

        (e) Taurus shall not take any action to impair or otherwise adversely affect the foreclosure of or other realization of the Agent's or the Lender's rights under the Credit agreement or with respect to the Lender Collateral.

        10. SUBROGATION. Taurus agrees that no payment or distribution to the Agent and or the Lenders pursuant to the provisions of this agreement shall entitle Taurus to exercise any rights of subrogation in respect thereof until the Lender Obligations shall have been paid in full.

        11. LEGEND. Taurus and Spyglass will cause each promissory note evidencing any of the Subordinated Obligations any replacement thereof and any mortgage or security document relating thereto to include or have endorsed thereon the following provision:

               "The indebtedness evidenced or secured by this instrument is subordinated to other indebtedness pursuant to, and to the extent provided in, and is otherwise subject to the terms of the Intercreditor Agreement dated as of December 31, 1998 by and among Taurus Film GmbH and Co., Spyglass Entertainment Group, L.P. and The Chase Manhattan Bank as Agent."

        12. NEGATIVE COVENANTS OF TAURUS. So long as any of the Lender Obligations shall remain outstanding Taurus will not, will not, without the prior written consent of the Agent:

        (a) Sell, assigning, pledge, encumber or otherwise dispose of any instrument evidencing the indebtedness owed to Taurus or any collateral securing the Subordinated Obligations unless such sale, assignment, pledge, encumbrance or other disposition is made expressly subject to this Intercreditor Agreement and the other party to such sale, assignment, pledge, encumbrance or other disposition consents in writing to be bound by the terms hereof; or

        (b) Commence or join with any creditor other than the Lenders in commencing any proceeding referred to in subsection (a) of Section 9 hereof.

        13. OBLIGATIONS UNCONDITIONAL. All rights and interests of the Agent and the Lenders hereunder and all agreements and obligation of Taurus and Spyglass hereunder, shall remain in full force and effect irrespective of:

        (a) Any lack of validity or enforceability of the Credit agreement or any other agreement or instrument relating thereto:

        (b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Lender Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement;


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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        (c) Any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Lender Obligations; or

        (d) Any other circumstances which might otherwise constitute a defense available to, or a discharge of, either Spyglass in respect of the Lender Obligations or of Taurus or Spyglass in respect of this Agreement.

        14. REPRESENTATIONS AND WARRANTIES. Each of the parties to this Agreement represents and warrants that it has duly authorized, executed and delivered this Agreement and that it is enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting the rights and remedies of creditors generally and to general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which proceeding thereof may be brought.

        15. NOTICE OF CERTAIN EVENTS. The Agent agrees to give to Taurus a courtesy copy of any notice to Spyglass of the acceleration of the outstanding loans under the Credit Agreement or that the Agent has determined to foreclose or exercise similar remedies as a secured creditor with respect to the Common Collateral; provided however, that such prior notice requirement may be eliminated if required by the exigencies of the situation (provided that Taurus is given notice promptly after the taking of such action); and provided further that any inadvertent failure to give such notice shall not constitute a breach of this Agreement and shall not prevent the Agent or any Lender from exercising any right or remedy otherwise available to it against Spyglass or with respect to the Common Collateral, subject always to requirements of applicable law.

        16. TERMINATION. If, pursuant to the terms of the Output Agreement and the Taurus Loan Agreement, Taurus's rights with respect to a Picture are terminated, then the rights of Taurus and the obligations of the Agent with respect to such motion picture arising under this Agreement shall automatically terminate simultaneously therewith.

        17. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, licensees and assigns.

        18. MODIFICATIONS: No modification amendment or waiver of any provision of this Agreement shall in any way be effective unless the same shall be in writing and signed by the party against whom it is sought to be enforced.

        19. FURTHER ASSURANCES. Each of the parties hereto agrees to execute and deliver such further instruments and agreements and to take such further actions as any other party hereto may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement. Taurus and the Agent are each hereby authorized to demand specific performance of this Agreement, and the parties hereby irrevocably waive any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

        20. EFFECT ON THIRD PARTIES. The provisions of this Agreement are not intended to give, nor shall they be construed to confer upon any of Spyglass, its subsidiaries or affiliates, any other person owning or holding any rights or security interests in the Taurus Collateral (including


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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any person who acquires any rights to the Taurus Collateral upon a sale, realization or other disposition of the Taurus Collateral), or any other person or entity other than the parties hereto and the Lenders and any of their respective successors and assigns, any rights, remedies or claims under or by reason hereof.

        21. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument.

        22. SEVERABILITY. Each provision of this Agreement shall be interpreted in such manner as to make such provision valid and enforceable under applicable law, but if any provision hereof shall be or become prohibited or invalid under any applicable law such provision shall be ineffective to the extent of such prohibition or invalidity only, without thereby invalidating the remainder of such provision or any of the remaining provisions hereof.

        23. HEADINGS; INTERPRETATION. Paragraph or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        24. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE AND THE LAWS OF THE UNITED STATES.

        25. NOTICES. All notices, requests, demands or other communications hereunder shall be in writing and shall be delivered by telecopier, messenger or courier delivery or sent by certified or registered U.S. mail, postage prepaid,to the address set forth below or at such other address as may be furnished in writing:

If to Taurus:                Taurus Film GmbH and Co.
                             Robert Burkle Strasse 2
                             D-85737
                             Ismaning, Germany
                             Facsimile:  011-49-89-9956-2123
                             Attention:  Herbert Schroeder

with a courtesy copy to:     Gipson Hoffman & Pancione
                             1901 Avenue of the Stars
                             Suite 1100
                             Los Angeles, CA 90067
                             Facsimile:  (310) 556-8945
                             Attention:  Markus Barmettler
                                         Mara Morner-Ritt


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


                                     Page 9
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and if to Agent:             The Chase Manhattan Bank
                             270 Park Avenue
                             New York, New York 10017
                             Facsimile:
                             Attention: John J. Huber, III

with a courtesy copy to:     Morgan, Lewis & Bockius
                             101 Park Avenue
                             New York, New York 10178
                             Facsimile:  (212) 309-6273
                             Attention:  Richard S. Petretti, Esq.

and with a courtesy copy:    Chase Securities, Inc.
                             1800 Century Park East
                             Suite 400
                             Los Angeles, California 90067
                             Facsimile:  (310) 788-5628
                             Attention:  Christa L. Thomas

and if to Spyglass:          Spyglass Entertainment Group, LP
                             2600 W. Olive Avenue
                             suite 700
                             Burbank, CA 91505-7259
                             Facsimile:  (881) 972-4686
                             Attention:  Gary Barber

with a courtesy copy to:     Bruce Tobey (?)


Any failure of any party giving notice pursuant to this Paragraph 25 to provide a courtesy copy to a party as provided herein, shall not affect the validity of such notice. Such notices, requests, demands or other communications shall be deemed to have been given (i) from one party located within the United States to another party located within the United States on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested or (ii) from a party located within the United States to a party located outside of the Untied States or from a party located outside of the United States to a party located within the Untied States on the third Business Day after the date when sent by air courier, postage prepaid, or upon receipt by such party, if by any facsimile communications equipment, in each case addressed to such party as provided in this Paragraph 25 or in accordance with the latest unrevoked written direction from such party.


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Request filed with the Securities and Exchange Commission ("SEC") and have been
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                                    Page 10
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        26. SERVICE OF PROCESS. Each of Taurus and Spyglass (i) hereby irrevocably submits to the jurisdiction of the state courts of the State of New York and the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof brought by the Agent or its successors or assigns and (ii) hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient that the venue or the suit, action or proceeding is improper or that this Agreement or the subject matter hereof any not be enforced in or by such court, and (c) hereby waives in any action, suit or proceeding any offsets or counterclaims which are unrelated to the transactions contemplated herein. Each of Taurus and Spyglass hereby consents to service of process by registered mail at the address to which notices are to be given. Each of Taurus and Spyglass agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the Lenders. Final judgment against Taurus or Spyglass in any such action, suit or proceeding shall be conclusive, and may be enforced in other jurisdictions (a) by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of Taurus or Spyglass therein described or (b) in any other manner provided by or pursuant to the laws of such other jurisdiction; PROVIDED, HOWEVER, that the Agent may at its option bring suit, or institute other judicial proceedings against Taurus or Spyglass or any of their respective assets in any state or Federal court of the United States or of any country or place where Taurus, Spyglass or their respective assets may be found. Taurus and Spyglass further covenants and agrees that so long as this Agreement shall be in effect, each shall maintain a duly appointed agent for the receipt and acceptance on its behalf of service of summons and other legal processes and upon failure to do so the clerk of each court to whose jurisdiction it has submitted shall be deemed to be its respective designated agent upon whom such process may be served on its behalf, and notification by the attorney for plaintiff, complainant or petitioner therein by mail or telegraph to Taurus or Spyglass of the filing of each suit, action or proceeding shall be deemed sufficient notice thereof.

        27. ACKNOWLEDGEMENT BY THE AGENT. The Agent (on behalf of the Lenders) hereby acknowledges that provisions contained in Section 1.4(c) of the Taurus Loan Agreement


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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        IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                                  TAURUS FILM GMBH AND CO.


                                  By:  /S/
                                      --------------------------------
                                       Name:
                                       Title:


                                  THE CHASE MANHATTAN BANK as Agent


                                  By:  /S/
                                     ---------------------------------
                                       Name:
                                       Title:


                                  SPYGLASS ENTERTAINMENT GROUP, L.P.
                                  By:  Astra Entertainment Group, LLC,
                                         Its General Partner


                                  By:  /S/
                                     ---------------------------------
                                       Name:
                                       Title:


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


                                    Page 12
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                               Description of the
                            INITIAL TAURUS COLLATERAL



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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been
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                                   SCHEDULE A

                                   COLLATERAL

        With respect to each of the Pictures, all of the following:

        (a) Those rights described in that certain Output Agreement Terms Sheet dated as of October 28, 1998 between Spyglass and Taurus under the heading entitled "Taurus Rights/Territory", in the Picture, as described under the heading "Qualified Pictures," in perpetuity (the "Taurus Rights") and all revenues derived from the Taurus Rights; and

        (b) solely to the extent necessary for Taurus to exercise the Taurus Rights in the Picture (all of the following, the "Shared Collateral"):

        i all rights in and to any literary, musical, dramatic or other material upon which the Picture is based or which is used or included in the Picture, including all preliminary and final scripts, scenarios, screenplays, bibles, stories, treatments, novels, outlines, books, titles, concepts, manuscripts or other properties or materials of any kind or nature, and all rights pursuant to any and all documents pursuant to which Spyglass secured any right, title or interest in and to any of the foregoing (collectively the "Literary Property");

        ii all tangible personal property and physical properties of every kind or nature whatsoever of or directly relating to the Picture (including, without limitation, all exposed film developed film positives, negatives, prints, answer prints, trailers, soundtracks, music and effects tracks, video masters, video and audio recordings, copies of all (A) continuity lists, (B) dialogue lists,
(C) spotting lists, (D) synchronization licenses, (E) composers agreements, (F) contracts relating to the acquisition and production of any of the Subject Pictures, (G) cast lists, (H) still photographs and artwork, (I) press books,
(J) story synopses, (K) credit requirements lists, (L) posters, (M) advertising, and (N) publicity materials), and all versions thereof (including, without limitation, all foreign language versions) and all of spyglass's rights of access to and use of the foregoing (collectively, the "Physical Properties");

        iii all rights (including without limitation all motion picture, television and other production rights ) in and to any and all lyrics, music and musical compositions created for, used in or to be used in connection with the Picture, including, without limitation, all copyrights therein, and further including, without limitation, all rights to record, rerecord, produce, reproduce and/or synchronize all of said lyrics, music and musical compositions in and in connection with motion picture, television and other productions (collectively, the "Music Rights");

        iv the title of the Picture and all rights of Spyglass to the use thereof, including, without limitation, rights protected pursuant to trademark, service mark, unfair competition and/or the rules and principles of law pertaining thereto or to any other applicable statutory, common law, or other rule or principle of law;

        v all rights in and to all agreements and commitments relating to the development, production, completion, delivery and exploitation of the Picture, including, without


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


                                    Page 14
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limitation, all agreements and commitments for personal services, including the services of all members of the cast and crew;

        vi all statutory and common-law copyrights, domestic and foreign, and all renewals and extensions of any such copyrights, and all rights and interests in such copyrights, renewals and extensions, obtained or to be obtained on the Picture, the Literary Property and/or the Music Rights, together with any and all copyrights, domestic and foreign, and all renewals and extensions of any such copyrights, and all rights and interests in such copyrights, renewals and extensions obtained or to be obtained in connection with the Picture or any underlying or component elements of the Picture, including without limitation the Literary Property and the Music Rights, together with the right to copyright and all rights to renew or extend such copyrights and the right to sue in the name of Spyglass or in Taurus's name for past, present and future infringements of copyright, upon the Picture, or the Literary Property and/or the Music Rights and/or any part thereof;

        vii all rights to produce, acquire, finance, release, sell, distribute, subdistribute or otherwise exploit the Picture, the Literary Property, the Physical Properties and any and all rights therein in any manner, in any media throughout the universe, in perpetuity; and

        viii all products and proceeds of any kind or character of any and all of the foregoing;

PROVIDED, HOWEVER, that in no event shall the Collateral include distribution rights in the Pictures other than the Taurus Rights.


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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                                   SCHEDULE B

                               Description of the
                          ADDITIONAL TAURUS COLLATERAL

        The stock or other equity interests owned by Spyglass in the special purpose company formed in connection with the Alternative Security Arrangement and any proceeds thereof.


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.